UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[  ] Preliminary Proxy Statement
[  ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[  ] Definitive Additional Materials
[  ] Soliciting Material under § 240.14a-12

AG&E HOLDINGS INC.

(Name of Registrant as Specified in its Charter)

                    N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.
☒	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which the transaction applies:

Common stock, par value $1.00 per share

(2) Aggregate number of securities to which transaction applies:

9,546,868 shares of common stock

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

The transaction value is based on the following estimated values: (a) 9,546,868 shares of common stock (the maximum amount issuable) valued at $0.27 per share which equals $2,577,654.36, plus (b) $3,000,000 of principal payments on the company note described herein (the maximum amount to be incurred), resulting in a total of $5,577,654.36. In accordance with section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was calculated by multiplying 0.0001007 by the aggregate value calculated in the preceding sentence.

(4) Proposed maximum aggregate value of transaction:

$5,577,654.36

(5) Total fee paid:

$561.67

☒	Fee paid previously with preliminary materials.
☐

Check the box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1) Amount previously paid:

(2) Form, Schedule or Registration No.:

(3) Filing Party:

(4) Date Filed:

To the Shareholders of AG&E Holdings Inc.:

The special meeting of the shareholders of AG&E Holdings Inc. (“AG&E” or the “Company”) (in lieu of the 2016 annual meeting of shareholders) is to be held on September 14, 2016 at 10:00 a.m., Central Time, at the offices of Fox Rothschild LLP, 353 N. Clark Street, Suite 3650, Chicago, Illinois 60654. At the meeting, you will be asked:

1.	To elect four directors;

2.	To approve, on a non-binding, advisory basis, certain compensation arrangements for the Company’s named executive officers for the fiscal year ending December 31, 2015;

3.

To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of April 12, 2016, by and among the Company, American Gaming & Electronics, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Advanced Gaming Associates LLC, a Pennsylvania limited liability company (“AGA”), and Anthony Tomasello, as the sole member and representative of AGA (“Mr. Tomasello”), as such agreement is and may be further amended from time to time, and the transactions contemplated therein, including the merger and the listing of any stock consideration paid or payable to Mr. Tomasello in connection with the merger (the “merger agreement”);

4.

To consider and vote on any proposal to adjourn the meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the meeting; and

5.	To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

After carefully considering the factors more fully described in the accompanying proxy statement, our Board of Directors:

1.	Recommends a vote “FOR” the election of each nominee for director as a director for a term expiring in 2017;

2.

Recommends a vote “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for the Company’s named executive officers for the fiscal year ending December 31, 2015;

3.

Has determined that the merger agreement, and the transactions contemplated therein, are advisable and in the best interests of the Company and the Company’s shareholders and recommends that you vote “FOR” the merger agreement, as such agreement is and may be amended from time to time, and the transactions contemplated therein, including the merger and the listing of any stock consideration paid or payable to Mr. Tomasello in connection with the merger; and

4.

Recommends a vote “FOR” the adjournment of the meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the meeting.

Your vote is very important, regardless of the number of shares of common stock you own. We cannot complete the transactions contemplated by the merger agreement unless the holders of at least two-thirds of the outstanding shares of our common stock entitled to vote at the meeting affirmatively vote to approve such agreement and the transactions contemplated therein. The failure of any shareholder to vote will have the same effect as a vote by that shareholder against the approval of the merger agreement and the transactions contemplated therein.

The accompanying proxy statement provides detailed information about the meeting and the merger agreement. A copy of the merger agreement, and certain ancillary documents thereto, are attached as annexes to the accompanying proxy statement. We encourage you to read the proxy statement and its annexes, including the merger agreement and its ancillary documents, carefully in their entirety. You may also obtain additional information about the Company from documents we have filed with the U.S. Securities and Exchange Commission from time to time.

Whether or not you plan to attend the meeting in person, please complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy electronically over the Internet or by telephone, as described in the accompanying proxy statement. If you attend the meeting and vote in person by ballot, your vote will revoke any proxy that you have previously submitted. If you hold your shares in “street name,” you should instruct your brokerage firm, bank, trust company or other nominee how to vote in accordance with the voting instruction form you will receive from your brokerage firm, bank, trust company or other nominee.

If you have any questions about the meeting or need additional copies of this proxy statement or additional proxy cards, please contact Morrow & Co., LLC, our proxy solicitor, at:

Morrow & Co., LLC

470 West Avenue

Stamford, Connecticut 06902

Phone number for banks and brokerage firms: (203) 658-9400

Phone number for shareholders: (877) 780-4190

Email: AGE.info@morrowco.com

On behalf of our Board of Directors, I thank you for your continued support of AG&E and consideration of these matters.

By order of the Board of Directors,

Anthony Spier
Chairman of the Board, President
and Chief Executive Officer

August 5, 2016

Neither the U.S. Securities and Exchange Commission nor any state securities regulatory agency has approved or disapproved of the matters described in this document, including the merger, or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

This proxy statement and the proxy card are dated August 5, 2016 and are first being mailed to shareholders on or about August 10, 2016.

NOTICE OF SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held on September 14, 2016

10:00 a.m. Central Time

The special meeting of the shareholders of AG&E Holdings Inc. (“AG&E” or the “Company”) (in lieu of the 2016 annual meeting of shareholders) is to be held on September 14, 2016 at 10:00 a.m., Central Time, at the offices of Fox Rothschild LLP, 353 N. Clark Street, Suite 3650, Chicago, Illinois 60654. At the meeting, you will be asked:

1.	To elect four directors;

2.	To approve, on a non-binding, advisory basis, certain compensation arrangements for the Company’s named executive officers for the fiscal year ending December 31, 2015;

3.

To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of April 12, 2016, by and among the Company, American Gaming & Electronics, Inc., a Nevada corporation and wholly-owned subsidiary of the Company (“Merger Sub”), Advanced Gaming Associates LLC, a Pennsylvania limited liability company (“AGA”), and Anthony Tomasello, as the sole member and representative of AGA (“Mr. Tomasello”), as such agreement is and may be further amended from time to time, and the transactions contemplated therein, including the merger and the listing of any stock consideration paid or payable to Mr. Tomasello in connection with the merger (the “merger agreement”);

4.

To consider and vote on any proposal to adjourn the meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the meeting; and

5.	To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

Our Board of Directors has specified the close of business on August 3, 2016, as the record date for the purpose of determining the shareholders who are entitled to receive notice of, and to vote at, the meeting. Only shareholders of record at the close of business on the record date are entitled to notice of, and to vote at, the meeting and at any adjournment of the meeting.

Regardless of whether you plan to attend the meeting in person, please complete, sign, date and return the enclosed proxy card or submit your proxy by telephone or via the Internet before the meeting to ensure that your shares will be represented at the meeting. If you have Internet access, we encourage you to submit your proxy via the Internet. The named proxies will vote properly executed proxy cards with no instructions indicated on the proxy card in accordance with the recommendation of our Board of Directors.

Shareholders are entitled to one vote per share of common stock owned on the record date and, with respect to the election of directors, shareholders have cumulative voting rights.

Accordingly, with respect to the election of directors, each shareholder is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares of common stock owned by such shareholder, and such shareholder may cast such votes for one nominee or distribute them in any manner among any number of nominees. The affirmative vote of the holders of a plurality of the shares of the Company’s common stock represented in person or by proxy at the meeting and entitled to vote thereon is required for the election of directors.

The approval on a non-binding, advisory basis, of certain compensation arrangements for the Company’s named executive officers for the fiscal year ending December 31, 2015 requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy at the meeting and entitled to vote thereon.

The affirmative vote of the holders of at least two-thirds of the outstanding shares of the Company’s common stock entitled to vote at the meeting is required to approve the merger agreement and the transactions contemplated therein.

The approval of the proposal to adjourn the meeting to a later date or dates, if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement, requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy at the meeting and entitled to vote thereon.

We do not believe that any dissenters’ rights, or other appraisal rights, are available to you under the Illinois Business Corporation Act of 1983, should you object to the transactions contemplated by the merger agreement.

After carefully considering the factors more fully described in the accompanying proxy statement, our Board of Directors:

1.	Recommends a vote “FOR” the election of each nominee for director as a director for a term expiring in 2017;

2.

Recommends a vote “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for the Company’s named executive officers for the fiscal year ending December 31, 2015;

3.

Has determined that the merger agreement, and the transactions contemplated therein, are advisable and in the best interests of the Company and the Company’s shareholders and recommends that you vote “FOR” the merger agreement, as such agreement is and may be amended from time to time, and the transactions contemplated therein, including the merger and the listing of any stock consideration paid or payable to Mr. Tomasello in connection with the merger; and

4.

Recommends a vote “FOR” the adjournment of the meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the meeting.

By order of the Board of Directors,

Anthony Spier
Chairman of the Board, President
and Chief Executive Officer

August 5, 2016

YOUR VOTE IS IMPORTANT

Whether or not you expect to attend the meeting in person, we urge you to submit your proxy as promptly as possible (1) through the Internet, (2) by telephone or (3) by completing, signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided.

You may revoke your proxy or change your vote at any time before the meeting. If your shares are held in the name of a brokerage firm, bank, trust company or other nominee, please follow the instructions on the voting instruction card furnished to you by such brokerage firm, bank, trust company or other nominee, which is considered the shareholder of record, in order to vote. As a beneficial owner, you have the right to direct your brokerage firm, bank, trust company or other nominee on how to vote the shares in your account. Your brokerage firm, bank, trust company or other nominee cannot vote on any of the proposals without your instructions.

If you fail to return your proxy card, grant your proxy electronically over the Internet or by telephone or vote by ballot in person at the meeting, your shares will not be counted for purposes of determining whether a quorum is present at the meeting. If you are a shareholder of record, voting in person by ballot at the meeting will revoke any proxy that you previously submitted. If you hold your shares through a brokerage firm, bank, trust company or other nominee, you must obtain from the record holder a valid proxy issued in your name in order to vote in person at the meeting.

We urge you to read the accompanying proxy statement, including all documents incorporated by reference into the accompanying proxy statement, and its annexes carefully and in their entirety. If you have any questions concerning the merger agreement, the meeting or the accompanying proxy statement, would like additional copies of the accompanying proxy statement or additional proxy cards, please contact our proxy solicitor:

Morrow & Co., LLC

470 West Avenue

Stamford, Connecticut 06902

Phone number for banks and brokerage firms: (203) 658-9400

Phone number for shareholders: (877) 780-4190

Email: AGE.info@morrowco.com

i

Annexes

Annex A-1 – Merger Agreement

Annex A-2 – Amendment No. 1 to Merger Agreement

Annex B – Form of Company Note

Annex C – Form of Employment Agreement

Annex D – Form of Voting Agreement

Annex E-1– AG&E Annual Report on Form 10-K for the year ended December 31, 2015

Annex E-2 – AG&E Quarterly Report on Form 10-Q for the quarter ended March 31, 2016

Annex F – AGA Audited Financial Statements

Annex G – Fairness Opinion from Duff & Phelps, LLC

 ii

PROXY STATEMENT

for the

Special Meeting in lieu of Annual Meeting of Shareholders

To Be Held on September 14, 2016

The enclosed proxy is solicited on behalf of the Board of Directors of AG&E Holdings Inc for use at the special meeting in lieu of annual meeting of shareholders to be held on September 14, 2016 at 10:00 a.m., Central Time, at the offices of Fox Rothschild LLP, 353 N. Clark Street, Suite 3650, Chicago, Illinois 60654.

SUMMARY

This summary highlights information contained in this proxy statement. This summary is not a complete description of the information contained herein, and you should read the entire proxy statement carefully before voting.

Except as otherwise specifically noted in this proxy statement: “AG&E,” the “Company,” “we,” “our,” “us” and similar words in this proxy statement refer to AG&E Holdings Inc., including, where the context indicates, our subsidiaries; “Merger Sub” refers to American Gaming & Electronics, Inc., the Company’s wholly-owned subsidiary and a Nevada corporation; “special committee” refers to the committee of our Board of Directors authorized to review, evaluate and negotiate strategic alternatives for the Company; “Board” refers to our Board of Directors; “Innovation Capital” refers to Innovation Capital, LLC, the Company’s financial advisor; and “Duff & Phelps” refers to Duff & Phelps, LLC, the fairness opinion provider to the special committee and our Board.

Throughout this proxy statement, we refer to Advanced Gaming Associates LLC, a Pennsylvania limited liability company, as “AGA” and Anthony Tomasello, the sole member of AGA, as “Mr. Tomasello.”

In addition, throughout this proxy statement, we refer to the merger between AGA and Merger Sub as the “merger”; the Agreement and Plan of Merger, dated as of April 12, 2016, by and among AG&E, Merger Sub, AGA and Mr. Tomasello, in his capacity as the sole owner and representative of AGA, as it is and may be further amended from time to time, as the “merger agreement”; the consummation of the transactions contemplated by the merger and the merger agreement as the “closing”; and the date of the closing as the “closing date.”

SPECIAL Meeting (IN LIEU OF ANNUAL MEETING)

Time and Date	September 14, 2016 at 10:00 a.m., Central Time

Place	Fox Rothschild LLP 353 N. Clark Street, Suite 3650, Chicago, Illinois 60654

Record Date	August 3, 2016

Voting	Shareholders are entitled to one vote per share of common stock of the Company owned on the record date and, with respect to the election of directors, have cumulative voting rights.

VOTING PROPOSALS

		Board Recommendation	Page No.

Proposal 1	Election of four directors	For all nominees	57

Proposal 2	Advisory vote on executive compensation	For	58

Proposal 3	Approval of merger agreement and the transactions contemplated therein, including the merger and the listing of any stock consideration paid or payable to Mr. Tomasello in connection with the merger	For	58

Proposal 4	Approval to adjourn the meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the meeting	For	59

Transact any other business that properly comes before the meeting.

NOMINEES FOR ELECTION TO OUR BOARD OF DIRECTORS

The following table provides summary information about each director nominee as of August 5, 2016. At the meeting, shareholders will be asked to elect each director nominee listed in the table below. Frank Martin, a current director of the Company, will not stand for re-election.

Name	Director Since	Occupation and Experience	Independent

Anthony Spier	April 1994	President and CEO of AG&E	No

Sam Basile	May 2016	Casino Gaming Executive and Attorney	Yes

Robert Pickus	*	Casino Gaming Executive and Attorney	Yes

Anthony Tomasello	*	Casino Gaming Industry Executive and CEO of AGA	No

* Has not previously served as a director of the Company.

EXECUTIVE COMPENSATION

Our Board is asking that our shareholders vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement. This vote is not intended to address any specific item of our compensation program, but rather addresses our overall approach to the compensation of our named executive officers. Please refer to “Compensation Matters” beginning on page 19, and the executive compensation tables in such section, for additional details about our executive compensation programs.

MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREIN

As a matter of good corporate governance, our Board is asking that our shareholders vote to approve the merger agreement and the transactions contemplated therein, including the merger and the listing of any stock consideration paid or payable to Mr. Tomasello in connection with the merger.

Transaction	●	Agreement and Plan of Merger, dated April 12, 2016, the full text of which is attached as Annex A-1 to this proxy statement
Documents
	●	Amendment No. 1 to Agreement and Plan of Merger, dated July 20, 2016, the full text of which is attached as Annex A-2 to this proxy statement

	●	Promissory Note, issued by AG&E to Mr. Tomasello (the “company note”), to be dated, executed and delivered at closing, the full text of which is attached as Annex B to this proxy statement

	●	Employment Agreement, between AG&E and Mr. Tomasello (the “employment agreement”), to be dated, executed and delivered at closing, the full text of which is attached as Annex C to this proxy statement

	●	Voting Agreement, between AG&E and Mr. Tomasello (the “voting agreement”), to be dated, executed and delivered at closing, the full text of which is attached as Annex D to this proxy statement

Parties to the Merger (page 42)	AG&E Holdings Inc. and its wholly-owned subsidiary American Gaming & Electronics, Inc. 4630 S. Arville Street, Suite E Las Vegas, NV 89103 (702) 798-5752	Advanced Gaming Associates LLC and its sole member Anthony Tomasello 223 Pratt Street Hammonton, NJ 08037-1719 (609) 704-3000

Effect of the Merger (page 42)

AGA will be merged with and into Merger Sub and, as a result of the merger, the separate legal existence of AGA will cease, and Merger Sub will continue as the surviving entity of the merger (referred to herein as the “surviving entity”) and will remain a wholly-owned subsidiary of AG&E. AG&E intends to continue to be a publicly-traded company after the closing.

Merger Consideration

At closing and the effective time of the merger, all existing equity interests in AGA will be cancelled and converted into the right to receive, and the Company will pay Mr. Tomasello, the following merger consideration, subject to adjustment as provided in the merger agreement:

(page 43)

●	5,303,816 unregistered shares of the Company’s common stock;

●

Within 90 days after the date of the first anniversary of the closing date, 2,121,526 unregistered shares of the Company’s common stock; provided that certain “new product revenue” targets are satisfied by the surviving entity during the twelve consecutive months following the closing date;

●

Within 90 days after the date of the second anniversary of the closing date, 2,121,526 unregistered shares of the Company’s common stock; provided that certain “new product revenue targets” are satisfied by the surviving entity during the twelve consecutive months following the date of the first anniversary of the closing date; and

●	Principal in an amount initially equal to $1,000,000, and interest due thereon, in each case payable and adjusted in accordance with the terms of the company note.

The company note provides that, if certain “service revenue” targets are satisfied by the surviving entity during either of two 12-month periods immediately following the closing, the initial $1,000,000 principal amount of the company note will be increased by an additional $1,000,000 at the end of such 12-month period, up to an aggregate additional amount of $2,000,000.

Principal amounts due under the company note will bear interest at a rate of five percent (5%) per annum. The company note will have a five-year maturity, with payments of principal and interest to be paid monthly, in initial monthly payments of $29,971, which amounts shall be equitably adjusted to take into consideration any set-off to, or escalation of, the principal amount of the company note.

New Product Revenue Targets (page 43)

“New product revenue” includes sales generated by i-depsys and eConnect product lines, plus any new products not previously sold by the Company, Merger Sub or AGA.

The targets which result in the payment by the Company of the additional stock consideration identified above are:

●	$4 million for the first year following the closing date; and

●	$6 million for the second year following the closing date.

Service Revenue Targets (page 52)

“Service revenue” includes (i) revenue to install or repair slot machines, video game terminals, video lottery terminals, machine parts or other similar gaming devices or non-gaming devices installed and used for gaming purposes, and (ii) maintenance contract revenue for casinos and manufacturers where the work is performed at the casino site or manufacturing sites.

The targets which result in additional principal being added to the company note are:

●	$5 million for the first year following the closing date; and

●	$7 million for the second year following the closing date.

Other Transaction Documents (page 53)

The merger agreement provides that, in connection with the closing, Mr. Tomasello will enter into the employment agreement, the form of which is attached as an exhibit to the merger agreement, pursuant to which Mr. Tomasello will serve as interim Chief Executive Officer of the Company, will receive a base salary of $385,000 per year, a bonus of 2% of the Company’s EBITDA upon the Company exceeding $600,000 in EBITDA for the first 12 calendar months after closing and certain other benefits and perquisites customarily given by the Company to its executive officers and will agree to certain non-competition covenants in favor of the Company.

The merger agreement also provides that, in connection with the closing, Mr. Tomasello will enter into the voting agreement, the form of which is attached as an exhibit to the merger agreement, pursuant to which Mr. Tomasello will agree to, among other things, limit his ability to acquire or transfer shares of common stock of the Company for two years after the closing, vote his shares of common stock of the Company consistently with the then-constituted Board of the Company and, with respect to the election of directors to our Board, vote his shares of common stock of the Company for the individuals nominated for election by the nominating and governance committee of our Board.

Issuance of Shares of AG&E Common Stock as Merger Consideration (page 43)

The issuance and sale of the shares of common stock of the Company constituting a portion of the merger consideration is intended to be exempt from registration under the Securities Act of 1933, as amended or the Securities Act, pursuant to Section 4(a)(2) and Regulation D of the Securities Act. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of such shares of its common stock and has not offered securities to the public in connection with such issuance and sale.

Recommendation of the Special Committee (page 26)

After conducting a strategic alternatives review process over a number of months, our special committee, consisting only of independent directors, recommended that our Board approve the merger agreement and the transactions contemplated therein.

Recommendation of the AG&E Board of Directors (page 28)

Our Board recommends that you vote “FOR” the approval of the merger agreement and the transactions contemplated therein, including the merger, the listing of any stock consideration paid or payable to Mr. Tomasello in connection with the merger, the issuing of the company note and the entering into of the employment agreement and voting agreement.

Opinion of Duff & Phelps (page 32)

In connection with the merger, the special committee and our Board received a written opinion, dated April 12, 2016, from Duff & Phelps, as to the fairness, from a financial point of view, of the merger consideration to be paid by the Company in the merger as of the date of the opinion, without giving effect to any impact of the merger on any particular shareholder of the Company other than in its capacity as a shareholder. The full text of Duff & Phelps’ written opinion, dated April 12, 2016, is attached as Annex G to this proxy statement.

Duff & Phelps’ opinion was furnished solely for the use and benefit of the special committee and our Board in connection with their consideration of the merger and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps’ express prior written consent. The opinion: (i) does not address the merits of the underlying business decision to enter into the merger versus any alternative strategy, transaction or transaction structure; (ii) does not address any other transaction related to the merger; (iii) is not a recommendation as to how the special committee, our Board or any shareholder of the Company or AGA should vote or act with respect to any matters relating to the merger, or whether to proceed with the merger or any related transaction; and (iv) does not indicate that the merger consideration paid is the best possibly attainable under any circumstances; instead, it merely indicates whether the merger consideration is within a range suggested by certain financial analyses. The decision as to whether to proceed with the merger or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which the opinion is based. Shareholders of the Company’s common stock are encouraged to read Duff & Phelps’ opinion carefully and in its entirety for a description of the assumptions made, procedures followed, matters considered and qualifications and limitations of the review undertaken in connection with the opinion, as more fully described below under the caption “Opinion of Duff & Phelps” beginning on page 32.

Representations and Warranties (page 43)

In the merger agreement, AGA and Mr. Tomasello have made certain representations and warranties about AGA and its pre-closing operations to AG&E and Merger Sub. Similarly, AG&E and Merger Sub have made certain representations about the Company and its pre-closing operations to AGA and Mr. Tomasello. In each case, the representations and warranties made by the parties are customary for a transaction of this nature and, where agreed to by the parties, qualified by knowledge, materiality and exceptions set forth in certain disclosure schedules or, with respect to the Company, by matters disclosed in its filings with the SEC.

Material Adverse Effect (page 45)

AG&E’s obligations to consummate the transactions contemplated in the merger agreement, including the merger, are conditioned upon, among other things, the absence of a “material adverse effect” with respect to AGA.

With respect to AGA, a “material adverse effect” means an event or fact with a material adverse effect on its business (excluding changes to the general economy or industry) or its ability to consummate the transactions contemplated in the merger agreement.

Conduct of Business Pending Closing (page 45)

During the time period between the signing of the merger agreement and the closing date, both AG&E and AGA agree in the merger agreement to conduct business in the ordinary course of business and to use commercially reasonable efforts to preserve their relationships prior to the closing date. Each also agrees to notify the other of certain events that might impact the merger.

Conditions	●	Affirmative vote of the holders of at least two-thirds of the outstanding shares of AG&E’s common stock entitled to vote thereon;
to Closing	●	Certain regulatory approvals with respect AG&E’s continued operation in the casino and gaming industry; and
(page 49)	●	Certain other conditions customary to the consummation of a transaction similar to the merger.

Closing Distributions (page 47)

The merger agreement provides that AG&E shall have the right to make one or more closing distributions to shareholders of the Company’s common stock prior to the closing date. Assuming the merger agreement and the transactions contemplated therein are approved by our shareholders, our Board expects to make a cash distribution to our shareholders of up to $0.05 per share prior to closing.

Indemnification (page 48)

The merger agreement provides that the Company and Merger Sub, on one hand, and Mr. Tomasello, on the other, indemnify and agree to hold harmless and defend one another and their respective affiliates for breaches of representations and warranties and covenants made in the merger agreement and certain other special indemnification items. In general, indemnification obligations for breaches of representations and warranties are subject to a $75,000 “tipping basket” threshold and a $3 million cap.

Competing Transactions (page 47)

The merger agreement provides that our Board may, under certain circumstances and in accordance with its fiduciary duties to the Company’s shareholders, terminate the merger agreement and accept a proposal from a third party for a business combination with the Company which our Board determines to be superior to the transactions contemplated by the merger agreement.

No Dissenters’ Rights (page 54)

We do not believe that any dissenters’ rights, or other appraisal rights, are available to you under the Illinois Business Corporation Act of 1983, should you object to the transactions contemplated by the merger agreement.

Effect of Termination of the Merger Agreement (page 54)

If the merger agreement is terminated, and closing does not occur, for example, because the merger agreement is not approved by the requisite vote of our shareholders, our Board intends to pursue an orderly liquidation of the Company.

Regulatory Approvals (page 54)

None, other than customary regulatory approvals related to casino and gaming licenses required for AG&E to operate its business after the merger. Certain of such regulatory approvals will be required to be obtained prior to the closing; certain may be obtained after the closing. The failure to obtain one or more of such approvals, or the revocation, suspension or non-renewal of certain of AG&E’s existing casino and gaming licenses, as more fully described below in “Other Matters Related to the Merger—Risk Factors Related to the Merger—Regulatory Risk,” will likely have a material adverse effect on the Company and the Company’s ability to consummate the merger.

Interests of the Directors, Executive Officers and Nominees for Election as Director of AG&E in the Merger (page 54)

Certain of our directors and executive officers, and nominees for election as director, have interests in the merger and that are different from, or in addition to, the interests of our shareholders generally, as more fully described below and in this proxy statement.

Mr. Anthony Spier, currently Chairman of our Board and our President and Chief Executive Officer, holds 36,000 shares of restricted common stock of the Company that will vest, with the restrictions thereupon also lapsing, upon consummation of the transactions contemplated by the merger agreement.

In addition, Mr. Tomasello, a nominee for director, will receive the merger consideration described in this proxy statement upon consummation of the transactions contemplated by the merger agreement.

Our Board was aware of and considered these interests, to the extent the interests existed at the time, among other matters, in evaluating and negotiating the merger, in approving the merger agreement, and in recommending that the merger agreement to be approved by the Company’s shareholders.

ADJOURNMENT

We are seeking shareholder approval to adjourn the meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the meeting.

Neither the U.S. Securities and Exchange Commission, referred to as the SEC, nor any state securities regulatory agency has approved or disapproved of the matters, agreements and transactions, including the merger agreement, the merger, the company note, the employment agreement and the voting agreement, described in this document or determined if the information contained in this document is accurate or adequate. Any representation to the contrary is a criminal offense.

PROXY AND VOTING INFORMATION

The following questions and answers are intended to address some commonly asked questions regarding the meeting and the matters to be voted upon at the meeting. These questions and answers may not address all questions that may be important to you as an AG&E shareholder. We urge you to read carefully the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents we refer to in this proxy statement.

Q:	Why am I receiving this proxy statement?

A:

Our Board is furnishing this proxy statement and proxy card to the holders of shares of AG&E common stock in connection with the solicitation of proxies to be voted at the special meeting of shareholders or at any adjournments or postponements of the meeting.

Q:	What am I being asked to vote on?

A:	You are being asked to vote on the following proposals:

●	To elect four directors;

●	To approve, on a non-binding, advisory basis, certain compensation arrangements for the Company’s named executive officers for the fiscal year ending December 31, 2015;

●

To consider and vote upon a proposal to approve the merger agreement and the transactions contemplated therein, including the merger and the listing of any stock consideration paid or payable to Mr. Tomasello in connection with the merger;

●

To consider and vote on any proposal to adjourn the meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the meeting; and

●	To transact any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

Q:	Where and when is the meeting of shareholders?

A:	The meeting is to be held on September 14, 2016 at 10:00 a.m., Central Time, at the offices of Fox Rothschild LLP, 353 N. Clark Street, Suite 3650, Chicago, Illinois 60654.

Q:	Will there be a separate annual meeting for 2016?

A:

No. Any proposals that would otherwise be presented at the 2016 annual meeting of the Company are being presented at the special meeting, which is being held in lieu of our annual meeting. Accordingly, each of our current directors’ terms of office will expire at the end of the special meeting.

Q:	How many votes do I have?

A:

Shareholders are entitled to one vote per share of common stock owned on the record date and, with respect to the election of directors, shareholders have cumulative voting rights. Under cumulative voting, each shareholder is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares of common stock owned by such shareholder, and such shareholder may cast such votes for one nominee or distribute them in any manner among any number of nominees.

Q:	How can I cumulate my votes for directors?

A:

You can cumulate your vote for directors by writing on the lines after the name of each nominee the number of votes you desire to cast for that nominee on the proxy card. If you wish to cumulate your votes for directors, you must vote using the proxy card rather than voting by telephone or the internet.

Q:	How can I vote my shares?

A:	You can vote by proxy or in person.

Q:	How do I vote by proxy?

A:	A proxy card is enclosed for your use.

YOU ARE SOLICITED ON BEHALF OF OUR BOARD TO SIGN, DATE AND RETURN THE PROXY CARD IN THE ACCOMPANYING ENVELOPE, which is postage-paid if mailed in the United States. Under rules promulgated by the SEC, the Company is also making our proxy materials available over the Internet for shareholders.

Our proxy statement and 2015 Annual Report to Shareholders are also available at: www.agegaming.com, by clicking on the Investor Information link on our home page, and then clicking on the Annual Report, Proxy Statement & Proxy Card link on our Investor Relations page.

Q:	How can I revoke my proxy?

A:

You may revoke your proxy at any time before it is actually voted at the meeting by delivering written notice of revocation to the Corporate Secretary of the Company, by submitting a subsequently dated proxy or by attending the meeting and withdrawing the proxy. You may also be represented by another person present at the meeting by executing a proxy designating such person to act on your behalf. Each unrevoked proxy card properly executed and received prior to the close of the meeting will be voted as indicated.

Q:	What happens if I sign my proxy card without providing specific instructions?

A:	Your shares will be voted in accordance with the recommendation of our Board.

Q:	How do I vote in person?

A:

If you are a shareholder of record, you will need to bring appropriate identification and you may cast your vote in person. If you hold shares in street name, then you will need to bring an account statement or letter from your broker, bank or other nominee indicating that you were the holder of your shares as of the record date.

Q:	If I hold shares in street name, how can I vote my shares?

A:

You can submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this by telephone, over the Internet or by mail. Please refer to the materials you receive from your broker, bank or other nominee.

Q:	What constitutes a quorum for the meeting?

A:

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock entitled to vote as of the record date will constitute a quorum for purposes of the meeting. A quorum is necessary to transact business at the meeting.

Abstentions will be counted for purposes of determining the presence of a quorum at the meeting. If you are a “street name” holder of shares and you provide your brokerage firm, bank, trust, company or other nominee with instructions as to how to vote your shares or obtain a legal proxy from your broker or nominee to vote your shares in person at the meeting, then your shares will be counted as part of the quorum.

All shares of the Company’s common stock held by shareholders that are represented in person or by proxy and entitled to vote at the meeting, regardless of how such shares are voted, will be counted in determining the presence of a quorum.

Q:	How are votes counted?

A:

Shares of common stock represented by proxies which are marked “abstain” or to deny discretionary authority on any matter will be treated as shares present and entitled to vote, which will have the same effect as a vote against any such matters.

If your shares of the Company’s common stock are held by a broker, the broker will ask you how you would like your shares to be voted. If you give your broker instructions, your shares will be voted as you direct. If you do not give instructions, the broker may only vote your shares as instructed and, therefore, the broker will not be entitled to vote your shares absent your instructions (a broker “non-vote”). As such, a broker non-vote will have the same effect as a vote against any of the matters to be voted upon by the shareholders.

Q.	What vote is required?

A.

With respect to the election of directors, shareholders have cumulative voting rights such that each shareholder is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares of common stock owned by such shareholder, and such shareholder may cast such votes for one nominee or distribute them in any manner among any number of nominees. The affirmative vote of the holders of a plurality of the shares of common stock represented at the meeting and entitled to vote is required for the election of directors

The approval on a non-binding, advisory basis, of certain compensation arrangements for the Company’s named executive officers for the fiscal year ending December 31, 2015 requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy at the meeting and entitled to vote thereon.

The affirmative vote of the holders of at least two-thirds of the outstanding shares of the Company’s common stock entitled to vote at the meeting is required to approve the merger agreement and the transactions contemplated therein, including the merger and the listing of any stock consideration paid or payable to Mr. Tomasello in connection with the merger.

The approval of the proposal to adjourn the meeting to a later date or dates, if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement requires the affirmative vote of the holders of a majority of the shares of the Company’s common stock represented in person or by proxy at the meeting and entitled to vote thereon.

Q:	How does the AG&E Board of Directors recommend that I vote?

A:	After carefully considering the factors more fully described in the accompanying proxy statement, our Board:

●	Recommends a vote “FOR” the election of each nominee for director as a director for a term expiring in 2017;

●

Recommends a vote “FOR” the proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for the Company’s named executive officers for the fiscal year ending December 31, 2015;

●

Has determined that the merger agreement, and the transactions contemplated therein, are advisable and in the best interests of the Company and the Company’s shareholders and recommends that you vote “FOR” the merger agreement and the transactions contemplated therein, including the merger and the listing of any stock consideration paid or payable to Mr. Tomasello in connection with the merger; and

●

Recommends a vote “FOR” the adjournment of the meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the meeting.

Q:	Who is bearing the cost of soliciting proxies under this proxy statement?

A:

Our Board is soliciting proxies. We will bear the entire expense of soliciting proxies in connection with the meeting, including the costs associated with the preparation, assembly, printing and mailing of this proxy statement, the enclosed proxy card and any additional soliciting material furnished to shareholders.

Certain holders of record, such as brokers, custodians and nominees, are being requested to distribute proxy materials to beneficial owners and will be reimbursed by us for their reasonable expenses incurred in sending proxy materials to beneficial owners.

We have retained Morrow & Co., LLC to assist in the solicitation of proxies for the meeting for fees not to exceed $30,000, plus reasonable out-of-pocket expenses. Morrow & Co., LLC may solicit proxies in person or by mail, telephone or Internet. Morrow & Co., LLC will employ a number of people to solicit our shareholders. Additionally, our directors, nominees for director, officers and employees may solicit proxies in connection with the meeting, none of whom will receive addition compensation for such solicitations.

We expect that our expenses related to the solicitation of proxies in connection with the meeting will be at least $22,000, of which none has been spent to date:

Q:	Who can answer further questions?

A:

For additional questions about the meeting or the matters to be voted upon at the meeting, including the merger agreement, assistance in submitting proxies or voting shares of the Company’s common stock, or additional copies of the proxy statement or the enclosed proxy card, please contact our proxy solicitor:

Morrow & Co., LLC

470 West Avenue

Stamford, Connecticut 06902

Phone number for banks and brokerage firms: (203) 658-9400

Phone number for shareholders: (877) 780-4190

Email: AGE.info@morrowco.com

If your brokerage firm, bank, trust company or other nominee holds your shares in “street name,” you should also call your brokerage firm, bank, trust company or other nominee for additional information.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

This proxy statement and the documents to which we refer you in this proxy statement contain certain statements that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The words believe, expect, anticipate, estimate, intend, will and other similar statements of expectation identify forward-looking statements.

Those forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2016 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. Those statements include statements regarding the intent, belief or expectations of the Company and its management. Readers are cautioned that the forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those expressed in any forward-looking statement. These forward-looking statements are subject to a variety of risks and uncertainties. Consequently, actual results and experience may differ materially from those contained in any forward-looking statements.

Such risks and uncertainties include:

●	the failure to obtain shareholder approval of the merger agreement and the transactions contemplated therein;

●

the possibility that the closing conditions to the merger agreement may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant a necessary regulatory approval;

●	delay in the closing or the possibility of non-consummation of the transactions contemplated by the merger agreement, including the merger;

●	the occurrence of any event that could give rise to termination of the merger agreement;

●

the risk that shareholder litigation in connection with the transactions contemplated by the merger agreement, including the merger, may affect the timing or occurrence of the closing or result in significant costs of defense, indemnification and liability;

●	risks related to the disruption to the Company and its management caused by the merger;

●	the effect of announcement of the merger on the Company’s ability to retain and hire key personnel and maintain relationships with suppliers and other third parties;

●	the Company’s failure to obtain any necessary or required gaming regulatory licenses or approvals;

●	the Company’s loss of employees and executives; and

●	the Company’s failure to meet listing requirements.

The forward-looking statements included in this proxy statement are made only as of the date hereof. AG&E disclaims and does not undertake any obligation to update or revise any forward-looking statement in this proxy statement except as required by law.

DIRECTOR NOMINEES

Our bylaws, as amended on June 7, 2016, provide that the number of directors of the Company shall be set between three and seven directors, as fixed from time to time by our Board. Our shareholders are entitled to cumulative voting in the election of directors. Persons elected as directors will hold office until the 2017 annual meeting of shareholders or until their successors are duly elected and qualified, or until their earlier death or resignation.

During 2015, our Board met nine times. All of our directors attended all nine of the Board meetings, except Mr. Michael Levin who attended all seven meetings held after his election, as well as our 2015 annual meeting of shareholders. Mr. Merle Banta served as a director in 2015; however, he resigned effective February 1, 2016.

On May 16, 2016, Mr. Michael Levin resigned from the Board, leaving Messrs. Spier and Martin as the only two directors in office, with three director seats left vacant. On May 24, 2016, in accordance with Illinois law and the Company’s articles of incorporation and bylaws, Messrs. Spier and Martin, in their capacity as the directors then in office, appointed Mr. Sam Basile as director. On June 7, 2016, our Board fixed at five the number of directors to comprise our Board. Accordingly, our current Board is comprised of three directors, with two director seats vacant.

A description of each of our four director nominees and their business experiences which qualify them to serve on our Board is set forth below. Mr. Frank Martin, a current member of our Board will not stand for re-election. Each of the nominees below was recommended and nominated for election by the nominating and governance committee of our Board and our full Board, respectively. Our Board desires to leave one director seat vacant for the time being, and, after the meeting and assuming the merger agreement has been approved, our Board anticipates filling that vacant director seat with a fifth director.

ANTHONY SPIER, director since April 1994

Anthony Spier, age 72, has been Chairman of the Board, President and Chief Executive Officer of AG&E since April 1994. Before joining AG&E, Mr. Spier was President of Bruning Corporation, a manufacturer of drafting equipment and supplies, from 1989 to 1994. Prior thereto, he was Vice President of AM International, and President of the International Division of AM International. Mr. Spier’s extensive business and operational experience and knowledge of the Company and the gaming industry are highly valued by our Board.

SALVATORE “SAM” BASILE, director since May 2016

Salvatore “Sam” A. Basile, age 52, is currently the Chief Executive Officer of Zitro USA Inc., a privately held and wholly owned subsidiary of Zitro Sárl, a manufacturer and supplier of electronic video bingo machines. He is also a sole practicing attorney in the areas of regulatory gaming compliance, gaming intellectual property and gaming business development. He also currently serves as the non-executive and independent chairman of the gaming compliance committee for NYX Gaming Group Limited, a TSX Venture Exchange listed company. Mr. Basile’s combination of business and regulatory experience in the gaming industry would be highly valued by our Board.

ROBERT M. PICKUS, ESQ., new nominee for director

Robert M. Pickus, Esq., age 61, is currently the Managing Director GCA Holdings, LLC and the Chief Executive Officer of its subsidiary, GDA Leisure, LLC, a diversified business development and advisory firm. Prior to this, from 1985 to 2010, he served in various roles for Trump Entertainment Resorts. Mr. Pickus served as a member of the Board of Directors of Valley Forge Casino Resort from 2014 to 2016. In addition, he serves as regulatory counsel to EPR Properties, a publicly-traded REIT. Mr. Pickus’ broad legal and management experience in the gaming industry would be highly valued by our Board.

ANTHONY TOMASELLO, new nominee for director

Anthony Tomasello, age 56 is the Founder, Chief Executive Officer and President of AGA, and has held such positions since its inception in 2006. Before starting AGA Mr. Tomasello founded and developed Par-4, Inc. a company focused on the refurbishing of slot machines and related equipment. From 1986 to 1989, Mr.Tomasello was engaged as Technical Manager and later Director of Slot Operations at Trump Castle in Atlantic City, New Jersey. Prior to that Mr. Tomasello spent nine years working in various positions in an Atlantic City casino including Slot Technician, Slot Technical Manager operations and Slot Shift Manager. Mr. Tomasello’s extensive casino and gaming industry experience would be highly valued by our Board.

UNDERSTANDINGS WITH RESPECT TO NOMINATIONS

In connection with the nomination of each nominee for director, each such nominee has offered to withdraw as a nominee or resign from our Board, if elected at the meeting, and has tendered a conditional resignation letter in advance to the Company, if certain events occur, including if a gaming regulatory authority finds such nominee not to be suitable as a controlling person of the Company with respect to a gaming regulatory license issued or issuable by such authority.

In addition, Mr. Tomasello has offered to resign from our Board, if elected at the meeting, and has tendered conditional resignation letters in advance to the Company, if the merger agreement is terminated.

INDEPENDENCE DETERMINATION WITH RESPECT TO EACH NOMINEE FOR DIRECTOR

Our Board has determined that Messrs. Basile and Pickus are independent and that Messrs. Spier and Tomasello are not independent. In making this determination, our Board considered the rules of the New York Stock Exchange MKT Exchange (NYSE MKT) and the SEC. Our Board also reviewed information provided by the directors and nominees in questionnaires and other certifications concerning their relationships to our Company (including relationships of each director’s immediate family members and other associates to our Company).

As mentioned above, our Board desires to leave one director seat vacant for the time being, and, after the meeting and assuming the merger agreement has been approved, our Board anticipates filling that vacant director seat with a fifth director. Any individual appointed to be our fifth director will be determined to be independent in accordance with the rules of the NYSE MKT and the SEC.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board has standing audit, compensation and nominating and governance committees. In September 2015, our Board formed a special committee, consisting of Messrs. Martin, Levin and Banta to evaluate and negotiate strategic alternatives for the Company. However, Mr. Banta resigned from the special committee, effective February 1, 2016, when he resigned from our Board, and Mr. Levin resigned from the special committee, effective May 16, 2016, when he resigned from our Board.

Audit Committee

In 2015, our audit committee was comprised of Frank R. Martin (Chairman), Michael R. Levin and Merle H. Banta. Our Board determined that Messrs. Martin, Levin and Banta were independent and that Mr. Banta was considered the financial expert of the committee. Messrs. Banta and Levin resigned as directors on February 1, 2016, and May 16, 2016, respectively. Between the time of Mr. Banta's resignation and Mr. Levin's resignation, Mr. Levin served as the financial expert of the audit committee. Mr. Basile was recently appointed to the audit committee, and our Board has determined that Mr. Basile is independent and is considered the financial expert of the committee.

Our audit committee assists our Board in its oversight of the Company’s accounting and financial reporting principles and policies and internal controls and procedures; the integrity of the Company’s financial statements and the independent audit thereof; compliance with legal and regulatory requirements and the Company’s compliance programs; and the evaluation of the qualifications, independence and performance of the Company’s independent registered public accountants.

Our audit committee met four times during 2015, all four times as separate meetings from regular Board meetings. Our audit committee has a charter, referred to as the “Audit Committee Charter” posted on the Investor Relations section of the Company’s website (www.agegaming.com).

Although our Board has not made any final determinations with regard to who will comprise the audit committee after the meeting, our Board expects Messrs. Basile and Pickus, if elected at the meeting, will comprise the audit committee with Mr. Basile being considered the financial expert of the committee.

In making these determinations, our Board considered the rules of the NYSE MKT and the SEC. Our Board also reviewed information provided by the directors and nominees in questionnaires and other certifications concerning their relationships to our Company (including relationships of each director’s immediate family members and other associates to our Company).

Compensation Committee

In 2015, our compensation committee was comprised of Merle H. Banta (Chairman), Frank R. Martin and Michael R. Levin. Our Board determined Messrs. Banta, Martin and Levin were independent. Messrs. Banta and Levin resigned as directors on February 1, 2016, and May 16, 2016, respectively. Mr. Basile was recently appointed to the compensation committee and was named Chairman thereof. Our Board has determined that Mr. Basile is independent.

Our compensation committee met one time during 2015 in connection with a regular Board meeting. The compensation committee administers the Company’s equity compensation plans. The compensation committee also makes recommendations to our Board with respect to the compensation paid to our executive officers.

Our compensation committee has a charter, referred to as the “Compensation Committee Charter” posted on the Investor Relations section of the Company’s website (www.agegaming.com).

Neither the compensation committee nor the Company has retained, or currently is retaining, any compensation consultant.

Although our Board has not made any final determinations with regard to who will comprise the compensation committee after the meeting, our Board expects Messrs. Basile and Pickus, if elected at the meeting, will comprise the compensation committee.

In making these determinations, our Board considered the rules of the NYSE MKT and the SEC. Our Board also reviewed information provided by the directors and nominees in questionnaires and other certifications concerning their relationships to our Company (including relationships of each director’s immediate family members and other associates to our Company).

Nominating and Governance Committee

In 2015, our nominating and governance committee was comprised of Merle H. Banta (Chairman), Frank R. Martin and Michael R. Levin. Our Board determined that Messrs. Banta, Martin and Levin were independent. Messrs. Banta and Levin resigned as directors on February 1, 2016, and May 16, 2016, respectively. Mr. Basile was recently appointed to the nominating and governance committee and was named Chairman thereof. Our Board has determined that Mr. Basile is independent.

The nominating and governance committee, in conjunction with a regular Board meeting, met one time during 2015.

The duties of the nominating and governance committee include proposing director nominees for election by the shareholders at our annual shareholder meetings and proposing candidates to fill vacancies on our Board. The nominating and governance committee has a charter, referred to as the “Corporate Governance Guidelines” posted on the Investor Relations section of the Company’s website (www.agegaming.com), which includes the process the Committee considers when evaluating nominees for directorships. This process includes an assessment of whether each Board member is independent, as well as consideration of diversity, age, skills and experience in the context of the needs of the Company. Our Board seeks directors who represent a mix of backgrounds that will enhance the quality of our Board’s deliberations and experience. Although diversity, in a broad sense, is considered in the selection of nominees to our Board, the Company has not specifically adopted a policy with regard to the consideration of diversity in identifying director nominees.

When appropriate, the nominating and governance committee will conduct research to identify suitable candidates for Board membership. Candidates for our Board must be licensable by various gaming authorities and willing to submit all their detailed personal financial information in support thereof. Any shareholder wishing to propose a candidate for consideration should forward the candidate’s name and a detailed background of the candidate’s qualifications to the Corporate Secretary of the Company in accordance with the proxy rules promulgated by the SEC and the procedures set forth in our bylaws, as summarized under “Proposals of Shareholders to be Presented at 2017 Annual Meeting” herein.

Although our Board has not made any final determinations with regard to who will comprise the nominating and governance committee after the meeting, our Board expects Messrs. Basile and Pickus, if elected at the meeting, will comprise the nominating and governance committee.

In making these determinations, our Board considered the rules of the NYSE MKT and the SEC. Our Board also reviewed information provided by the directors and nominees in questionnaires and other certifications concerning their relationships to our Company (including relationships of each director’s immediate family members and other associates to our Company).

Special Committee

Our Board of Directors discontinued the special committee on July 19, 2016. At that time, Frank R. Martin was the sole member of the Committee. Prior to this, Merle Banta and Michael Levin had also served as members of the special committee. Our Board determined that Mr. Martin and each former member of the special committee is and were, respectively, independent. In making these determinations, our Board considered the rules of the NYSE MKT and the SEC. Our Board also reviewed information provided by the directors and nominees in questionnaires and other certifications concerning their relationships to our Company (including relationships of each director’s immediate family members and other associates to our Company).

As summarized under “Background of the Merger”, the special committee met 14 times during 2015 and 15 times to date in 2016. Mr. Martin attended each meeting of the special committee. Mr. Banta attended each meeting until his resignation from our Board and its committees in February 2016. Mr. Levin attended each meeting until his resignation from our Board and its committees in May 2016.

EXECUTIVE OFFICERS

Mr. Spier serves as the Company’s Chairman of the Board, President and Chief Executive Officer. Mr. Spier has served as Chief Executive Officer of the Company for more than five years, and currently has no written employment agreement with the Company.

Renee Zimmerman resigned as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Company on December 8, 2015. As a result, the Company has no chief financial or chief accounting officer. Mr. Spier now also serves as Principal Financial and Accounting Officer of the Company.

If the transactions contemplated by the merger agreement are consummated, the Company expects Mr. Spier to resign as Chief Executive Officer and President and Mr. Tomasello will become the interim Chief Executive Officer of the Company, to serve in accordance with the terms set forth in the employment agreement with the Company, as summarized under “The Merger—Employment Agreement”.

COMPENSATION MATTERS

Summary Compensation Table

Set forth on the following table is each component of compensation paid during 2015, 2014 and 2013 to our Chief Executive Officer and Chief Financial Officer, who qualify as the only highly compensated executive officers of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anthony Spier - a)	2015	203,808	0	0	0	0	0	46,439	250,247
Chairman of the Board,	2014	357,678	0	35,600	0	0	0	41,506	434,784
President & CEO	2013	399,984	50,000	40,000	0	74,460	0	41,486	605,930

James F. Brace – b)	2015	0	0	0	0	0	0	0	0
Executive VP	2014	260,582	0	21,360	0	0	0	20,839	302,781
Secretary, Treasurer & Chief Financial Officer	2013	258,538	0	24,000	0	47,096	0	21,780	351,414

Renee Zimmerman – c)	2015	141,061	6,000	0	0	0	0	13,911	160,972
Senior VP,	2014	139,984	32,500	16,020	0	0	0	13,879	202,383
Secretary, Treasurer & Chief Financial Officer

a)

All Other Compensation for Mr. Spier includes the following for 2015: $22,419 automobile allowance, $6,788 company match 401K contribution, $13,942 insurance premiums and $3,290 other personal benefits. Effective October 1, 2014, Mr. Spier voluntarily reduced his salary by 50% to $200,000 per year. All Other Compensation for Mr. Spier includes the following for 2014: $21,996 automobile allowance, $7,650 company match 401K contribution, $8,595 insurance premiums and $3,265 other personal benefits. All Other Compensation for 2013 includes: $21,996 automobile allowance, $7,650 company match 401K contribution, $8,595 insurance premiums and $3,245 other personal benefits. Stock awards for all three years are shown as the aggregate grant date fair value, computed in accordance with ASC 718.

b)

All Other Compensation for Mr. Brace includes the following for 2014: $7,093 automobile allowance, $6,096 insurance premiums and $7,650 company match 401K contribution. All Other Compensation for 2013 includes. $8,996 automobile allowance, $6,096 insurance premiums and $6,688 company match 401K contribution. Stock awards for all three years are shown as the aggregate grant date fair value, computed in accordance with ASC 718. Mr. Brace retired from his position as Executive Vice President, Secretary, Treasurer and Chief Financial Officer as of September 30, 2014. Mr. Brace was engaged by the special committee as a consultant in November 2015. The amounts in the table above do not include any fees paid to Mr. Brace by the Company in such capacity.

c)

All Other Compensation for Ms. Zimmerman includes the following for 2015: $8,996 automobile allowance, $414 insurance premiums and $4,501 company match 401K contribution. All Other Compensation for Ms. Zimmerman includes the following for 2014: $8,996 automobile allowance, $414 insurance premiums and $4,469 company match 401K contribution. Stock awards for are shown as the aggregate grant date fair value, computed in accordance with ASC 718. Effective October 1, 2014, Ms. Zimmerman was appointed Senior Vice President, Secretary, Treasurer and Chief Financial Officer. Ms. Zimmerman resigned from her position as Senior Vice President, Secretary, Treasurer and Chief Financial officer effective December 8, 2015.

Our compensation committee did not approve a non-equity incentive compensation plan for the fiscal year 2015. In February of 2014 and 2013, our compensation committee approved a non-equity incentive compensation plan for officers of the Company, with one component of any payments under such plan being determined based on achievement of pretax income goals of the Company for 2014 and 2013 respectively (as calculated after giving effect to any management bonus allocation), and the other portion of the plan being based on individual achievement by each officer of quantifiable, but not directly financial, personal objectives established between Mr. Spier (or, in the case of Mr. Spier, the compensation committee) and each officer at the beginning of 2014 and 2013 respectively. The Company performance provision provided for a payment to each officer ranging from 5% to a maximum of 22.5% of each officer’s base salary, depending upon the Company’s final net income for 2014 and 2013 respectively relative to the established goals, and subject to possible further reduction based on each officer’s performance rating. The personal objectives provision provided for a payment to each officer of up to a maximum of 7.5% of his base salary, with the exact amount of the payment determined based on the percentage of his or her individual personal objectives actually achieved in 2014 and 2013 respectively. For example, an officer who achieved all of his or her personal performance objectives would receive a payment equal to 7.5% of his or her base salary; an officer who achieved 50% of his personal performance objectives would receive a payment equal to 3.75% of his or her base salary under the personal objectives provision.

For 2015, the Company did not pay any bonus, other than a non-incentive plan bonus of $6,000 to Ms. Zimmerman.

For 2014, the Company did not pay any bonus amounts as the Company did not achieve its minimum corporate performance provisions. For 2014, the minimum corporate performance objectives were a minimum pretax income of $322,000, target pretax income of $403,000, and maximum pretax income of $1,000,000. For 2014, the minimum financial objectives to earn the personal objectives provision also were not achieved.

For 2013, the Company did pay bonus amounts as the Company did achieve its minimum corporate performance provisions. For 2013, the minimum corporate performance objectives were a minimum pretax income of $468,000, target pretax income of $585,000, and maximum pretax income of $1,170,000. For 2013 the officers were awarded 13.5% of the potential 22.5% of the Company performance provision and 5% of the potential 7.5% of their personal objectives.

Outstanding Equity Awards at Fiscal Year End Table

Set forth on the following table are the outstanding equity awards at December 31, 2015 for the Mr. Spier, our current Chairman of the Board, President and Chief Executive Officer, and Ms. Zimmerman, our former Chief Financial Officer.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable	(#)	($)		(#)	($)	(#)	($)
Anthony Spier – a)	0	0	0	0	n/a	56,283	27,579	0	0

Renee Zimmerman	0	0	0	0	n/a	0	0	0	0

a)

Shares for Mr. Spier which have not vested have the following vesting dates: 12,000 shares vest on February 23, 2017, 12,000 shares vest on February 21, 2018 and 12,000 shares vest on February 20, 2019.

2015 Director Compensation Table

Set forth on the following table is each component of compensation paid to each director during 2015 that was not a member of AG&E management.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Merle Banta	30,500	0	0	0	0	0	30,500

Frank Martin	30,500	0	0	0	0	0	30,500

Michael Levin	27,000	0	0	0	0	0	27,000

Employee directors do not receive additional compensation for serving on our Board. For 2015, each non-employee director received a $1,250 monthly retainer, $750 for each Board meeting attended, $500 for each Committee meeting attended. All fees are paid in cash on a quarterly basis. During 2015, our Board met nine times and all directors, except Michael Levin who was not a member for the first two meetings but was thereafter, attended all the Board meetings. For service during 2015, each member of the special committee received $7,000.

2016 Special Committee Director Compensation

During 2016, Messrs. Levin, Martin and Banta received $8,500, $9,000 and $3,000 respectively, in consideration of their service to the special committee at 2016 meetings of the special committee.

Potential Payments Upon Termination or Change in Control

The Company has no agreements in effect that require payment upon the termination of an executive officer of the Company or upon a change in control, or other business combination, involving the Company, including a transaction like the merger.

REPORT OF THE AUDIT COMMITTEE

Our audit committee appointed the firm of Plante Moran, PLLC to serve as independent registered public accountants of the Company for the fiscal year ending December 31, 2016.

Fees charged or to be charged by Plante Moran, the Company’s independent accountants for the 2015 and 2014 fiscal years ended for audit and tax services are as follows:

Fiscal Year 2015
Audit Fees	$146,000
Tax Fees	$20,000
Audit Related Fees	$0
All Other Fees	$0

Fiscal Year 2014
Audit Fees	$199,000
Tax Fees	$20,000
Audit Related Fees	$0
All Other Fees	$0

With respect to tax services, our audit committee has determined that such services are compatible with maintaining the independent accountant’s independence.

Our audit committee held four meetings during 2015. The meetings were designed to facilitate and encourage communication between the Audit Committee and Plante Moran, PLLC, the Company’s independent public accountants, outside the presence of management.

During these meetings, the audit committee reviewed and discussed the engagement of Plante & Moran, PLLC as the Company’s auditors, approval of the audit fees and audit related fees, and the audited financial statements with management and Plante Moran. The discussions with Plante Moran also included the matters required by PCAOB Auditing Standards, as amended. The audit committee received written disclosures and the letter regarding the accountants’ independence as required by PCAOB Standards and under the Sarbanes-Oxley Act of 2002. This information was discussed with Plante Moran representatives.

In reliance on the reviews and discussions referred to above, our audit committee recommended to our Board (and our Board approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

AUDIT COMMITTEE

Frank R. Martin (Chairman)

Michael R. Levin(1)

BACKGROUND OF THE MERGER

Strategic Alternatives Evaluation Process

Our Board has regularly reviewed our results of operations and competitive position, as well as strategic alternatives. In addition, we from time to time evaluate potential transactions that would further our strategic objectives.

As part of that review process, we hired Innovation Capital in December 2013, to review strategic alternatives, including the full or partial sale of our Company, a merger or liquidation. At that time, we had three businesses, an LCD monitor business, distribution of video gaming terminals in Illinois and a gaming parts and service business. As part of that process, we sold our LCD monitor business for approximately $7.2 million in cash in September, 2014, and changed the name of our company to AG&E Holdings Inc., in October, 2014.

In January 2015, Innovation Capital launched an additional alternatives process, focused on a sale of the remaining businesses or a reverse merger with another company. On June 15, 2015, our distribution agreement for video gaming terminals in Illinois with GTech expired, and as a result, we wound down that business.

This additional alternatives process resulted in 15 confidentiality agreements being signed, 12 investor presentations and two offers. The first offer involved a sale of our parts and services business to Party A for its then book value plus $200,000, or approximately $1.7 million, and the second offer involved a merger with AGA, with substantial cash and stock consideration payment to AGA.

After discussing these alternatives with our Board, we entered into exclusivity with Party A in April 2015, and Party A began due diligence. Party A’s legal counsel distributed a draft acquisition agreement, which included a number of post-closing obligations and indemnification obligations. We informed Party A that following consummation of its proposed transaction, we would prefer to liquidate the Company and distribute the remaining cash to our shareholders. Party A also proposed that the transaction would be contingent on Party A’s receipt of certain gaming authority approvals prior to the closing of such transaction. We also discussed with Party A an asset sale as opposed to a stock sale. After an exchange of the acquisition agreement and a number of telephone calls between Party A and its legal counsel and our legal counsel, we terminated discussions with Party A in early June 2015. Party A subsequently made certain claims against us with respect to those negotiations.

We then instructed Innovation Capital to re-engage with third parties that might be interested in a transaction with us, including AGA. Our Board held its regularly scheduled quarterly meeting in July.

Consistent with our strategic alternatives evaluation process and based on a management proposal, on August 21, 2015, we announced that we would make a $0.45 per share cash distribution (approximately $5.3 million) to our shareholders with a record date of September 4, 2015, and distribution date of September 15, 2015. At that time, we also publicly announced that we would be continuing to offer our gaming parts business for sale, and expected to complete a transaction and distribute the remaining cash to shareholders in liquidating distribution.

(1)

This Report of the Audit Committee was included in our Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on March 30, 2016. On May 16, 2016, Mr. Levin resigned as a member of our Board.

We signed a non-disclosure agreement with Party B in July 2015. Party B was interested in a merger transaction in which our cash would be used to acquire an unrelated business, while we would remain a public company. After meeting with Party B in August 2015, it was determined not to pursue a transaction with such Party B.

On August 31, 2015, we received a non-binding oral indication of interest from Anthony Spier, our President, Chief Executive Officer and Chairman of our Board, which was later confirmed in writing from his wholly-owned company, Spier Gaming Corporation, LLC (SGC), to acquire all of the stock of Merger Sub, which owns the parts division, for the book value plus $200,000, which then totaled approximately $1.35 million, based on the June 30, 2015 balance sheet of the Company.

Our Board met on September 1, 2015 to discuss SGC’s proposal. At the conclusion of these discussions, our Board resolved to form the special committee, comprised of directors Michael Levin, Frank Martin and Merle Banta, and tasked the special committee with responsibility for analyzing and negotiating the offer from SGC and considering and negotiating other offers that might be received by AG&E.

On September 4, 2015, the special committee met to address certain administrative matters. First it determined, with the advice of legal counsel, that each member was both disinterested and independent. At that meeting, the special committee determined that each member should be compensated $500 per meeting and elected Mr. Levin as the chair of the special committee. Further, the special committee determined to engage Thompson Coburn LLP (Thompson Coburn) as outside legal counsel, both to advise the special committee on corporate governance and SEC matters, and also to advise on transaction, negotiation, structuring and documentation, if any. Additionally it was agreed that Innovation Capital would be retained as financial advisor. The special committee considered the cost, time and expense of hiring new and/or additional financial or legal advisors.

The special committee then discussed whether Mr. Spier should take an indefinite leave of absence from his duties with the Company, in part to assure independence of the special committee’s review and evaluation of SGC’s proposal. The special committee tentatively determined that the business continuity difficulty arising from Mr. Spier’s absence and the lack of a successor who could manage the affairs of the Company outweighed the independence concern associated with Mr. Spier’s continuing active employment while he was pursuing an acquisition of the AG&E parts business through his company, SGC.

The special committee did not then place Mr. Spier on a leave of absence; instead the special committee reminded Mr. Spier to confine all communications with employees, customers, suppliers and others to routine day-to-day matters, and direct all communications concerning any possible transaction to the special committee. The special committee noted it would continue to monitor the situation.

The following week, on September 10, 2015, the special committee met again and Mr. Levin then provided an update based on his conversations with Innovation Capital. The special committee discussed three items: background and the process previously employed in connection with strategic alternatives for AG&E, the current status of potential bidders and recent contacts with potential parties. The first party was SGC, which Innovation Capital had not contacted. Another interested party was Party C, which was interested in buying AG&E’s inventory at a discount to book value. The third party was AGA, which was “deeply” interested to have AG&E acquire its business through a merger, while acquiring some amount of the Company’s cash. Certain other parties expressed limited interest, including Party D and Party E. The special committee resolved to instruct Innovation Capital to develop a process to formally determine the level of interest and proposed transactions, if any, from each of these parties.

On September 15, 2015, the special committee placed Mr. Spier on a paid, temporary, indefinite leave of absence, in part in order to avoid an appearance of conflict of interest. On September 24, 2015, the special committee reconvened to discuss an update on Innovation Capital’s progress with certain potential buyers. Party B indicated that any possible transaction would involve a three way transaction involving it and an emerging, OTC traded mobile games development company. Party D, a healthcare company signed a non-disclosure agreement and was granted access to the data room.

On October 6, 2015, Innovation Capital provided a letter requesting formal expressions of interest to SGC and AGA. In the meantime, Mr. Levin had spoken with representatives from Party C regarding its proposed transaction. Considering Party A still believed that we owed them certain sums of money based on the terminated proposed transaction with that party, the special committee determined it was not prudent to send a request for expressions of interest to Party A at that time.

Party B was interested but only in a transaction whereby the mobile games development company, which it did not control, would be combined with AG&E, with AG&E’s parts business to be sold, while keeping AG&E’s public listing and its cash on the balance sheet to fund further game development and related growth expenditures. As a result, it was the sense of the special committee, that pursuing a transaction with Party B and its early stage target was not an appropriate fit for AG&E, and that no process letter would be sent to Party B.

Next, representatives from Innovation Capital described SGC’s expression of interest. SGC would propose to acquire all of the stock of Merger Sub, which held AG&E’s parts business, in exchange for cash equal to the book value of those assets plus $200,000 or about $1.35 million as of June 30, 2015. The Company would then be liquidated, distributing all of our remaining cash to the shareholders. SGC’s offer would require an equity contribution from Mr. Spier with the remaining amount to be financed with a senior loan. The special committee examined the risks, uncertainties and expected timeline to consummate a transaction with SGC. Representatives of the special committee had a conversation with SGC’s proposed senior lender as well, in part to ascertain the likelihood of consummating a transaction. During September, October, November and December 2015, we continued to provide due diligence materials to SGC and its proposed senior lender.

At that special committee meeting, Innovation Capital then described the AGA expression of interest. AGA is 100% owned by Mr. Tomasello and has developed an outsourced gaming equipment solution for casinos, among other service offerings. AGA proposed a merger into Merger Sub in exchange for the issuance of $10 million in stock and a $3 million note. The current management team of AGA, along with certain new individuals, would manage the Company after closing. Innovation Capital discussed certain valuation metrics of AGA, its bid and the value ascribed to AG&E based on that bid with the special committee. The special committee raised a number of questions with each expression of interest and it was decided that SGC and AGA would be sent a list of questions and provided access to an electronic data room that contained financial and legal due diligence documents. SGC and AGA posted answers to the special committee’s questions in the electronic data room. In addition, we began conducting financial and legal due diligence on AGA.

In November 2015, the special committee engaged James Brace, our former Chief Financial Officer, as a consultant to the special committee.

Later in November 2015, the special committee met to discuss the complexities involved with the AGA proposal, including operating the business after the closing, the proposed management team, the proposed sales team, the proposed chief executive officer and the licenses or approvals required to close. The special committee agreed that AGA should be approached to see if the $3 million note it proposed could be contingent based on certain earn-out targets.

We proposed that AGA convert its $3 million note to an earn-out formula as follows: the first $1 million in principal would be outstanding as of the closing; the second $1 million would be added if after 12 months after the closing, certain service revenue exceeded $4 million and a third $1 million would be added if after the 24 months after the closing, certain service revenue exceeded $6 million in service revenue in the second 12 month period. The special committee then proposed to AGA that some portion of the note be based on revenue of new product sales, instead of service revenue, in the first two years after closing. It was also proposed that any deal with AGA include a distribution to the current Company shareholders.

Representatives of the special committee continued to discuss with SGC its expression of interest and, on November 12, 2015, provided that its “final and best officer” would be the then book value plus $275,000 or about $1,423,357. On December 3, 2015, SGC increased its offer $50,000 to approximately $1,473,357.

Effective as of December 8, 2015, Renee Zimmerman, then Senior Vice President, Secretary, Treasurer and Chief Financial Officer, resigned.

The special committee continued to discuss the AGA proposal and negotiate with AGA. The special committee proposed that AG&E would acquire AGA, with a note having a maximum principal amount of $3 million, pursuant to an earn-out, and issue up to 45% of the Company’s shares of common stock to AGA, pursuant to an earn-out. The first 35% (of the total 45%) of the shares would be issued at the closing, another 5% would be issued if after 12 months after the closing certain new product sales exceeded $2 million and the remaining 5% would be issued 24 months after the closing if, in the second 12-month period, certain new products sales exceeded $4 million. AGA would also agree to permit the Company to distribute a certain amount of its cash to its shareholders before the closing.

Having reached agreement-in-principle on the primary economic terms with AGA, on December 3, 2015, the special committee directed its legal counsel, Thompson Coburn, to prepare drafts of the requisite legal documents and directed Innovation Capital to formally negotiate the proposed transaction with AGA. A draft of the merger agreement for the proposed transaction with AGA was drafted by Thompson Coburn at the direction of the special committee and discussed with the special committee at a meeting held on December 11, 2015. At that meeting, the special committee also requested proposals from financial advisor firms to provide a fairness opinion. Thompson Coburn circulated a draft of the merger agreement and the company note to AGA’s legal counsel, Cooper Levenson, P.A. on December 11, 2015, and December 14, 2015, respectively.

AGA’s legal counsel provided a copy of two letters detailing its concerns regarding the draft merger agreement and company note on December 15, 2015 and December 16, 2015. Several discussions then occurred, including discussions between Thompson Coburn and Cooper Levenson, between Mr. Levin and Mr. Tomasello and with the special committee. The parties continued to negotiate the terms of the merger agreement and the company note.

At a special committee meeting on December 29, 2015, several members of the special committee were concerned about the pace of the negotiations with AGA and questioned if a successful conclusion could be achieved in a reasonable period of time. It was the sense of the special committee to impose concrete deadlines on AGA and its legal counsel. The special committee instructed Mr. Levin to request a detailed mark-up of these two documents by 2015 year-end and to seek resolution on several other specific issues.

The special committee directed Mr. Kaufman, of Thompson Coburn, over New Year’s weekend to request from SGC a draft stock purchase agreement. In response, SGC provided a revised draft letter of intent, a copy of which was provided to each member of the special committee. SGC informed the special committee that SGC would not provide a draft agreement unless and until a letter of intent with exclusivity was executed.

As part of the strategic alternatives evaluation process, the special committee sought legal advice from Fox Rothschild LLP, the Company’s outside gaming regulatory counsel, as to the required and appropriate regulatory and gaming approvals necessary for each proposed transaction.

In late January 2016, Mr. Tomasello agreed, via email, to the terms requested by the special committee on the company note.

On January 26, 2016, the special committee reviewed the transaction documents in detail and directed Mr. Levin to obtain complete, final, executable copies of all of the transaction documents to present to AGA, including the merger agreement, company note, employment agreement and voting agreement. Once all of such transaction documents had been agreed to, the special committee intended to hire a financial advisor to prepare a fairness opinion and review the documents again in full to recommend to our Board. Thompson Coburn then prepared an employment agreement and voting agreement and discussed certain concerns raised by AGA’s counsel with them.

On February 1, 2016, Merle Banta resigned as a member of our Board and of the special committee.

On February 17, 2016, the special committee met and discussed the remaining open items regarding the transaction with AGA. AGA had accepted the Company’s proposal to increase the new product revenue goals in the merger agreement to $4 million in year one and $6 million in year two to help cover the increased costs associated with providing health benefits to the AGA employees, who previously have not been provided such benefits.

At this point, the special committee believed AGA was in agreement as to the form of all of the transaction documents.

The special committee then held a discussion on the risks associated with the proposed transaction based in part on the added cost of providing health benefits to the AGA employees. After a discussion, it was the sense of the special committee to contact AGA and propose a 25%/10%/10% split of shares to be issued to AGA, along with the increased new product revenue goals of $4 million and $6 million. Further, the special committee directed Mr. Levin to negotiate an engagement letter with potential fairness opinion providers.

On March 4, 2016, the special committee met, at which time AGA had accepted all of the transaction documents. The special committee then discussed the fairness opinion proposals and Mr. Levin was directed to negotiate an engagement letter with Duff & Phelps, and to then seek approval from the special committee for that engagement letter.

On March 7, 2016, such engagement letter was finalized and executed, and Duff & Phelps was engaged to provide a fairness opinion.

On March 14, 2016, SGC terminated its interest in pursuing a transaction with the Company.

On April 12, 2016, the special committee held a meeting at which representatives from Innovation Capital, Duff & Phelps and Thompson Coburn were also present. Thompson Coburn reviewed fiduciary duties under Illinois law and the Company’s constituent documents. Innovation Capital provided a presentation on the strategic alternatives process. Duff & Phelps rendered its oral opinion to the special committee (which was subsequently confirmed by delivery of a written opinion dated April 12, 2016), that as of such date and based on and subject to the assumptions, qualifications and limitations set forth in its opinion, the merger consideration to be paid by the Company in the merger is fair, from a financial point of view, to the Company’s shareholders. The special committee determined that the merger agreement and the transactions contemplated therein, including the merger, are advisable and in the best interests of the Company and the Company’s shareholders and recommended the merger agreement for authorization, adoption and approval by our Board in all respects.

At the conclusion of the special committee meeting, our full Board then met. Thompson Coburn again provided a review of fiduciary duties under Illinois law and the Company’s constituent documents. Innovation Capital and Duff & Phelps also provided presentations. Duff & Phelps rendered its oral opinion to our Board (which was subsequently confirmed by delivery of a written opinion dated April 12, 2016), that as of such date and based on and subject to the assumptions, qualifications and limitations set forth in its opinion, the merger consideration to be paid by the Company in the merger is fair, from a financial point of view, to the Company’s shareholders.

Our full Board engaged in an extensive discussion regarding the proposed transaction with AGA, after which our Board determined, by a 2-1 vote, that the merger agreement and the transactions contemplated by the merger agreement (including the merger, the issuance of the company note and the employment agreement and voting agreement) are advisable and in the best interests of the Company and the Company’s shareholders and approved the merger agreement and the transactions contemplated by the merger agreement (including the merger, the issuance of the company note and the employment agreement and voting agreement), and resolved that the merger agreement be submitted for consideration by the shareholders of the Company at a meeting of shareholders, and recommended that the shareholders of the Company vote to adopt the merger agreement.

Since the execution of the merger agreement, the Company, AGA and Mr. Tomasello have examined the various gaming regulatory approvals necessary or appropriate to consummate the merger. This included determining documentation requirements along with analyzing potential issues that could arise as part of the regulatory approval process. During the course of May and June 2016, the parties held several meetings to discuss the regulatory process and filing requirements. Our Board met four times in May 2016 and four times in June 2016 to discuss these matters and evaluate strategies for moving forward. In late June 2016, the parties each believed that it may be difficult to obtain all of the regulatory consents that were necessary to be obtained prior to closing of the merger.

On July 1, 2016, the parties met to discuss possible solutions to the timing hurdles presented by the regulatory process. At this meeting, the parties agreed to consider amending the merger agreement to, among other things, extend the date in which all closing conditions must be satisfied (which is the defined as the “Drop Dead Date” in the merger agreement). After exchanging several drafts of a proposed amendment, on July 13, 2016, the parties met again to discuss the specific details of the proposed amendment, including an extension of the Drop Dead Date to the later of (i) December 31, 2016 or (ii) the date in which the States of Michigan, Delaware and Maryland consent to or reject the merger. At this meeting, the parties also discussed certain regulatory requirements and whether the break-up fee under the merger agreement would still be applicable. Over the course of the next several days, the parties exchanged additional drafts of a proposed amendment and came to an agreement on its terms.

On July 19, 2016, the Board discussed the continued need for the special committee given that (i) the merger has been thoroughly evaluated and approved by the special committee and the Board and (ii) the merger is proceeding towards closing. In light of the foregoing, the Board resolved to discontinue the special committee subject to reestablishing the special committee in the future upon the occurrence of certain events, such as the receipt of a competing acquisition offer or a material amendment to the economic terms of the merger.

Also on July 19, 2016, our Board analyzed the amendment to the merger agreement. The Board reviewed the terms of the amendment and weighed the benefits of entering into the amendment versus continuing forward without an amendment. The Board also reviewed the removal of the break-up free from the merger agreement and determined that such removal was in the best interests of the Company. The Board confirmed that the merger agreement, as amended, and the transactions contemplated therein, including the merger, remain advisable and in the best interests of the Company and the Company’s shareholders and resolved that the merger agreement, as amended, be submitted for consideration by the shareholders of the Company at a meeting of shareholders, and recommended that the shareholders of the Company vote to adopt the merger agreement.

Recommendation of Our Board of Directors and Reasons for the Merger

In making the determination to recommend that you vote “FOR” the approval of the merger agreement and the transactions contemplated therein, our Board considered a number of factors, which included (but did not exclusively consist of), the following:

●

The attractiveness of AGA’s offer relative to other opportunities identified as a result of the special committee’s strategic alternatives evaluation process and the feasibility of other possible strategic alternatives to enhance long-term shareholder value.

●	The Company’s ability, pursuant to the terms of the merger agreement, to make one or more closing cash distributions to the Company’s shareholders prior to the closing.

●	As part of the merger with AGA, the Company is obtaining an experienced executive and sales team in the gaming equipment and services business.

●	The fact that a substantial portion of the merger consideration is contingent on the financial performance of the surviving entity after the closing date.

●	The special committee’s lengthy and thorough process, while being counseled by legal and financial advisors.

●	The fact that the voting agreement requires Mr. Tomasello to vote in favor of candidates for director that the nominating and governance committee of our Board selects.

●	The fact that the employment agreement restricts Mr. Tomasello from competing with the Company under certain circumstances.

●

The opinion of Duff & Phelps that, based upon and subject to assumptions made, procedures followed, matters considered and qualifications and limitations of the review undertaken in connection with the opinion, the proposed merger consideration to be paid by the Company in the merger is fair, from a financial point of view, to the Company’s shareholders.

●

Our Board’s ability in certain circumstances, pursuant to the terms of the merger agreement, to accept a proposal from a third party for a business combination with the Company which our Board determines to be superior to the transactions contemplated by the merger agreement with AGA.

Our Board also considered negative factors that could result from the merger, including (but not necessarily limited to) the following:

●

The fact that the Company’s shareholders’ existing Company share holdings will be diluted by the merger consideration paid (or that might become payable) to Mr. Tomasello in accordance with the merger agreement, and, as such, the Company’s shareholders will participate to a lesser extent in any growth in the business of the surviving entity.

●

The risk that the transactions contemplated by the merger agreement would not be completed in accordance with its terms or at all, and the disruption of the Company’s business if such proposed transactions are abandoned.

●	The obligations due under the company note may limit the Company’s financial flexibility including its ability to borrow additional funds under certain circumstances.

●	The time and expense involved in negotiating and documenting the rights and obligations of the parties under the merger agreement and the transactions contemplated therein.

Financial Statements, Forecasts and Projections

Most Recent Audited Financial Statements of AG&E

The Company’s audited financial statements consisting of the balance sheet of the Company as of December 31, 2015, and the related statements of income and retained earnings, stockholders’ equity and cash flows for the year then ended, are appended hereto as Annex E-1. These financial statements are also available in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015

Most Recent Audited Financial Statements of AGA

AGA’s audited financial statements consisting of the balance sheet of AGA as of December 31 in 2015, and the related statements of income and retained earnings, member’s equity and cash flows for the year then ended, are appended hereto as Annex F.

Financial Forecasts and Projections

AG&E does not as a practice make public forecasts as to future revenues, earnings or other results, due to the difficulty of predicting economic and market conditions and accurately forecasting performance. However, in connection with the evaluation by the special committee and our Board of the proposed merger with AGA, the special committee, our Board and our financial advisors were provided, and considered, non-public, unaudited financial forecasts prepared by AG&E and AGA, that forecasted the anticipated combined operations of the Company and AGA for the three 12-month periods following the merger. These forecasts were prepared by AG&E and AGA in good faith based on their reasonable best estimates and assumptions with respect future financial performance of the combined companies at the time they were prepared and speak only as of that time.

The forecasts below are not included in this proxy statement to induce any shareholder to vote in favor of the adoption of the merger agreement or any other proposals to be voted on at the meeting, but because these forecasts were made available to the special committee, our Board and our financial advisors in connection with their evaluation of the merger. The inclusion of these forecasts should not be regarded as an indication that the Company, our special committee, our Board or our financial advisors considered, or now considers, these forecasts to be a reliable prediction of future results or to support or fail to support your decision whether to vote for or against the proposal to adopt the merger agreement. No person has made or makes any representation or warranty to any shareholder regarding the information included in these forecasts.

While these forecasts were prepared in good faith by AG&E and AGA, they were prepared in January 2016, a number of months before the date of the meeting and potential closing of the merger, and no assurance can be made regarding future events. These forecasts have not been updated. These forecasts also reflect assumptions as of the time of their respective preparation as to certain business decisions that are subject to change. Although presented with numerical specificity, these forecasts are based upon a variety of estimates and numerous assumptions made by AG&E and AGA with respect to, among other matters, industry performance, general business, economic, regulatory, market and financial conditions and other matters, including the factors described under the section titled “Safe Harbor for Forward-Looking Statements” above, many of which are difficult to predict, are subject to significant economic and competitive uncertainties, and are beyond the Company’s or AGA’s control. Accordingly, shareholders are cautioned not to place undue reliance on the forecasts.

In particular, AG&E and AGA have limited visibility into the likelihood of the occurrence and potential magnitude of the material risks to the combined performance of the Company and AGA in the business environment in which they operate. In addition, since these forecasts may cover multiple years, such information by its nature becomes less reliable with each successive year. As a result, there can be no assurance that the estimates and assumptions made in preparing these forecasts will prove accurate, that the projected results will be realized or that actual results will not be significantly higher or lower than projected results. These forecasts cannot, therefore, be considered a guaranty of future operating results, and this information should not be relied on as such.

These forecasts include certain financial measures which do not conform to U.S. Generally Accepted Accounting Principles, which we refer to as GAAP, namely EBITDA. EBIDTA is defined as earnings before interest, taxes, depreciation and amortization. AG&E and AGA provided this information to the special committee, our Board and our financial advisors because they believe it provides useful information in evaluating the combined business, potential operating performance and core profitability of the combined operations of the Company and AGA after the merger. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP. Non-GAAP financial measures as presented in this proxy statement might not be comparable to similarly titled amounts used by other companies in the industry, as non-GAAP measures are not necessarily calculated the same way by different companies.

These forecasts were not prepared with a view toward public disclosure, soliciting proxies or complying with GAAP, the published guidelines of the SEC regarding financial projections and forecasts or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections and forecasts. Neither the Company’s independent registered public accounting firm nor any other independent registered public accounting firm has examined, compiled or otherwise performed any procedures with respect to the prospective financial information contained in these forecasts and, accordingly, neither the Company’s independent registered public accounting firm nor any other independent registered public accounting firm has expressed any opinion or given any other form of assurance on such information or its achievability, and assumes no responsibility for, and disclaims any association with, the prospective financial information.

BY INCLUDING IN THIS PROXY STATEMENT FORECASTS, WE UNDERTAKE NO OBLIGATIONS TO UPDATE, OR PUBLICLY DISCLOSE ANY UPDATE TO, THESE FORECASTS TO REFLECT CIRCUMSTANCES OR EVENTS, INCLUDING UNANTICIPATED EVENTS, THAT MAY HAVE OCCURRED OR THAT MAY OCCUR AFTER THE PREPARATION OF THESE FORECASTS, EVEN IN THE EVENT THAT ANY OR ALL OF THE ASSUMPTIONS UNDERLYING THE FORECASTS ARE SHOWN TO BE IN ERROR OR CHANGE.

The internal, non-public and unaudited financial forecasts of the anticipated combined operations of the Company and AGA for the three 12-month periods following the merger provided by AG&E to the special committee, our Board and our financial advisors is as follows:

($ in Thousands)
	Time Period Post-Merger
	Year 1	Year 2	Year 3

Revenues	$17,527	$21,757	$25,079
Cost of Goods Sold	9,113	11,928	14,029
Gross Profit (x)	8,414	9,829	11,051
Gross Margin	48.0%	45.2%	44.1%

Operating Expenses	$6,968	$7,253	$7,554
Corporate & Other Expenses	1,443	1,443	1,443
Total Expenses (y)	8,411	8,696	8,997

EBITDA ((x) minus (y))	$4	$1,133	$2,054
EBITDA Margin	0.0%	5.2%	8.2%

The forecasts above are subject to assumptions as follows:

The forecasted revenue in Year 1, Year 2 and Year 3 following the merger assumes:

●

Year 1 revenue attributed to the parts distribution business is expected to exceed the Company’s fiscal year 2015 actual revenue (attributable to parts sales only) of $7.5 million by 4.5%, and this revenue is expected to achieve 5.0% year-over-year growth for Years 2 and 3, consistent with growth in prior years.

●

Year 1 revenue attributed to services is expected to exceed AGA fiscal year 2015 actual revenue of $6.7 million by 9.8%, and this revenue is expected to achieve 10.0% year-over-year growth for Years 2 and 3.

●

Year 1 revenue attributed to new product sales is expected to reach $3.3 million, and this new product revenue is expected to grow to $8.5 million by Year 3 (attributable to the parts sale business only).

The forecasted cost of goods sold and resulting gross margin in Year 1, Year 2 and Year 3 following the merger assumed the following:

●	The Company’s gross margin with respect to the parts distribution business is expected to remain at approximately 31%, which is generally consistent with fiscal year 2015 actual results.

●	AGA’s gross margin with respect to sales from services and new products is expected to range between 47% and 56%, consistent with actual results in prior years.

The forecasted operating expenses and corporate and other expenses in Year 1, Year 2 and Year 3 following the merger assumed the following:

●

Historical expenses for both the Company and AGA are expected to remain relatively constant in Year 1, Year 2 and Year 3 following the merger, as adjusted for certain estimated non-recurring expenses (mostly transaction costs, including legal, financial advisory, and similar costs; and transitions, costs, such as licensing), anticipated realignment of employee compensation and healthcare costs, and incremental compensation for the expected new management team.

●	The combined operations of the Company and AGA are expected to expense savings or synergies of approximately $0.3 million.

For comparison purposes to the forecasts above, a portion of the Company’s operations as for year ended December 31, 2015 is set forth below (nm refers to “not meaningful.”):

($ in Thousands)
Year Ended
2015

Net Sales	$13,880
Cost of Sales	10,471
Gross Profit (x)	3,409
Gross Margin	24.6%

Operating Expenses	$2,356
Corporate & Other Expenses	1,635
Total Expenses (y)	3,991

EBITDA ((x) minus (y))	$(582)
EBITDA Margin	nm

This presentation was derived from our audited consolidated financial statements at that date and, accordingly, shareholders are encouraged to refer to our audited financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2015 filed with the SEC on March 30, 2016, and the footnotes and other disclosures made therein.

Opinion of Duff & Phelps

On March 7, 2016, Duff & Phelps was engaged to provide an opinion to the special committee and our Board as to the fairness, to the public shareholders of the Company, of the merger consideration to be paid by the Company in the merger, without giving effect to any impact of the merger on any particular shareholder other than in its capacity as a shareholder.

Duff & Phelps rendered its opinion to the special committee and our Board on April 12, 2016, that, subject to the assumptions, qualifications and limiting conditions set forth therein, as of such date, the merger consideration to be paid by the Company in the merger is fair from a financial point of view to the public shareholders of the Company, without giving effect to any impact of the merger on any particular shareholder of the Company other than in its capacity as a shareholder. The full text of the written opinion of Duff & Phelps is attached as Annex G to this proxy statement and is incorporated herein by reference.

The full text of the written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered and qualifications and limitations of the review undertaken in connection with the opinion. The opinion of Duff & Phelps was addressed to the special committee and our Board, was given solely with respect to the merger and is not intended to be used, and may not be used, for any other purpose.

Duff & Phelps’ opinion:

1.     does not address the merits of the underlying business decision to enter into the merger versus any alternative strategy, transaction or transaction structure;

2.     does not address any other transaction related to the merger;

3.     is not a recommendation as to how the special committee, our Board or any shareholder of the Company or AGA should vote or act with respect to any matters relating to the merger, or whether to proceed with the merger or any related transaction;

4.     does not indicate that the merger consideration paid is the best possibly attainable under any circumstances; instead, it merely indicates whether the merger consideration is within a range suggested by certain financial analyses; and

5.     does not express any opinion as to the market price or value of the Company’s common stock (or anything else) after the announcement of the merger.

In connection with its opinion, Duff & Phelps made such reviews, analyses and inquiries as it deemed necessary and appropriate under the circumstances to enable Duff & Phelps to render the opinion. Duff & Phelps also took into account its assessment of general economic, market and financial conditions as they existed and could be evaluated by Duff & Phelps as of the date of its opinion, as well as its experience in securities and business valuation, in general, and with respect to certain transactions Duff & Phelps deemed relevant, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of its opinion included, but were not limited to, the items summarized below:

1.	Review of the following documents:

a.	Company’s annual report and audited financial statements on Form 10-K filed with the SEC for the years ended December 31, 2014 and 2015;

b.	Accounts receivable aging for the Company as of December 31, 2015 and February 29, 2016;

c.	AGA’s audited financial statements for the years ended December 31, 2013, 2014 and 2015, which the Mr. Tomasello identified as being AGA’s most current financial statements available;

d.	Certain projections for each of the Company and AGA for the years ending December 31, 2016 through 2022, which have been reviewed and approved by the special committee;

e.	Other internal documents relating to the history, current operations, and probable future outlook of the Company and AGA; and

f.	Drafts of documents related to the merger, including:

i.	Draft merger agreement received April 1, 2016;

ii.	Draft Company Disclosure Schedules to the merger agreement received April 1, 2016;

iii.	Draft AGA Disclosure Schedules to the merger agreement received April 1, 2016;

iv.	Draft company note received April 1, 2016;

v.	Draft voting agreement by and between the Company and Mr. Tomasello received April 1, 2016; and

vi.	Draft employment agreement by and between the Company and Mr. Tomasello received April 1, 2016;

2.

Discussion of the information referred to above and the background and other elements, including the strategic objectives, of the merger with the special committee and its representatives and the Mr. Tomasello;

3.

Review of the historical trading price and trading volume of the Company’s shares of common stock and the publicly traded securities of certain other public companies that Duff & Phelps deemed relevant;

4.

Performance of certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected transactions that Duff & Phelps deemed relevant; and

5.	Conducting of such other analyses, consideration of such other factors and review of such other documents as Duff & Phelps deemed appropriate.

In performing its analyses and rendering its opinion with respect to the merger, Duff & Phelps, with the Company’s, the special committee’s and our Board’s consent:

1.

Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to Duff & Phelps from or at the direction of the special committee and/or the Mr. Tomasello, and did not independently verify the accuracy or completeness of any such information;

2.

Relied upon the fact that the special committee, our Board and the Company have been advised by counsel as to all legal matters with respect to the merger and the other transactions contemplated by the merger agreement, including whether all procedures required by law to be taken in connection with the merger have been, or will be, duly, validly and timely taken;

3.

Assumed that the projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person(s) furnishing the same, and Duff & Phelps did not independently verify the projections and expresses no opinion with respect to the projections or the underlying assumptions of the projections;

4.

Assumed that the Company’s existing net operating loss carryforwards are not subject to any limitation of use under §382 of the U.S. Internal Revenue Code and will not be subject to any limitation of use under §382 of the U.S. Internal Revenue Code after giving effect to the merger and further assumed that the Company’s existing net operating loss carryforwards may be utilized against future income generated by AGA’s operations;

5.	Assumed that information supplied and representations made by the special committee and its representatives and Mr. Tomasello are substantially accurate regarding the Company, AGA and the merger;

6.	Assumed that the representations and warranties made in merger agreement are true and correct in all material respects;

7.	Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

8.

Assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company or AGA since the date of the most recent financial statements and other information made available to Duff & Phelps, and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;

9.

Assumed that all of the conditions required to implement the merger will be satisfied and that the merger will be completed in accordance with the merger agreement without any amendments thereto or any waivers of any terms or conditions thereof; and

10.

Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the merger will be obtained without any adverse effect on the Company or the contemplated benefits expected to be derived in the merger.

To the extent that any of the foregoing assumptions or any of the facts on which the opinion is based prove to be incomplete or untrue in any material respect, the opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of its opinion, Duff & Phelps made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the merger.

Duff & Phelps prepared its opinion effective as of April 12, 2016. The opinion is necessarily based upon Duff & Phelps’ assessment of market, economic, financial and other conditions as they existed and could be evaluated by Duff & Phelps as of such date. Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting its opinion which may come or be brought to the attention of Duff & Phelps after April 12, 2016. The issuance of Duff &Phelps’ opinion was approved by an authorized committee of Duff & Phelps.

In performing its analysis of the merger and in connection with the preparation of its opinion, Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise). In addition, Duff & Phelps expressed no opinion with respect to the amount or nature of any compensation to any of the Company’s or AGA’s officers, directors, or employees, or any class of such persons, relative to the consideration to be received by the public shareholders of the Company in the merger, or with respect to the fairness of any such compensation.

Duff & Phelps was not requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the merger, the assets, businesses or operations of the Company, or any alternatives to the merger, (ii) negotiate the terms of the merger, and therefore, Duff & Phelps assumed that such terms are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the merger agreement, or (iii) advise the special committee, our Board or any other party with respect to alternatives to the merger.

Duff & Phelps did not express any opinion as to the market price or value of the Company’s common stock (or anything else) after the announcement or the consummation of the merger. The opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps did not make, and assumes no responsibility to make, any representation or independent investigation, or render any opinion, as to any legal matter.

Set forth below is a summary of the material analyses performed by Duff & Phelps in connection with the delivery of its opinion to the special committee and our Board. This summary is qualified in its entirety by reference to the full text of the opinion, attached hereto as Annex G. While this summary describes the analyses and factors that Duff & Phelps deemed material in its presentation to the special committee and Board, it is not a comprehensive description of all analyses and factors considered by Duff & Phelps. The preparation of a fairness opinion is a complex process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis. In arriving at its opinion, Duff & Phelps did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Duff & Phelps believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it in rendering the fairness opinion without considering all analyses and factors could create a misleading or incomplete view of the evaluation process underlying its opinion. The conclusion reached by Duff & Phelps was based on all analyses and factors taken as a whole, and also on the application of Duff & Phelps’ own experience and judgment.

The financial analyses summarized below include information presented in tabular format. In order for Duff & Phelps’ financial analyses to be fully understood, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Duff & Phelps’ financial analyses.

Summary of Analyses

Company Valuation Analysis – Standalone

Duff & Phelps determined the value of the Company’s common stock on a standalone basis (i.e., assuming the merger is not consummated). The value was calculated using a liquidation approach since the expectation is that the Company will continue to generate negative cash flow indefinitely on a standalone basis. Duff & Phelps’ concluded that the Company’s per share value range is approximately $0.32 on a standalone basis. This was determined by:

Adding:

●     Cash

●     Estimated proceeds from the liquidation of assets

Subtracting:

●     Liabilities

●     Cash burn from operations through the date of a final distribution to shareholders, which was estimated to be June 30, 2016; and

●     Transaction and other expenses

Duff & Phelps then divided the resulting aggregate equity value by the number of shares outstanding less unvested restricted shares to determine the value per share of approximately $0.32.

Company Valuation Analysis – Merger

A.	Discounted Cash Flow Analysis

Duff & Phelps performed a discounted cash flow analysis of the estimated future unlevered free cash flows of the Company, after giving effect to the merger, for the fiscal years ending December 31, 2016 through December 31, 2022. Free cash flow was defined as cash that is available either to reinvest or to distribute to security holders. The discounted cash flow analysis was used to determine the net present value of estimated future free cash flows utilizing a weighted average cost of capital as the applicable discount rate. Duff & Phelps utilized and relied upon projections for each of the Company and AGA for the years ending December 31, 2016 through 2022, which were reviewed and approved by the special committee.

Duff & Phelps estimated the net present value of all cash flows of the Company after fiscal year 2022, a terminal value, using a perpetuity growth formula assuming a 3.0% terminal growth rate. Duff & Phelps used discount rates ranging from 14.0% to 16.0%, reflecting Duff & Phelps’ estimate of the Company’s weighted average cost of capital, to discount the projected free cash flows and terminal value. Duff & Phelps estimated the Company’s weighted average cost of capital by estimating the weighted average of the Company’s cost of equity (derived using the capital asset pricing model) and the Company’s after-tax cost of debt. Duff & Phelps believes that this range of discount rates is consistent with the rate of return that security holders could expect to realize on alternative investment opportunities with similar risk profiles.

Based on these assumptions, Duff & Phelps’ discounted cash flow analysis resulted in an estimated enterprise value for the Company, after giving effect to the merger, of $6.7 million to $8.3 million.

B.	Selected Public Companies Analysis and Selected M&A Transactions Analysis

Duff & Phelps selected seven publicly traded companies and eleven M&A transactions that it deemed relevant to its analysis. Duff & Phelps considered a number of factors in comparing the Company to the selected public companies and the targets in the selected M&A transactions, including size, growth, profitability, and business mix, as well as other characteristics.

None of the companies utilized for comparative purposes in the following analysis are directly comparable to the Company, and none of the M&A transactions utilized for comparative purposes in the following analysis are directly comparable to the merger. Duff & Phelps does not have access to non-public information regarding any of the companies used for comparative purposes. Accordingly, a complete valuation analysis of the Company and the merger cannot rely solely upon a quantitative review of the selected companies and selected transactions, and involves complex considerations and judgments concerning differences in financial and operating characteristics of such companies and targets, as well as other factors that could affect their values relative to that of the Company. Therefore, the Selected Public Companies Analysis and Selected M&A Transactions Analysis are subject to certain limitations.

Selected Public Companies Analysis

Duff & Phelps compared certain financial information of the Company to corresponding data and ratios from publicly traded companies that Duff & Phelps deemed relevant to its analysis. For purposes of its analysis, Duff & Phelps used certain publicly available historical financial data and consensus equity analyst estimates for the selected publicly traded companies. This information was used to produce valuation multiples of selected financial metrics which Duff & Phelps utilized in its analysis. Duff & Phelps segmented the selected public companies into two categories: (i) companies with an enterprise value greater than $500 million and (ii) companies with an enterprise value less than $500 million. The seven companies included in the selected public company analysis were:

Enterprise value greater than $500 million

●	Aristocrat Leisure Ltd.
●	Everi Holdings Inc.
●	International Game Technology PLC
●	Scientific Games Corporation

Enterprise value less than $500 million

●	Gaming Partners International Corporation
●	Innova Gaming Group Inc.
●	TransAct Technologies Incorporated

The tables below summarize certain observed trading multiples and historical and projected financial performance, on an aggregate basis, for the selected public companies. Data related to the Company’s performance are pro forma for the merger.

	REVENUE GROWTH			EBITDA GROWTH			EBITDA MARGIN			ENTERPRISE VALUE AS A MULTIPLE OF
Enterprise Value > $500 million

	LTM	2016	2017	LTM	2016	2017	LTM	2016	2017	LTM EBITDA	2016 EBITDA	2017 EBITDA	LTM Revenue

Max.	45.7%	3.4%	4.4%	28.0%	5.4%	6.2%	39.0%	39.6%	40.0%	15.8x	11.9x	11.2x	4.84x
Min.	-12.0%	1.4%	1.2%	-15.3%	-12.6%	2.2%	23.2%	23.6%	23.7%	6.2x	6.0x	5.9x	1.44x
Mean	7.7%	2.0%	2.7%	8.4%	0.4%	3.8%	31.4%	32.9%	33.3%	9.0x	7.8x	7.5x	2.82x
Median	-1.5%	1.6%	2.6%	10.5%	4.4%	3..4%	31.8%	34.2%	34.7%	6.9x	6.6x	6.4x	2.50x

Enterprise Value < $500 million

	LTM	2016	2017	LTM	2016	2017	LTM	2016	2017	LTM EBITDA	2016 EBITDA	2017 EBITDA	LTM Revenue

Max.	14.6%	14.5%	18.5%	161.6%	56.1%	25.9%	18.8%	25.6%	27.2%	8.2x	7.1x	6.2x	1.05x
Min.	6.7%	1.2%	8.2%	1.9%	15.4%	14.5%	12.8%	14.6%	15.4%	4.0x	2.5x	2.0x	0.74x
Mean	11.2%	7.8%	13.4%	84.7%	35.7%	20.2%	15.9%	20.1%	21.3%	5.7x	4.8x	4.1x	0.86x
Median	12.4%	7.8%	13.4%	90.4%	35.7%	20.2%	16.1%	20.1%	21.3%	5.0x	4.8x	4.1x	0.80x
Company	4.0%	32.5%	24.1%	NM	NM	NM	-6.3%	0.0%	5.2%

LTM = Latest Twelve Months

EBITDA = Earnings Before Interest, Tax, Depreciation and Amortization

Source: S&P Capital IQ, SEC Filings, Annual and Interim Reports, and special committee and its representatives

Selected M&A Transactions Analysis

Duff & Phelps compared the Company to the target companies involved in the eleven selected M&A transactions listed in the below table. The selection of these transactions was based, among other things, on the target company’s industry and the availability of public information related to the transaction. The transactions were segmented into groups based on enterprise value. The first group includes target companies with an enterprise value greater than $500 million and the second group includes target companies with an enterprise value less than $500 million.

Target Companies with an Enterprise Value > $500 million
Date Announced	Acquirer Name	Target Name
2/23/2016	Novomatic AG	Ainsworth Game Technology Ltd.
9/8/2014	Global Cash Access Holdings, Inc. (nka:Everi Holdings Inc.)	Multimedia Games Holding Company, Inc.
8/1/2014	Scientific Games Corporation	Bally Technologies, Inc.
7/15/2014	GTECH S.p.A.	International Game Technology
7/6/2014	Aristocrat Leisure Ltd.	Video Gaming Technologies, Inc.
7/15/2013	Bally Technologies, Inc.	SHFL entertainment, Inc.
1/30/2013	Scientific Games Corporation	WMS Industries Inc.

Target Companies with an Enterprise Value < $500 million
Date Announced	Acquirer Name	Target Name
11/17/2015	Ainsworth Game Technology Ltd.	Nova Technologies, LLC
3/13/2014	Gaming Partners International Corporation	GemGroup Inc.
9/25/2012	Amaya Gaming Group Inc.	Cadillac Jack, Inc.
8/8/2012	Yuri Itkis Gaming Trust of 1993	GameTech International Inc., Substantially All the Assets

The selected M&A transactions in which the target company’s enterprise value was greater than $500 million indicated enterprise value to Latest Twelve Months (“LTM”) EBITDA multiples ranging from 7.6x to 16.1x with a median of 9.5x and enterprise value to LTM revenue multiples ranging from 2.16x to 5.44x with a median of 4.17x. The selected M&A transactions in which the target company’s enterprise value was less than $500 million indicated enterprise value to LTM EBITDA multiples ranging from 5.0x to 8.5x with a median of 6.8x and enterprise value to LTM revenue multiples ranging from 0.64x to 2.25x with a median of 0.97x.

Summary of Selected Public Companies Analysis and Selected M&A Transactions Analyses

Due to the factors listed below, Duff & Phelps did not select and apply multiples to the Company’s historical or projected financial performance. Rather, Duff & Phelps provided implied valuation multiples for the Company based on its discounted cash flow analysis in order to compare its valuation conclusion to the observed valuation multiples of the selected public companies and the targets in the selected M&A transactions:

●	The Company is smaller than all of the selected public companies and target companies in the selected M&A transactions.

●	The Company had negative EBITDA in 2015 and is projected to have negligible EBITDA in 2016.

●	Although it operates in an industry similar to the selected public companies and the target companies in the selected M&A transactions, the Company’s business mix is unique.

Duff & Phelps noted that the range of estimated enterprise values from its discounted cash flow analysis implied a range of enterprise value to LTM revenue multiples of 0.51x to 0.62x and a range of enterprise value to projected fiscal 2017 EBITDA of 5.9x to 7.3x.

C.	Summary of Company Valuation Analysis – Merger

Considering the analyses described above, Duff & Phelps concluded that the Company’s enterprise value, after giving effect to the merger, was within the range of $6.7 million to $8.3 million.

Based on its concluded enterprise value, Duff & Phelps estimated the range of the Company’s aggregate common equity value to be in the range of $7.7 million to $9.4 million by:

Adding:

●     Cash, net of a $0.05 per share distribution to possibly be paid to existing shareholders prior to the merger;

●     Estimated value of the Company’s tax benefits from its net operating loss carryforwards

Subtracting:

●     Estimated required working capital investment;

●     Standalone cash flow generated by AGA prior to the closing of the merger;

●     Transaction and other expenses; and

●     The initial $1.0 million issued under the company note and the present value of the incremental $2.0 million to be issued if certain revenue targets are achieved.

Duff & Phelps then divided the aggregate equity value by the pro forma total shares outstanding, after giving effect to the stock consideration (as defined in the merger agreement), which resulted in a per share value range of $0.36 to $0.45, after giving effect to the merger. Duff & Phelps then added the $0.05 distribution per share to this range to conclude a value of $0.41 to $0.50 per share for the Company’s existing shareholders after giving effect to the merger.

Summary of Analyses

Duff & Phelps noted that, based on its analysis, the Company’s per share value range of $0.41 to $0.50, assuming the merger is consummated, is greater than the Company’s per share value of approximately $0.32, on a standalone basis.

Duff & Phelps’ opinion was only one of the many factors considered by the special committee and our Board in their evaluation of the merger and should not be viewed as determinative of the views of the special committee or our Board.

Miscellaneous

The special committee selected Duff & Phelps because Duff & Phelps is a leading independent financial advisory firm, offering a broad range of valuation and investment banking services, including fairness and solvency opinions, mergers and acquisitions advisory, mergers and acquisitions due diligence services, financial reporting and tax valuation, fixed asset and real estate consulting, ESOP and ERISA advisory services, legal business solutions and dispute consulting. Duff & Phelps is regularly engaged in the valuation of businesses and securities in the preparation of fairness opinions in connection with mergers, acquisitions and other strategic transactions.

Fees and Expenses

As compensation for Duff & Phelps’ services in connection with the rendering of its opinion to the special committee, the Company agreed to pay Duff & Phelps $175,000 payable as follows: (i) $30,000 credited from the April 2015 fairness opinion engagement described below, (ii) $22,500 in cash upon execution of the engagement letter as a retainer, and (iii) the remaining $122,500 in cash payable upon Duff & Phelps giving notice to the special committee that it has completed its work to enable it to be in a position to deliver its opinion. No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in its opinion or whether or not the merger is successfully consummated. Furthermore, Duff & Phelps is entitled to be paid additional fees at Duff & Phelps’ standard hourly rates for any time incurred should Duff & Phelps be called upon to support its findings subsequent to the delivery of its opinion. The Company also agreed to reimburse Duff & Phelps for its out-of-pocket expenses and reasonable fees and expenses of counsel retained by Duff & Phelps in connection with the engagement, with legal fees and expenses not to exceed $20,000. The Company also agreed to indemnify Duff & Phelps for certain liabilities arising out of its engagement.

In April 2015, Duff & Phelps was engaged by the Company to serve as independent financial advisor and provide a fairness opinion to our Board in connection with a proposed transaction unrelated to the merger. In addition, the Company may engage Duff & Phelps to provide advice to our Board in connection with a potential cash distribution to the Company’s public shareholders. The April 2015 fairness opinion engagement included, and the possible new engagement would include, customary fees, expense reimbursement and indemnification.

Other than the engagement to provide a fairness opinion described herein and the aforementioned possible new engagement and the April 2015 fairness opinion engagement, during the two years preceding the date of the opinion described herein, Duff & Phelps has not had any material relationship with any party to the merger for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

THE MERGER

This discussion of the merger is qualified in its entirety by reference to the Agreement and Plan of Merger, which is appended to this proxy statement as Annex A-1, Amendment No. 1 to Agreement and Plan of Merger, which is appended to this proxy statement as Annex A-2, and the forms of ancillary documents to be entered into at closing appended to the merger agreement, including the form of company note appended to this proxy statement as Annex B, form of employment agreement appended to this proxy statement as Annex C and form of voting agreement appended to this proxy statement as Annex D. Each annexed copy of the merger agreement, company note, employment agreement and voting agreement is hereby incorporated into this proxy statement by reference. You should read the entire merger agreement, company note, employment agreement and voting agreement appended hereto carefully as those legal documents govern the merger and the transactions that will be entered into by the Company in connection with the merger.

Parties to the Merger

AG&E Holdings Inc.

and its wholly-owned subsidiary

American Gaming & Electronics, Inc.

4630 S. Arville Street, Suite E

Las Vegas, NV 89103

(702) 798-5752

AG&E is a leading parts distributor to the casino and gaming markets. It sells parts and services to more than 700 casinos in North America with offices in Las Vegas, Nevada, and Miami, Florida.

Advanced Gaming Associates LLC

and its sole owner

Anthony Tomasello

223 Pratt Street

Hammonton, NJ 08037-1719

(609) 704-3000

AGA is a diverse sales and service organization focused on providing turnkey gaming floor services for casino operators and leading slot machine manufacturers. Founded in 2006 and based in Hammonton, New Jersey, AGA has licensed technicians strategically placed to service gaming jurisdictions around the world. In addition to providing outsourced technical services to improve efficiency and flexibility for its gaming customers, AGA is a distributor of important products for casino floors, including bill validators and cash boxes manufactured by MEI/Crane Payment Innovations, and Intelligent Deposit Systems for table games manufactured by i-depsys.

AGA is 100% owned by Mr. Tomasello.

Effect of the Merger

AGA will be merged with and into Merger Sub and, as a result of the merger, the separate legal existence of AGA will cease, and Merger Sub will continue as the surviving entity of the merger and will remain a wholly-owned subsidiary of AG&E. AG&E intends to continue to be a publicly-traded company.

Consideration to be Paid in the Merger

In accordance with the merger agreement, at the effective time of the merger, all equity interests in AGA outstanding as of immediately prior to the effective time of the merger shall be cancelled and converted into the right to receive, and the Company will pay Mr. Tomasello (subject to adjustment as provided in the merger agreement):

●	at closing, 5,303,816 unregistered shares of the Company’s common stock;

●

within 90 days after the date of the first anniversary of the closing date, 2,121,526 unregistered shares of the Company’s common stock; provided that during the twelve consecutive months following the closing date, the surviving entity exceeds $4 million in sales generated by i-depsys and eConnect product lines, plus any new products not previously sold by the Company, Merger Sub, or AGA;

●

within 90 days after the date of the second anniversary of the closing date, 2,121,526 unregistered shares of the Company’s common stock; provided that during the twelve consecutive months following the first anniversary of the closing date, the surviving entity exceeds $6 million in sales generated by i-depsys and eConnect product lines, plus any new products not previously sold by the Company, Merger Sub, or AGA; and

●

principal in an amount initially equal to $1,000,000, and interest due thereon, in each case payable, adjusted and subject to escalation in accordance with the terms of company note (as described below in “—Company Note.”).

The issuance and sale of the shares of common stock of the Company constituting a portion of the merger consideration is intended to be exempt from registration under the Securities Act, pursuant to Section 4(a)(2) and Regulation D of the Securities Act. The Company has not engaged in general solicitation or advertising with regard to the issuance and sale of such shares of its common stock and has not offered securities to the public in connection with such issuance and sale.

Other Material Provisions of the Merger Agreement

Closing of the Merger

Subject to certain conditions, the closing will take place at the offices of Fox Rothschild LLP at 353 N. Clark Street, Suite 3650, Chicago, Illinois 60654 at 10:00 a.m. on the closing date, which shall be no earlier than the fifth business day and no later than the tenth business day after the satisfaction or waiver of the conditions set forth in the merger agreement. Contemporaneously with or as promptly as practicable after the closing, properly executed articles of merger and a statement of merger shall be filed with the Secretary of State of the State of Nevada and the Department of State of the Commonwealth of Pennsylvania, or at such later time as may be specified in such filings.

Representations and Warranties

In the merger agreement, the Company and Merger Sub have made a number of representations and warranties to AGA and Mr. Tomasello. These representations and warranties are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement, the disclosure schedules delivered in connection therewith or the Company’s filings with the SEC. Those representations and warranties relate to, among other things:

●	organization, standing and power to conduct business;
●	authority and due execution;

●

absence of any conflict with or violation of their organizational documents, applicable law or certain contracts or licenses as a result of the execution and delivery of the merger agreement and consummation of the transactions contemplated thereby;

●	absence of pending or threatened litigation;
●	capitalization of the Company and validity of common stock to be issued as merger consideration;
●	fees payable to brokers, finders or investment banks in connection with the merger;
●	filings made with the SEC;
●	fairness opinion of a financial advisor regarding the payment of the merger consideration;
●	amount of net operating loss carry forwards for tax purposes as reflected in the Company’s financial statements;
●	amount of working capital of the Company on the closing date;
●	certain financial performance of the Company for the twelve months prior to the merger agreement;
●	title to personal and real property and assets;
●	ownership of equipment and assets;
●	compliance with applicable laws and absence of binding government orders and pending or threatened government actions; and
●	permits and licenses for operation of the business.

In the merger agreement, AGA and Mr. Tomasello have made a number of representations and warranties to the Company and Merger Sub. These representations and warranties are subject, in some cases, to specified exceptions and qualifications contained in the merger agreement or the disclosure schedules delivered in connection therewith. Those representations and warranties relate to, among other things:

●	organization, standing and power to conduct business;
●	capital structure of AGA;
●	authority and due execution;
●

absence of any conflict with or violation of their organizational documents, applicable law or certain contracts or licenses as a result of the execution and delivery of the merger agreement and consummation of the transactions contemplated thereby;

●	financial statements and projections (including the projections);
●	indebtedness and guarantees;
●	absence of pending or threatened litigation and government orders;
●	tax matters;
●	title or leasehold to personal and real property, equipment and assets;
●	intellectual property;
●	accounts receivable and payable;
●	compliance with applicable laws and absence of binding government orders and pending or threatened government actions;
●	possession of permits and licenses for operation of the business;
●	fees payable to brokers, finders or investment banks in connection with the merger;
●	absence of restrictions on business in any geographic area or during any time period;
●	labor and employment matters;
●	employee benefit plans;
●	environmental matters;
●	material contracts, including certain restrictions imposed by such contracts;
●	insurance, self-insurance and insurance claims;
●	affiliate transactions;
●	books and records;

●	material changes since December 31, 2014;
●	warranties on products and outstanding warranty claims;
●	customers and suppliers;
●	bank accounts and letters of credit;
●	assets used in the business;
●	absence of dissenters’ or appraisal rights for Mr. Tomasello; and
●	truthfulness and completeness of representations, warranties and disclosures made to the Company and Merger Sub.

The representations and warranties shall survive for 18 months after the closing date, except for those regarding AGA’s organization, capital structure, authority and due execution, and brokers’ fees, which survive indefinitely, and those regarding taxes, employee benefit plans and environmental matters governed by statute, which survive for the applicable statutory period plus 60 days.

Material Adverse Effect

The Company and Merger Sub’s obligations to consummate the transactions contemplated in the merger agreement are conditioned upon, among other things, the absence of a “material adverse effect,” or an event that could reasonably be expected to result in a material adverse effect, with respect to AGA between the date of the merger agreement and the closing date. Those same obligations are also conditioned upon the continued truthfulness and completeness of AGA’s representations and warranties, in many cases qualified by materiality or the absence of a material adverse effect. With respect to AGA, a “material adverse effect” means any event, occurrence, fact, condition or change that has a material adverse effect on:

(1)

the business, results of operations, prospects, condition (financial or otherwise), or assets of AGA, taken as a whole; excluding events, occurrences, facts, conditions or changes arising out of, relating to or resulting from:

(a)	changes generally affecting the economy, financial or securities markets;
(b)	any outbreak or escalation of war or any act of terrorism; or
(c)	general changes in the conditions in the industry in which AGA operates;

provided, however, that any event, change and effect referred to in clauses (a), (b) or (c) shall be taken into account in determining whether a material adverse effect has occurred or would reasonably be expected to occur to the extent that such event, change or effect has a disproportionate effect on AGA, taken as a whole, compared to other participants in the industries in which AGA conducts its business; or

(2)	the ability of AGA to consummate the transactions contemplated in the merger agreement on a timely basis.

Conduct of Business Pending the Closing

Between the date of the merger agreement and the closing date, except with the written consent of the Company (which may not be unreasonably withheld or delayed), AGA must conduct its business in the ordinary course of business and use commercially reasonable efforts to maintain and preserve intact the current organization, business and franchise of its business and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having business relationships with AGA. Specifically, AGA must not, among other things:

●	amend or propose to amend its organizational documents;
●	engage in certain transactions regarding interests in AGA;

●	increase compensation to its employees;
●	acquire any entity or make loans to or investments in an entity or person;
●	dispose of any assets by any means, except obsolete equipment or assets;
●	adopt a plan of liquidation, dissolution, restructuring, recapitalization, or reorganization;
●	allow a permit to lapse;
●	violate applicable laws; or
●	cause any material change in circumstances of AGA.

Between the date of the merger agreement and the closing date, AGA must also notify the Company in writing of:

●

any fact or event that has or could reasonably be expected to result in: (i) a material adverse effect; (ii) a falsehood in the representations and warranties; or (iii) a failure of a condition to the closing;

●	any material deviation from the projections;
●	any notice alleging that the consent of a third party may be required for the transactions contemplated by the merger agreement;
●	any notice from a governmental entity regarding the transactions contemplated by the merger agreement; and
●	any actions commenced or threatened against or involving AGA or relating to the transactions contemplated by the merger agreement.

Between the date of the merger agreement and the closing date, except with the written consent of AGA (which may not be unreasonably withheld or delayed), the Company must conduct its business in the ordinary course of business and use commercially reasonable efforts to maintain and preserve intact the current organization, business and franchise of its business and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having business relationships with the Company. Specifically, the Company must not, among other things:

●	acquire any entity or make loans to or investments in an entity or person;
●	dispose of any assets by any means, except obsolete equipment or assets;
●	adopt a plan of liquidation, dissolution, restructuring, recapitalization, or reorganization;
●	allow a permit to lapse;
●	violate applicable laws; or
●	cause any material change in circumstances of the Company.

Between the date of the merger agreement and the closing date, the Company must also notify AGA in writing of:

●

any fact or event that has or could reasonably be expected to result in: (i) a material adverse effect; (ii) a falsehood in the representations and warranties; or (iii) a failure of a condition to the closing;

●	any notice alleging that the consent of a third party may be required for the transactions contemplated by the merger agreement;
●	any notice from a governmental entity regarding the transactions contemplated by the merger agreement; and
●	any actions commenced or threatened against or involving AG&E or relating to the transactions contemplated by the merger agreement.

Closing Distributions

Between the date of the merger agreement and the closing date, the Company is expressly permitted to make, in our Board’s sole discretion, one or more distributions to our shareholders. Assuming the merger agreement and the transactions contemplated therein are approved by our shareholders, our Board expects to make a cash distribution to our shareholders of up to $0.05 per share prior to closing.

Acquisition Proposals

We refer to an AGA acquisition proposal as an inquiry, proposal or offer from a third party regarding:

●	a merger or other business combination;
●	the issuance or acquisition of AGA interests; or
●	the disposition of a significant portion of AGA’s property or assets.

Pursuant to the merger agreement, AGA may not, and may not permit any of its affiliates or their representatives, to:

●	encourage, solicit or continue inquiries regarding an AGA acquisition proposal;
●	enter into discussions or negotiations with or provide any information to any person concerning a possible AGA acquisition proposal; or
●	enter into any agreement of any kind regarding an AGA acquisition proposal.

We refer to a Company acquisition proposal as an inquiry or proposal regarding:

●	a tender offer, exchange offer, or other transaction pursuant to which a third party would acquire, directly or indirectly, 40% or more of the outstanding shares or voting power of the Company;
●

a merger or other business combination pursuant to which a third party would acquire, directly or indirectly, 40% or more of the outstanding shares or voting power of the Company or, if applicable, any surviving entity of the combination;

●

a recapitalization or business combination pursuant to which a third party would acquire, directly or indirectly, 40% or more of the outstanding shares or voting power of the Company or, if applicable, the parent entity resulting from the transaction; or

●	any transaction pursuant to which a third party would acquire, directly or indirectly, control of the Company’s assets representing 75% or more of the fair market value of all the Company’s assets.

The Company will notify AGA promptly upon receiving a Company acquisition proposal. The Company may:

●	contact any party that makes a company acquisition proposal to clarify the terms of the proposal; and
●

furnish information to and enter into discussions with a third party making a company acquisition proposal, only if our Board or special committee determines the proposal is or could be a superior proposal and enters into a confidentiality agreement with the third party.

We refer to a superior proposal as a company acquisition proposal to acquire substantially all of the Company’s assets or a merger or similar transaction pursuant to which the Company’s affiliates and other stockholders would hold less than 50% of the outstanding shares or voting power of the Company, surviving entity, or resulting parent, which the Company determines in good faith to be more financially favorable than the merger.

If, prior to obtaining the approval of our shareholders for the merger, our Board or a special committee of the Board determines in good faith that it has received a superior proposal and that it would be a violation of its fiduciary duties not to alter its recommendation of the merger agreement to our shareholders, or to terminate the merger agreement, in order to enter into an agreement with the third party, it may do so. Prior to taking such action, the Company must give AGA written notice of its intention to do so.

Shareholder Meeting; Recommendation of our Board of Directors

The merger agreement provides that the Company will take all action necessary to convene a meeting of its shareholders, as soon as reasonably practicable after this proxy statement is cleared by the SEC for mailing to shareholders, for the purpose of considering and voting upon the approval of the merger agreement and the transactions contemplated thereby.

Employee Matters and Benefit Plans

The Company will offer at-will employment to each of AGA’s employees as of and following the closing date, subject to the same conditions and qualifications applicable to all its new employees, including but not limited to background checks.

One day prior to the closing date, contingent upon the consummation of the closing, Mr. Tomasello and AGA shall terminate all of AGA’s employee benefit plans. As of the effective time of the merger, all continuing employees will become participants in the employee benefit plans maintained by the Company for its and its affiliates’ employees in the United States. Such continuing employees will be given credit for their time of service with AGA for the purpose of eligibility and vesting in the Company’s benefit plans.

The foregoing paragraph shall not apply to Mr. Tomasello, whose terms of employment were negotiated separately in the employment agreement.

Indemnification and Insurance

Under the merger agreement, Mr. Tomasello, as the sole member of AGA, agrees to indemnify, defend and hold harmless the Company, the surviving entity and their respective affiliates in respect of damages arising out of:

●	AGA’s tax liabilities;
●	any claim by a current or former member of AGA based on its rights as a member of AGA;
●	unpaid transaction expenses and debt of AGA not satisfied by post-closing adjustments;
●	liabilities, obligations or expenses of AGA arising with respect to events prior to the effective time of the merger;
●	breach of a representation or warranty in the merger agreement made by AGA or Mr. Tomasello;
●	breach of a covenant in the merger agreement made by AGA or Mr. Tomasello; or
●	any losses related to or arising out of the termination of AGA’s benefit plans and any failure of AGA to provide health insurance to any AGA employees prior to the closing.

The indemnification obligations of Mr. Tomasello under the merger agreement may be satisfied by any of the following, at the discretion of the Company or its affiliate that is owed damages:

●	as a set-off to reduce the amount of shares of common stock of the Company to be paid as merger consideration after the closing date;
●	as a set-off to reduce the amount of principal and/or interest due or payable in the future under the company note;
●	as a set-off to reduce any other amount due under the merger agreement; or
●	against Mr. Tomasello individually.

Under the merger agreement, the Company and Merger Sub agree to indemnify, defend and hold harmless Mr. Tomasello and his affiliates in respect of damages arising out of the breach of a representation, warranty or covenant in the merger agreement made by the Company or Merger Sub.

Mr. Tomasello shall not be required to indemnify the Company and shall not be liable for breaches of representations or warranties made in the merger agreement until such breaches exceed, on a cumulative basis, $75,000, in which case, he shall be liable for the full amount of such damages. Mr. Tomasello shall not be required to indemnify the Company and shall not be further liable for damages in excess of $3 million. These limitations shall not apply to any damages for breach of representations and warranties regarding organization, capital structure, authority and due execution, brokers’ fees, taxes, employee benefit plans, or environmental matters, to any claim based on fraud, intentional misrepresentation or intentional breach, or to any covenant of indemnification not expressly relating to a breach of a representation or warranty.

The Company and Merger Sub shall not be required to indemnify the Mr. Tomasello and shall not be liable for breaches of representations, warranties or covenants made in the merger agreement until such breaches exceed, on a cumulative basis, $75,000, in which case, they shall be liable for the full amount of such damages. The Company and Merger Sub shall not be required to indemnify the Mr. Tomasello and shall not be liable for damages in excess of $3 million. This paragraph shall not apply to damages for any claim based on fraud, intentional misrepresentation or intentional breach.

On the closing date, a tail insurance policy may be obtained under the Company’s errors and omissions policy in form and amounts reasonably agreed to by the parties, the premiums for which shall be paid by the Company.

Conditions to the Closing

Each party’s obligation to consummate the transactions contemplated in the merger agreement and effect the merger is subject to the fulfillment or waiver by each of the parties to the merger agreement at or before the closing date of the following conditions:

●	approval of the merger agreement and the transactions contemplated thereby by the requisite affirmative vote of the Company’s shareholders;
●	the absence of any decree, order, ruling or injunction of any governmental authority that prohibits the consummation of the merger; and
●	the receipt of all enumerated consents required by each of the Company, AGA and their respective affiliates.

Unless waived by the Company, the obligations of the Company and Merger Sub to consummate the transactions contemplated in the merger agreement and effect the merger are subject to the fulfillment at or before the closing date of the following additional conditions:

●

certain representations and warranties of AGA contained in the merger agreement and other transaction documents being true and correct in all material respects at and as of the date of the merger agreement and as of the closing date as if made at and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

●

certain representations and warranties of AGA contained in the merger agreement and other transaction documents being true and correct in all respects at and as of the date of the merger agreement and as of the closing date as if made at and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

●

performance in all material respects by AGA and Mr. Tomasello of all agreements, covenants and conditions required to be performed by them under the merger agreement and other transaction documents at or before the closing date;

●	no action shall have been commenced against the Company, Merger Sub, AGA or Mr. Tomasello which would prevent the closing;
●	any closing distributions authorized by our Board to be made by the Company to our shareholders shall have been made;
●	there shall have been no material deviation from the projections;
●	no material adverse effect with respect to AGA shall have occurred; and
●	the required closing deliverables shall have been delivered.

Unless waived by AGA, the obligation of AGA to consummate the transactions contemplated in the merger agreement and effect the merger is subject to the fulfillment at or before the closing date of the following additional conditions:

●

certain representations and warranties of the Company and Merger Sub contained in the merger agreement and other transaction documents being true and correct in all material respects at and as of the date of the merger agreement and as of the closing date as if made at and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

●

certain representations and warranties of the Company and Merger Sub contained in the merger agreement and other transaction documents being true and correct in all respects at and as of the date of the merger agreement and as of the closing date as if made at and as of the closing date (except to the extent expressly made as of an earlier date, in which case as of such earlier date);

●

performance in all material respects by the Company and Merger Sub of all agreements, covenants and conditions required to be performed by them under the merger agreement and other transaction documents at or before the closing date;

●	no action shall have been commenced against the Company, Merger Sub, AGA or Mr. Tomasello which would prevent the closing; and
●	the required closing deliverables shall have been delivered.

Termination of the Merger Agreement

The merger agreement may be terminated and the transactions contemplated by the merger agreement may be abandoned at any time prior to the closing by:

(1)	mutual written consent of the Company and AGA;

(2)	by the Company upon written notice to AGA if:

(a)

the Company and Merger Sub are not in material breach of the merger agreement and there has been a breach of a representation, warranty or covenant by AGA or Mr. Tomasello that would cause the failure of a condition to the closing, and the breach has not been cured within 10 days of notice given by the Company;

(b)

any of the conditions affecting the Company and Merger Sub’s obligations to effect the merger has not been, or obviously will not be, fulfilled by the later of (i) December 31, 2016, or (ii) subject to the satisfaction of certain conditions, the date in which the gaming authorities in the State of Michigan consent to or reject the Merger, unless such failure results from Company’s failure to perform its covenants, agreements or conditions under the merger agreement;

(c)	prior to obtaining the approval of the Company’s shareholders, our Board or a special committee of the Board changes its recommendation;

(d)

prior to obtaining the approval of the Company’s shareholders, a Company acquisition proposal is publicly disclosed and our Board or a special committee of the Board fails to affirm its recommendation within five business days; or

(e)	as described in the above in the section titled “—Acquisition Proposals”;

(3)	by AGA upon written notice to the Company if:

(a)

AGA and Mr. Tomasello are not in material breach of the merger agreement and there has been a breach of a representation, warranty or covenant by the Company or Merger Sub that would cause the failure of a condition to the closing, and the breach has not been cured within 10 days of notice given by the AGA; or

(b)

any of the conditions affecting the AGA and Mr. Tomasello obligations to effect the merger has not been, or obviously will not be, fulfilled by the later of (i) December 31, 2016, or (ii) subject to the satisfaction of certain conditions, the date in which the gaming authorities in the States of Delaware and Maryland consent to or reject the Merger, unless such failure results from AGA or Mr. Tomasello’s failure to perform their covenants, agreements or conditions under the merger agreement;

(3)	by either AGA or the Company if:

(a)	any applicable law or final, non-appealable government order makes the merger illegal or otherwise prohibited; or

(b)	the Company’s shareholder meeting concludes, the Company’s shareholders have voted the shareholder approval of the merger agreement has not been obtained.

Amendment, Extension or Waiver

The merger agreement may be amended in writing by the parties; however, after approval of the merger agreement and the transactions contemplated thereby by the Company’s shareholders, no amendment which by law requires shareholder approval may be made without such further shareholder approval.

Any agreement on the part of a party to the merger agreement to do any of the following shall be valid only if set forth in a written instrument signed on behalf of the waiving party:

●	extend the time for the performance of any of the obligations or other acts of the other parties;

●	waive any inaccuracies in the representations and warranties contained in the merger agreement or other transaction documents; or
●	waive compliance with any of the agreements or conditions contained in the merger agreement.

Specific Performance

The parties to the merger agreement are entitled to seek specific performance to prevent breaches of the merger agreement and to enforce the terms thereof.

Remedies

Except as otherwise provided in the merger agreement, any and all remedies expressly conferred upon a party to the merger agreement will be cumulative with, and not exclusive of, any other remedy contained therein. The exercise by a party of any one remedy will not preclude the exercise by it of any other remedy.

Access

Subject to reasonable restrictions, each party will afford the other parties and their representatives full and free access to and the right to inspect all of the properties, assets, premises, books and records, contracts and other documents and data related to that party, and promptly furnish information concerning its business, properties and personnel as may reasonably be requested.

Governing Law; Exclusive Jurisdiction

The merger agreement is governed by the law of Illinois. Any lawsuit arising out of the merger agreement must be brought exclusively in the Federal Courts of the United States of America for the Northern District of Illinois of the state courts located in Cook County, Illinois.

Company Note

In connection with the closing and as part of the merger consideration paid to Mr. Tomasello, the Company, as issuer, must deliver to Mr. Tomasello, as payee, the company note.

The company note provides for:

●	a principal amount of $1 million upon the closing;

●

an additional $1 million in principal if the revenue to the surviving entity from certain services exceeds $5 million during the twelve months beginning the first day of the first full month following the closing of the merger; and

●

an additional $1 million in principal if the revenue to the surviving entity from certain services exceeds $7 million during the twelve months beginning the first anniversary of the first day of the first full month following the closing of the merger.

Principal amounts due under the company note will bear interest at a rate of five percent (5%) per annum. The company note will have a five-year maturity, with payments of principal and interest to be paid monthly, in initial monthly payments of $29,971, which amounts to be equitably adjusted to take into consideration any set-off to, or escalation of, the principal amount of the company note.

The service revenue to be counted toward determining whether principal will be added to the company note after closing includes (i) revenue to install or repair slot machines, video game terminals, video lottery terminals, machine parts, or other similar gaming devices or non-gaming devices installed and used for gaming purposes, and (ii) maintenance contract revenue for casinos and manufacturers where the work is performed at the casino site or manufacturing sites.

The company note is subject to certain customary provisions regarding payment, events of default and acceleration upon default.

As described above in “Other Material Provisions of the Merger Agreement—Indemnification and Insurance,” the principal and interest due on the company note is subject to set-off for any indemnification obligations of Mr. Tomasello’s owed under the merger agreement.

In addition, the company note provides that, should the Company incur any indebtedness, Mr. Tomasello shall subordinate his rights under the company note to all such senior lenders, but only up to $5 million of the indebtedness held by such senior lenders.

Employment Agreement

In connection with the closing, Mr. Tomasello will enter into the employment agreement with the Company for an initial term of one year, subject to extension by good-faith negotiation between the parties. Pursuant to the employment agreement, Mr. Tomasello shall be employed as interim Chief Executive Officer. He will receive a base salary of $385,000, a bonus of 2% of the Company’s EBITDA upon the Company exceeding $600,000 in EBITDA for the first 12 calendar months of the employment agreement and other benefits and perquisites customarily given by the Company to its executive officers.

Under the employment agreement, the Company may terminate Mr. Tomasello’s employment for cause at any time. The Company may also terminate Mr. Tomasello’s employment without cause upon thirty days’ notice, and Mr. Tomasello may terminate his employment with the Company for good reason. If the Company terminates Mr. Tomasello’s employment without cause or Mr. Tomasello terminates his employment for good reason, the Company must pay as severance his base salary for the remaining portion of the employment period. This severance is subject to a dollar-for-dollar offset for any compensation Mr. Tomasello earns during the remaining portion of the employment period.

Under the employment agreement, Mr. Tomasello will also agree to certain covenants in favor of the Company, including customary non-disclosure, intellectual property, non-competition and non-solicitation provisions.

Voting Agreement

In connection with the closing, Mr. Tomasello will enter into the voting agreement with the Company. Pursuant to the terms of the voting agreement, Mr. Tomasello agrees on behalf of himself and any person he controls to refrain from engaging in certain activities with respect to the Company and transactions involving his ownership of shares of the Company’s common stock, in each case for two years following the closing date, unless our Board recommends and approves such actions. Examples of such restricted activities include, but are not limited to, the:

●	acquisition and transferring of Company securities;
●	solicitation of proxies with respect to the Company;
●	public attempts to control management of the Company; and
●	votes to change the size of our Board or remove directors.

The voting agreement further provides that the nominating and governance committee of our Board will give due consideration to any two individuals proposed by Mr. Tomasello to sit as directors on our Board, provided that Mr. Tomasello agrees to vote his shares of common stock of the Company in favor of all individuals nominated for election as directors by our nominating and governance committee.

No Dissenters’ Rights

We do not believe that any dissenters’ rights, or other appraisal rights, are available to you under the Illinois Business Corporation Act of 1983, should you object to the transactions contemplated by the merger agreement.

Effect of Termination of the Merger Agreement

If the merger agreement is terminated, and closing does not occur, for example, because the merger agreement is not approved by the requisite vote of the shareholders, our Board intends to pursue an orderly liquidation of the Company.

OTHER MATTERS RELATED TO THE MERGER

Litigation Related to the Merger

As of the date of the preparation of these proxy materials, neither the Company nor AGA is involved in any litigation related to the merger.

Regulatory Approvals

Other than customary regulatory approvals related to casino and gaming licenses required for AG&E to operate its business after the merger, the Company does not expect any other regulatory approvals to be required to consummate the merger.

Certain of such casino and gaming-related regulatory approvals will be required to be obtained prior to the closing; certain may be obtained after the closing. The failure to obtain one or more of such approvals, or the revocation, suspension or non-renewal of certain of AG&E’s existing casino and gaming licenses, as more fully described below in “Other Matters Related to the Merger—Risk Factors Related to the Merger—Regulatory Risk,” will likely have a material adverse effect on the Company and the Company’s ability to consummate the merger.

Interests of the Directors, Executive Officers and Nominees for Election as Director of AG&E in the Merger

When considering the recommendation of our Board that you vote to approve the proposal to approve the merger agreement and the transactions contemplated therein, you should be aware that certain of our directors and executive officers, and nominees for election as director, have interests in the merger and that are different from, or in addition to, the interests of our shareholders generally, as more fully described below.

Mr. Anthony Spier, currently Chairman of our Board of Directors and our President and Chief Executive Officer, holds 36,000 shares of restricted common stock of the Company that will vest, with the restrictions thereupon also lapsing, upon consummation of the transactions contemplated by the merger agreement. In addition, Mr. Tomasello, a nominee for director, will receive the merger consideration described in this proxy statement upon consummation of the transactions contemplated by the merger agreement.

Our Board was aware of and considered these interests, to the extent the interests existed at the time, among other matters, in evaluating and negotiating the merger, in approving the merger agreement, and in recommending that the merger agreement to be approved by the Company’s shareholders.

None of our other directors or executive officers, or nominees for election as a director, have interests in the merger, other than their beneficial ownership of shares of common stock of AG&E, which are not different from the interests of our shareholders generally.

Prior Relationships of the Parties to the Merger

On January 1, 2015, AGA and the Company entered into a distribution agreement pursuant to which AGA appointed the Company as the exclusive distributor of a number of its products in all legal jurisdictions west of the Mississippi River except for Missouri, Mississippi, Louisiana and Arkansas. The distribution agreement contained certain standard provisions common in the industry including an allocation of the margin of products sold.

Additionally, Cooper Levenson, P.A. or Cooper Levenson has previously performed limited gaming legal services for the Company and may do so in the future. Cooper Levenson represented AGA in connection with the negotiation and documentation of the merger agreement and related documents. The Company and AGA have each signed waivers of this conflict of interest.

Risk Factors Related to the Merger

You should read and consider risk factors specific to our business, operations and regulatory environment. These risks are described in the section entitled “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2015 and in other documents incorporated by reference into this proxy statement. See the section entitled “Where You Can Find Additional Information” herein for more information about the location of, and how to request, such other documents incorporated by reference.

In addition, you should read and consider the following risk factors when deciding whether to approve of the merger agreement:

Regulatory Risk

The consummation of the transaction contemplated by the merger agreement may lead to the failure to maintain existing licenses or to obtain new licenses, which could have a materially adverse effect on our operations, financial condition, and results of operations.

Our operations as currently and as planned to be conducted require AG&E to obtain and maintain gaming licenses, permits, registrations, qualification, or findings of suitability (individually a “License” or collectively, “Licenses”) from governmental gaming authorities (“Gaming Authorities”) in order to conduct business with casinos and gaming-related manufacturers and suppliers. With certain exceptions, our directors, officers and 5% or more shareholders are similarly required to obtain licensure, qualification, or findings of suitability. In general, in order to receive a License, a person or entity must be found to have honesty, integrity, and financial stability.

The Company and/or the Merger Sub currently hold Licenses in 117 jurisdictions. AGA and/or Mr. Tomasello, currently hold Licenses in 32 jurisdictions. Upon consummation of the transaction contemplated by the merger agreement, Mr. Tomasello will become a significant shareholder, interim Chief Executive Officer, and a director of the Company. Many of the jurisdictions where the Company has Licenses must make a determination as to Mr. Tomasello’s suitability. Similarly, in order for AG&E to continue the business currently conducted by AGA in jurisdictions where AG&E does not hold a License, the Gaming Authorities of such jurisdictions must make a determination as to the suitability of AG&E. Some jurisdictions require a License to be issued prior to the closing of the transaction. We believe that most jurisdictions will permit the transaction to close and business to be continue to be conducted during any investigation and before the issuance of a License.

Mr. Tomasello was previously the majority owner and president of Par-4, Inc. (“Par-4”), a company that refurbished slot machines and related equipment. In 1996, Par-4 was indicted by a federal grand jury and subsequently entered a plea of guilty to two counts of the illegal shipment of slot machine parts and peripherals. Mr. Tomasello was not personally indicted or charged. On February 27, 1996, Par-4 was sentenced to pay a fine of $5,000.00 and a special assessment of $400.00. As a result, Par-4’s gaming-related license in New Jersey was suspended by the New Jersey Casino Control Commission for 18 months. It was reinstated after the suspension and no New Jersey or other regulatory action was ever personally taken against Mr. Tomasello.

Although: (i) AGA and Mr. Tomasello have obtained Licenses in 32 jurisdictions; (ii) the Par-4 conviction occurred over 20 years ago; and (iii) Mr. Tomasello has never been charged or convicted of any offense; as Gaming Laws vary, there can be no assurance that a jurisdiction will not raise the guilty plea of Par-4 in connection with a suitability determination.

If any required License is not issued, or if any License currently held is not maintained, it could have a materially adverse effect on our operations, financial condition, and results of operations and possibly require us to disassociate ourselves from Mr. Tomasello or cease doing business in one or more jurisdictions.

Additional Merger Risks

Our current shareholders will have a reduced ownership and voting interest after the merger.

As a result of the shares we expect to issue as part of the merger, Mr. Tomasello is expected to hold up to approximately 31% of AG&E’s outstanding common shares immediately following completion of the merger. In addition, Mr. Tomasello may receive, based on the achievement of certain performance measures after the merger, an additional 4,243,052 shares of our common stock. Our shareholders currently have the right to vote for directors and on other matters affecting our company. When the merger occurs, each of our shareholders will remain a holder of our common stock with a percentage ownership that will be smaller than that shareholder's percentage of our common stock prior to the merger. As a result of this reduced ownership percentage, our historic shareholders will have less voting power after the merger.

Our business may be disrupted while the merger is pending or if the merger is not consummated.

The proposed transaction may disrupt the current plans and operations of AG&E. To date, AG&E has incurred, and will continue to incur, significant costs, expenses and fees for professional services and other transaction costs in connection with the merger, and these fees and costs are payable by AG&E whether or not the merger is consummated. Furthermore, we cannot predict how AG&E’s suppliers, customers and other business partners will view or react to the pending merger.

We are also subject to restrictions on the conduct of our business prior to the consummation of the merger as provided in the merger agreement, including, among other things, certain restrictions on our ability to conduct acquisitions and sell, transfer or dispose of our assets outside of the ordinary course of business. These restrictions could prevent us from pursuing otherwise attractive business opportunities, result in our inability to respond effectively to competitive pressures, industry developments and future opportunities and may otherwise harm our business, results of operation and financial condition.

We and AGA may experience difficulties in integrating our businesses, which could cause us to fail to realize some or all of the potential benefits of the merger.

We and AGA believe that the merger will result in various benefits. Achieving the anticipated benefits of merger will depend in part upon whether our two companies integrate our businesses in an efficient and effective manner.

We and AGA may not be able to accomplish this integration process successfully. The difficulties of combining the two companies’ businesses potentially will include, among other things:

●

the necessity of addressing possible differences, incorporating cultures and management philosophies, and the integration of certain operations following the transaction will require the dedication of significant management resources, which may temporarily distract management’s attention from our day-to-day business; and

●	any inability of our management to cause best practices to be applied to our business after the merger.

An inability to realize the full extent of the anticipated benefits of the merger, as well as any delays encountered in the transition process, could have an adverse effect upon our revenues, level of expenses and operating results, which may affect the value of our common stock after the closing of the merger.

If the merger is not completed, we may consider other strategic alternatives, which are subject to risks and uncertainties.

If the merger is not completed, our Board will review and consider various alternatives available to us, including, among others, liquidating the Company or seeking other dispositions. These alternative transactions may involve various additional risks to our business, including, among others, distraction of our management team and associated expenses, our ability to consummate any such alternative transaction, the valuation assigned to our business in any such alternative transaction, and other variables which may adversely affect our operations.

The merger with AGA may not be consummated.

It is not certain that the merger will be consummated. Specifically, among other things: (i) there is risk that the conditions to the closing of the merger will not be satisfied (including a failure of our shareholders to approve, on a timely basis or otherwise, the merger); (ii) uncertainties exist as to the timing of the consummation of the merger and the ability of each of AG&E and AGA to consummate the merger; or (iii) legislative, regulatory and economic developments may impact the ability of AG&E and AGA to consummate the merger. We can give no assurance that the conditions to the merger will be satisfied.

PROPOSAL ONE: ELECTION OF DIRECTORS

With respect to the election of directors, shareholders have cumulative voting rights such that each shareholder is entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares of common stock owned by such shareholder, and such shareholder may cast such votes for one nominee or distribute them in any manner among any number of nominees.

Our Board recommends a vote “FOR ALL NOMINEES”.

PROPOSAL TWO: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Advisory Proposal

We are seeking an advisory vote from our shareholders to approve the compensation of our named executive officers, as disclosed in this proxy statement. The advisory vote on executive compensation described in this proposal is commonly referred to as a “say-on-pay vote.” Shareholders also may, if they wish, abstain from voting on this proposal.

As set forth above, the Company believes that its executive compensation program is reasonable, competitive and strongly focused on pay-for-performance principles. The goals of the Company’s executive compensation program are to:

-	Establish target compensation levels that are competitive within the industries and the markets in which we compete for executive talent;
-	Structure executive compensation so that our executives share in the Company’s short and long term successes and failures by varying compensation from target levels based upon business performance;
-

Link pay to performance by making a substantial percentage of total executive compensation variable, or “at risk,” through annual incentive compensation and the granting of long-term incentive awards; and

-	Ensure that a meaningful portion of compensation is focused on the retention of our top talent.

This proposal gives our shareholders the opportunity to express their views on the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. For the reasons discussed above, we are asking our shareholders to indicate their support for our named executive officer compensation by voting “FOR” the following resolution at the meeting:

“RESOLVED: that the Company’s shareholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the tables and disclosures in this proxy statement.”

The say-on-pay vote is an advisory vote only and, therefore, it will not bind the Company or our Board. However, our Board will consider the voting results as appropriate when making future decisions regarding executive compensation.

Vote Required and Board Recommendation

Approval of the proposal to approve, on a non-binding, advisory basis, certain compensation arrangements for AG&E’s named executive officers requires the affirmative vote of the holders of a majority of those shares of common stock present or represented by proxy at the meeting and entitled to vote thereat.

Our Board recommends that you vote “FOR” the approval of the advisory resolution relating to certain compensation arrangements for AG&E’s named executive officers.

PROPOSAL THREE: APPROVAL OF THE MERGER AGREEMENT

Merger Agreement Proposal

As a matter of good corporate governance, we are asking you to approve a proposal to approve the merger agreement and the transactions contemplated therein, including the merger and the listing of any stock consideration paid or payable to Mr. Tomasello in connection with the merger.

Vote Required and Board Recommendation

Our Board and the merger agreement requires that the affirmative vote of the holders of at least two-thirds of the outstanding shares of the Company’s common stock entitled to vote at the meeting is required to approve the merger agreement and the transactions contemplated therein, including the merger and the listing of any stock consideration paid or payable to Mr. Tomasello in connection with the merger.

Our Board recommends that you vote “FOR” the approval of the merger agreement and the transactions contemplated therein, including the merger and the listing of any stock consideration paid or payable to Mr. Tomasello in connection with the merger.

Our Board, after considering the various factors described below and elsewhere in this proxy statement, has determined that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable and in the best interests of the Company and the Company’s shareholders and has approved the merger agreement and the transactions contemplated by the merger agreement, including the merger and the listing of any stock consideration paid or payable to Mr. Tomasello in connection with the merger.

In reaching its decision to approve the merger and the merger agreement and the transactions contemplated therein and recommend approval of the merger agreement and the transactions contemplated therein by our shareholders, our Board consulted with our special committee, as well as with outside legal counsel and Duff & Phelps, and considered a number of factors, which included (but did not exclusively consist of) the factors described in the section herein entitled “Background of the Merger—Recommendation of our Board of Directors and Reasons for the Merger.”

For the avoidance of doubt, this proposal, if approved by our shareholders at the meeting, is intended to constitute the shareholder, approval as provided by the NYSE MKT rules, including Section 712 and 713 thereof, that is a prerequisite to a listed company’s application with the NYSE MKT to list additional securities issued in connection with certain transactions, like the merger.

PROPOSAL FOUR: ADJOURNMENT OF THE MEETING

Adjournment Proposal

We are asking you to approve a proposal to adjourn the meeting to a later date or dates if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement and at the time of the meeting. If our shareholders approve the adjournment proposal, we could adjourn the meeting and any adjourned session of the meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from shareholders that have previously returned properly executed proxies voting against approval of the merger agreement.

Among other things, approval of the adjournment proposal could mean that, even if we had received proxies representing a sufficient number of votes against approval of the merger agreement such that the proposal to approve the merger agreement would be defeated, we could adjourn the meeting without a vote on the approval of the merger agreement and seek to convince the holders of those shares to change their votes to votes in favor of approval of the merger agreement.

Additionally, we may seek to adjourn the meeting if a quorum is not present at the meeting.

Vote Required and Board Recommendation

Approval of the proposal to adjourn the meeting requires the affirmative vote of the holders of a majority of those shares of common stock present or represented by proxy at the meeting and entitled to vote thereat.

Our Board believes that it is in the best interests of AG&E and its shareholders to be able to adjourn the meeting, if necessary or appropriate for the purpose of soliciting additional proxies in respect of the proposal to approve the merger agreement if there are insufficient votes to approve the merger agreement at the time of the meeting.

Our Board recommends that you vote “FOR” the adjournment of the meeting, if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the merger agreement and at the time of the meeting.

PAST CONTRACTS, TRANSACTIONS OR NEGOTIATIONS

Except as described under “Background of the Merger,” and “The Merger—Other Matters Related to the Merger—Prior Relationships of the Parties to the Merger” above, there have not been any negotiations, transactions or material contracts during the past two years concerning any merger, consolidation, tender offer or other acquisition of any class of the Company’s securities, election of the Company’s directors or sale or other transfer of a material amount of the Company’s assets (i) between the Company or any of its affiliates, on the one hand, and AGA or its executive officers, directors or controlling persons, on the other hand, (ii) between any affiliates of the Company or (iii) between the Company and its affiliates, on the one hand, and any person not affiliated with the Company who would have a direct interest in such matters, on the other.

OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Owners of More than 5% of Our Common Stock

The following table sets forth, as of August 3, 2016 and upon completion of the merger, the number and percentage of outstanding shares of the Company’s common stock beneficially owned by each person known to the Company to beneficially own more than 5% of such stock. Except as otherwise indicated, the Company believes that each of the beneficial owners of the common stock listed below, based on information furnished by such owners, has sole investment and voting power with respect to such shares, subject to community property laws if and where applicable.

Beneficial ownership is determined under SEC rules and generally includes voting or dispositive power with respect to securities. For purposes of computing the number of shares of our common stock subject to options held by that person that are exercisable within 60 days of August 3, 2016, these shares are deemed to be outstanding and beneficially owned by the person holding the options for purposes of determining the percentage ownership of the optionee. These shares, however, are not deemed as outstanding for the purpose of computing the percentage ownership of any other person.

	Shares Beneficially Owned Prior to Merger	% of Class(a)	Shares Beneficially Owned After Merger	% of Class(b)
Poplar Point Capital Management LLC (c)	714,598	6.13%	714,598	4.22%
Principal shareholders owning more than 5% as a group	714,598	6.13%	714,598	4.22%

(a)	Based on 11,649,000 shares of common stock outstanding as of August 3, 2016.

(b)	Based on 16,952,816 shares of common stock expected to be outstanding immediately following the completion of the merger.

(c)

Based on information set forth on a Schedule 13G filed by Poplar Point Capital Management LLC, Poplar Point Capital Partners LP, Poplar Point Capital GP LLC and Jad Fakhry (collectively, the “Poplar Parties”), with the SEC on April 22, 2016. The Poplar Parties have shared voting and dispositive powers with respect to 714,598 shares of common stock. The address for each of these parties is 840 Hinckley Road, Suite 250, Burlingame, California 94010.

Securities Beneficially Owned by Executive Officers, Directors and Nominees for Director

The following table sets forth, as of August 3, 2016 and upon completion of the merger, the number and percentage of outstanding shares of the Company’s common stock beneficially owned by each executive officer and director (and director nominee) and all executive officers and directors (and director nominees) as a group.

Beneficial ownership is determined under SEC rules and generally includes voting or dispositive power with respect to securities. For purposes of computing the number of shares of our common stock subject to options held by that person that are exercisable within 60 days of August 3, 2016, these shares are deemed to be outstanding and beneficially owned by the person holding the options for purposes of determining the percentage ownership of the optionee. These shares, however, are not deemed as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise provided, the address to each of the persons listed below is c/o AG&E Holdings Inc., 4630 South Arville Street, Suite E, Las Vegas, Nevada 89103.

	Shares Beneficially Owned Prior to Merger	% of Class(a)	Shares Beneficially Owned After Merger	% of Class(b)
Executive Officer and Directors
Anthony S. Spier (c) (d)	576,792	4.95%	576,792	3.40%
Frank R. Martin (e)	75,345	0	75,345	0
Sam Basile	0	0%	0	0%
Executive Officer and Directors as a group (3 persons)	652,137	5.60%	652,137	3.85%

Director Nominees
Anthony Tomasello	0	0%	5,303,816(f)	31.29%
Robert Pickus	0	0%	0	0%
Executive Officers, Directors and Director Nominees as a group (5 persons)	652,137	5.60%	5,955,953	35.13%

*Less than one percent

(a)	Based on 11,649,000 shares of common stock outstanding as of August 3, 2016.
(b)	Based on 16,952,816 shares of common stock expected to be outstanding immediately following the completion of the merger.
(c)	The amounts shown include the following restricted share grants that have been awarded pursuant to the stock awards plan: Mr. Spier, 36,000 shares and the executive officers as a group, 36,000 shares.
(d)

The amounts shown for Mr. Spier include 170,123 shares owned through The Lauren Blondis Spier Trust dated September 8, 2010, Lauren Blondis Spier, Trustee (of which Mr. Spier is a joint beneficiary with Lauren Blondis Spier, Mr. Spier’s spouse).

(e)	The amounts shown for Mr. Martin exclude 1,789 shares owned by Mr. Martin’s wife for which he disclaims beneficial ownership.
(f)	Does not include up to 4,243,052 shares of common stock issuable as additional merger consideration based upon the performance of the Company during the first two years after completion of the merger.

Regarding the hedging and pledging of Company stock by our directors and executive officers, the Company does not have a policy to prohibit hedging and pledging. However, none of our directors, executive officers or nominees for director hedged or pledged any Company stock in 2015, 2014 or 2013. The Company will consider instituting such a policy during 2016.

Section 16(a) Beneficial Ownership Reporting Compliance

To our knowledge, based solely upon a review of copies of reports received by us pursuant to Section 16(a) of the Exchange Act, and written representations that no other reports were required to be filed, we believe that all filing requirements applicable to our directors and executive officers under Section 16(a) with respect to 2015 were satisfied, and all such reports were timely filed.

OTHER MATTERS

As of the date hereof, our Board is not aware of any other matters which may properly be presented for action at the meeting. If, however, any other matters should properly come before the meeting, it is the intention of the persons named on the proxy card to vote the shares represented thereby in accordance with their judgment as to the best interest of our Company on such matters.

Proposals of Shareholders to be Presented at 2017 Annual Meeting

Under the applicable regulations of the SEC, a shareholder wishing to include a shareholder proposal in our proxy statement for the 2017 annual meeting must submit the proposal to us not later than April 7, 2017.

Our bylaws also prescribe certain time limitations and procedures which must be complied with for proposals of shareholders, including nominations of directors to be considered at such annual meeting. In the case of an annual meeting, our bylaws provide an advance notice procedure for a shareholder to properly bring notice to the Corporate Secretary of the Company not less than 90 days and not more than 120 days prior to the anniversary of the preceding annual meeting of shareholders. In the case of a meeting, a shareholder must bring notice to the Corporate Secretary of the Company not earlier than 30 days nor later than 60 days prior to the date of the meeting.

The advance notice by shareholders must include (i) a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name, business and residence address of the shareholder submitting the proposal, (iii) the principal occupation or employment of such shareholder, (iv) the number of shares of the Company which are beneficially owned by such shareholder and (v) any material interest of the shareholder in such business. In addition, in the case of shareholder proposals for the nomination of candidates for election to our Board, our bylaws require additional information to be provided in the advance notice about each person whom the shareholder proposes to nominate, which additional information includes information we are required disclose in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act.

Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or proxy relating to any annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

If a shareholder of the Company intends, at the Company’s 2017 annual meeting, to nominate a person for election to our Board or to propose other business, including a request to amend our bylaws, the shareholder must deliver a notice of such nomination or proposal to the Company’s Secretary not later than the close of business on June 16, 2017 and no earlier than the close of business on May 17. 2017 and otherwise comply with the other procedural requirements of our bylaws. The foregoing requirements are separate from, and in addition, to the requirements of the SEC that a shareholder must meet to have a proposal included in our proxy statement.

Where You Can Find Additional Information

The SEC allows us to “incorporate by reference” information into this proxy statement, which means that we can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this proxy statement, except for any information superseded by information in this proxy statement or incorporated by reference subsequent to the date of this proxy statement. This proxy statement incorporates by reference the documents set forth below that we have previously filed with the SEC. These documents contain important information about us and our financial condition and are incorporated by reference into this proxy statement.

The following AG&E filings with the SEC are incorporated by reference:

●	AG&E’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015;
●	AG&E’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2016; and
●	AG&E’s Current Reports on Form 8-K filed February 3, 2016, April 14, 2016, May 16, 2016, May 31, 2016, and July 22, 2016.

We also incorporate by reference into this proxy statement additional documents that we may file with the SEC between the date of this proxy statement and the earlier of the date of the meeting or the termination of the merger agreement. These documents include periodic reports, such as Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as well as Current Reports on Form 8-K and proxy soliciting materials.

You may read and copy any document we file with the SEC at the SEC’s public reference room located at 100 F Street, N.E. Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room. Our SEC filings are also available to the public at the SEC’s website at http://www.sec.gov and our website at http://www.agegaming.com.

If you have any questions about this proxy statement, the meeting or the merger, or if you need assistance with voting procedures, you should contact:

Morrow & Co., LLC

470 West Avenue

Stamford, Connecticut 06902

Phone number for banks and brokerage firms: (203) 658-9400

Phone number for shareholders: (877) 780-4190

Email: AGE.info@morrowco.com

Householding of Proxies

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for annual reports and proxy statements with respect to two or more shareholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. We and some brokers may household annual reports and proxy materials, delivering a single annual report and/or proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders.

Once you have received notice from your broker or us that they or we will be householding materials to your address, householding may continue until you are notified otherwise or until you revoke your consent. You may request to receive at any time a separate copy of our annual report or proxy statement, by sending a written request to AG&E Holdings Inc., c/o Corporate Secretary, 4630 S. Arville Street, Suite E, Las Vegas, NV 89103, or calling (702) 798-5752.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or us if your shares are registered in your name. You can notify us by sending a written request to AG&E Holdings Inc., c/o Corporate Secretary, 4630 S. Arville Street, Suite E, Las Vegas, NV 89103, or calling (702) 798-5752.

If, at any time, you and another shareholder sharing the same address wish to participate in householding and prefer to receive a single copy of our annual report and/or proxy statement, please notify your broker if your shares are held in a brokerage account or us if your shares are registered in your name. You can notify us by sending a written request to AG&E Holdings Inc., c/o Corporate Secretary, 4630 S. Arville Street, Suite E, Las Vegas, NV 89103, or calling (702) 798-5752.

MISCELLANEOUS

AG&E has supplied all information relating to AG&E, and AGA has supplied, and AG&E has not independently verified, all of the information relating to AGA contained in this proxy statement.

You should rely only on the information contained in this proxy statement to vote on the proposals identified herein, including the merger. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement.

This proxy statement is dated August 5, 2016. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date (or as of an earlier date if so indicated in this proxy statement). The mailing of this proxy statement to shareholders does not create any implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make a proxy solicitation.

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information until 11:59 p.m. Central Daylight Time on September 13, 2016. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE -1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions until 11:59 p.m. Central Daylight Time on September 13, 2016. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to AG&E Holdings Inc., c/o Corporate Secretary.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
KEEP THIS PORTION FOR YOUR RECORDS

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

AG&E Holdings Inc.

The Board of Directors recommends that you vote “FOR” all nominees for director, with respect to proposal 1.
1. Election of Directors:
		Nominees:	Number of Shares:
☐	For All Nominees	☐ Anthony Spier	____________
☐	Withhold Authority For All Nominees	☐ Salvatore “Sam” Basile	____________
☐	For All Except (see instructions below)	☐ Anthony Tomasello	____________
		☐ Robert Pickus	____________

Instructions: To withhold authority to vote for any individual nominee(s), mark “For all Except” and fill in the box next to each nominee you with to withhold.

Cumulative Voting: Do NOT fill in the lines in the “Number of Shares” column unless you wish to use cumulative voting. You are entitled to vote the number of shares you hold or control multiplied by the number of nominees. To cumulate your vote for one or more of the above nominee(s), write on the lines after the name of each nominee the number of votes you desire to cast for that nominee. If you are cumulative your vote do not mark the box. If you wish to cumulate your votes, you must vote by using the proxy card rather than by voting by telephone or the Internet.

The Board of Directors recommends that you vote “FOR” proposals 2, 3 and 4 below.
				For	Against	Abstain

2.	To approve, on a non-binding, advisory basis, certain compensation arrangements for the Company’s named executive officers for the fiscal year ending December 31, 2015.			☐	☐	☐
3.

To approve the Agreement and Plan of Merger, dated as of April 12, 2016, by and among AG&E Holdings Inc., American Gaming & Electronics, Inc., Advanced Gaming Associates LLC and Anthony Tomasello, in his capacity as member and representative of Advanced Gaming Associates LLC, as it is and may be further amended from time to time, and the transactions contemplated therein, including the merger and the listing of any stock consideration paid or payable to Mr. Tomasello in connection with the merger.

				☐	☐	☐
4.	To adjourn the meeting to a later date or dates, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to adopt the merger agreement at the time of the meeting.			☐	☐	☐

NOTE: In their discretion, the proxy holders are authorized to vote upon any other business that may properly come before the meeting or any adjournment or postponement of the meeting.

For address change/comments, mark here. ☐

(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date		Signature (Joint Owners)	Date

Title(s)

SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS OF

AG&E HOLDINGS INC.

TO BE HELD ON September 14, 2016

Please date, sign and mail

this proxy card as soon as possible or

refer to the reverse side for telephone and Internet voting instructions.

Please detach along perforated line and mail in the envelope provided.

— — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — — —

AG&E HOLDINGS INC.

PROXY FOR SPECIAL MEETING IN LIEU OF ANNUAL MEETING OF SHAREHOLDERS

September 14, 2016

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints Anthony Spier as proxy, with full power of substitution to vote, as designated below, all shares of stock that the signatory hereof is entitled to vote at the Special Meeting of Shareholders of AG&E Holdings Inc., September 14, 2016 at 10:00 a.m., Central Time, at the offices of Fox Rothschild LLP, 353 N. Clark Street, Suite 3650, Chicago, Illinois 60654, and all adjournments thereof, all in accordance with and as more fully described in the Notice and accompanying Proxy Statement for such meeting, receipt of which is hereby acknowledged.

The shares represented by this Proxy will be voted as directed by the undersigned. If no such direction is given when the duly executed Proxy is returned, such shares will be voted “FOR ALL NOMINEES” with respect to Proposal 1, “FOR” Proposal 2, “FOR” Proposal 3 and “FOR” Proposal 4 and according to the discretion of the proxy holders on any other matters that may properly come before the meeting and any adjournment or postponement thereof.

Address change/comments:
(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

ANNEX A-1

AGREEMENT AND PLAN OF MERGER

by and among

AG&E HOLDINGS INC.

American Gaming & Electronics, Inc.,

Advanced Gaming Associates LLC,

the COMPANY MEMBER

and

the COMPANY REPRESENTATIVE

Dated as of April 12, 2016

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS		11
DIRECTOR NOMINEES		12
COMMITTEES OF THE BOARD OF DIRECTORS		13
EXECUTIVE OFFICERS		15
COMPENSATION MATTERS		15
REPORT OF THE AUDIT COMMITTEE		18
BACKGROUND OF THE MERGER		18
Miscellaneous		35
Fees and Expenses		35
THE MERGER		36
OTHER MATTERS RELATED TO THE MERGER		48
OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT		51
Beneficial Owners of More than 5% of Our Common Stock		51
Securities Beneficially Owned by Executive Officers and Directors		52
Section 16(a) Beneficial Ownership Reporting Compliance		52
OTHER MATTERS		52
Proposals of Shareholders to be Presented at 2017 Annual Meeting		52
Where You Can Find Additional Information		53
Householding of Proxies		54
Article I. DEFINITIONS		2
1.01.	Definitions.	2
Article II. THE MERGER		12
2.01.	The Merger.	12
2.02.	Plan of Merger.	12
2.03.	Closing; Effective Time.	12
2.04.	Effect of the Merger.	12
2.05.	Constituent Documents of Surviving Entity; Directors and Officers.	13
2.06.	Conversion of Equity Interests Merger Sub.	13
2.07.	Merger Consideration.	13
2.08.	Post-Closing Adjustment to Parent Note Amount.	14
2.09.	Fractional Shares.	15
2.10.	Delivery of Stock Consideration.	16
2.11.	Rights as Members; Transfers of Existing Company Interests.	17
2.12.	Dissenters’ or Appraisal Rights.	17
2.13.	Further Action.	17

i

Article III. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE COMPANY MEMBER		17
3.01.	Organizational Matters.	18
3.02.	Capital Structure.	18
3.03.	Authority and Due Execution.	19
3.04.	Non-Contravention and Consents.	19
3.05.	Financial Statements.	20
3.06.	Indebtedness.	20
3.07.	Litigation.	21
3.08.	Taxes.	21
3.09.	Title to Property and Assets.	23
3.10.	Intellectual Property.	24
3.11.	Accounts Receivable; Accounts Payable.	25
3.12.	Compliance; Permits.	26
3.13.	Brokers’ and Finders’ Fees.	26
3.14.	Restrictions on Business Activities.	26
3.15.	Employment Matters.	26
3.16.	Employee Benefit Plans.	27
3.17.	Environmental Matters.	29
3.18.	Material Contracts.	30
3.19.	Insurance.	30
3.20.	Transactions with Related Parties; Additional Member Interests.	30
3.21.	Books and Records.	31
3.22.	Absence of Changes.	31
3.23.	Product Warranties; Services.	31
3.24.	Customers and Suppliers.	31
3.25.	Bank Accounts; Letters of Credit.	32
3.26.	Assets Used in the Business.	32
3.27.	Dissenter’s or Appraisal Rights.	32
3.28.	Disclosures.	32
Article IV. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB		32
4.01.	Organizational Matters.	32
4.02.	Authority and Due Execution.	33
4.03.	Non-Contravention and Consents.	33
4.04.	Litigation.	34
4.05.	Parent Common Stock.	34
4.06.	Brokers’ and Finders’ Fees.	34
4.07.	Parent SEC Filings.	34

4.08.	Opinion of Financial Advisors.	35
4.09.	Net Operating Loss Carry Forwards.	35
4.10.	Working Capital.	35
4.11.	Trailing Twelve Months Financial Performance.	35
4.12.	Title to Property and Assets.	35
4.13.	Real Property.	35
4.14.	Equipment.	35
4.15.	Assets.	36
4.16.	Compliance.	36
4.17.	Permits.	36
Article V. COVENANTS		36
5.01.	Conduct of Business Prior to the Closing; Notice of Certain Events.	36
5.02.	Closing Distributions.	38
5.03.	Access to Information.	39
5.04.	No Solicitation of Other Bids.	39
5.05.	Board Resolutions and Governance Issues.	40
5.06.	Resignations.	40
5.07.	Tax Matters.	40
5.08.	Tax Documentation.	40
5.09.	Company Employees.	40
5.10.	Employee Benefit Plans.	41
5.11.	Publicity.	41
5.12.	Tail Insurance.	41
5.13.	Competing Transaction.	41
5.14.	Preparation of the Parent Proxy Statement; Parent Stockholders Meeting.	43
5.15.	Stock Consideration Securities Matters.	44
5.16.	Release.	44
5.17.	Regulatory Matters.	45
5.18.	Closing Conditions.	46
5.19.	Further Assurances.	46
Article VI. CONDITIONS TO CLOSING		46
6.01.	Conditions to Obligations of All Parties.	46
6.02.	Conditions to Obligations of Parent and Merger Sub.	46
6.03.	Conditions to Obligations of the Company and the Company Member.	48
Article VII. INDEMNIFICATION		49
7.01.	Survival.	49
7.02.	Indemnification.	50
7.03.	Limitations on Indemnification	51

7.04.	Punitive Damages	52
7.05.	Claim Notice; Third Party Claim Procedures.	52
Article VIII. TERMINATION		54
8.01.	Termination.	54
8.02.	Effect of Termination.	56
Article IX. COMPANY REPRESENTATIVE		56
9.01.	Authorization of Company Representative.	56
9.02.	Compensation.	56
Article X. GENERAL PROVISIONS		57
10.01.	Notices.	57
10.02.	Interpretation.	58
10.03.	Counterparts.	58
10.04.	Entire Agreement.	58
10.05.	Company Disclosure Schedule.	58
10.06.	Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Voluntary Nature of Agreement and Counsel.	58
10.07.	Severability.	59
10.08.	Remedies.	60
10.09.	Specific Performance.	60
10.10.	Assignment.	60
10.11.	Expenses.	60
10.12.	Extension; Waiver.	60
10.13.	Amendment.	60

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of April 12, 2016, is entered into by and among AG&E Holdings Inc., an Illinois corporation (“Parent”), American Gaming & Electronics, Inc., a Nevada corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), Advanced Gaming Associates LLC, a Pennsylvania limited liability company (the “Company”), the Company Member (as defined below), and Anthony Tomasello, in his capacity as the Company representative (the “Company Representative”).

A.     The parties intend to effect a merger of the Company with and into Merger Sub in accordance with this Agreement (the “Merger”) and the applicable Merger Statutes (as defined below). Upon consummation of the Merger at Closing (as defined below), the Company will cease to exist, and Merger Sub will remain a direct wholly-owned Subsidiary of Parent.

B.     As a result of the Merger, and in accordance with the applicable Merger Statutes, all of the outstanding Equity Interests (as defined below) in the Company immediately prior to the Effective Time (as defined below) (the “Existing Company Interests”) shall be converted into the right to receive the Merger Consideration (as defined below) as set forth herein.

C.     The board of directors of Merger Sub has (i) determined that it is in the best interests of Merger Sub and its stockholder, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger, and (iii) resolved to recommend approval of this Agreement and the transactions contemplated hereby, including adoption of the Merger, by Parent, the stockholder of Merger Sub.

D.     The Board of Directors of Parent (the “Parent Board”) (and acting upon the recommendation of a special committee of the Parent Board consisting only of independent directors of Parent, the “Transaction Committee”) has (i) determined that it is in the best interests of Parent and its stockholders, and declared it advisable, to enter into this Agreement, (ii) approved the execution, delivery and performance of this Agreement and, subject to Parent Stockholder Approval (as defined below), the consummation of the transactions contemplated hereby, including the Merger, and (iii) resolved, subject to the terms and conditions set forth in this Agreement, to recommend approval of this Agreement and the transactions contemplated hereby, including adoption of the Merger, by the stockholders of Parent.

E.     The Company Board (as defined below) and the Company Member (as defined below) have unanimously (i) determined that it is in the best interests of the Company and the Company Member, and declared it advisable, to enter into this Agreement, and (ii) approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, including the Merger.

F.     Each of Parent, Merger Sub, the Company Member and the Company desire to make certain representations, warranties and covenants in connection with the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

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ARTICLE I.

DEFINITIONS

1.01.     Definitions. As used in this Agreement, the following terms shall have the meanings set forth or referenced below:

“Acquisition Proposal” has the meaning set forth in Section 5.04(a).

“Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

“Additional Member Interests” has the meaning set forth in Section 3.20(b).

“Adverse Recommendation Change” has the meaning set forth in Section 5.13(f).

“Affiliate” means, with respect to any Person, any other Person controlling, controlled by or under common control with such Person. For purposes of this definition and this Agreement, the term “control” (and correlative terms) means the power, whether by contract, equity ownership or otherwise, to direct the policies or management of a Person.

“Agreed Accounting Principles” means GAAP as applied consistently by Parent.

“Agreement” has the meaning set forth in the Preamble.

“Alternative Confidentiality Agreement” has the meaning set forth in Section 5.13(d).

“Applicable Law” means all laws, statutes, constitutions, rules, regulations, principles of common law, resolutions, codes, ordinances, requirements, judgments, orders, decrees, injunctions, and writs of any Governmental Entity.

“Break-Up Fee” has the meaning set forth in Section 8.01(b)(v).

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Chicago, Illinois are authorized or required by Applicable Law to be closed for business.

“Cap” has the meaning set forth in Section 7.03(b)(i).

“Change in Recommendation Notice” has the meaning set forth in Section 5.13(i).

“Claim Notice” has the meaning set forth in Section 7.05(a).

“Closing” has the meaning set forth in Section 2.03(a).

“Closing Date” has the meaning set forth in Section 2.03(a).

“Closing Distributions” has the meaning set forth in Section 5.02.

“Closing Stock Consideration” has the meaning set forth in Section 2.07(b)(i).

“Closing Working Capital” means the current assets of the Company, minus the current liabilities of the Company, in each case as applied using the Agreed Accounting Principles.

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“Closing Working Capital Statement” has the meaning set forth in Section 2.08(a)(i).

“Code” means the United States Internal Revenue Code of 1986, as amended; provided that all references to the Code, U.S. Treasury regulations or other governmental pronouncements shall be deemed to include references to any applicable successor regulations or amending pronouncement.

“Commercially Reasonable Efforts” means the commercially reasonable efforts that a prudent person desirous of achieving a result and having an incentive to and interest in achieving such result would use in similar circumstances to achieve that result as expeditiously as reasonably possible.

“Company” shall have the meaning set forth in the Preamble.

“Company Benefit Plans” has the meaning set forth in Section 3.16(a).

“Company Board” means the managing Company Member of the Company.

“Company Constituent Documents” has the meaning set forth in Section 3.01(b).

“Company Disclosure Schedule” means each schedule (dated as of the date of this Agreement) delivered to the Parent on behalf of the Company and prepared in accordance with Section 10.05.

“Company Material Adverse Effect” means any event, occurrence, fact, condition or change that has a material adverse effect on (i) the business, results of operations, prospects, condition (financial or otherwise), or assets of the Company, taken as a whole, or (ii) the ability of the Company to consummate the transactions contemplated hereby on a timely basis; provided, however, that, for the purposes of clause (i), a Company Material Adverse Effect shall not be deemed to include events, occurrences, facts, conditions or changes arising out of, relating to or resulting from: (x) changes generally affecting the economy, financial or securities markets; (y) any outbreak or escalation of war or any act of terrorism; or (z) general changes in the conditions in the industry in which the Company operates; provided further, however, that any event, change and effect referred to in clauses (x), (y) or (z) immediately above shall be taken into account in determining whether a Company Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, change or effect has a disproportionate effect on the Company, taken as a whole, compared to other participants in the industries in which the Company conducts its business.

“Company Member” means a Person that is a member of the Company pursuant to the Company’s Constituent Documents owning any Existing Company Interests at the Effective Time.

“Company Member Fundamental Representations” has the meaning set forth in Section 7.01(a)(i).

“Company Member Indemnified Person” has the meaning set forth in Section 7.02(f).

“Company New Product Revenue” means the aggregate dollar amount of sales by the Surviving Entity following the Closing, as calculated by Parent in accordance with GAAP (as consistently applied by Parent) of the products listed in Exhibit A attached hereto.

“Company Projections” has the meaning set forth in Section 3.05(d).

“Company Representative” has the meaning set forth in the Preamble.

“Company Transaction Expenses” means (i) all costs and expenses incurred (whether prior to or as of the Closing) or which may be payable by the Company in connection with the preparation, negotiation, execution and performance of this Agreement, any Transaction Document and the transactions contemplated hereby and thereby, and (ii) bonuses, severance, change of control payments and other amounts payable by the Company to any employee of the Company in connection with the transactions contemplated by this Agreement pursuant to any retention, stay, transaction completion or similar transaction bonus contract, agreement or plan (including “double trigger” obligations which become payable following the Closing, any withholding Taxes and the employer portion of any employment Taxes related thereto) and unpaid by the Company as of the Closing Date.

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“Company’s GAAP” means GAAP as consistently applied by the Company.

“Company Releasees” has the meaning set forth in Section 5.16(b).

“Company Releasors” has the meaning set forth in Section 5.16(a).

“Confidential Information” has the meaning set forth in Section 3.10(h).

“Confidentiality Agreement” has the meaning set forth in Section 5.03(b).

“Consent” means approval, consent, ratification, permission, waiver, order or authorization (including any Permit).

“Constituent Documents” means the articles or certificate of incorporation and bylaws of a corporation, the certificate of partnership and partnership agreement of a general or limited partnership, the certificate of formation or articles of organization and limited liability company operating agreement of a limited liability company, the trust agreement of a trust and the comparable documents of other entities.

“Continuing Employees” has the meaning set forth in Section 5.09.

“Contract” means any written, oral or other agreement, contract, subcontract, settlement agreement, lease, binding understanding, instrument, note, option, warranty, purchase order, license, sublicense, insurance policy, benefit plan or legally binding commitment or undertaking of any nature to which the Company is a party or by which the Company, or any of its properties or assets, is bound.

“Damages” means any and all claims, demands, suits, proceedings, judgments, losses, charges, Taxes, penalties and fees, costs and expenses (including reasonable attorneys’ fees and expenses) sustained, suffered or incurred by an Indemnified Party in connection with, or related to, any matter which is the subject to the indemnification provisions hereof, subject to the limitations on indemnification set forth in Article VII.

“Disputed Amounts” has the meaning set forth in Section 2.08(d).

“Drop Dead Date” has the meaning set forth in Section 8.01.

“Effective Time” has the meaning set forth in Section 2.03(b).

“Employee Benefit Plan” means (i) any nonqualified deferred compensation or retirement plan or arrangement that is an Employee Pension Benefit Plan, (ii) any qualified defined contribution retirement plan or arrangement that is an Employee Pension Benefit Plan, (iii) any qualified defined benefit retirement plan or arrangement that is an Employee Pension Benefit Plan (including any Multiemployer Plan), (iv) any Employee Welfare Benefit Plan or fringe benefit plan or program, (v) any profit sharing, bonus, stock option, stock purchase, consulting, employment, severance or incentive plan, agreement or arrangement or (vi) any plan, agreement or arrangement providing benefits related to clubs, vacation, childcare, parenting, sabbatical or sick leave that is sponsored, maintained or contributed to by the Company or any ERISA Affiliate for the benefit of the employees, former employees, independent contractors or agents of the Company or any ERISA Affiliate or has been so sponsored, maintained or contributed to at any time prior to the Closing Date.

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“Employee Benefit Plan Resolutions” has the meaning set forth in Section 5.10(a).

“Employee Pension Benefit Plan” has the meaning set forth in Section 3(2) of ERISA.

“Employee Welfare Benefit Plan” has the meaning set forth in Section 3(1) of ERISA.

“Employment Agreement” has the meaning set forth in Section 6.02(g).

“Enforceability Exceptions” has the meaning set forth in Section 3.03(b).

“Environmental Law” means any Applicable Law relating or pertaining to the public health and safety or the environment or otherwise governing the generation, use, handling, collection, treatment, storage, transportation, recovery, recycling, removal, discharge or disposal of Hazardous Materials, including (i) the Solid Waste Disposal Act, 42 U.S.C. 6901 et seq., as amended, (ii) the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., as amended, (iii) the Clean Water Act, 33 U.S.C. § 1251 et seq., as amended, (iv) the Clean Air Act, 42 U.S.C. § 7401 et seq., as amended, (v) the Toxic Substances Control Act, 15 U.S.C. § 2601 et seq., as amended, (vi) the Emergency Planning and Community Right To Know Act, 15 U.S.C. § 2601 et seq., as amended, and (vii) the Occupational Safety and Health Act, 29 U.S.C. § 651 et seq., as amended.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any Subsidiary or other entity that would be considered a single employer with the Company or a subsidiary within the meaning of Section 414 of the Code.

“Equity Interests” means (i) with respect to any corporation, all shares, interests, participations or other equivalents of capital stock of such corporation, however designated, and any warrants, options or other rights to purchase or acquire any such capital stock and any securities convertible into or exchangeable or exercisable for any such capital stock, (ii) with respect to any partnership, all partnership interests, participations or other equivalents of partnership interests of such partnership, however designated, and any warrants, options or other rights to purchase or acquire any such partnership interests and any securities convertible into or exchangeable or exercisable for any such partnership interests, and (iii) with respect to any limited liability company, all units, interests, participations or other equivalents of membership interests of such limited liability company, however designated, and any warrants, options or other rights to purchase or acquire any such membership interests and any securities convertible into or exchangeable or exercisable for any such membership interests.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Existing Company Interests” has the meaning set forth in the recitals.

“Fiduciary” has the meaning set forth in Section 3(21) of ERISA.

“Financial Statements” has the meaning set forth in Section 3.05(a).

“First Earn-out Stock Consideration” has the meaning set forth in Section 2.07(b)(i).

“GAAP” means U.S. generally accepted accounting principles.

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“Governmental Entity” means any national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality, or any quasi-governmental or private body (e.g., stock exchange) exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Entity.

“Hazardous Material” means any substance regulated or as to which liability might arise under any applicable Environmental Law and including, without limitation: (i) any chemical, compound, material, product, byproduct, substance or waste defined as or included in the definition or meaning of “hazardous substance,” “hazardous material,” “hazardous waste,” “solid waste,” “toxic waste,” “extremely hazardous substance,” “toxic substance,” “contaminant,” “pollutant,” or words of similar meaning or import found in any applicable Environmental Law; (ii) petroleum hydrocarbons, petroleum products, petroleum substances, natural gas, oil, oil and gas waste, crude oil, and any components, fractions, or derivatives thereof; and (iii) radioactive materials, asbestos containing materials, polychlorinated biphenyls or radon.

“Indebtedness” without duplication, means (i) all indebtedness (including the principal amount thereof or, if applicable, the accreted amount thereof and the amount of accrued and unpaid interest thereon) of the Company, whether or not represented by bonds, debentures, notes or other securities, for the repayment of money borrowed, whether owing to banks, financial institutions, on equipment leases or otherwise, (ii) all deferred indebtedness of the Company for the payment of the purchase price of property or assets purchased, (iii) all obligations of the Company to pay rent or other payment amounts under a lease of real or personal property which is required to be classified as a capital lease or a liability on the face of a balance sheet prepared in accordance with GAAP, (iv) any outstanding reimbursement obligation of the Company with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of the Company, (v) any payment obligation of the Company under any interest rate swap agreement, forward rate agreement, interest rate cap or collar agreement or other financial agreement or arrangement entered into for the purpose of limiting or managing interest rate risks, (vi) all indebtedness for borrowed money secured by any Lien existing on property owned by the, whether or not indebtedness secured thereby shall have been assumed, (vii) all guaranties, endorsements, assumptions and other contingent obligations of the Company in respect of, or to purchase or to otherwise acquire, indebtedness for borrowed money of others, and (viii) all premiums, penalties and change of control payments required to be paid or offered in respect of any of the foregoing as a result of the consummation of the transactions contemplated by this Agreement regardless if any of such are actually paid.

“Indemnified Party” means a Person who is entitled to indemnification pursuant to Article VII.

“Indemnifying Party” means a Person hereto who is required to provide indemnification under Article VII.

“Independent Accountant” has the meaning set forth in Section 2.08(d).

“Intellectual Property” means any or all of the following and all rights in, arising out of or associated therewith: (i) all United States, international and foreign patents and applications therefor and all reissues, divisions, renewals, extensions, provisionals, continuations and continuations-in-part thereof, (ii) all inventions (whether patentable or not), invention disclosures, improvements, trade secrets, proprietary information, know how, technology, technical data and customer lists and all documentation relating to any of the foregoing, (iii) all copyrights, copyright registrations and applications therefor and all other rights corresponding thereto throughout the world, (iv) all Software, (v) all industrial designs and any registrations and applications therefor throughout the world, (vi) all maskworks and any registrations and applications therefor throughout the world, (vii) all trade names, logos, URLs, common law trademarks and service marks, trademark and service mark registrations and applications therefor throughout the world, (viii) all databases and data collections and all rights therein throughout the world, (ix) all moral and economic rights of authors and inventors, however denominated, throughout the world and (x) any similar or equivalent rights to any of the foregoing anywhere in the world.

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“Intervening Event” means a Company Material Adverse Effect (other than and not related to a Parent Acquisition Proposal) that was not known to the Parent Board or the Transaction Committee on or prior to the date of this Agreement.

“Investment Letter” has the meaning set forth in Section 4.05(b).

“Lease Agreements” has the meaning set forth in Section 3.09(b).

“Leased Real Property” has the meaning set forth in Section 3.09(b).

“Licensed Software” has the meaning set forth in Section 3.10(b).

“Lien” or “Liens” means any lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrance.

“Material Contract” means any of the following:

(i)     Any Contract that requires or may require future expenditures by the Company in excess of $25,000 or that might result in payments to the Company in excess of $25,000 over a period of one (1) year or less;

(ii)     Any Contract to which the Company is a party that is not terminable without penalty on notice of 90 days or less;

(iii)     Each Lease Agreement and each Contract or other right pursuant to which the Company uses or possesses any Personal Property (other than Personal Property owned by the Company);

(iv)     Any Contract with the Company Member, a member of the Company Board or officer of the Company, or any Affiliate of any of such Persons, including any Contract providing for the furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such Person;

(v)     Any Contract relating to the Intellectual Property of the Company, any Third Party Intellectual Property Rights or any Confidential Information;

(vi)     Any Contract containing any covenant (x) limiting the right of the Company to engage in any line of business, make use of any Intellectual Property, Third Party Intellectual Property Rights or any Confidential Information or compete with any Person in any line of business, (y) granting any exclusive distribution or supply rights or (z) otherwise having an adverse effect on the right of the Company to sell, distribute or manufacture any products or services or to purchase or otherwise obtain any products or services.

(vii)     Any Contract between the Company and any current or former employee, consultant, manager or director of the Company pursuant to which benefits would vest or amounts would become payable or the terms of which would otherwise be altered by virtue of the consummation of the transactions contemplated by this Agreement or any other Transaction Document to which the Company is a party (whether alone or upon the occurrence of any additional or subsequent events);

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(viii)     Any Contract that requires Consent to a change of control, merger or an assignment by operation of law of the Company, either before or after the Closing Date; or

(ix)     Any other Contract, or group of Contracts, the termination or breach of which would have, or would be reasonably expected to have, a Company Material Adverse Effect.

“Merger” has the meaning set forth in the Recitals.

“Merger Consideration” has the meaning set forth in Section 2.07(b)(iii).

“Merger Filings” has the meaning set forth in Section 2.03(b).

“Merger Statutes” means the Entity Transactions Law of the Commonwealth of Pennsylvania, 15 Pa. Stat. and Cons. Stat. Ann. § 311 et seq. (specifically 15 Pa. Stat. and Cons. Stat. Ann. §§ 331-336) and Title 7 of the Nevada Revised Statutes (specifically Nev. Rev. Stat. Ann. § 92A).

“Merger Sub” has the meaning set forth in the Preamble.

“Merger Sub Board” means the Board of Directors of Merger Sub.

“Multiemployer Plan” has the meaning set forth in Section 3(37) of ERISA.

“Non-Control Party” has the meaning set forth in Section 7.05(b).

“Ordinary Course of Business” means, when used in reference to any Person, the ordinary course of business of such Person consistent with past custom and practice (including with respect to quantity and frequency) of such Person.

“Owned Software” has the meaning set forth in Section 3.10(b).

“Parent” has the meaning set forth in the Preamble.

“Parent Acquisition Agreement” has the meaning set forth in Section 5.13(b).

“Parent Acquisition Proposal” has the meaning set forth in Section 5.13(b).

“Parent Board” has the meaning set forth in the Recitals.

“Parent Common Stock” means shares of Parent’s common stock, par value $1.00 per share.

“Parent Competing Transaction” has the meaning set forth in Section 5.13(a).

“Parent Disclosure Schedule” means each schedule (dated as of the date of this Agreement) delivered to the Company on behalf of Parent.

“Parent Indemnified Person” has the meaning set forth in Section 7.02(a).

“Parent Indemnified Taxes” means any and all Taxes without duplication, (i) imposed on the Company or Surviving Entity, or for which the Company, Surviving Entity or the Company Member may be liable, for any Pre-Closing Period and the portion of any Straddle Period ending on (and including) the Closing Date, (ii) resulting from the breach of the representations and warranties set forth in Section 3.08 (determined without regard to any materiality or knowledge qualifiers) or covenants set forth in Section 5.07, (iii) that are the employer’s portion of social security, Medicare, unemployment or other employment Taxes due as a result of any payments made to the Company Member pursuant to this Agreement, (iv) that are Transfer Taxes for which the Company Member is responsible pursuant to Section 5.07, (v) of any member of an affiliated, consolidated, combined or unitary group of which the Company (or any predecessor of the Company) is or was a member on or prior to the Closing Date by reason of the liability of the Company or Surviving Entity pursuant to Treasury Regulation § 1.1502-6(a) or any analogous or similar state, local or foreign law, or (vi) for which the Company may be liable as transferee or successor, by Contract or otherwise.

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“Parent Note” has the meaning set forth in Section 2.07(b)(ii).

“Parent Note Amount” means the $1,000,000 principal amount of the Parent Note, as increased or decreased pursuant to Section 2.08 and the terms of the Parent Note.

“Parent or Merger Sub Material Adverse Effect” means any event, occurrence, fact, condition or change that has a material adverse effect on (i) the business, results of operations, prospects, condition (financial or otherwise), or assets of Parent or Merger Sub, taken as a whole, or (ii) the ability of Parent or Merger Sub to consummate the transactions contemplated hereby on a timely basis; provided, however, that, for the purposes of clause (i) a Parent or Merger Sub Material Adverse Effect shall not be deemed to include events, occurrences, facts, conditions or changes arising out of, relating to or resulting from: (x) changes generally affecting the economy, financial or securities markets; (y) any outbreak or escalation of war or any act of terrorism; or (z) general changes in the conditions in the industry in which Parent or Merger Sub operates; provided further, however, that any event, change and effect referred to in clauses (x), (y) or (z) immediately above shall be taken into account in determining whether a Parent or Merger Sub Material Adverse Effect has occurred or would reasonably be expected to occur to the extent that such event, change or effect has a disproportionate effect on the Parent or Merger Sub, taken as a whole, compared to other participants in the industries in which the Parent or Merger Sub conducts its business.

“Parent Proxy Statement” has the meaning set forth in Section 5.14(a).

“Parent Releasees” has the meaning set forth in Section 5.16(a).

“Parent Releasors” has the meaning set forth in Section 5.16(b).

“Parent SEC Filings” has the meaning set forth in Section 4.07(a).

“Parent Stockholder Approval” means the approval of this Agreement and the transactions contemplated hereby, including the consummation of the Merger and the payment of the Merger Consideration, by at least two-thirds of the outstanding shares of Parent Company Stock entitled to vote.

“Parent Stockholders Meeting” has the meaning set forth in Section 5.14(b).

“Parent Superior Proposal” has the meaning set forth in Section 5.13(e).

“Parent Working Capital” means the current assets of Parent, minus the current liabilities of Parent, minus the cash of Parent, in each case as applied using the same accounting methods, practices, principles, policies and procedures, with consistent classifications, judgments and valuation and estimation methodologies that were used in the preparation of Parent’s audited financial statements for the most recent fiscal year.

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“PBGC” means the Pension Benefit Guaranty Corporation.

“Permits” means all licenses, permits, authorizations, certificates, franchises, variances, waivers, consents and other approvals from any Governmental Entity.

“Person” means an individual, corporation, partnership, limited liability company, association, trust, unincorporated organization, or other entity.

“Personal Property” means all of the machinery, equipment, computer hardware, tools, motor vehicles, furniture, furnishings, leasehold improvements, office equipment, inventories, supplies, plant, spare parts, and other tangible personal property.

“Pre-Closing Period” means any taxable period that ends on or before the Closing Date.

“Post-Closing Adjustment” has the meaning set forth in Section 2.08(a)(ii).

“Prohibited Transaction” has the meaning set forth in Section 406 of ERISA and Section 4975 of the Code.

“Proxy Date” has the meaning set forth in Section 5.14(b).

“Real Property” means all land, buildings, structures, improvements, and fixtures thereon, together with all rights of way, easements, privileges, and appurtenances pertaining or belonging thereto.

“Related Party Transactions” has the meaning set forth in Section 3.20(a).

“Representative” means, with respect to any Person, any and all directors, managers, officers, employees, consultants, financial advisors, counsel, accountants and other agents of such Person.

“Resolution Period” has the meaning set forth in Section 2.08(c).

“Review Period” has the meaning set forth in Section 2.08(b).

“Rights” has the meaning set forth in Section 3.02(c).

“SEC” means the United States Securities and Exchange Commission.

“Second Earn-out Stock Consideration” has the meaning set forth in Section 2.07(b)(i).

“Securities Act” means the Securities Act of 1933, as amended from time to time.

“Software” has the meaning set forth in Section 3.10(b).

“Statement of Objections” has the meaning set forth in Section 2.08(c).

“Stock Consideration” has the meaning set forth in Section 2.07(b)(i).

“Straddle Period” means any taxable period that begins on or before the Closing Date and ends after the Closing Date.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other entity (i) of which the Person at the time owns Equity Interests or other ownership interests having ordinary voting power to elect a majority of the board of directors or other similar governing body of such corporation, limited liability company, partnership or other entity or having the right to more than 50% of the distributions to be made by such corporation, limited liability company, partnership or other entity (either generally or upon liquidation of such corporation, partnership or other entity), or (ii) the management of which is otherwise controlled by such Person.

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“Surviving Entity” has the meaning set forth in Section 2.01.

“Target Working Capital” has the meaning set forth in Section 2.08(a)(ii).

“Tax” and “Taxes” means (i) any and all taxes, charges, fees, levies or other assessments, including, without limitation, all net income, gross income, gross receipts, premium, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, estimated, severance, stamp, occupation, property or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties (including penalties for failure to file in accordance with applicable information reporting requirements), and additions to tax by any authority, whether federal, state, local, domestic or foreign and whether disputed or not and, (ii) any liability of the Company for the payment of any amounts of the type described in clause (i) as a result of being a member of an affiliated, consolidated, combined or unitary group for any period, as a result of any tax sharing, tax indemnity or tax allocation agreement, arrangement or understanding, or as a result of being liable for another Person’s taxes as a transferee or successor, by contract or otherwise.

“Tax Authority” means any entity, body, instrumentality, division, bureau or department of any federal, state or local or any foreign Governmental Entity, or any agent thereof (third party or otherwise), legally authorized to assess, lien, levy or otherwise collect, litigate or administer Taxes.

“Tax Items” has the meaning set forth in Section 3.08(a).

“Tax Reporting Documentation” has the meaning set forth in Section 5.08.

“Tax Return” means any report, return, form, declaration or other document or information required to be supplied to any Tax Authority or any person in connection with Taxes including any schedules or attachments thereto or any amendment thereof.

“Third Party Claim” means any Action or like matter which is asserted or threatened by a party other than the parties to this Agreement, their successors and permitted assigns, against any Indemnified Party or to which any Indemnified Party is subject.

“Third Party Intellectual Property Rights” has the meaning set forth in Section 3.10(c).

“Threshold” has the meaning set forth in Section 7.03(a)(i).

“to the knowledge of the Company” or similar expressions, shall mean matters actually known, after reasonable inquiry of their direct reports, by Anthony Tomasello and any other member of the Company Board.

“to the knowledge of Parent or Merger Sub”, or similar expressions, shall mean matters actually known, after reasonable inquiry of Parent’s Chief Executive Officer or by any other member of the Parent Board.

“Transaction Committee” has the meaning set forth in the Recitals.

“Transaction Documents” means this Agreement and all other documents to be executed by any of the parties to this Agreement in connection with the consummation of the transactions contemplated in this Agreement, including, without limitation the Parent Note and the Investment Letter(s).

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“Transfer Taxes” has the meaning set forth in Section 5.07(c).

“Unpaid Company Transaction Expenses” means any Company Transaction Expenses unpaid as of the Closing.

“Unpaid Company Indebtedness” means any Indebtedness of the Company unpaid as of the Closing.

“Voting Agreement” has the meaning set forth in Section 6.02(g).

ARTICLE II.

THE MERGER

2.01.     The Merger. Upon the terms and subject to the conditions set forth in this Agreement and in accordance with the relevant provisions of the Merger Statutes, at the Effective Time, the Company shall be merged with and into Merger Sub, and the separate existence of the Company shall cease. Merger Sub will continue as the surviving entity of the Merger (the “Surviving Entity”) and will remain a wholly-owned Subsidiary of Parent.

2.02.     Plan of Merger. This Agreement shall constitute an agreement and plan of merger for purposes of the applicable Merger Statutes.

2.03.     Closing; Effective Time.

(a)     Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Thompson Coburn LLP, 55 East Monroe, St., Suite 3700, Chicago, IL 60603, at 10:00 a.m. on a Business Day to be agreed upon by the parties, which shall be no earlier than the fifth Business Day after satisfaction or waiver of the conditions set forth in Article VI, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions; provided, further, that the parties may attend the Closing by means of remote communication and shall not be required to personally attend. The date on which the Closing actually takes place is referred to in the Agreement as the “Closing Date.”

(b)     Effective Time. Contemporaneously with or as promptly as practicable after the Closing, properly executed articles of merger and a statement of merger conforming to the requirements of the respective Merger Statutes (the “Merger Filings”) shall be filed with the Secretary of State of the State of Nevada and the Department of State of the Commonwealth of Pennsylvania, respectively. The Merger shall become effective at the time such Merger Filings are filed with the Secretary of State of the State of Nevada and the Department of State of the Commonwealth of Pennsylvania, respectively, or at such later time as may be specified in the respective Merger Filings with the consent of the Parent and the Company (the time at which the Merger becomes effective being referred to as the “Effective Time”).

2.04.     Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the Merger Statutes. Without limiting the foregoing, from and after the Effective Time, the Surviving Entity shall possess all properties, rights, privileges, powers and franchises of the Company and Merger Sub, and all of the claims, obligations, liabilities, debts and duties of the Company and Merger Sub shall become the claims, obligations, liabilities, debts and duties of the Surviving Entity.

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2.05.     Constituent Documents of Surviving Entity; Directors and Officers. Subject to the terms of this Agreement, the Constituent Documents of Merger Sub immediately prior to the Effective Time shall be the Constituent Documents of the Surviving Entity as of and immediately after the Effective Time.

2.06.     Conversion of Equity Interests Merger Sub. At the Effective Time, subject to the terms of this Agreement, automatically by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, the Company Member or any other Person, all of the Equity Interests of Merger Sub that are issued and outstanding immediately prior to the Effective Time shall be converted into validly issued, fully paid and nonassessable Equity Interests in the Surviving Entity, all such Equity Interests in the Surviving Entity to be held solely by Parent.

2.07.     Merger Consideration. Subject to the provisions of this Agreement, at the Effective Time, automatically by virtue of the Merger and without any action on the part of Parent, Merger Sub, the Company, any holder thereof or any other Persons:

(a)     All Existing Company Interests owned by Parent, Merger Sub, the Company or any direct or indirect wholly owned Subsidiary of Parent, Merger Sub or the Company immediately prior to the Effective Time, if any, shall be cancelled and no consideration shall be paid or payable with respect thereto.

(b)     All Existing Company Interests outstanding immediately prior to the Effective Time (other than any Existing Company Interest to be cancelled pursuant to Section 2.07(a)) shall be converted (without duplication) into the right to receive:

(i)	Subject to adjustment as provided in this subsection:

(x)     at Closing, 5,303,816 unregistered shares of Parent Common Stock (the “Closing Stock Consideration”):

(y)     within 90 days after the date of the first anniversary of the Closing Date, 2,121,526 unregistered shares of Parent Common Stock (the “First Earn-out Stock Consideration”); provided that the Surviving Entity exceeds $4 million in Company New Product Revenue during the twelve consecutive months following the Closing Date; and

(z)     within 90 days after the date of the second anniversary of the Closing Date, 2,121,526 unregistered shares of Parent Common Stock (the “Second Earn-out Stock Consideration”); provided that the Surviving Entity exceeds $6 million in Company New Product Revenue during the twelve consecutive months following the date of the first anniversary of the Closing Date.

The Closing Stock Consideration (which represents 25% of Parent’s Common Stock issued and outstanding as of the date of this Agreement), the First Earn-out Stock Consideration (which represents 10% of Parent’s Common Stock issued and outstanding as of the date of this Agreement) and the Second Earn-out Stock Consideration (which represents 10% of Parent’s Common Stock issued and outstanding as of the date of this Agreement) is referred to herein collectively as the “Stock Consideration”.

In the event that, on or after the date of this Agreement and before the Effective Time, Parent changes (or establishes a record date for changing) the number of, or provides for the exchange of, shares of Parent Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, reverse stock split, stock dividend, recapitalization, reclassification, or similar transaction with respect to the outstanding Parent Common Stock, the number of shares of Parent Common Stock to be issued in exchange for the Existing Company Interests pursuant to the provisions of this Article II shall be equitably adjusted; provided that, for the avoidance of doubt, no such adjustment shall be made with regard to the Parent Common Stock if (x) Parent issues additional shares of Parent Common Stock and receives consideration for such shares in a bona fide and wholly unrelated third party transaction subsequent to the Closing Date, or (y) Parent issues employee or director stock options, restricted stock awards, grants or similar equity awards subsequent to the Closing Date or Parent issues Parent Common Stock upon exercise or vesting of any such options, grants or awards.

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(ii)     Principal in an amount initially equal to the Parent Note Amount, and interest due thereon, in each case payable in accordance with the terms of the promissory note delivered by Parent, as issuer, to the Company Member holding Existing Company Interests described in Section 2.07(b) above, as payee, substantially in the form attached hereto as Exhibit B, at Closing (the “Parent Note”).

(iii)     Together, the Stock Consideration and the obligations of Parent under the Parent Note constitute, and are referred to herein as, the “Merger Consideration”.

(c)     Withholding. Each of Parent, Merger Sub, the Company and the Surviving Entity shall be entitled to deduct and withhold from the Merger Consideration otherwise payable pursuant to this Agreement any amounts required to be deducted and withheld by it under any provision of federal, foreign, state or local Tax law. If any of Parent, Merger Sub, the Company or the Surviving Entity so withholds amounts, such amount will be paid to the applicable taxing authority on behalf of the Company Member, and such amounts shall be treated for all purposes of this Agreement as having been paid to the Company Member from whom such deduction or withholding and payment to a taxing authority was made.

2.08.     Post-Closing Adjustment to Parent Note Amount.

(a)     Adjustment Amount and Satisfaction of Adjustment Amount.

(i)     Within 90 days after the Closing Date, Parent shall prepare and deliver to the Company Representative a statement setting forth its calculation of Closing Working Capital, the Unpaid Company Transaction Expenses and the Unpaid Company Indebtedness which statement shall contain a balance sheet of the Company as of the Closing Date (without giving effect to the transactions contemplated herein) and a calculation of Closing Working Capital and the amounts of the Unpaid Company Transaction Expenses and the Unpaid Company Indebtedness (the “Closing Working Capital Statement”). The Closing Working Capital Statement shall be prepared using the Agreed Accounting Principles.

(ii)     The “Post-Closing Adjustment” shall be an amount equal to the Closing Working Capital minus zero ($0) (with zero ($0) as the “Target Working Capital”) minus the Unpaid Company Transaction Expenses minus the Unpaid Company Indebtedness.

(b)     Examination and Review. After receipt of the Closing Working Capital Statement, the Company Representative shall have 30 Business Days (the “Review Period”) to review the Closing Working Capital Statement. During the Review Period, the Company Representative and its advisors shall have reasonable access to the personnel of, and work papers prepared by, Parent and/or Parent’s accountants to the extent that they relate to the Closing Working Capital Statement as the Company Representative may reasonably request for the purpose of reviewing the Closing Working Capital Statement and preparing a Statement of Objections (defined below).

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(c)     Objection. The Company Representative may object to the Closing Working Capital Statement by delivering to Parent a written statement setting forth the Company Representative’s objections in reasonable detail, indicating each disputed item or amount and the basis for the Company Representative’s disagreement therewith (the “Statement of Objections”); provided, that, the sole permissible ground for objections shall be that the Closing Working Capital was not calculated in accordance with the definition of such term set forth in the Agreed Accounting Principles; and provided, further that, the failure of the Company Representative to deliver such Statement of Objections within the Review Period will constitute the Company Representative’s irrevocable acceptance as final of the Closing Working Capital Statement as determined by Parent. If the Company Representative timely delivers a Statement of Objections prior to the expiration of the Review Period, Parent and the Company Representative shall negotiate in good faith to resolve such objections within 15 days after the delivery of the Statement of Objections (the “Resolution Period”), and, if the same are so resolved within the Resolution Period, the Post-Closing Adjustment and the Closing Working Capital Statement with such changes as may have been previously agreed in writing by Parent and the Company Representative, shall be final and binding.

(d)     Resolution of Disputes. If Parent and the Company Representative fail to reach an agreement with respect to all of the matters set forth in the Statement of Objections before expiration of the Resolution Period, then any amounts remaining in dispute (“Disputed Amounts”) shall be submitted for resolution to a nationally recognized firm of independent certified public accountants who has (i) not been engaged by either Parent or Merger Sub, on the one hand, or the Company and the Company Member, on the other, within the two years prior to the date hereof and (ii) mutually selected by Parent and the Company Representative (the “Independent Accountant”) who, acting as experts and not arbitrators, shall resolve the Disputed Amounts only and make any adjustments to the Post-Closing Adjustment, as the case may be, and the Closing Working Capital Statement. The parties hereto agree that all adjustments shall be made without regard to materiality. The Independent Accountant shall only decide the specific items under dispute by the parties and their decision for each Disputed Amount must be within the range of values assigned to each such item in the Closing Working Capital Statement and the Statement of Objections, respectively.

(e)     Fees of the Independent Accountant. The fees and expenses of the Independent Accountant shall be paid by Parent, on the one hand, and by the Company Representative, on the other hand, based upon the percentage that the amount actually contested but not awarded to Parent or the Company Representative, respectively, bears to the aggregate amount actually contested by Parent and the Company Representative.

(f)     Determination by Independent Accountant. The Independent Accountant shall make a determination as soon as practicable within 30 days (or such other time as the parties hereto shall agree in writing) after their engagement, and their resolution of the Disputed Amounts and their adjustments to the Closing Working Capital Statement and/or the Post-Closing Adjustment shall be conclusive and binding upon the parties hereto.

(g)     Satisfaction of Post-Closing Adjustment. If the Post-Closing Adjustment is a negative number, the Parent Note Amount shall be decreased dollar-for-dollar by absolute value of the Post-Closing Adjustment Amount. If the Post-Closing Adjustment is a positive number, the Parent Note Amount shall be increased dollar-for-dollar by the Post-Closing Adjustment Amount.

2.09.     Fractional Shares. In lieu of fractional shares of Parent Common Stock payable hereunder as Stock Consideration (if any), Parent shall deliver or cause to be delivered to the Company Member at the time Parent issues any shares of Parent Common Stock required to be issued and under this Agreement, cash in an amount equal to any fractional share of Parent Common Stock, if any, issuable to the Company Member multiplied by the per share price of such Parent Common Stock as of the date such Parent Common Stock was to be issued.

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2.10.     Delivery of Stock Consideration.

(a)     On or promptly after the Effective Time (with respect to the Closing Stock Consideration) and within ten (10) days of all other applicable dates in accordance with Section 2.07(b)(i) (with respect to the First Earn-out Stock Consideration and Second Earn-out Stock Consideration), Parent shall (or shall cause an exchange agent selected by Parent in its sole discretion to) mail or deliver to the Company Member who was, immediately prior to the Effective Time, a holder of record of Existing Company Interests: (i) a letter of transmittal in customary form and containing such provisions as Parent or the exchange agent may reasonably specify (including (A) a provision specifying that the exchange of Existing Company Interests shall be effected, and risk of loss and title to Existing Company Interests shall pass only upon delivery of such Existing Company Interests to Parent or the exchange agent, and (B) a provision pursuant to which such Person agrees to be bound by the provisions of this Section 2.10, Article VII and the other applicable provisions of this Agreement), and (ii) reasonable requirements and instructions for use in effecting the surrender of Existing Company Interests in exchange for the Stock Consideration to which such Person may be entitled pursuant to this Article II. Upon delivery to Parent or the exchange agent (as applicable) of such letter of transmittal, duly executed and completed in accordance with the instructions thereto, the holder of such Existing Company Interests will be entitled to receive as promptly as practicable (but in no event more than ten (10) days) the Stock Consideration to which such Person is entitled hereunder and any cash in lieu of fractional shares of Parent Common Stock to be issued or paid in consideration therefor in respect of such holder’s Existing Company Interests, after giving effect to any required deduction for Taxes, subject to the applicable notice requirements to the Company Representative set forth in Section 2.10(c) below. No interest will accrue or be paid with respect to any payment to be made upon surrender of Existing Company Interests.

(b)     All shares of Parent Common Stock to be issued pursuant to the Merger as Closing Stock Consideration shall be deemed issued and outstanding as of the Effective Time and if ever a dividend or other distribution is declared by Parent in respect of the Parent Common Stock issued as Closing Stock Consideration, the record date for which is at or after the Effective Time, that declaration shall include dividends or other distributions in respect of all shares of Parent Common Stock issuable as Closing Stock Consideration pursuant to this Agreement; provided, that, for greater certainty, the record date for any Closing Distribution shall be (or be deemed to be) prior to the Effective Time; and, provided further, that all shares of Parent Common Stock to be issued pursuant to the Merger as First Earn-out Stock Consideration or Second Earn-out Stock Consideration shall not be considered issued and outstanding (for any purpose) until such Stock Consideration is delivered to the Company Member in accordance with Section 2.10. No dividends or other distributions in respect of the Parent Common Stock shall be paid to any holder of any unsurrendered Existing Company Interests until such Existing Company Interests are surrendered for exchange in accordance with this Section 2.10. Subject to the effect of Applicable Laws, following surrender of any such Existing Company Interests, there shall be issued and/or paid to the holder of the certificates representing whole shares of Parent Common Stock issued in exchange therefor, without interest, (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Parent Common Stock and not yet paid to such holder, and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Parent Common Stock with a record date after the Effective Time but with a payment date subsequent to surrender.

(c)     Parent and any exchange agent, as applicable, shall, upon written notice to the Company Representative, be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any Person such amounts as it is required to deduct and withhold under Applicable Law. Any amounts so deducted and withheld shall be remitted to the appropriate Governmental Entity and upon such remittance shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made.

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(d)     Any certificate representing Parent Common Stock, as applicable, issued to any Person pursuant to this Article II shall be imprinted with the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF, IN WHOLE OR IN PART, OTHER THAN PURSUANT TO REGISTRATION UNDER SAID ACT OR IN CONFORMITY WITH THE LIMITATIONS OF RULE 144 OR OTHER EXEMPTION AS THEN IN EFFECT, WITHOUT FIRST OBTAINING IF REASONABLY REQUIRED BY AG&E HOLDINGS INC., (I) A WRITTEN OPINION OF COUNSEL SATISFACTORY TO AG&E HOLDINGS INC., WHICH MAY BE COUNSEL TO AG&E HOLDINGS INC., TO THE EFFECT THAT THE CONTEMPLATED SALE OR OTHER DISPOSITION WILL NOT BE IN VIOLATION OF SAID ACT, OR (II) A ‘NO-ACTION’ OR INTERPRETIVE LETTER FROM THE STAFF OF THE SECURITIES AND EXCHANGE COMMISSION TO THE EFFECT THAT SUCH STAFF WILL TAKE NO ACTION IN RESPECT OF THE CONTEMPLATED SALE OR OTHER DISPOSITION.”

2.11.     Rights as Members; Transfers of Existing Company Interests. All Existing Company Interests, when converted as provided in Section 2.07, shall no longer be outstanding and shall automatically be cancelled and retired, shall cease to exist, and shall thereafter represent only the right to receive for such Existing Company Interests the Merger Consideration and any cash in lieu of fractional shares of Parent Common Stock in accordance with this Article II. At the Effective Time, the holders of Existing Company Interests shall cease to be, and shall have no rights as, members of the Company, other than the right to receive the Merger Consideration and cash in lieu of fractional shares of Parent Common Stock as provided under this Article II. After the Effective Time, there shall be no further registration of transfers of Existing Company Interests on the Company’s transfer books pertaining to the Existing Company Interests.

2.12.     Dissenters’ or Appraisal Rights. No Company Member shall exercise, and each hereby waives, any dissenters’, appraisal or similar rights such Company Member has under Applicable Law with respect to the Existing Company Interests.

2.13.     Further Action. If, at any time after the Effective Time, any further action is reasonably determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Entity or the Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers, managers and directors of the Surviving Entity and the Parent, respectively, shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES OF
THE COMPANY AND THE COMPANY MEMBER

The Company and the Company Member, jointly and severally, hereby represent and warrant to Parent and Merger Sub (with the understanding and acknowledgement that neither Parent nor Merger Sub would not have entered into this Agreement without being provided with the representations and warranties set forth in this Article III and that the Parent and Merger Sub are relying on these representations and warranties), that, except as set forth in the Company Disclosure Schedule, subject to Section 10.05, the statements contained below are true and correct on the date hereof and at the Effective Time.

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3.01.     Organizational Matters.

(a)     Organization, Standing and Power to Conduct Business. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania; has the requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted; and is duly qualified and in good standing to do business in each jurisdiction in which the nature of the Company’s business and operations or the character or location of the properties and assets owned by it and used in the Company’s business and operations makes such qualification necessary, which jurisdictions are set forth on Section 3.01(a) and such jurisdictions are the only jurisdictions in which the nature of its business or operations or the ownership or leasing of its properties and assets makes such qualification necessary.

(b)     Constituent Documents. True and complete copies of the Constituent Documents of the Company, in each case as amended to date and currently in effect (such instruments and documents, the “Company Constituent Documents”), are set forth on Schedule 3.01(b). There has been no violation of any of the provisions of the Company Constituent Documents, and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company Member or the Company Board.

(c)     No Subsidiaries. The Company does not have any Subsidiaries. The Company does not own beneficially or of record or have any interest in any Equity Interests of any Person or any Rights (as defined below) pursuant to which the Company is entitled to purchase any such Equity Interests. The Company is not a participant in any joint venture, partnership or similar arrangement.

(d)     Powers of Attorney. There are no outstanding powers of attorney executed by or on behalf of the Company.

(e)     Company Board; Officers. Schedule 3.01(e) accurately sets forth as of the date hereof: (i) the names of the members of the Company Board; (ii) the names of the members of each committee of the Company Board; and (iii) the names and titles of the officers of the Company.

3.02.     Capital Structure.

(a)     Equity Interests. The Company’s outstanding Existing Company Interests as of the date hereof are set forth on Schedule 3.02(a). As of the date hereof (and at the Effective Time), there are (and will be) no other issued or outstanding Existing Company Interests or other Equity Interests of the Company other than those set forth on Schedule 3.02(a). All of such Existing Company Interests are uncertificated and reflected solely in book-entry form on the books of the Company. All of the Existing Company Interests have been duly authorized, are fully paid and nonassessable, were issued in compliance with all Applicable Laws and are free and clear of all Liens.

(b)     Company Member. Anthony Tomasello is the sole Company Member, and owns all of the Existing Company Interests, as of the date hereof, and Anthony Tomasello will be the sole Company Member, and will own all of the Existing Company Interests, on the Closing Date.

(c)     No Rights Relating to Equity Interests. There are no outstanding options, warrants, calls, subscriptions, rights, convertible securities or other agreements or commitments of any character (whether or not currently exercisable) (collectively, “Rights”) pursuant to which the Company is or may be obligated to issue, grant, transfer or sell any issued or unissued Equity Interests (including any promise or commitment to grant or issue any Equity Interests to any employee or other provider of services to the Company) or to purchase or redeem any of its Equity Interests or make any other payments in respect thereof.

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(d)     No Agreements Relating to Equity Interests. The Existing Company Interests are not subject to any voting trust agreement or any other contract or agreement relating to acquisition (including rights of first refusal or preemptive rights), registration under any federal or state securities laws, voting, dividend rights or disposition, in each case other than the Company Constituent Documents.

3.03.     Authority and Due Execution.

(a)     Authority. Each of the Company and the Company Member has all requisite limited liability company or other power and authority to enter into and to perform its obligations under this Agreement and the other Transaction Documents and to consummate the transactions contemplated by this Agreement and the Transaction Documents. The execution and delivery of this Agreement and the other Transaction Documents by each of the Company and the Company Member and the consummation by each of the Company and the Company Member of the transactions contemplated hereby and thereby have been duly authorized by all necessary limited liability company or other action on the part of each of the Company and the Company Member and no other proceedings on the part of the Company or the Company Member is necessary to authorize the execution and delivery of this Agreement, the other Transaction Documents or to consummate the Merger and the other transactions contemplated hereby and thereby.

(b)     Due Execution. This Agreement has been duly executed and delivered by each of the Company and the Company Member and, assuming due execution and delivery by the other parties hereto, constitutes the valid and binding obligation of each of the Company and the Company Member, enforceable against each of them in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) (the “Enforceability Exceptions”). When each other Transaction Document to which the Company or the Company Member is or will be a party has been duly executed and delivered by the Company or the Company Member (as applicable), and assuming due execution and delivery by the other party(ies) thereto, such Transaction Document will constitute a legal, valid and binding obligation of the Company or the Company Member (as applicable), enforceable against each of the them in accordance with its terms, subject to the effect of any applicable Enforceability Exceptions.

3.04.     Non-Contravention and Consents.

(a)     Non-Contravention. The execution and delivery of this Agreement and each other Transaction Document by the Company and Company Member does not, and the performance of this Agreement and each other Transaction Document by the Company and Company Member will not, (i) conflict with or violate the Company Constituent Documents, (ii) conflict with or violate any Applicable Laws, or (iii) result in any breach or violation of or constitute a default (or any event that with notice or lapse of time or both would constitute a default) under, or impair the rights of the Company or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the properties or assets of the Company pursuant to, any Material Contract.

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(b)     Contractual Consents. Except as set forth on Schedule 3.04(b), no Consent under any Material Contract is required to be obtained in connection with the execution, delivery or performance of this Agreement or any other Transaction Document by the Company or the Company Member or the consummation of the transactions contemplated hereby or thereby.

(c)     Governmental Consents. Other than the filing of the Merger Filings or as set forth on Schedule 3.04(c), no Consent of any Governmental Entity is required to be obtained or made by the Company or the Company Member in connection with the execution, delivery and performance of this Agreement or any other Transaction Document by the Company or the consummation of the transactions contemplated hereby or thereby.

3.05.     Financial Statements.

(a)     Set forth on Schedule 3.05(a) are true and complete copies of (i) the Company’s audited financial statements (consisting of a balance sheet, statement of operations and statement of cash flows) as of and for the years ended December 31, 2014 and 2013, and (ii) the Company’s unaudited financial statements (consisting of a balance sheet and statement of operations) as of and for the nine–month period ended September, 2015 (collectively, the “Financial Statements”). The Financial Statements have been prepared in accordance with the Company’s GAAP consistently applied throughout the periods involved and fairly present in all material respects the financial position, results of operations and cash flows of the Company as of the dates, and for the periods, indicated therein. The Company’s GAAP is in accordance with GAAP, except as set forth on Schedule 3.05(a).

(b)     Except as set forth in the Financial Statements, the Company has no material liabilities, contingent or otherwise, other than (i) liabilities incurred in the Ordinary Course of Business subsequent to the date of the most recent Financial Statements and (ii) liabilities under Contracts incurred in the Ordinary Course of Business and not required under the Company’s GAAP to be reflected in the Financial Statements, which in both cases, are not material to the financial condition or operating results of the Company, except as set forth on Schedule 3.05(b). Except as set forth in the Financial Statements, the Company does not secure the guaranty or indemnification of any indebtedness of any other Person. For all periods covered by the Financial Statements, the Company has maintained books and records and a standard system of accounting established and administered in accordance with the Company’s GAAP. To the knowledge of the Company, the Company does not own, lease or use or hold for use in its business or operations any Personal Property, assets, accounts or monies owed subject to the unclaimed property laws of any Governmental Entity.

(c)     The Company (i) has established and maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act), and (ii) has not had and does not presently have (A) any significant deficiencies or material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(d)     Set forth on Schedule 3.05(d) is a true and complete copy of the financial projections dated February 1, 2016 (the “Company Projections”) that the Company has previously made available to Parent, the Parent Board and the Transaction Committee. The Company Projections were reasonably prepared on a basis reflecting the Company’s management’s best estimates, assumptions and judgments, at the time prepared and as of the date hereof, as to the future financial performance of the Company.

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3.06.     Indebtedness.

(a)     The Company does not have any Indebtedness of any type (whether accrued, absolute, contingent, matured, unmatured or other and whether or not required to be reflected in financial statements prepared in accordance with GAAP) that is not fully reflected on Schedule 3.06. Schedule 3.06 lists each item of Indebtedness identifying the creditor including name and address, the type of instrument under which the Indebtedness is owed and the amount of the Indebtedness as of the Business Day immediately prior to the date hereof.

(b)     With respect to each item of Indebtedness, the Company is not in default, no payments are past due, and to the knowledge of the Company, no circumstance exists that, with notice, the passage of time or both, could constitute a default by the Company under any item of Indebtedness. The Company has not received any notice of a default, alleged failure to perform or any offset or counterclaim with respect to any item of Indebtedness that has not been fully remedied and withdrawn.

(c)     The consummation of the transactions contemplated by this Agreement or any other Transaction Document to which the Company is a party will not cause a default, breach or an acceleration, automatic or otherwise, of any conditions, covenants or any other terms of any item of Indebtedness.

(d)     The Company is not a guarantor or otherwise liable for any liability or obligation (including indebtedness) of any other Person.

3.07.     Litigation. Except as listed on Schedule 3.07, there is no Action pending, or, to the knowledge of the Company, threatened, against the Company, or to the knowledge of the Company is there any basis for any such Action. There is no outstanding Governmental Order against the Company. Schedule 3.07 lists all Actions that the Company has pending or threatened against other Persons.

3.08.     Taxes.

(a)     (i) All Tax Returns which were required to be filed by or with respect to the Company (including, for the avoidance of doubt, Tax Returns filed individually by Anthony Tomasello for periods during which the Company was disregarded as a separate entity for federal and applicable state or local income tax purposes but not any other Tax Returns filed individually by Anthony Tomasello) have been duly and timely filed, (ii) all items of income, gain, loss, deduction and credit or other items (“Tax Items”) required to be included in each such Tax Return have been so included and all such Tax Items and any other information provided in each such Tax Return is true and complete, (iii) all Taxes owed by the Company, or by Antony Tomasello for periods during which the Company was disregarded as a separate entity for federal and applicable state or local income tax purposes, which are or have become due have been timely paid in full, (iv) no penalty, interest or other charge is or will become due with respect to the late filing of any such Tax Return or late payment of any such Tax, (v) all Tax withholding and deposit requirements imposed on or with respect to the Company have been satisfied in full in all respects, (vi) there are no Liens on any of the assets of the Company that arose in connection with any failure (or alleged failure) to pay any Tax, and (vii) the Company is not liable for any Tax as a transferee or successor.

(b)     Schedule 3.08(b) lists all federal, state, local and foreign income Tax Returns filed with respect to the Company (including, for the avoidance of doubt, Tax Returns filed individually by Anthony Tomasello for periods during which the Company was disregarded as a separate entity for federal and applicable state or local income tax purposes but not any other Tax Returns filed individually by Anthony Tomasello) for the five taxable years ending prior to the Closing Date; indicates those Tax Returns that have been audited; indicates those Tax Returns that are currently the subject of audit; indicates those Tax Returns whose audits have been closed; and indicates those for which amendments were filed.

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(c)     There is no claim against the Company for any Taxes, and no assessment, deficiency or adjustment has been asserted, proposed, or threatened with respect to any Tax Return of or with respect to the Company.

(d)     Except as set forth on Schedule 3.08(d), there is not in force any extension of time with respect to the due date for the filing of any Tax Return of or with respect to the Company or any waiver or agreement for any extension of time for the assessment or payment of any Tax of or with respect to the Company.

(e)     There are no Tax allocation, sharing or indemnity agreements or arrangements affecting the Company. No payments are due or will become due by the Company pursuant to any such agreement or arrangement.

(f)     The aggregate amount of the unpaid Tax liabilities of the Company for all Tax periods ending on or before the date of the most recent Financial Statements are reflected on the Financial Statements as of the dates thereof (excluding any reserves for deferred Taxes). The aggregate amount of the unpaid Tax liabilities of the Company for all Tax periods (or portions thereof) prior to and including the Closing Date will not exceed the aggregate amount of the unpaid Tax liabilities of the Company as reflected on such Financial Statements (excluding any reserves for deferred Taxes), as adjusted for the operations and transactions in the Ordinary Course of Business of the Company for the period from the date of the most recent Financial Statements to and including the Closing Date consistent with the past custom and practice of the Company.

(g)     Except as set forth on Schedule 3.08(g), none of the property of the Company is held in an arrangement that has been classified as a partnership for Tax purposes, and the Company does not own any interest in any controlled foreign corporation (as defined in Section 957 of the Code), passive foreign investment company (as defined in Section 1297 of the Code) or other entity the income of which is or could be required to be included in the income of the Company.

(h)     For the period from the formation of the Company through December 31, 2013, the Company was treated as an entity disregarded from Anthony Tomasello for federal and applicable state or local income tax purposes, and for the period January 1, 2014 through the date hereof the Company has been treated as a subchapter S corporation for federal and applicable state or local income tax purposes.

(i)     None of the property of the Company is subject to a safe-harbor lease (pursuant to Section 168(f)(8) of the Internal Revenue Code of 1954 as in effect after the Economic Recovery Tax Act of 1981 and before the Tax Reform Act of 1986) or is “tax-exempt use property” (within the meaning of Section 168(h) of the Code) or “tax-exempt bond financed property” (within the meaning of Section 168(g)(5) of the Code).

(j)     The Company (or the Surviving Entity, as successor to the Company by merger) will not be required to include any amount in income for any taxable period ending after the Closing Date as a result of a change in accounting method for any taxable period beginning on or before the Closing Date or pursuant to any agreement with any Tax Authority with respect to any such taxable period. The Surviving Entity, as successor to the Company by merger, will not be required to include in any period ending after the Closing Date any income that accrued in a prior period but was not recognized in any prior period as a result of the installment method of accounting, the completed contract method of accounting, the long term contract method of accounting or the cash method of accounting.

(k)     The Company does not have any liability for the Taxes of any Person under Treasury Regulations Section 1.1502-6 (or any corresponding provisions of state, local or foreign Tax law), or as a transferee or successor, or by contract or otherwise. the Company is not and has never been a member of an affiliated, consolidated, combined or unitary group filing for federal or state income tax purposes.

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(l)     The Company has not entered into any agreement or arrangement with any Taxing Authority that requires the Company (or any successor by merger) to take any action or to refrain from taking any action. The Company is not a party to any agreement with any Taxing Authority that would be terminated or adversely affected as a result of the transactions contemplated by this Agreement.

(m)     To the extent applicable, the Company has properly and in a timely manner documented its transfer pricing methodology in compliance with Section 6662(e) (and any related sections) of the Code, the Treasury regulations promulgated thereunder and any comparable provisions of state, local, domestic or foreign Tax law.

(n)     The Company has not (i) participated (within the meaning of Treasury Regulations § 1.6011-4(c)(3)) in any “reportable transaction” within the meaning of Treasury Regulations § 1.6011-4(b) (and all predecessor regulations); (ii) claimed any deduction, credit, or other tax benefit by reason of any “tax shelter” within the meaning of former Section 6111(c) of the Code and the Treasury Regulations thereunder or any “confidential corporate tax shelter” within the meaning of former Section 6111(d) of the Code and the Treasury Regulations thereunder; or (iii) purchased or otherwise acquired an interest in any “potentially abusive tax shelter” within the meaning of any predecessor to Treasury Regulations § 301.6112-1. The Company has disclosed on its Tax Returns all positions taken therein that could give rise to a substantial understatement of Tax within the meaning of Section 6662 of the Code (or any similar provision of state, local or foreign law).

(o)     All payments by or to the Company comply with all applicable transfer pricing requirements imposed by any Governmental Entity, and the Company has made available to Parent accurate and complete copies of all transfer pricing documentation prepared pursuant to Treasury Regulation § 1.6662-6 (or any similar foreign statutory, regulatory, or administrative provision) by or with respect to each the Company during the past five years.

(p)     The Company is in full compliance with all terms and conditions of any Tax exemption, Tax holiday or other Tax reduction agreement or order of a taxing authority, and the consummation of the transactions contemplated by this Agreement will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption, Tax holiday or other Tax reduction agreement or order.

(q)     There is no material property or obligation of the Company, including uncashed checks to vendors, customers, or employees, non-refunded overpayments, or unclaimed subscription balances, that is escheatable to any state or municipality under any applicable escheatment laws as of the date hereof or that may at any time after the date hereof become escheatable to any state or municipality under any applicable escheatment laws.

3.09.     Title to Property and Assets.

(a)     The Company has good and marketable title to, or valid leasehold interests in, all Personal Property owned, held or used by the Company. Such Personal Property constitutes all Personal Property used to conduct the business of the Company as it is presently conducted. None of such Personal Property is owned by any other Person without a valid and enforceable right of the Company to use and possess such Personal Property. None of such Personal Property is subject to any Lien of any nature whatsoever.

(b)     The Company does not own any Real Property, nor has the Company ever owned any Real Property. Schedule 3.09(b) sets forth a list of all Real Property currently leased by the Company or otherwise used or occupied by the Company (the “Leased Real Property”), the name of the lessor, the date of the lease and each amendment thereto and the aggregate annual rent payable under any such lease. The Company has delivered to Parent true and complete copies of all leases, lease guaranties, subleases or other agreements for the leasing, use or occupancy of, or otherwise granting a right in or relating to, the Leased Real Property, including all amendments, terminations and modifications thereof (the “Lease Agreements”). Except as listed on Schedule 3.09(b), the consummation of the transactions contemplated by this Agreement or any other Transaction Document to which the Company is a party will not affect the rights of the Company to the continued use and possession of the Leased Real Property. To the knowledge of the Company, the Leased Real Property is in reasonable operating condition and repair, free from structural, physical and mechanical defects, is maintained in a manner consistent with standards generally followed with respect to similar properties and is structurally sufficient and otherwise suitable for the conduct of the business as presently conducted.

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(c)     Schedule 3.09(c) lists all material items of equipment owned or leased by the Company. Such equipment is used for the conduct of the business of the Company as currently conducted and in reasonable operating condition, regularly and properly maintained, subject to normal wear and tear.

(d)     Except as set forth on Schedule 3.09(d), all of the assets of the Company are owned by the Company free and clear of all Liens. The Company has sole and exclusive ownership of, free and clear of any Liens, or the valid right to use, unrestricted by Contract, all customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to current and former customers of the Company and their transaction of business with the Company. No Person other than the Company possesses any licenses, claims or rights with respect to the use of any such customer information owned by the Company.

3.10.     Intellectual Property.

(a)     The Company owns, is licensed or otherwise possesses legally transferable and enforceable rights to use all Intellectual Property which is necessary for the conduct of, or used in, the business of the Company as presently conducted, and such rights will not be adversely affected by the consummation of the transactions contemplated by this Agreement or any other Transaction Document to which the Company is a party. Except as set forth on Schedule 3.10(a), the Company has not licensed any of its Intellectual Property, including in source code form, to any party or entered into any exclusive or non-exclusive licenses or agreements relating to any of its Intellectual Property with any party.

(b)     Schedule 3.10(b) sets forth a true and complete list of (i) all computer programs (source code or object code) owned by the Company (collectively, the “Owned Software”), and (ii) all computer programs (source code or object code) licensed to the Company by any third party (other than any off-the-shelf computer program that is so licensed under a shrink wrap or similar form of license) that is material to the business of the Company (collectively, the “Licensed Software” and, together with the Owned Software, the “Software”). The Company has good, marketable and exclusive title to, and the valid and enforceable power and unqualified right to sell, license, lease, transfer, use or otherwise exploit, all versions and releases of the Owned Software and all copyrights thereof, free and clear of all Liens. The Company is in possession of the source code and object code for each computer program included in the Owned Software. The Company is in possession of the object code and user manuals (if any) for each computer program included in the Licensed Software. To the knowledge of the Company, no person other than the Company has any right or interest of any kind or nature in or with respect to the Owned Software or any portion thereof or any rights to sell, license, lease, transfer, use or otherwise exploit the Owned Software or any portion thereof.

(c)     Schedule 3.10(c) sets forth a true and complete list of (i) all patents and patent applications, all registered and unregistered trademarks, tradenames, service marks and copyrights and all maskworks included in the Intellectual Property of the Company, showing the jurisdictions in which each such Intellectual Property right has been issued or registered or in which any application for such issuance or registration has been filed, (ii) all licenses, sublicenses and other agreements to which the Company is a party and pursuant to which any person is authorized to use any Intellectual Property of the Company and (iii) all third-party patents, trademarks or copyrights including Licensed Software (collectively, “Third Party Intellectual Property Rights”) that are incorporated in, are or form a part of any product or service offering of the Company, including products or service offerings that are currently under development, and the Company has entered into legally enforceable licenses, sublicenses or other agreements authorizing the use of such Third Party Intellectual Property Rights by the Company, each of which is listed on Schedule 3.10(c).

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(d)     To the knowledge of the Company, there is no, and there never has been any, unauthorized use, disclosure, infringement or misappropriation, or any allegation made thereof, of any Intellectual Property rights of the Company by any third party, including any employee or former employee of the Company. To the knowledge of the Company, there is no, and there never has been any, unauthorized use, disclosure, infringement or misappropriation, or any allegation made thereof, of any Intellectual Property rights of any third party by the Company or by any employee of the Company. To the knowledge of the Company, there is no, and there never has been any, unauthorized use, disclosure, infringement or misappropriation of any Third Party Intellectual Property Rights by the Company or, to the knowledge of the Company, by any employee or former employee of the Company. The Company has not entered into any agreement to indemnify any other person against any charge of infringement of any Intellectual Property or Third Party Intellectual Property Rights.

(e)     The Company is not, or as a result of the execution, delivery or performance of this Agreement or any other Transaction Document by the Company or the consummation of any transaction contemplated hereby or thereby, will not be, in material breach of any license, sublicense or other agreement relating to the Intellectual Property or Third Party Intellectual Property Rights.

(f)     All patents, registered trademarks, service marks and copyrights held by the Company are valid and subsisting. The Company (i) has not been sued in any action, suit or proceeding that involves, nor has it otherwise been notified of, an objection or claim of infringement of any of its Intellectual Property or any patents, trademarks, service marks or copyrights or violation of any trade secret or other proprietary right of any third party, (ii) has no knowledge that the manufacturing, marketing, licensing or sale of its products or service offerings infringes, or is claimed to infringe, any patent, trademark, service mark, copyright, trade secret or other proprietary right of any third party and (iii) has not brought any action, suit or proceeding for infringement of Intellectual Property or breach of any license or agreement involving Intellectual Property against any third party.

(g)     The Company has secured valid written assignments from all Persons who contributed to the creation or development of the Intellectual Property of the Company of the rights to such contributions that are not already owned by the Company by operation of law.

(h)     The Company has taken all Commercially Reasonable Efforts to protect and preserve the confidentiality of all Intellectual Property of the Company not otherwise protected by patents, patent applications or copyright (collectively, “Confidential Information”). All use, disclosure or appropriation of Confidential Information owned by the Company by or to a third party has been pursuant to the terms of a written agreement between the Company and such third party. All use, disclosure, or appropriation of Confidential Information not owned by the Company has been pursuant to the terms of a written agreement between the Company and the owner of such Confidential Information or is otherwise lawful.

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3.11.     Accounts Receivable; Accounts Payable.

(a)     Schedule 3.11(a) sets forth a list of all accounts receivable of the Company as of the date of this Agreement, with a range of days elapsed since the invoice date for each such account receivable, and the aggregate amount of reserves or allowances for doubtful accounts. All such accounts receivable are bona fide, arose in the Ordinary Course of Business and are collectible in the book amounts thereof, less the allowance for doubtful accounts and returns which are adequate and have been determined in accordance with GAAP and consistent with the past practices of the Company as reflected in the Financial Statements. None of such accounts receivable are subject to any material claim of offset or recoupment or counterclaim, subject to allowances and accruals for bad debt as reflected in the Financial Statements, and the Company has no knowledge of any specific facts that would reasonably be expected to give rise to any such claim. No material amount of such accounts receivable is contingent upon the performance by the Company of any obligation which will not have been performed by the Company prior to the Closing. No agreement for deduction or discount with respect to any such accounts receivable has been made with any third party. No Person has any Lien on any of such accounts receivable, and no request or agreement for deduction or discount has been made with respect to any of such accounts receivable.

(b)     The accounts payable of the Company reflected in the Financial Statements or accrued since December 31, 2014 arose from bona fide transactions in the Ordinary Course of Business and have been accounted for in accordance with the Company’s GAAP.

3.12.     Compliance; Permits.

(a)     Compliance. The Company has not received any notice that it is in conflict with, or in default or in violation of, any Applicable Laws. No Action by any Governmental Entity is pending, or to the knowledge of the Company, has been threatened, against the Company. There is no Governmental Order binding upon the Company.

(b)     Permits. The Company holds, to the extent required by Applicable Law, all Permits for the operation of the business of the Company as presently conducted. Schedule 3.12(b) is a complete list of all such Permits. No suspension or cancellation of any such Permit is pending or, to the knowledge of the Company, threatened, and the Company is in compliance in all material respects with the terms of such Permits.

3.13.     Brokers’ and Finders’ Fees. The Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any other Transaction Document to which the Company is a party or any transaction contemplated hereby or thereby.

3.14.     Restrictions on Business Activities. The Company has not entered into any Contract under which the Company is, or Parent, the Surviving Entity, or any of their Subsidiaries after the Closing would reasonably be expected to be, restricted from conducting business as each is conducting its business on the date hereof, in any geographic area, during any period of time or in any segment of any market.

3.15.     Employment Matters.

(a)     To the knowledge of the Company, no Continuing Employee has any plan or intention to terminate employment with the Company. Schedule 3.15(a) contains a true and complete list of all persons employed by the Company, including the respective dates of hire of each, a description of material compensation arrangements (other than employee benefit plans set forth on Schedule 3.16), a list of other terms of any and all material agreements between the Company and such person affecting such persons, and whether such person is classified as exempt or non-exempt, whether each such person is actively at work or on inactive or leave status, the reason for such inactive or leave status, the date the inactive or leave status started, and the anticipated date of such person’s return to work from such inactive or leave status.

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(b)     To the knowledge of the Company, no employees of the Company are party to or are bound by any agreement or commitment, or subject to any restriction, including agreements related to previous employment, containing confidentiality, non-compete or similar restrictive covenants, which now or in the future may adversely affect the business of the Company, the Surviving Entity or the performance by any of the Continuing Employees of their duties for the Surviving Entity.

(c)     None of the employees of the Company is represented by a labor union, and the Company is not subject to any collective bargaining or similar agreement with respect to any of its employees. There is no labor dispute, strike, work stoppage or other labor trouble (including any organizational drive) against the Company pending or, to the knowledge of the Company, threatened.

(d)     Neither the Company nor, to the knowledge of the Company, any employee or representative of the Company has committed or engaged in any unfair labor practice in connection with the conduct of the business of the Company, and there is no action, suit, claim, charge or complaint against the Company pending or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any employee of the Company, including charges of unfair labor practices or discrimination complaints.

(e)     To the knowledge of the Company, none of the Continuing Employees has, within the last five years, been convicted of or plead guilty to any crime constituting a felony or involving dishonesty, false statement, theft, fraud, or sexual misconduct.

3.16.     Employee Benefit Plans.

(a)     Schedule 3.16 lists each Employee Benefit Plan that the Company or any ERISA Affiliate maintains or to which the Company or any ERISA Affiliate contributes or is a participating employer (collectively, the “Company Benefit Plans”). With respect to each Company Benefit Plan, the Company has delivered to Parent true and complete copies of the plan documents and summary plan descriptions, the most recent determination letter (or opinion letter) received from the Internal Revenue Service, the most recent Form 5500 Annual Report, the most recent actuarial reports (including any estimates of retiree medical liabilities), the most recent PBGC Form 1 and all related trust agreements, insurance contracts and other funding agreements associated with such Company Benefit Plan.

(b)     With respect to each Company Benefit Plan (and each related trust, insurance contract or fund), no event has occurred and there exists no condition or set of circumstances, in connection with which the Company or any ERISA Affiliate would be subject to any material liability under ERISA, the Code or any other Applicable Law.

(c)     Each Company Benefit Plan (and each related trust, insurance contract or fund) has been administered and operated in material compliance with the terms of the applicable controlling documents and with the applicable provisions of ERISA, the Code and all other Applicable Laws. Each Company Benefit Plan (including any material amendments thereto) that is capable of approval by, or registration for or qualification for special tax status with, the appropriate taxation, social security or supervisory authorities in the relevant jurisdiction has received such approval, registration or qualification or there remains a period of time in which to obtain such approval, registration or qualification retroactive to the date of any material amendment that has not previously received such approval, registration or qualification.

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(d)     Except as set forth on Schedule 3.16(d), all required reports, descriptions and disclosures have been filed or distributed appropriately with respect to each Company Benefit Plan. The requirements of Part 6 of Subtitle B of Title I of ERISA and of Section 4980B of the Code have been met with respect to each Employee Welfare Benefit Plan that is a group health plan.

(e)     All contributions (including all employer contributions and employee salary reduction contributions) that are due and owing have been paid to each Company Benefit Plan (or related trust or held in the general assets of the Company or one or more ERISA Affiliates or accrued, as appropriate), and all contributions for any period ending on or before the Closing Date that are not yet due have been paid to each Company Benefit Plan or accrued in accordance with the past custom and practice of the Company and the ERISA Affiliates. All premiums or other payments for all periods ending on or before the Closing Date have been paid with respect to each Company Benefit Plan that is an Employee Welfare Benefit Plan.

(f)     Each Company Benefit Plan that is an Employee Pension Benefit Plan and that is intended to meet the requirements of a “qualified plan” under Section 401(a) of the Code meets such requirements and has either received or applied for (or has time remaining to apply for) a favorable determination letter (or, in the case of a prototype plan, an opinion letter) from the Internal Revenue Service within the applicable remedial amendment periods and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way that would adversely affect such qualified status.

(g)     The Company has no obligations with respect to any Company Benefit Plan subject to the minimum funding requirements of Section 412 of the Code or Title IV of ERISA and no Company Benefit Plan sponsored, maintained or contributed to by the Company or any ERISA Affiliate within the six years prior to the Closing is or has been subject to Title IV of ERISA.

(h)     Each trust intended to be exempt from federal income taxation pursuant to Section 501 (c)(9) of the Code that is part of any Company Benefit Plan satisfies the requirements of such section and has received a favorable determination letter from the Internal Revenue Service regarding such exempt status and has not, since receipt of the most recent favorable determination letter, been amended or operated in a way that would adversely affect such exempt status.

(i)     Neither the Company nor any ERISA Affiliate maintains or contributes to, nor has the Company or any ERISA Affiliate ever maintained or contributed to, any Employee Welfare Benefit Plan providing medical, health or life insurance or other welfare type benefits for current or future retired or terminated employees, their spouses or their dependents (other than in accordance with Section 4980B of the Code) that cannot be unilaterally terminated by the Company or an ERISA Affiliate.

(j)     Neither the Company nor any ERISA Affiliate, nor to the knowledge of the Company, any Representative of the Company or any ERISA Affiliate, has made any oral or written representation or commitment with respect to any aspect of any Company Benefit Plan that is not in accordance with the written or otherwise preexisting terms and provisions of such Company Benefit Plan. Neither the Company nor any ERISA Affiliate has entered into any agreement, arrangement or understanding, whether written or oral, with any trade union, works council or other employee representative body or any number or category of its employees that would prevent, restrict or impede the implementation of any lay-off, redundancy, severance or similar program within its or their respective workforces (or any part of them).

(k)     There are no unresolved claims or disputes under the terms of, or in connection with, any Company Benefit Plan (other than routine undisputed claims for benefits), and no action, legal or otherwise, has been commenced with respect to any such claim or dispute.

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(l)     With respect to each Company Benefit Plan that the Company or any ERISA Affiliate maintains or ever has maintained or to which any of them contributes or has ever contributed:

(i)     There have been no Prohibited Transactions with respect to any such Company Benefit Plan that would subject the Company or any ERISA Affiliate to a material tax or penalty imposed pursuant to Section 4975 of the Code or Section 502(c), (i) or (l) of ERISA.

(ii)     Neither the Company nor any ERISA Affiliate (by way of indemnification, directly or otherwise) nor, to the knowledge of the Company, any Fiduciary has any liability for breach of fiduciary duty or any failure to act or comply in connection with the administration or investment of the assets of any Company Benefit Plan.

(iii)     No Action with respect to the administration or the investment of the assets of any Company Benefit Plan (other than routine claims for benefits) is pending or, to the knowledge of the Company, threatened, and to the knowledge of the Company, there is no basis for any such Action.

(iv)     Neither Parent nor the Company has or will have after the Closing Date any liability relating to any Employee Benefit Plan maintained by an ERISA Affiliate except the Company Benefit Plans.

(m)     Neither the Company nor any ERISA Affiliate contributes to or has ever contributed to any multiple employer plan or Multiemployer Plan or has any liability (including withdrawal liability) under any Multiemployer Plan.

(n)     Except as set forth on Schedule 3.16(n), the execution of this Agreement and any other Transaction Document by the Company and the consummation of the transactions contemplated hereby or thereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Benefit Plan that will or may result in any payment (whether of severance pay or otherwise), acceleration of payment, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any employee of the Company or any ERISA Affiliate. There is no contract, agreement, plan or arrangement with an employee to which the Company or any ERISA Affiliate is a party that, individually or collectively and as a result of the transactions contemplated by this Agreement or any other Transaction Document to which the Company is a party (whether alone or upon the occurrence of any additional or subsequent events), would reasonably be expected to give rise to the payment of any amount that would not be deductible pursuant to Section 280G of the Code.

3.17.     Environmental Matters.

(a)     To the knowledge of the Company, the Company is and has at all times been in compliance with all Environmental Laws in all material respects, and no Action has been made, given, filed or commenced (or, to the knowledge of the Company, threatened) by any person against the Company alleging any failure to comply with any Environmental Law or seeking contribution towards, or participation in, any remediation of any contamination of any property or thing with Hazardous Materials. The Company has obtained, and is and has at all times been in compliance in all material respects with all of the terms and conditions of, all permits, licenses and other authorizations that are required under any Environmental Law and has at all times complied with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables that are contained in any applicable Environmental Law.

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(b)     To the knowledge of the Company, no physical condition exists on or under any property that may have been caused by or impacted by the operations or activities of the Company that could give rise to any investigative, remedial or other obligation under any Environmental Law or that could result in any kind of liability to any third party claiming damage to person or property as a result of such physical condition.

(c)     All properties and equipment used in the business of the Company are and have been free of Hazardous Materials, except for batteries, computers and other items normally found in an office.

(d)     The Company has provided to Parent true and complete copies of all internal and external environmental audits and studies in its possession or control relating to the Company and all correspondence on substantial environmental matters relating to the Company.

3.18.     Material Contracts. Schedule 3.18 sets forth a list of all Material Contracts including the name of the parties thereto, the date of each such Material Contract and each amendment thereto. To the knowledge of the Company, each of the Material Contracts is in full force and effect. Each of the Material Contracts is valid and enforceable against the Company and, to the knowledge of the Company, against each other party thereto. The Company is not in default, no payments or other obligations are past due, and no circumstance exists that, with notice, the passage of time or both, could constitute a default under any Material Contract by the Company or, to the knowledge of the Company, by any other party thereto. The Company has not received any notice of a default, alleged failure to perform or any offset or counterclaim with respect to any Material Contract that has not been fully remedied and withdrawn. Except as listed on Schedule 3.18, the consummation of the transactions contemplated by this Agreement or any other Transaction Document to which the Company is a party will not affect the enforceability against any Person of any such Material Contract. The Company has provided Parent with true and complete copies of all Material Contracts including all amendments, terminations and modifications thereof.

3.19.     Insurance. The Company has made available to Parent true and complete copies of all policies of insurance of the Company currently in effect, a list of which is attached as Schedule 3.19. All of the policies relating to insurance maintained by the Company (or any comparable policies entered into as a replacement thereof) are in full force and effect and the Company has not received any notice of cancellation with respect thereto. The Company does not have any liability for unpaid premium or premium adjustments for such policies of insurance not properly reflected in the Financial Statements. All claims under any such policy or bond have been duly and timely filed. Schedule 3.19 describes any self-insurance arrangements affecting the Company. Except as set forth on Schedule 3.19, there have been no claims made under any of the Company’s insurance policies at any time during the five year period prior to the date hereof. The Company has not received written notice from any insurer denying, disputing or reserving rights with respect to any claim (or coverage with respect thereto) made by the Company.

3.20.     Transactions with Related Parties; Additional Member Interests.

(a)     Except as listed on Schedule 3.20(a), no employee, officer or director of the Company, any member of the Company Board, or any member of his or her immediate family, is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. None of such Persons has any direct or indirect ownership interest in (a) any Person with which the Company is affiliated or with which the Company has a business relationship or (b) any Person that competes with the Company (other than the ownership of less than five percent (5%) of the outstanding class of publicly traded stock in publicly traded companies that may compete with the Company). Except as set forth on Schedule 3.20(a) (the “Related Party Transactions”), no employee, officer or director of the Company, any member of the Company Board, or any member of his or her immediate family, is, directly or indirectly, a party to or interested in any Contract with the Company or any of its Affiliates. The Related Party Transactions were each entered into on an arm’s-length basis on terms no less favorable to the Company than any Contract entered into by the Company with Persons other than an employee, officer or director of the Company, any member of the Company Board, or any member of his or her immediate family.

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(b)     Schedule 3.20(b) sets forth (by individual and by entity) each Person (other than the Company) in which the Company Member or any of his Affiliates has an Equity Interest or serves as an officer, director, executive, member, manager, shareholder, partner, consultant or employee (collectively, the “Additional Member Interests”).  None of the Additional Member Interests are in the business of providing sales or services to casinos or locations providing gaming services or sell, offer to sell or plan to offer to sell services or products which are competitive with those currently sold or proposed to be sold by the Company, Parent, Merger Sub or the Surviving Entity.

3.21.     Books and Records. The Company maintains accurate records of all meetings and other limited liability company actions of the Company Member and Company Board. The equity ledger of the Company is complete and reflects all issuances, transfers, repurchases and cancellations of Equity Interests of the Company. True and complete copies of the minute books and the equity ledger of the Company have been made available to Parent and will be delivered to Parent at the Closing.

3.22.     Absence of Changes. Except as listed on Schedule 3.22, since December 31, 2014, the Company has conducted its business in the Ordinary Course of Business and, without limiting the generality of the foregoing, there has not been any Company Material Adverse Effect since such date, and, to the knowledge of the Company, no fact or condition specific to the Company exists since such date which would reasonably be expected to have a Company Material Adverse Effect. Additionally, since December 31, 2014, to the knowledge of the Company, there has not occurred, and the Company has not incurred or suffered, any event, circumstances or fact that materially impairs the Company’s assets.

3.23.     Product Warranties; Services. Schedule 3.23 sets forth (a) a description of the written warranties, if any, with respect to the products or services of the Company, (b) a description of each outstanding warranty claim that has been made (and not satisfied) by any of the Company’s customers with respect to products or services provided to such customer by the Company prior to the date of this Agreement, and (c) the status of any work performed by the Company to satisfy any such claims. The Company has no knowledge of any specific facts that would reasonably be expected to give rise to any warranty liabilities in the future. All warranties of the Company with respect to the products and services provided by the Company are set forth on Schedule 3.23, and the Company has made no oral warranties.

3.24.     Customers and Suppliers.

(a)     Schedule 3.24(a) lists the Company’s top twenty customers for the most recent fiscal year ended prior to the date of this Agreement and sets forth opposite the name of each such customer the dollar amount of sales attributable to such customer for such period. The Company has a fully executed Contract or other evidence of agreement to material terms with each such customer. Except as set forth on Schedule 3.24(a), the Company is not engaged in any material dispute with any current customer, to the knowledge of the Company, no event or condition exists which would reasonably be likely to result in such a dispute, and no such customer has notified the Company within the past 12 months that it intends to terminate or reduce its business relations with the Company.

(b)     Schedule 3.24(b) lists the Company’s top twenty vendors for the most recent fiscal year ended prior to the date of this Agreement and sets forth opposite the name of each such vendor the dollar amount of spend attributable to such vendor for such period. Except as set forth on Schedule 3.24(b), the Company is not engaged in any material dispute with any current vendor, to the knowledge of the Company, no event or condition exists which would reasonably be likely to result in such a dispute, and no such vendor has notified the Company in the past 12 months that it intends to terminate or reduce its business relations with the Company.

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3.25.     Bank Accounts; Letters of Credit. Schedule 3.25 set forth a true and complete list of (a) each bank or financial institution in which the Company has an account, safe deposit box or lockbox, or maintains a banking, custodial, trading or similar relationship, the number of each such account or box, and the names of all Persons authorized to draw thereon or to having signatory power or access thereto, and (b) each letter of credit, surety or performance bond, or other similar obligations, together with any deposits with third parties (including landlords) of the Company if funded to secure future performance obligations of the Company. Each such letter of credit, surety or performance bond or other obligation or deposit was established in the Ordinary Course of Business and no funding claim has been made with respect thereto.

3.26.     Assets Used in the Business. The assets of the Company as of the Closing constitute all of the assets (real or personal), properties, licenses, rights and agreements which are used in the conduct of the business of the Company, as presently conducted, and include all assets, properties, licenses, rights and agreements reasonably necessary to conduct the business of the Company in substantially the same manner as it has been historically conducted and conducted as of the date hereof.

3.27.     Dissenter’s or Appraisal Rights. No Applicable Law providing dissenters’, appraisal or similar rights to the Company Member with respect to the Existing Company Interests shall apply or be incorporated into this Agreement, any Transaction Document or the transactions contemplated hereby or thereby.

3.28.     Disclosures. The Company and the Company Member have made available to Parent and Merger Sub all the information reasonably available to the Company and the Company Member that Parent and Merger Sub have requested for deciding whether to enter into this Agreement. No representation or warranty of the Company or the Company Member contained in this Agreement (including any Exhibit or Schedule hereto) or any other Transaction Document, as qualified by the Company Disclosure Schedule, and no certificate furnished or to be furnished by the Company or the Company Member to Parent and Merger Sub at the Closing contains any untrue statement of a material fact or, to the knowledge of the Company, omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

ARTICLE IV.

REPRESENTATIONS AND WARRANTIES
OF PARENT AND MERGER SUB

Parent and Merger Sub hereby represent and warrant to the Company that the statements contained below are true and correct, except as set forth in the Parent Disclosure Schedule or in any Parent SEC Filing (as defined below), on the date hereof and at the Effective Time.

4.01.     Organizational Matters.

(a)     Organization, Standing and Power to Conduct Business. Each of Parent and Merger Sub is a corporation duly organized, validly existing, and in good standing under the laws of the state of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

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(b)     Constituent Documents. True and complete copies of the Constituent Documents of Parent and Merger Sub, in each case as amended to date and currently in effect, are set forth on Schedule 4.01(b). There has been no violation of any of the provisions of such Constituent Documents.

(c)     No Subsidiaries. Parent does not have any Subsidiaries, other than Merger Sub.

4.02.     Authority and Due Execution.

(a)     Authority. Each of Parent and Merger Sub has all requisite corporate power and authority to enter into and to perform its obligations under this Agreement and the other Transaction Documents and, subject to, in the case of the consummation of the Merger and payment of the Merger Consideration, Parent Stockholder Approval, to consummate the transactions contemplated by this Agreement and the Transaction Documents. The execution and delivery of this Agreement and the other Transaction Documents by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub and no other corporate proceedings on the part of Parent or Merger Sub is necessary to authorize the execution and delivery of this Agreement, the other Transaction Documents or to consummate the Merger and the other transactions contemplated hereby and thereby, subject only, in the case of the consummation of the Merger and payment of the Merger Consideration, to the receipt of Parent Stockholder Approval.

(b)     Due Execution. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming due execution and delivery by the other parties hereto, constitutes the valid and binding obligation of Parent and Merger Sub, enforceable against each of them in accordance with its terms, subject to the effect of any applicable Enforceability Exceptions. When each other Transaction Document to which Parent or Merger Sub is or will be a party has been duly executed and delivered by Parent or Merger Sub (as applicable), and assuming due execution and delivery by the other party(ies) thereto, such Transaction Document will constitute a legal, valid and binding obligation of Parent and/or Merger Sub, enforceable against each of the them in accordance with its terms, subject to the effect of any applicable Enforceability Exceptions.

4.03.     Non-Contravention and Consents.

(a)     The execution and delivery of this Agreement and each other Transaction Document by Parent and Merger Sub does not, and the performance of this Agreement and each other Transaction Document by Parent and Merger Sub will not, (i) conflict with or violate the Parent’s or Merger Sub’s Constituent Documents, in each case as amended to date and currently in effect, or (ii) conflict with or violate any Applicable Laws or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the rights of Parent or Merger Sub or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Parent’s or Merger Sub’s assets or properties pursuant to, any obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub may be bound.

(b)     Except as set forth on Schedule 4.03(b), no Consent under any agreement to which Parent or Merger Sub is a party is required to be obtained in connection with the execution, delivery or performance of this Agreement or any other Transaction Document by Parent or Merger Sub or the consummation of the transactions contemplated hereby or thereby.

(c)     Except for the filing of the Merger Filings or as set forth on Schedule 4.03(c), no Consent of any Governmental Entity is required to be obtained or made by Parent or Merger Sub in connection with the execution, delivery and performance of this Agreement or any other Transaction Document by Parent or Merger Sub or the consummation of the transactions contemplated hereby or thereby.

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4.04.     Litigation. As of the Closing Date, there is no Action pending or, to the knowledge of Parent or Merger Sub, threatened in writing against Parent or Merger Sub relating to the transactions contemplated by this Agreement or any other Transaction Document to which Parent or Merger Sub is a party.

4.05.     Parent Common Stock.

(a)     The authorized capital stock of Parent consists of 25,000,000 shares of Parent Common Stock, of which 11,668,395 shares are issued and outstanding as of December 31, 2015. The outstanding shares of Parent Common Stock (i) have been duly authorized and validly issued and are fully paid and non-assessable, (ii) were issued in compliance with all applicable federal and state securities laws and (iii) have not been issued in violation of, nor are they subject to, preemptive rights of any Parent stockholder.

(b)     The shares of Parent Common Stock to be issued as Merger Consideration, when issued in accordance with the terms of this Agreement, (i) will be duly authorized, validly issued, fully paid and nonassessable, (ii) will not be subject to preemptive rights of any Person, (iii) will be free of restrictions on transfer other than restrictions on transfer under this Agreement, the Transaction Documents and applicable state and federal securities laws, and (iv) assuming the accuracy of the representations of the Company Member set forth in the Investment Letter executed by such Company Member, substantially in the form attached hereto as Exhibit C (the “Investment Letter”) and subject to filings made pursuant to Regulation D of the Securities Act and applicable state securities laws, which have been made or will be made by Parent in a timely manner after Closing, will be issued in compliance with all applicable federal and state securities laws.

(c)     No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the Securities Act is applicable to Parent or, to the knowledge of Parent or Merger Sub, any covered Person of Parent under such rule, except for such a disqualifying event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

(d)     Parent makes no representation or warranty as to whether Parent Common Stock will continue to be listed on the NYSE MKT or any other market or exchange or that Parent will meet any listing requirements for Parent Common Stock on NYSE MKT or any other market or exchange.

4.06.     Brokers’ and Finders’ Fees. Except for the fees, expenses and costs of Innovation Capital, for which Parent shall be solely responsible, neither Parent nor Merger Sub has incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or any other Transaction Document to which Parent or Merger Sub is a party or any transaction contemplated hereby or thereby.

4.07.     Parent SEC Filings.

(a)     Parent has timely made all filings required to be made by it with the SEC since December 31, 2014 (such filings, the “Parent SEC Filings”). As of their respective dates, the Parent SEC Filings complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be.

(b)     The consolidated financial statements of Parent (including any related notes and schedules thereto) included in the Parent SEC Filings complied as to form, as of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), in all material respects, with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by the rules of the SEC), have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein), and fairly present, in all material respects, the consolidated financial position of Parent and its Subsidiaries and the consolidated results of operations, changes in stockholders’ equity and cash flows of such companies as of the dates and for the periods shown.

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(c)     Parent (i) has established and maintained disclosure controls and procedures and internal control over financial reporting (as such terms are defined in paragraphs (e) and (f), respectively, of Rule 13a-15 under the Exchange Act) as required by Rule 13a-15 under the Exchange Act, and (ii) has disclosed based on its most recent evaluations, to its outside auditors and the audit committee of the Parent Board (A) all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect Parent’s ability to record, process, summarize and report financial data and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent’s internal control over financial reporting.

4.08.     Opinion of Financial Advisors. The Parent Board and the Transaction Committee has received the written opinion of a financial advisor to the effect that, as of the date of such opinion and based upon and subject to various limitations, assumptions, factors and matters set forth therein, the payment of the Merger Consideration by Parent is fair to the stockholders of Parent from a financial point of view, in light of the rights and benefits accruing to Parent as a result of the consummation of the transactions contemplated by this Agreement, and a copy of such opinion will be delivered to Parent within two days of the date of this Agreement.

4.09.     Net Operating Loss Carry Forwards. As of December 31, 2015, Parent’s financial statements reflect an excess of $10,000,000 of net operating loss carry forwards for both federal and state income tax reporting purposes and Parent will provide a letter to such effect at the Closing Date.

4.10.     Working Capital. As of the Closing Date, the Parent Working Capital shall be no less than $1,000,000.

4.11.     Trailing Twelve Months Financial Performance. As of the date of this Agreement, the gross revenues for the trailing twelve months of Parent shall be a minimum of $6,500,000 and there shall be a minimum of a 25% gross profit margin with respect to such gross revenues of Parent.

4.12.     Title to Property and Assets. Parent and Merger Sub each have good and marketable title to, or valid leasehold interest in, all Personal Property owned, held or used by Parent and Merger Sub. Such Personal Property constitutes all Personal Property used to conduct the business of Parent and Merger Sub as presently conducted. None of such Personal Property is owned by any other person without a valid and enforceable right of Parent or Merger Sub, where applicable, to use and possess such Personal Property. None of such Personal Property is subject to any lien of any nature whatsoever.

4.13.     Real Property. Parent and Merger Sub do not currently own any Real Property or, except with respect to the lease of property in McCook, Illinois which, to the knowledge of Parent and Merger Sub will expire or be terminated in April 2016, and leases for properties in Nevada, New Jersey and Florida, lease any Real Property.

4.14.     Equipment. Schedule 4.14 lists all material items of equipment owned or leased by Parent and Merger Sub. Such equipment is used for the conduct of the business of Parent and Merger Sub as currently conducted and in reasonable operating condition, regularly and properly maintained, subject to normal wear and tear.

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4.15.     Assets. All of the assets of Parent and Merger Sub are owned by Parent or Merger Sub, where applicable, free and clear of all Liens. Parent and Merger Sub have sole and exclusive ownership of, free and clear of any Liens, or the valid right to use, unrestricted by Contract, all customer lists, customer contact information, customer correspondence and customer licensing and purchasing histories relating to current and former customers of Parent and Merger Sub and their transaction of business with Parent and Merger Sub. No Person other than Parent and Merger Sub possesses any licenses, claims or rights with respect to the use of any such customer information owned by Parent or Merger Sub.

4.16.     Compliance. Neither Parent nor Merger Sub has received any notice that either is in conflict with, or default or in violation of, any Applicable Law. No Action by any Governmental is pending, or to the knowledge of Parent or Merger Sub, has been threatened, against either Parent or Merger Sub. There is no Governmental Order binding upon Parent or Merger Sub.

4.17.     Permits. Parent and Merger Sub hold, to the extent required by Applicable Law, all Permits for the operation of the business of Parent and Merger Sub as presently conducted. No suspension or cancellation of any such Permit is pending or, to the knowledge of Parent or Merger Sub, threatened, and Parent and Merger Sub are in compliance in all materials respects with the terms of such permits.

ARTICLE V.

COVENANTS

5.01.     Conduct of Business Prior to the Closing; Notice of Certain Events.

(a)     From the date hereof until the Closing, except as otherwise provided in this Agreement or consented to in writing by Parent or the Company, as applicable (which consent shall not be unreasonably withheld or delayed), each of Parent and the Company shall (i) conduct its business in the Ordinary Course of Business; and (ii) use Commercially Reasonable Efforts to maintain and preserve intact the current organization, business and franchise of its business and to preserve the rights, franchises, goodwill and relationships of its employees, customers, lenders, suppliers, regulators and others having business relationships with Parent or the Company, as applicable.

(b)     Without limiting the foregoing, for greater certainty, from the date hereof until the Closing Date, the Company shall:

(i)     not amend or propose to amend the Company Constituent Documents;

(ii)     not (x) split, combine or reclassify any Existing Company Interests, (y) repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any Existing Company Interests, or (z) enter into any Contract with respect to the voting of, any Existing Company Interests;

(iii)     not issue, sell, pledge, dispose of or encumber any Existing Company Interests;

(iv)     not, except as required by Applicable Law or by any Company Benefit Plan or Contract in effect as of the date of this Agreement, increase the compensation payable or that could become payable by the Company to its employees, other than increases in compensation made in the Ordinary Course of Business;

(v)     not acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances or capital contributions to or investments in any Person;

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(vi)     not (x) transfer, license, sell, lease or otherwise dispose of any assets (whether by way of merger, consolidation, sale of stock or assets, or otherwise), provided that the foregoing shall not prohibit the Company from transferring, licensing, selling, leasing or disposing of obsolete equipment or assets being replaced, in each case in the Ordinary Course of Business, or (y) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(vii)     preserve and maintain all of its Permits;

(viii)     comply in all material respects with all Applicable Laws; and

(ix)     not take or permit any action that would cause any of the changes, events or conductions described in Section 3.22.

For greater certainty, nothing in this Section 5.01 shall prohibit the Company from making any Closing Distributions.

(c)     From the date hereof until the Closing, the Company shall promptly notify Parent in writing of:

(i)     any fact, circumstance, event or action the existence, occurrence or taking of which (x) has had, or could reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (y) has resulted in, or could reasonably be expected to result in, any representation or warranty made by the Company or the Company Member hereunder not being true and correct or (z) has resulted in, or could reasonably be expected to result in, the failure of any of the conditions set forth in Section 6.01 or Section 6.02 to be satisfied;

(ii)     any material deviation to the Company Projections or any fact, circumstance, event or action the existence, occurrence or taking of which could reasonably be expected to cause, individually or in the aggregate, a material deviation to the Company Projections;

(iii)     any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(iv)     any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

(v)     any Actions commenced or, to the knowledge of the Company’s, threatened against, relating to or involving or otherwise affecting the Company that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 3.07 or that relates to the consummation of the transactions contemplated by this Agreement.

Parent’s receipt of information pursuant to this Section 5.01 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Company or the Company Member in this Agreement and shall not be deemed to amend or supplement the Company Disclosure Schedules.

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(d)     Without limiting the foregoing, for greater certainly, from the date hereof until the Closing Date, Parent and Merger Sub shall:

(i)     not acquire, by merger, consolidation, acquisition of stock or assets, or otherwise, any business or Person or division thereof or make any loans, advances or capital contributions to or investments in any Person;

(ii)     not (x) transfer, license, sell or lease or otherwise dispose of any assets outside of the Ordinary Course of Business (whether by way of merger, consolidation, sale of stock or assets, or otherwise), provided that the foregoing shall not prohibit Parent or Merger Sub from transferring, licensing, selling, leasing or disposing of obsolete equipment or assets being replaced in each case in the Ordinary Course of Business, or (y) adopt or effect a plan of complete or partial liquidation, dissolution, restructuring, recapitalization or other reorganization;

(iii)     preserve and maintain all of its Permits;

(iv)     comply in all material respects with all Applicable Laws; and

(v)     not take or permit any action that would cause any material change of circumstances of Parent or Merger Sub.

(e)     From the date hereof until the Closing, Parent and Merger Sub shall notify the Company in writing of:

(i)     any fact, circumstance, event or action, the existence, occurrence or taking of which (x) has had, or could reasonably be expected to have, individually or in the aggregate, a Parent or Merger Sub Material Adverse Effect, (y) has resulted in or could reasonably be expected to result in, any representation or warranty made by Parent or Merger Sub hereunder not being true and correct or (z) has resulted in or could reasonably be expected to result in the failure of any of the conditions of this Agreement;

(ii)     any notice or other communication from any Person alleging that the Consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;

(iii)     any notice or other communication from any Governmental Entity in connection with the transactions contemplated by this Agreement; and

(iv)     any actions commenced or, to the knowledge of the Parent or Merger Sub, threatened against, relating to or involving or otherwise affecting Parent or Merger Sub that, if pending on the date of this Agreement, would have been required to have been disclosed or that relates to the consummation of the transactions contemplated by this Agreement.

The Company’s receipt of information pursuant to this Section 5.01 shall not operate as a waiver or otherwise affect any representation, warranty or agreement given or made by Parent or Merger Sub in this Agreement and shall not be deemed to amend or supplement the Disclosure Schedules of Parent and Merger Sub.

5.02.     Closing Distributions. Each party hereto agrees that, subject to the terms of this Agreement, the Parent Board may authorize, and Parent may make, in each case in its sole discretion (as applicable), and the board of the Company may authorize and the Company may make, in each case in its sole discretion (as applicable) one or more distributions (collectively, the “Closing Distributions”) at any time from the date hereof until the Effective Time (but including the portion of the Closing Date prior to such Effective Time) to the stockholders of Parent or the members of the Company, as the case may be, in accordance with Applicable Law and the Constituent Documents of Parent and the Constituent Documents of the Company.

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5.03.     Access to Information.

(a)     From the date hereof until the Closing, each party shall (i) afford the other parties and their Representatives full and free access to and the right to inspect all of the Leased Real Property, properties, assets, premises, books and records, Contracts and other documents and data related to that party; (ii) furnish the other parties and their Representatives with such financial, operating and other data and information related to that party as the other parties or any of their Representatives may reasonably request; and (iii) instruct the officers and employees of that party to cooperate with the other parties in their investigation of the other party. Any investigation pursuant to this Section 5.03 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the parties. No investigation by a party or other information received by that party shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by a party in this Agreement.

(b)     Parent and the Company shall comply with, and shall cause their respective Representatives to comply with, all of their respective obligations under the Confidentiality Agreement, dated January 9, 2015 between Parent and the Company (the “Confidentiality Agreement”), which shall survive the termination of this Agreement in accordance with the terms set forth therein.

5.04.     No Solicitation of Other Bids.

(a)     The Company shall not, and shall not authorize or permit any of its Affiliates or any of its or their Representatives to, directly or indirectly, (i) encourage, solicit, initiate, facilitate or continue inquiries regarding an Acquisition Proposal; (ii) enter into discussions or negotiations with, or provide any information to, any Person concerning a possible Acquisition Proposal; or (iii) enter into any agreements or other instruments (whether or not binding) regarding an Acquisition Proposal. The Company shall immediately cease and cause to be terminated, and shall cause its Affiliates and all of its and their Representatives to immediately cease and cause to be terminated, all existing discussions or negotiations with any Persons conducted heretofore with respect to, or that could lead to, an Acquisition Proposal. For purposes hereof, “Acquisition Proposal” shall mean any inquiry, proposal or offer from any Person (other than Parent or any of its Affiliates) concerning (i) a merger, consolidation, liquidation, recapitalization, share exchange or other business combination transaction involving the Company; (ii) the issuance or acquisition of Equity Interests of the Company; or (iii) the sale, lease, exchange or other disposition of any significant portion of the Company's properties or assets.

(b)     In addition to the other obligations under this Section 5.04(a), the Company shall promptly (and in any event within three Business Days after receipt thereof by the Company or its Representatives) advise Parent orally and in writing of any Acquisition Proposal, any request for information with respect to any Acquisition Proposal, or any inquiry with respect to or which could reasonably be expected to result in an Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making the same.

(c)     The Company agrees that the rights and remedies for noncompliance with this Section 5.04(c) shall include having such provision specifically enforced by any court having equity jurisdiction, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to Parent and that money damages would not provide an adequate remedy to Parent.

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5.05.     Board Resolutions and Governance Issues.

(a)     The Company shall deliver herewith the written resolutions of the Company Board and the Company Member (i) resolving that this Agreement and the transactions contemplated herein are advisable and in the best interests of the Company and the Company Member, and (ii) approving and adopting this Agreement and the transactions contemplated herein, including the Merger.

(b)     Parent and Merger Sub shall deliver herewith the written resolutions of Parent Board and the Merger Sub Board (i) resolving that this Agreement and the transactions contemplated herein are advisable and in the best interests of Parent, Parent’ stockholders and Merger Sub (as applicable), (ii) subject to Parent Stockholder Approval, approving and adopting this Agreement and the transactions contemplated herein, including the Merger and (iii) recommending approval of this Agreement and the transactions contemplated hereby, including adoption of the Merger, by the stockholders of Parent.

(c)     After the Closing Date, the Parent Board and Merger Sub Board shall be constituted in a manner that is consistent with the terms of the Voting Agreement, to the extent such agreement remains in effect.

5.06.     Resignations. The Company shall deliver to Parent written resignations, effective as of the Closing Date, of the members of the Company Board and the officers of the Company set forth on Schedule 5.06 at least five Business Days prior to the Closing.

5.07.     Tax Matters.

(a)     It is intended that the Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) and 368(a)(2)(D) of the Code and that this Agreement shall constitute a plan of reorganization for purposes of Section 368 of the Code.

(b)     Pursuant to Treasury Regulations section 1.381(b)-1(a), the taxable year of the Company will end at the Effective Time, and the Company will be liquidated for federal income tax purposes as of the Effective Time. The Company Member, as sole member of the Company, shall be allocated income or loss with respect to the Company’s short tax year ending at the Effective Time, and shall be liable for any Tax liability with respect to income allocated for such short tax year. The Company Member shall timely prepare and file the final Tax Return of the Company and shall provide Parent with a copy of such final Tax Return 30 days prior to the filing thereof and within five Business Days thereafter.

(c)     Transfer Taxes. The Company Member and the Surviving Entity shall each be responsible for the payment of one-half of the state and local transfer, sales, use, stamp, registration or other similar Taxes (the “Transfer Taxes”) resulting from the transactions contemplated by this Agreement or any other Transaction Document.

5.08.     Tax Documentation. As a condition to the Company Member’s receipt of any of the Merger Consideration, such Company Member shall be required to provide with the transmittal letter a certified tax identification number by furnishing an appropriate Form W-9 (or Form W-8, in the case of a non-U.S. person) (collectively, “Tax Reporting Documentation”). The Company Member understands that if such Tax Reporting Documentation is not provided, Parent or the exchange agent, as applicable, might be required by the Code to withhold a portion of any payment of the Merger Consideration.

5.09.     Company Employees. Except as provided in the Employment Agreement, Parent will offer at-will employment by the Surviving Entity as of and following the Closing Date to each individual listed on Schedule 5.09 (the “Continuing Employees”), subject to satisfying the same conditions and qualifications applicable to all new employees of the Surviving Entity (including but not limited to passing any reasonable criminal background check). Prior to the Effective Time, the Company shall terminate the employment of any employee of the Company who is not listed on Schedule 5.09.

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5.10.     Employee Benefit Plans.

(a)     Effective one day prior to the Closing (but contingent on the Closing occurring), the Company Representative and the Company shall adopt such resolutions and take such further corporate actions to terminate all Company Benefit Plans (collectively, the “Employee Benefit Plan Resolutions”). On and after the Closing, the Company Representative shall take all steps necessary or desirable to effectuate such termination of the Company Benefit Plans and distribution of any and all assets, including but not limited to filing for a determination letter for such Employee Pension Benefit Plans with the IRS that such Employee Pension Benefit Plans are qualified on termination and taking all actions required to finalize any such plan that is subject to Title IV of ERISA, and fully funding any Company Benefit Plan.

(b)     As of the Effective Time, except as provided in the Employment Agreement, all Continuing Employees shall become participants in all employee benefit plans and programs maintained by Parent for its and its Affiliate’s employees in the United States, including, without limitation, the health, welfare and other benefits programs of Parent. With regard to such Continuing Employees’ participation in Parent’s benefits programs, such Continuing Employees shall be given credit for their years of service rendered to the Company and its ERISA Affiliates or their predecessors for purposes of eligibility and vesting in the Parent’s benefit programs.

5.11.     Publicity. Parent, Merger Sub, the Company, and the Company Member agree that, except as otherwise required by Applicable Law, they (a) will make no public comment concerning or announcement regarding the Merger and (b) institute procedures to restrict knowledge of the proposed transaction to those who need to know. In addition, the parties acknowledge that Parent, as a publicly-traded company, is subject to certain disclosure requirements under Applicable Law. Accordingly, Parent reserves the right to disclose the Merger, including financial information regarding the Company and the status of negotiations, at any time that such disclosure is required under Applicable Law. Except as otherwise required by Applicable Law and notwithstanding anything in this Agreement to the contrary, so long as this Agreement is in effect, none of Parent, Merger Sub, or the Company shall, or shall permit any of their Subsidiaries, if applicable, to issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party.

5.12.     Tail Insurance. On to the Closing Date, a tail insurance policy may be obtained under the Company’s errors and omissions policy in form and amounts reasonably agreed to by the parties, the premiums for which shall be paid by Parent.

5.13.     Competing Transaction.

(a)     As used in this Agreement, “Parent Competing Transaction” means any of the following:

(i)     a transaction, including any tender offer, exchange offer or share exchange, pursuant to which any third Person or group, or the stockholders of such third Person, directly or indirectly, acquires or would acquire beneficial ownership (as defined in Rule 13d 3 under the Exchange Act) of 40% or more of the outstanding shares of common stock of Parent or of the outstanding voting power of Parent (or options, rights or warrants to purchase, or securities convertible into or exchangeable for, such common stock or other securities representing such voting power), whether from Parent or pursuant to a tender offer or exchange offer or otherwise;

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(ii)      a merger, share exchange, consolidation or business combination pursuant to which any third Person or group of Persons, or the stockholders of such third Person or Persons, beneficially owns or would beneficially own 40% or more of the outstanding shares of common stock or the outstanding voting power of Parent, or, if applicable, any surviving entity or the parent entity resulting from any such transaction, immediately upon consummation thereof;

(iii)     a recapitalization of Parent or any transaction similar to a transaction referred to in clause (ii) above involving Parent pursuant to which any third person or group of Persons (other than Parent’s Affiliates or any group of which Parent’s Affiliates is a member), or its stockholders, beneficially owns or would beneficially own 40% or more of the outstanding shares of common stock or the outstanding voting power of Parent or, if applicable, the parent entity resulting from any such transaction immediately upon consummation thereof; or

(iv)     any transaction pursuant to which any third Person or group of Persons (other than Parent or any of its Affiliates) directly or indirectly (including by way of merger, consolidation, share exchange, other business combination, partnership, joint venture or otherwise) acquires or would acquire control of assets of Parent (including any Subsidiary of Parent or the Equity Interests of such Subsidiary) representing 75% or more of the fair market value of all the assets of Parent, taken as a whole, immediately prior to such transaction.

Wherever the term “group” is used in this Section 5.13, it is used as defined in Rule 13d 3 under the Exchange Act;

(b)     As used in the Agreement, “Parent Acquisition Proposal” means any inquiries or proposals regarding any Parent Competing Transaction. As used in the Agreement, “Parent Acquisition Agreement” means any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement, other than any Alternative Confidentiality Agreement (as defined below), regarding any Parent Acquisition Proposal.

(c)     Parent will notify the Company promptly after Parent has received any Parent Acquisition Proposal or any material modification to any Parent Acquisition Proposal. Such notice to the Company will include the identity of the Person or Persons making the Parent Acquisition Proposal and a copy of the Parent Acquisition Proposal or amendment to a Parent Acquisition Proposal.

(d)     Parent may (i) to the extent necessary, contact any Person or group of Persons that makes a Parent Acquisition Proposal to clarify the terms of such Parent Acquisition Proposal; and (ii) furnish or cause to be furnished information to, and enter or cause to be entered into discussions with, and only with, the Person or group who has made a Parent Acquisition Proposal if the Parent Board or Transaction Committee (A) determines in good faith (after consultation with its outside legal counsel and financial advisor) that such Parent Acquisition Proposal constitutes or is could lead to a Parent Superior Proposal and (B) enters into a confidentiality agreement with such person (an “Alternative Confidentiality Agreement”). Unless such information has been previously provided to the Company, all written information provided by Parent to the Person making such Parent Acquisition Proposal will be promptly provided to the Company.

(e)     As used in this Agreement, “Parent Superior Proposal” means a bona fide written Parent Acquisition Proposal made by a third Person (or group of Persons) to consummate a sale of all or substantially all of the assets of Parent or a merger, consolidation, business combination or other similar transaction involving Parent pursuant to which Parent’s Affiliates and other stockholders would hold less than 50% of the outstanding shares of common stock of, or less than 50% of the outstanding voting power of, Parent, any surviving entity or the parent entity resulting from any such transaction immediately upon consummation thereof that the Parent Board or Transaction Committee (after consultation with its outside legal counsel and its financial advisor or advisors) determines in good faith to be more favorable from a financial point of view to Parent than the transaction contemplated by this Agreement.

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(f)     Except as permitted by Section 5.13(g) or Section 5.13(h), neither the Parent Board nor the Transaction Committee will (i) withhold, withdraw or modify in a manner adverse to the Company the approval or declaration of advisability by such board and/or committee of this Agreement and the transactions contemplated hereby or (ii) resolve, agree or propose publicly to take any such actions (each such action set forth in this sentence of this Section 5.13(f) being referred to herein as an “Adverse Recommendation Change”) or approve, adopt or recommend, or cause or permit the entry into or propose publicly to do so with respect to, any Parent Acquisition Agreement (other than an Alternative Confidentiality Agreement).

(g)     Notwithstanding anything to the contrary in this Agreement, if, at any time prior to obtaining Parent Stockholder Approval (i) Parent receives a Parent Acquisition Proposal and (ii) the Parent Board or Transaction Committee determines in good faith after consultation with its outside legal counsel and with its financial advisor that (A) such Parent Acquisition Proposal could constitute a Parent Superior Proposal, and (B) in light of such Parent Acquisition Proposal, failure to make an Adverse Recommendation Change could be inconsistent with the directors’ fiduciary obligations under Applicable Law, the Parent Board or Transaction Committee may, subject to the provisions of Section 5.13(i) and Article VIII, make an Adverse Recommendation Change or terminate this Agreement to enter into a definitive Parent Acquisition Agreement with respect to such Parent Superior Proposal.

(h)     Notwithstanding anything in this Agreement to the contrary, if (i) an Intervening Event occurs or arises after the date of this Agreement and prior to obtaining Parent Stockholder Approval and (ii) the Parent Board or Transaction Committee determines in good faith after consultation with its outside legal counsel and with its financial advisor that in light of the existence of such Intervening Event, failure to make an Adverse Recommendation Change could constitute a breach of the directors’ fiduciary obligations under Applicable Law, then prior to obtaining Parent Stockholder Approval, the Parent Board or Transaction Committee may, subject to the provisions of Section 5.13(i) and Article VIII, make an Adverse Recommendation Change.

(i)     Prior to making any Adverse Recommendation Change as a result of a Parent Superior Proposal or an Intervening Event or terminating this Agreement pursuant to Section 5.13(g), Parent shall deliver to the Company a written notice (a “Change in Recommendation Notice”) stating that the Parent Board or Transaction Committee intends to take such action pursuant to Section 5.13(g) or Section 5.13(h), as the case may be, and, together with such notice, provide a copy of the proposed form of the Parent Acquisition Agreement or a description of the Intervening Event, as applicable.

(j)     No disclosure that the Parent Board or Transaction Committee may determine (after consultation with legal counsel) that it or Parent is required to make under Applicable Law will constitute a violation of this Agreement.

5.14.     Preparation of the Parent Proxy Statement; Parent Stockholders Meeting.

(a)     Provided that this Agreement has not been terminated in accordance with Article VIII, as promptly as practicable after the date hereof, Parent shall prepare and shall cause to be filed with the SEC in preliminary form a proxy statement relating to this Agreement and the transactions contemplated hereby (together with any amendments and supplements thereto and any other required disclosure materials, the “Parent Proxy Statement”). The Company and the Company Member shall furnish all information concerning the Company and its Affiliates, and provide such other assistance, as may be reasonably requested in connection with the preparation, filing and distribution of the Parent Proxy Statement.

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(b)     After Parent has prepared the Parent Proxy Statement, then Parent shall, as promptly as practicable, (x) establish a record date for and give notice of a meeting of the stockholders of Parent for the purpose of considering and taking action upon this Agreement (the “Parent Stockholders Meeting”) and (y) as promptly as practicable but not later than ten Business Days after the record date, mail to the stockholders of record of Parent and to other stockholders as required by Rule 14a-13 of the Exchange Act, as of the record date established for Parent Stockholders Meeting, the Parent Proxy Statement (the date the Company is required to take such action, the “Proxy Date”). Parent shall duly call, convene and hold the Parent Stockholders Meeting as promptly as reasonably practicable after the Proxy Date; provided, however, that in no event shall such meeting be initially scheduled later than 20 Business Days following the date the Parent Proxy Statement is mailed to the stockholders of Parent.

(c)     If, at any time prior to the Parent Stockholders Meeting, any event occurs with respect to the Company or the Company Member, or any change occurs with respect to other information supplied by the Company or the Company Member for inclusion in the Parent Proxy Statement, which is required to be described in an amendment of, or a supplement to, the Parent Proxy Statement, the Company shall promptly notify Parent of such event in writing, and the Company and Parent shall cooperate in the prompt filing with the SEC of any necessary amendment or supplement to the Parent Proxy Statement and, as required by Applicable Law, in disseminating the information contained in such amendment or supplement to the stockholders of Parent. Nothing in this Section 5.14(c) shall limit the obligations of any party under Section 5.14(a).

(d)     Parent shall, prior to the Parent Stockholders Meeting, keep the Company reasonably informed of the number of proxy votes received in respect of matters to be acted upon at the Parent Stockholders Meeting.

(e)     Parent will provide notice to the Company of the Parent Stockholders Meeting and shall allow Representatives of the Company and its counsel to attend the Parent Stockholders Meeting.

5.15.     Stock Consideration Securities Matters. Each of the parties hereto acknowledge that the shares of Parent Common Stock to be issued to the Company Member pursuant to this Agreement are intended to be issued pursuant to the “private placement” exemption from registration under Section 4(a)(2) of the Securities Act and/or Regulation D promulgated under the Securities Act and the Company and the Company Member agree to fully cooperate with Parent in its efforts to ensure that such shares of Parent Common Stock may be issued pursuant to such private placement exemption, including, but not limited to executing the Investment Letters and delivering them to Parent at Closing.

5.16.     Release.

(a)     The Company Member, on his own behalf and, to the greatest extent permitted by Applicable Law, on behalf of the Company Member’s successors, assigns and Affiliates (collectively with the Company Member, the “Company Releasors”), effective as of the Closing, forever releases, discharges, remises and acquits each of the Company, the Surviving Entity and Parent, each of their Affiliates, each of their respective successors, assigns and past, present and future directors, managers, officers and employees, and each of their respective heirs, successors and assigns, in each case in their capacity as such (collectively, the “Parent Releasees”), jointly and individually, of and from any and all Actions, Contracts and liabilities or obligations arising on or prior to the Closing out of or in any manner related to (i) the direct or indirect ownership of the Existing Company Interests and the status of the Company Member as the sole member of the Company, (ii) the termination of the Company Member’s status as a member of the Company as a result of the consummation of the transactions contemplated by this Agreement, (iii) actions taken by the Company Board or the Company’s officers, employees, agents, attorneys, accountants and representatives in connection with the negotiation, authorization, approval and recommendation of the terms of the transactions contemplated by this Agreement and the Transaction Documents and (iv) any rights to revenue, options, or warrants of, or dividends or other distributions in respect of Equity Interests of, the Company.  The Company Member, for himself and the other Company Releasors, hereby irrevocably covenants to refrain from, directly or indirectly, asserting any claim or demand, or commencing, distributing or causing to be commenced, any Action of any kind against any Parent Releasees, based on any of the foregoing.  Notwithstanding anything to the contrary contained herein, nothing in this Section 5.16(a) or any other provision of this Agreement will waive, or preclude the Company Member from exercising, any of his rights, if any, (A) to receive and be paid the Merger Consideration payable under, and subject to the terms and conditions set forth in, this Agreement, or (B) under this Agreement or any other Transaction Document.

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(b)     The Surviving Entity and Parent, on their own behalf and, to the greatest extent permitted by Applicable Law, on behalf of the successors and assigns of the Surviving Entity and Parent (collectively, the “Parent Releasors”), effective as of the Closing, forever release, discharge, remise and acquit the Company Member and each of his respective heirs, successors and assigns, in each case in their capacity as such (collectively, the “Company Releasees”), jointly and individually, of and from and against any and all Actions, Contracts and liabilities or obligations of the Surviving Entity or Parent arising on or prior to the Closing with respect to (i) any undisclosed claims, causes of action or liabilities of the Parent Releasors against the Company Releasees and (ii) any actions taken by the Parent Board or the officers, employees, agents, attorneys, accountants and representatives of either the Surviving Entity or Parent in connection with the negotiation, authorization, approval and recommendation of the terms of the transactions contemplated by this Agreement and the Transaction Documents. Notwithstanding anything to the contrary contained herein, nothing in this Section 5.16(b) or any other provision of this Agreement will waive, or preclude the Parent Releasors from exercising, any of its/their rights under this Agreement or any other Transaction Document.

5.17.     Regulatory Matters. The parties hereto shall cooperate with each other and use Commercially Reasonable Efforts promptly to prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all Consents of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger); for the avoidance of doubt, the foregoing shall apply to any and all applications, notices, petitions and filings, made by parent and Merger Sub, in their sole discretion, to any Governmental Entity that regulates the gaming industry and investigation or change in control approval process arising therefrom. The Company and Parent shall have the right to review in advance, and to the extent practicable each will consult with the other on, in each case subject to Applicable Laws relating to the exchange of information, all the information relating to the Company, Parent or Merger Sub, as the case may be, which appear in any filing made with or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all Consents of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein. Parent (or Merger Sub as the case may be) and the Company shall promptly furnish each other with copies of written communications received by Parent, Merger Sub, and the Company, as the case may be, from or delivered by any of the foregoing to or from, any Governmental Entity in respect of the transactions contemplated hereby.

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5.18.     Closing Conditions. From the date hereof until the Closing, each party hereto shall use reasonable best efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Article VI hereof.

5.19.     Further Assurances. At and after the Effective Time, the officers, managers and directors of the Surviving Entity shall be authorized to execute and deliver, in the name and behalf of the Company or Merger Sub, any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Merger Sub, any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Entity any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Entity as a result of, or in connection with, the Merger.

ARTICLE VI.

CONDITIONS TO CLOSING

6.01.     Conditions to Obligations of All Parties. The respective obligations of each party to this Agreement to consummate the transactions contemplated by this Agreement and effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

(a)     Parent Stockholder Approval. This Agreement will have been duly adopted with Parent Stockholder Approval.

(b)     No Injunctions, Restraints or Illegality. No Governmental Entity having jurisdiction over any party hereto shall have enacted, issued, promulgated, enforced or entered any Applicable Laws or Governmental Orders, whether temporary, preliminary or permanent, that make illegal, enjoin or otherwise prohibit consummation of the Merger or the other transactions contemplated by this Agreement.

(c)     Consents. The Company shall have received all Consents set forth forth on Schedule 6.01(c)-1, and Parent shall have received all Consents set forth on Schedule 6.01(c)-2, in each case, in form and substance reasonably satisfactory to Parent and the Company, respectively, and no such Consent shall have been revoked.

6.02.     Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate the transactions contemplated by this Agreement and effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

(a)     Representations and Warranties. Other than the representations and warranties of the Company and the Company Member contained in Sections 3.01, 3.02, 3.03 and 3.13, the representations and warranties of the Company and the Company Member contained in this Agreement, the Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Company Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Company Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of the Company and the Company Member contained Sections 3.01, 3.02, 3.03 and 3.13 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects).

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(b)     Performance of Covenants. Each of the Company and the Company Member shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Transaction Documents to be performed or complied with by it prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, the Company and the Company Member shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c)     No Actions. No Action shall have been commenced against Parent, Merger Sub, the Company or the Company Member, which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Entity, and be in effect, which restrains or prohibits any transaction contemplated hereby.

(d)     Closing Distributions. The Closing Distributions shall have been made.

(e)     No Material Deviation to Company Projections. From the date of this Agreement, there shall not have occurred any material deviation to the Company Projections, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a material deviation to the Company Projections.

(f)     No Company Material Adverse Effect. From the date of this Agreement, there shall not have occurred any Company Material Adverse Effect, nor shall any event or events have occurred that, individually or in the aggregate, with or without the lapse of time, could reasonably be expected to result in a Company Material Adverse Effect.

(g)     Closing Deliverables. The Company and the Company Member shall have delivered each of the following at or prior to the Closing:

(i)       resignations of the Persons listed on Schedule 5.06;

(ii)     the Investment Letter, duly executed by the Company Member receiving Stock Consideration;

(iii)     a letter of transmittal reasonably required by Parent or its exchange agent, duly executed by the Company Member receiving Closing Stock Consideration;

(iv)     the Parent Note, duly executed by the Company Member;

(v)     an employment agreement, substantially in the form attached hereto as Exhibit D (the “Employment Agreement”), duly executed by Anthony Tomasello;

(vi)     a voting agreement, substantially in the form attached hereto as Exhibit E (the “Voting Agreement”), duly executed by the Company Member receiving Stock Consideration;

(vii)     a copy of the Employee Benefit Plan Resolutions and evidence of fully funding the Company Benefit Plans;

(viii)     a certificate, dated the Closing Date and signed by the Company Member and a duly authorized officer of the Company, certifying that each of the conditions set forth in Section 6.02(a), Section 6.02(b), Section 6.02(e) and Section 6.02(f) have been satisfied;

(ix)     a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying that (x) attached thereto are true and complete copies of (A) all resolutions adopted by the Company Board authorizing the execution, delivery and performance of this Agreement and the Transaction Documents and the consummation of the transactions contemplated hereby and thereby and (B) resolutions of the Company Member approving the Merger and adopting this Agreement, (y) all such resolutions are in full force and effect and are all the resolutions adopted in connection with the transactions contemplated hereby and thereby and (z) attached thereto is a true and complete list of the Unpaid Company Transaction Expenses;

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(x)     a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of the Company certifying the names and signatures of the officers of the Company authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder;

(xi)     a good standing certificate (or its equivalent) from the secretary of state or similar Governmental Entity of the jurisdiction under the Applicable Laws in which the Company is organized and qualified to do business;

(xii)     payoff letters, termination statements and releases satisfactory to Parent with respect to the release of all Liens on the Existing Company Interests and assets of the Company, including a payoff letter, termination statement and release from Fulton Bank of New Jersey and any other holder of Indebtedness reflected on Schedule 3.06; and

(xiii)     such other documents or instruments as Parent or Merger Sub reasonably request and are reasonably necessary to consummate the transactions contemplated by this Agreement (including, but not limited to, duly executed Merger Filings).

6.03.     Conditions to Obligations of the Company and the Company Member. The obligations of the Company and the Company Member to consummate the transactions contemplated by this Agreement and effect the Merger are subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

(a)     Representations and Warranties. Other than the representations and warranties of Parent and Merger Sub contained in Section 4.01 and Section 4.02, the representations and warranties of Parent and Merger Sub contained in this Agreement, the Transaction Documents and any certificate or other writing delivered pursuant hereto shall be true and correct in all respects (in the case of any representation or warranty qualified by materiality or Parent or Merger Sub Material Adverse Effect) or in all material respects (in the case of any representation or warranty not qualified by materiality or Parent or Merger Sub Material Adverse Effect) on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date (except those representations and warranties that address matters only as of a specified date, the accuracy of which shall be determined as of that specified date in all respects). The representations and warranties of Parent and Merger Sub contained in in Section 4.01 and Section 4.02 shall be true and correct in all respects on and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of such date.

(b)     Performance of Covenants. Parent and Merger Sub shall have duly performed and complied in all material respects with all agreements, covenants and conditions required by this Agreement and each of the Transaction Documents to be performed or complied with by them prior to or on the Closing Date; provided, that, with respect to agreements, covenants and conditions that are qualified by materiality, Parent and Merger Sub shall have performed such agreements, covenants and conditions, as so qualified, in all respects.

(c)     No Actions. No Action shall have been commenced against Parent, Merger Sub, the Company or the Company Member, which would prevent the Closing. No injunction or restraining order shall have been issued by any Governmental Entity, and be in effect, which restrains or prohibits any transaction contemplated hereby.

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(d)     Closing Deliverables. Parent and Merger Sub shall have delivered each of the following at or prior to the Closing:

(i)     the Investment Letter, duly executed by Parent;

(ii)     the Parent Note, duly executed by Parent;

(iii)     the Employment Agreement, duly executed by Parent or the Surviving Entity, as applicable;

(iv)     the Voting Agreement, duly executed by Parent;

(v)     a certificate, dated the Closing Date and signed by a duly authorized officer of Parent and Merger Sub, certifying that each of the conditions set forth in Section 6.03(a) and Section 6.03(b) have been satisfied; and

(vi)     a certificate of the Secretary or an Assistant Secretary (or equivalent officer) of Parent certifying the names and signatures of the officers of Parent and Merger Sub authorized to sign this Agreement, the Transaction Documents and the other documents to be delivered hereunder and thereunder; and

(vii)     the resolutions of the Parent Board (including the configuration of the Parent Board as of the Effective Time as set forth in this Agreement) and such other documents or instruments as the Company or the Company Member reasonably request and are reasonably necessary to consummate the transactions contemplated by this Agreement (including, but not limited to, duly executed Merger Filings).

ARTICLE VII.

INDEMNIFICATION

7.01.     Survival.

(a)     Representations and Warranties of the Company and Company Member. Subject to the limitations and other provisions of this Agreement, the representations and warranties made by the Company and the Company Member in this Agreement shall survive the Closing and shall remain in full force and effect until the date that is eighteen months from the Closing Date; provided, that the representations and warranties in:

(i)     Section 3.01, Section 3.02, Section 3.03 and Section 3.13 (collectively, the “Company Member Fundamental Representations”) shall survive indefinitely; and

(ii)     Section 3.08, Section 3.16 and Section 3.17 shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus sixty (60) days.

(b)     Representations and Warranties of Parent and Merger Sub. Subject to the limitations and other provisions of this Agreement, the representations and warranties made by Parent and Merger Sub in this Agreement shall survive the Closing and shall remain in full force and effect until the date that is eighteen months from the Closing Date; provided, that the representations and warranties in Section 4.01, Section 4.02, Section 4.03 and Section 4.06 shall survive for the full period of all applicable statutes of limitations (giving effect to any wavier, mitigation or extension thereof) plus sixty (60) days.

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(c)     Covenants Made by the Parties. All covenants and agreements of the parties contained herein that contemplate performance after the Closing shall survive the Closing indefinitely or for the period explicitly specified therein.

(d)     Time for Submission of Claims. Any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the aggrieved party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation, warranty or covenant, and such claims shall survive until finally resolved.

7.02.     Indemnification.

(a)     Obligations of the Company Member. The Company Member shall indemnify and agree to defend and hold harmless Parent and the Surviving Entity (and their respective Affiliates, officers, directors, employees, representatives and agents) (“Parent Indemnified Persons” and, singularly, a “Parent Indemnified Person”) against and in respect of any and all Damages, by reason of or otherwise arising out of:

(i)     Parent Indemnified Taxes;

(ii)     any claim by the Company Member or a former Company Member of the Company, or any other Person, against the Company or any of its Affiliates, officers, directors, managers, employees or agents, based upon any rights of such Company Member (other than the right of the Company Member to receive the Merger Consideration pursuant to this Agreement), including appraisal rights (to the extent greater in amount than the consideration payable under this agreement to any such Person) under the applicable provisions of any option, preemptive rights or rights to notice or to vote;

(iii)     any Unpaid Company Transaction Expenses and Unpaid Company Indebtedness not reflected and satisfied through application of the Post-Closing Adjustment;

(iv)     any liabilities, obligations or expenses of the Company or the Company Member resulting from or arising with respect to incidents occurring before the Effective Time, regardless of when the claim is made;

(v)     a breach of a representation or warranty contained in this Agreement made by the Company or the Company Member; or

(vi)     a breach of a covenant contained in this Agreement made by the Company or the Company Member.

(b)     Effect of Investigation. The liability of the Company Member for indemnification under this Article VII by reason of or arising out of any breach by the Company or Company Member of any representation, warranty or covenant shall not be modified, waived or diminished by any examination or investigation conducted by Parent of the books, records or operations of the Company.

(c)     Satisfaction of Indemnification Obligations. The parties agree that all indemnifiable Damages due to a Parent Indemnified Person hereunder shall be satisfied as follows, in any order, at the discretion of a Parent Indemnified Person:

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(i)     By means of a set off to:

(A)     reduce all or any amount of the Parent Common Stock to which the Company Member would otherwise be entitled hereunder as First Earn-out Stock Consideration or Second Earn-out Stock Consideration, using the volume weighted-average per share price of the Parent Common Stock on NYSE MKT, as reported for the ten consecutive trading days ending on the last full trading day preceding the date Parent applies such set off;

(B)     reduce all or any amounts of principal and interest due or payable in the future under the Parent Note; and/or

(C)     reduce all or any amounts otherwise due to Company Member under this Agreement or otherwise.

(ii)     Against the Company Member, individually.

Neither the exercise of nor failure to exercise any such right of set off shall constitute an election of remedies or limit Parent in any manner in the enforcement of other remedies available to it hereunder, and the exercise by Parent of the right of set off against any Merger Consideration payable by Parent pursuant to this Agreement or the Transaction Documents shall not be the sole or exclusive remedy of Parent for recovery of any amounts owed by such Person to Parent pursuant to this Agreement.

(d)     No Limitation in Event of Fraud. Notwithstanding any other provision hereof, nothing in this Article VII or otherwise shall limit, in any manner, any remedy at law or equity, to which any party may be entitled as a result of fraud.

(e)     Employee Benefit Indemnification. Notwithstanding any other provision hereof, the Company Member shall indemnify and agree to defend and hold harmless any Parent Indemnified Person on a dollar for dollar basis, not subject to any cap, basket, deductible, setoff or limitation, in time or otherwise, for any and all claims, demands, suits, proceedings, judgments, losses, charges, Taxes, penalties and fees, costs and expenses (including reasonable attorneys’ fees and expenses) sustained, suffered or incurred of any kind associated with, related to or arising out of (i) the termination of any Company Benefit Plan and (ii) the failure to provide health insurance to any Company Employees prior to the Closing.

(f)     Obligations of Parent and Merger Sub. Parent and Merger Sub shall jointly and severally indemnify and agree to defend and hold harmless the Company Member (and his respective Affiliates, officers, directors, employees, representatives and agents) (“Company Member Indemnified Persons” and singularly, a “Company Member Indemnified Person”) against and in respect of any and all Damages by reason of or otherwise arising out of the breach of a representation, warranty or covenant contained in this Agreement made by Parent or Merger Sub.

7.03.     Limitations on Indemnification.

(a)     Threshold.

(i)     The Company Member shall not be required to indemnify any Parent Indemnified Person pursuant to, and shall not have any liability under, Section 7.02(a)(v) until the aggregate amount of all Damages for which the Company Member would, but for this Section 7.03(a)(i), be liable under Section 7.02(a)(v) exceeds on a cumulative basis an amount equal to $75,000 (the “Threshold”), in which case, the Company Member shall become liable for all of such Damages (i.e., if such cumulative Damages exceed the Threshold, this Section 7.03(a)(i) shall be without effect in respect thereof); provided, however, that the Threshold shall not apply to any Damages related to any inaccuracy or breach of any Company Member Fundamental Representation, or of Section 3.08 (Taxes), Section 3.16 (Employee Benefit Plans) or Section 3.17 (Environmental Matters), or any claim based on fraud or intentional misrepresentation or intentional breach.

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(ii)     Parent and Merger Sub shall not be required to indemnify any Company Member Indemnified Person pursuant to, and shall not have any liability under Section 7.02(f), until the aggregate amount of all Damages for which Parent and Merger Sub would, but for this Section 7.03(a)(ii), be liable under Section 7.02(f) exceeds on a cumulative basis an amount equal to the Threshold, in which case, Parent and Merger Sub shall become liable for all of such Damages (i.e., if such cumulative Damages exceed the Threshold, this Section 7.03(a)(ii) shall be without effect in respect thereof); provided, however, that the Threshold shall not apply to any Damages related to any claim based on fraud or intentional misrepresentation or intentional breach.

(b)     Cap.

(i)     The Company Member shall not be required to indemnify any Parent Indemnified Person pursuant to, and shall not have any further liability under, Section 7.02(a)(v) once the aggregate amount of all payments made by or on behalf of the Company Member, collectively, in respect of the indemnification obligations under Section 7.02(a)(v) equals $3,000,000 (the “Cap”); provided, that this Section 7.03(b)(i) shall not apply to any Damages related to any inaccuracy or breach of any Company Member Fundamental Representation, or of Section 3.08 (Taxes), Section 3.16 (Employee Benefit Plans) or Section 3.17 (Environmental Matters), or any claim based on fraud or intentional misrepresentation or intentional breach of any of the provisions of this Agreement, and no such amounts shall be counted towards the Cap.

(ii)     Parent and Merger Sub shall not be required to indemnify any Company Member Indemnified Person pursuant to, and shall not have any further liability under, Section 7.02(f) once the aggregate amount of all payments made by or on behalf of Parent or Merger Sub in respect of the indemnification obligations under Section 7.02(f) equals the Cap; provided, that this Section 7.03(b)(ii) shall not apply to any Damages related to any claim based on fraud or intentional misrepresentation or intentional breach of any of the provisions of this Agreement, and no such amounts shall be counted towards the Cap.

7.04.     Punitive Damages. No party hereto will be liable to any other party for any punitive damages; provided, however, that the limitations contained in this sentence shall not apply to any punitive damages recovered or recoverable by or payable with respect to a Third Party Claim or proceeding against an Indemnified Party.

7.05.     Claim Notice; Third Party Claim Procedures.

(a)     Claim Notice. An Indemnified Party shall give each Indemnifying Party from whom indemnification is sought prompt written notice (a “Claim Notice”) of any claim, demand, action, suit, proceeding or discovery of fact upon which the Indemnified Party intends to base the claim for indemnification under this Article VII, which shall contain (i) a description and a good faith estimate of the amount of any Damages incurred or reasonably expected to be incurred by the Indemnified Party, (ii) a statement that the Indemnified Party is entitled to indemnification under this Article VII for such Damages, and (iii) a demand for payment, provided, however, that no failure to give such Claim Notice shall excuse any Indemnifying Party from any obligation hereunder except to the extent the Indemnifying Party is materially and actually prejudiced by such failure.

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(b)     Procedure.

(i)     The Indemnified Party will tender the exclusive defense of a Third Party Claim (subject to the provisions of this Section 7.05(b)) to the Indemnifying Party. If (i) the defense of a Third Party Claim is so tendered and within 30 days thereafter such tender is accepted without qualification (or reservation of rights) by the Indemnifying Party; or (ii) within 30 days after the date on which written notice of a Third Party Claim has been given pursuant to this Section 7.05(b), the Indemnifying Party shall acknowledge in writing to the Indemnified Party and without qualification (or reservation of rights) its indemnification obligations as provided in this Article VII; then, except as hereinafter provided, the Indemnified Party shall not, and the Indemnifying Party shall, have the right to contest, defend, litigate or settle such Third Party Claim. The Indemnified Party shall have the right to be represented by counsel at its own expense in any such contest, defense, litigation or settlement conducted by the Indemnifying Party provided that the Indemnified Party shall be entitled to reimbursement therefor if the Indemnifying Party shall lose its right to contest, defend, litigate and settle the Third Party Claim as herein provided.

(ii)     The Indemnifying Party shall lose its right to defend and settle the Third Party Claim if it shall fail to reasonably contest, defend, litigate and settle the Third Party Claim as provided herein. So long as the Indemnifying Party has not lost its right to defend, litigate and settle and/or obligation to contest, defend, litigate and settle as herein provided, the Indemnifying Party shall have the exclusive right to contest, defend and litigate the Third Party Claim and shall have the right, upon receiving the prior written approval of the Indemnified Party (which shall not be unreasonably withheld unless such settlement does not fulfill the conditions set forth in the following sentence and which shall be deemed automatically given if a response has not been received within the 30 day period following receipt of the proposed settlement by the Indemnified Party), to settle any such matter, either before or after the initiation of litigation, at such time and upon such terms as it deems fair and reasonable.

(iii)     Notwithstanding anything to the contrary herein contained, in connection with any settlement negotiated by an Indemnifying Party, no Indemnified Party or Indemnifying Party (as the case may be) that is not controlling the defense and or settlement of the Third Party Claim (the “Non-Control Party”) shall be required by an Indemnifying Party controlling the litigation to (and no such Indemnifying Party shall) (x) enter into any settlement that does not include as an unconditional term thereof the delivery by the claimant or plaintiff to the Non-Control Party of a release from all liability in respect of such claim or litigation, (y) enter into any settlement that attributes by its terms liability to the Non-Control Party or which may otherwise have a material adverse effect on the Indemnified Party’s business, or (z) consent to the entry of any judgment that does not include as a term thereof a full dismissal of the litigation or proceeding with prejudice. All expenses (including attorneys’ fees) incurred by the Indemnifying Party in connection with the foregoing shall be paid by the Indemnifying Party.

(iv)     No failure by an Indemnifying Party to acknowledge in writing its indemnification obligations under this Article VII shall relieve it of such obligations to the extent they exist.

(v)     If an Indemnified Party is entitled to indemnification against a Third Party Claim, and the Indemnifying Party fails to accept a tender of, or assume, the defense of a Third Party Claim pursuant to this Article VII, or if, in accordance with the foregoing, the Indemnifying Party does not have the right or shall lose its right to contest, defend, litigate and settle such a Third Party Claim, the Indemnified Party shall have the right, without prejudice to its right of indemnification hereunder, in its discretion exercised in good faith and upon the advice of counsel, to contest, defend and litigate such Third Party Claim, and may settle such Third Party Claim, either before or after the initiation of litigation, at such time and upon such terms as the Indemnified Party deems fair and reasonable, provided that at least 20 days prior to any such settlement, written notice of its intention to settle is given to the Indemnifying Party. If, pursuant to this Section 7.05(b), the Indemnified Party so contests, defends, litigates or settles a Third Party Claim, for which it is entitled to indemnification hereunder as provided herein, the Indemnified Party shall be reimbursed by the Indemnifying Party for the reasonable attorneys’ fees and other expenses of defending, contesting, litigating and/or settling the Third Party Claim which are incurred from time to time, forthwith following the presentation to the Indemnifying Party of itemized bills for said attorneys’ fees and other expenses.

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(vi)     The Indemnified Party or the Indemnifying Party, as the case may be, shall furnish such information in reasonable detail as it may have with respect to a Third Party Claim (including copies of any summons, complaint or other pleading which may have been served on such party and any written claim, demand, invoice, billing or other document evidencing or asserting the same) to the other party if such other party is assuming defense of such claim, and make available all records and other similar materials which are reasonably required in the defense of such Third Party Claim and shall otherwise cooperate with and assist the defending party in the defense of such Third Party Claim.

ARTICLE VIII.

TERMINATION

8.01.     Termination. This Agreement may be terminated at any time prior to the Closing:

(a)     by the mutual written consent of the Company and Parent;

(b)     by Parent by written notice to the Company if:

(i)     neither Parent nor Merger Sub is then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by the Company or the Company Member pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VI and such breach, inaccuracy or failure has not been cured by the Company and the Company Member within ten days of the Company's receipt of written notice of such breach from Parent;

(ii)     any of the conditions set forth in Section 6.01 or Section 6.02 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the date that is 120 days after the date hereof (the “Drop Dead Date”), unless such failure unless such failure shall be due to the failure of Parent to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(iii)     prior to obtaining Parent Stockholder Approval:

(x) at any time following an Adverse Recommendation Change by the Parent Board or the Transaction Committee, or

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(y) if after the date of this Agreement, a Parent Acquisition Proposal is publicly announced or disclosed (or any Person shall have publicly announced an intention (whether or not conditional) to make such Parent Acquisition Proposal) and the Parent Board or Transaction Committee fails to affirm the recommendation of such board and committee within five Business Days after receipt of a written request from the Company to do so with respect to such Parent Acquisition Proposal (provided, however, that in no event will the Parent Board or Transaction Committee be required to affirm the recommendation of the Parent Board or Transaction Committee more than once with respect to any particular Parent Acquisition Proposal or more than once with respect to a material amendment thereof); or

(iv)     Parent is doing so in accordance with the terms of Section 5.13(g).

(v)     In the event that Parent or Merger Sub terminates this Agreement pursuant to the terms of Section 8.01(b)(iii) and such Parent Acquisition Proposal is consummated, Parent and Merger Sub shall pay to the Company the amount up to $150,000 in documented third party out of pocket expenses and in certified or other same-day funds (the “Break-Up Fee”). In the event that the Company or Company Member terminate this Agreement pursuant to the terms of this Section 8.01 or otherwise does not proceed to Closing other than because of a material breach by the Parent or Merger Sub which after notice and opportunity to cure is not so cured, the Company shall pay to the Parent the Break-Up Fee in certified or other same-day funds as a condition to terminate this Agreement.

(c)     by the Company by written notice to Parent if:

(i)     the Company and the Company Member are not then in material breach of any provision of this Agreement and there has been a breach, inaccuracy in or failure to perform any representation, warranty, covenant or agreement made by Parent or Merger Sub pursuant to this Agreement that would give rise to the failure of any of the conditions specified in Article VI and such breach, inaccuracy or failure has not been cured by Parent or Merger Sub within ten days of Parent's or Merger Sub's receipt of written notice of such breach from the Company; or

(ii)     any of the conditions set forth in Section 6.01 or Section 6.03 shall not have been, or if it becomes apparent that any of such conditions will not be, fulfilled by the Drop Dead Date, unless such failure shall be due to the failure of the Company or the Company Member to perform or comply with any of the covenants, agreements or conditions hereof to be performed or complied with by it prior to the Closing;

(d)     by Parent or the Company if:

(i)     any Applicable Law makes consummation of the transactions contemplated by this Agreement illegal or otherwise prohibited or any Governmental Entity shall have issued a Governmental Order restraining or enjoining the transactions contemplated by this Agreement, and such Governmental Order shall have become final and non-appealable; or

(ii)     the Parent Stockholders Meeting has concluded (including after taking into account any adjournment or postponement thereof), the stockholders of Parent voted and Parent Stockholder Approval shall not have been obtained.

(e)     The party desiring to terminate this Agreement pursuant to clauses (b)-(d) of this Section 8.01 will give written notice of such termination to the other parties specifying the provision of this Agreement pursuant to which such termination is made.

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8.02.     Effect of Termination. In the event of the termination of this Agreement in accordance with this Article, this Agreement shall forthwith become void and there shall be no liability on the party of any party hereto except:

(a)     as set forth in this Article VIII, Section 5.03(b) and Article X hereof;

(b)     that nothing herein shall relieve any party hereto from liability for fraud or any willful or intentional breach of any provision hereof; and

(c)     no termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with its terms.

ARTICLE IX.

COMPANY REPRESENTATIVE

9.01.     Authorization of Company Representative. By approving this Agreement and the transactions contemplated hereby, the Company Member shall have irrevocably authorized and appointed Company Representative as such Person’s representative and attorney-in-fact to act on behalf of such Person with respect to this Agreement and to take any and all actions and make any decisions required or permitted to be taken by Company Representative pursuant to this Agreement. Parent and the Surviving Entity shall be entitled to rely exclusively upon the communications of Company Representative as the communications of the Company Member. Neither Parent nor the Surviving Entity (a) need be concerned with the authority of the Company Representative to act on behalf of the Company Member hereunder, or (b) shall be held liable or accountable in any manner for any act or omission of the Company Representative in such capacity. The grant of authority provided for in this Section 9.01 is coupled with an interest and is being granted, in part, as an inducement to the Company, the Company Member, Parent and Merger Sub to enter into this Agreement and shall be irrevocable and survive the death, incompetency, bankruptcy or liquidation of the Company Member and shall be binding on any successor thereto.

9.02.     Compensation. The Company Representative shall not be entitled to any fee, commission or other compensation for the performance of its service hereunder.

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ARTICLE X.

GENERAL PROVISIONS

10.01.     Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (postage prepaid, receipt requested); (c) on the date sent by facsimile or e-mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.01):

(a)     if to Parent, Merger Sub, or the Surviving Entity, to:

AG&E Holdings Inc.

9500 West 55th Street, Suite A

McCook, Illinois 60525

Attn: Special Committee of the Board of Directors c/o Michael Levin

Phone: 847.830.1479

E-mail: m.levin@comcast.net

with a copy (which shall not constitute notice) to:

Thompson Coburn LLP

55 East Monroe, St., Suite 3700

Chicago, IL 60603

Phone: 312.580.2342

Facsimile: 312.782.6962

Email: djkaufman@thompsoncoburn.com

Attention: David J. Kaufman, Esq

(b)     if to the Company (before the Closing) or the Company Member, to:

Advanced Gaming Associates LLC

223 Pratt Street

Hammonton, NJ 08037-1719

Attn: Anthony Tomasello, President/CEO

Phone:     (609) 704-3000

Facsimile: (609) 704-9685

Email:     tony@advancedgamingassociates.com

with a copy (which shall not constitute notice) to:

Cooper Levenson, P.A.

1125 Atlantic Avenue, Third Floor

Atlantic City, New Jersey 08401

Attn: Lloyd Levenson, Esquire

Phone:     (609) 318-3904

Facsimile: (609) 572-7712

Email:     ldlevenson@cooperlevenson.com

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(c)     if to the Company Representative, to:

Anthony Tomasello

109 E. Wilmont Avenue

Somers Point, NJ 08244

Mobile:     (609) 839-4813

Email:     tony@advancedgamingassociates.com

10.02.     Interpretation. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. For purposes of this Agreement, (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Agreement as a whole. Unless the context otherwise requires, references herein: (x) to Articles, Sections, Disclosure Schedules and Exhibits mean the Articles and Sections of, and Disclosure Schedules and Exhibits attached to, this Agreement; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted. The disclosure schedules and exhibits referred to herein shall be construed with, and as an integral part of, this Agreement to the same extent as if they were set forth verbatim herein.

10.03.     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

10.04.     Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersede all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter. In the event of any inconsistency between the statements in the body of this Agreement, the Exhibits and Schedules (other than an exception expressly set forth as such in the Schedules), the statements in the body of this Agreement will control.

10.05.     Company Disclosure Schedule. The Company Disclosure Schedule shall be arranged in separate parts corresponding to the numbered and lettered sections and subsections contained in this Agreement, and the information disclosed in any numbered or lettered part shall be deemed to relate to and to qualify only the particular representation or warranty set forth in the corresponding numbered or lettered Section or subsection of this Agreement, except to the extent that such information is specifically cross-referenced in another part of the Company Disclosure Schedule. The Company Disclosure Schedule shall be delivered as of the date hereof, and no amendments or modifications thereto shall be made. Any purported update or modification to the Company Disclosure Schedule after the date hereof shall be disregarded.

10.06.     Governing Law; Submission to Jurisdiction; Waiver of Jury Trial; Voluntary Nature of Agreement and Counsel.

(a)     This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction).

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(b)     ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT, ANY TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY SHALL BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS OR THE COURTS OF THE STATE OF ILLINOIS LOCATED IN COOK COUNTY. EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(c)     EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.06(c).

(d)     THE COMPANY, THE COMPANY MEMBER AND THE COMPANY REPRESENTATIVE ACKNOWLEDGE AND AGREE THAT EACH IS EXECUTING THIS AGREEMENT VOLUNTARILY AND WITHOUT ANY DURESS OR UNDUE INFLUENCE BY PARENT, MERGER SUB OR ANY OTHER PERSON. THE COMPANY, THE COMPANY MEMBER AND THE COMPANY REPRESENTATIVE FURTHER ACKNOWLEDGE AND AGREE THAT EACH HAS CAREFULLY READ THIS AGREEMENT AND THAT EACH HAS ASKED ANY QUESTIONS AND RECEIVED ANSWERS SUFFICIENT FOR EACH OF THEM TO UNDERSTAND THE TERMS, CONDITIONS, CONSEQUENCES AND BINDING EFFECT OF THIS AGREEMENT AND THE PROPOSED TRANSACTION AND FULLY UNDERSTANDS IT AND THEM, INCLUDING THAT THE PARTIES ARE WAIVING THEIR RIGHT TO A JURY TRIAL. FINALLY, THE COMPANY, THE COMPANY MEMBER AND THE COMPANY REPRESENTATIVE AGREE THAT EACH HAS BEEN PROVIDED AN OPPORTUNITY TO SEEK THE ADVICE OF COUNSEL OF ITS CHOICE BEFORE SIGNING THIS AGREEMENT, HAS ENGAGED COUNSEL OF ITS CHOICE (COOPER LEVENSON, P.A.) AND HAS BEEN PROVIDED WITH SUCH ADVICE PRIOR TO SIGNING THIS AGREEMENT.

10.07.     Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is deemed to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

A-1 page 59

10.08.     Remedies. Except as otherwise provided in this Agreement, any and all remedies expressly conferred upon a party to this Agreement will be cumulative with, and not exclusive of, any other remedy contained in this Agreement, at Law or in equity. The exercise by a party to this Agreement of any one remedy will not preclude the exercise by it of any other remedy.

10.09.     Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to seek an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof, in the courts specified in Section 10.06(b), in addition to any other remedy to which they are entitled at Law or in equity.

10.10.     Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties; provided, however, Parent may assign this Agreement and its rights, interests and obligation hereunder, to any party that acquires substantially all of the assets of Parent and provided, further, Parent shall remain responsible for performance of its obligations hereunder. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto and the Company Member any rights or remedies hereunder.

10.11.     Expenses. Regardless of whether the transactions contemplated by this Agreement close, each party shall bear its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

10.12.     Extension; Waiver. Any agreement on the part of a party hereto to (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver shall nor operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

10.13.     Amendment.This Agreement may be amended with respect to any of the terms contained herein only by written agreement, signed by each of the parties hereto, provided that no amendment shall be made which by Applicable Law requires further approval by Parent’s stockholders without such further approval.

[Signature Page Follows.]

A-1 page 60

IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

PARENT:

AG&E HOLDINGS INC.

By:	/s/ Anthony Spier

Name: Anthony Spier

Title: Chief Executive Officer

MERGER SUB:

American Gaming & Electronics, Inc.

By:	/s/ Anthony Spier

Name: Anthony Spier

Title: Chief Executive Officer

COMPANY:

Advanced Gaming Associates LLC

By	/s/ Anthony Tomasello

Name: Anthony Tomasello

Title: Managing Member, CEO and President

COMPANY MEMBER:

/s/ Anthony Tomasello

Anthony Tomasello

COMPANY REPRESENTATIVE:

/s/ Anthony Tomasello

Anthony Tomasello

Signature Page to Agreement and Plan of Merger

Exhibit A

Company New Product Revenue

“Company New Product Revenue” is the aggregate dollar amount of sales generated by the Surviving Entity from the following product lines: i-depsys and eConnect, plus any new additional products that were not sold by any of Parent, Merger Sub or the Company prior to the date hereof.

For avoidance of doubt, revenue from the following products will NOT BE INCLUDED in the definition of Company New Product Revenue: 3M, Touch International, Optera, Gaming & Entertainment Touch Technology, WG Technologies, Ceronix, Tatung, JCM, MEI/CPI, Nanoptix, Transact, Future Logic, Pacific Illumination, American Hakko, Breamac, Eiko, Esterline, Gamesman, mSolutions, Poweronix, Setec, Stoner, Supreme Exim, Waldom Electronics or Tektonrics.

Parent and Merger Sub’s vendor list for July 2014 through December 2015 is attached hereto as a supplemental schedule to this Exhibit A.

The Company’s vendor lists for 2014 and for 2015 is attached as a supplemental schedule to this Exhibit A.

Supplemental Schedule 1

to

Exhibit A Company New Product Revenue

(Parent and Merger Sub’s vendor list for July 2014 through December 2015)

Supplemental Schedule 2

to

Exhibit A Company New Product Revenue

(the Company’s vendor lists for 2014 and for 2015)

Exhibit B

Form of Parent Note

(see attached)

Exhibit C

Form of Investment Letter

(see attached)

Investment Letter

[●], 2016

AG&E Holdings Inc.

9500 West 55th Street, Suite A

McCook, Illinois 60525

Attn: Chairman of the Board of Directors

Dear Sir:

Pursuant to that certain Agreement and Plan of Merger, dated April 12, 2016, by and among AG&E Holdings Inc., an Illinois corporation (“Parent”), American Gaming & Electronics, Inc., a Nevada corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Advanced Gaming Associates LLC, a Pennsylvania limited liability company (the “Company”), and Anthony Tomasello, in his capacity as the sole member of the Company and Company Representative (the “Merger Agreement”), Parent will acquire all of the issued and outstanding equity interests of the Company pursuant to the merger (the “Merger”) of the Company with and into Merger Sub. All capitalized terms used herein and not defined herein shall have the meanings given such terms in the Merger Agreement.

As a result of the Merger, the undersigned, the sole holder of outstanding equity interests of the Company at the time of the Merger, will receive, among other merger consideration, the right to receive shares of common stock of Parent, par value $1.00 per share (the “Parent Common Stock”), all in accordance with the terms and condition of the Merger Agreement.

The undersigned, in connection with the receipt of the shares of Parent Common Stock issuable in connection with the Merger (the “Shares”), does hereby represent, warrant and covenant to Parent as follows:

(a)     The Shares have been or will be issued to me by Parent without registration under the Securities Act of 1933, as amended (the “1933 Act”), or any state securities laws, in reliance on the exemption from such registration set forth in Section 4(a)(2) of the 1933 Act, Regulation D promulgated by the Securities and Exchange Commission (the “SEC”) thereunder and related state securities laws (the “Private Placement Exemption”).

(b)     I am a bona fide resident of the State of New Jersey.

(c)     Parent has furnished to me certain financial and other information relating to Parent, including copies of Parent’s Annual Report on Form 10-K for the year ended December 31, 2014, Quarterly Report on Form 10-Q for the quarters ended March 31, 2015, June 30, 2015 and September 30, 2015, and the proxy statement for the 2015 annual meeting of Parent’s stockholders, which information I have reviewed to my satisfaction. I have been afforded: (i) the opportunity to ask such questions as I have deemed necessary of, and to receive answers from, representatives of Parent concerning the terms and conditions of my investment and the merits and risks of investing in the Shares; (ii) access to information about Parent and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable me to evaluate my investment; and (iii) the opportunity to obtain such additional information that Parent possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment in the Shares. I am satisfied with any answers and/or additional information I may have received in response thereto.

(d)     I have independently evaluated the merits of my decision to invest in the Shares, such decision has been independently made by me and I confirm that I have only relied on the advice of my own business and/or legal counsel and not on the advice of any other business and/or legal counsel in making such decision.

(e)     I am capable of evaluating the merits and risks of an investment in the Shares by reason of my knowledge and experience in financial and business matters. I believe that an investment in the Shares will be appropriate and suitable for me in light of my investment objectives, other security holdings and financial situation and needs.

(f)     I am acquiring the Shares for investment for my own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and I have no present intention of selling, granting any participation in, or otherwise distributing such Shares.

(g)     I presently have no contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participations to such person or entity, or to any other person or entity, with respect to any of the Shares.

(h)     I am an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the 1933 Act due to the fact that:

(i)     I am a natural person whose individual net worth, or joint net worth with my spouse, exceeds $1,000,000; or

For purposes of this paragraph, “net worth” means the excess of total assets at fair market value (including personal and real property, but excluding the estimated fair market value of a person’s primary home) over total liabilities. Total liabilities excludes any mortgage on the primary home in an amount of up to the home’s estimated fair market value as long as the mortgage was incurred more than 60 days before the Shares are purchased, but includes (x) any mortgage amount in excess of the home’s fair market value and (y) any mortgage amount that was borrowed during the 60-day period before the closing date for the sale of Shares for the purpose of investing in the Shares.

(ii)     I am a natural person who had individual income exceeding $200,000 in each of the last two calendar years and I have a reasonable expectation of reaching the same income level in the current calendar year; or

For purposes of this paragraph, “income” means annual adjusted gross income, as reported for federal income tax purposes.

(iii)     I am a natural person who had joint income with my spouse exceeding $300,000 in each of the last two calendar years and I have a reasonable expectation of reaching the same income level in the current calendar year, as defined above.

(i)     No “bad actor” disqualifying event described in Rule 506(d)(1)(i)-(viii) of the 1933 Act is applicable to me, except for such a disqualifying event as to which Rule 506(d)(2)(ii–iv) or (d)(3), is applicable.

(j)     I understand that the Shares are “restricted securities” under applicable federal securities laws and that the 1933 Act and the rules of the SEC provide in substance that I may dispose of the Shares only pursuant to an effective registration statement under the 1933 Act or an exemption therefrom, and I understand that Parent has no obligation or intention to register any of the Shares, or to take action so as to permit sales pursuant to the 1933 Act (including Rule 144 thereunder). Accordingly, I understand that under SEC’s rules, I may dispose of the Shares principally only in “private placements” which are exempt from registration under the 1933 Act, in which event the transferee will acquire “restricted securities” subject to the same limitations as in the my hands. Consequently, I understand that I must bear the economic risks of the investment in the Shares for an indefinite period of time.

(k)     I understand and agree that Parent may (or may direct its stock transfer agent to) enter on its books and records a stop transfer restriction on the Shares noting the restrictions set forth herein, and that Parent may place a legend on the certificate or certificates evidencing the Shares or if issued by book entry, by other appropriate notation, stating that the Shares have not been registered under the 1933 Act in reliance on the Private Placement Exemption and are subject to the further restriction under this letter and setting forth the restrictions.

(l)     I further agree that any dispute or controversy that arises out of this letter agreement or any term, provision or condition hereto, shall comply with and be governed in accordance with the laws of the State of Illinois applicable to agreements made and performed entirely within the State of Illinois and shall be settled by an action in a court located within Chicago, Illinois.

I understand and agree that Parent is issuing the Shares to me in reliance on the representations by me contained in this letter.

Anthony Tomasello

Agreed and Accepted:

AG&E HOLDINGS INC.

By: _______________________________

Name:

Title:

Exhibit D

Form of Employment Agreement

(see attached)

Exhibit E

Form of Voting Agreement

(see attached)

ANNEX A-2

AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER (this “Amendment”) dated as of July 20, 2016 is entered into by and among AG&E Holdings Inc., an Illinois corporation (“Parent”), American Gaming & Electronics, Inc., a Nevada corporation and a wholly-owned Subsidiary of Parent (“Merger Sub”), Advanced Gaming Associates LLC, a Pennsylvania limited liability company (the “Company”), the Company Member (as defined in the Original Agreement), and Anthony Tomasello, in his capacity as the Company representative (the “Company Representative”).

A.     The parties entered into that certain Agreement and Plan of Merger, dated as of April 12, 2016 (the “Original Agreement”), whereby the parties intend to effect a merger of the Company with and into Merger Sub in accordance with the Original Agreement (the “Merger”) and the applicable Merger Statutes. Upon consummation of the Merger at Closing, the Company will cease to exist, and Merger Sub will remain a direct wholly-owned Subsidiary of Parent.

B.     Capitalized terms not defined in this Amendment shall have the meanings ascribed to them in the Original Agreement.

C.     The parties now desire to amend certain provisions of the Original Agreement, as set forth below.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and intending to be legally bound hereby, the parties agree as follows:

1.            Amendments to the Original Agreement. As of the Effective Date (defined below), the Original Agreement is hereby amended or modified as follows:

(a)     The definition of “Drop Dead Date” now appearing in Section 1.01 of the Original Agreement is hereby amended in its entirety to read as follows:

“Drop Dead Date” shall mean the later of (i) December 31, 2016, or (ii) provided that the requirements set forth in Section 5.17(b) herein have been met, the date in which all Consents are obtained by the Company and/or the Company Member, as applicable, from the State of Michigan and by the Parent and Merger Sub from the State of Delaware and the State of Maryland; provided, however, that if any of the foregoing states rejects or refuses to provide any such Consent, the Drop Dead Date shall be the date of such rejection or refusal, as the case may be.

(b)     Section 2.03(a) of the Original Agreement is hereby amended in its entirety to read as follows:

(a) Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VI, the consummation of the transactions contemplated by this Agreement (the “Closing”) will take place at the offices of Fox Rothschild LLP, 353 N. Clark Street, Suite 3650, Chicago, Illinois 60654, at 10:00 a.m. on a Business Day to be agreed upon by the parties, which, unless the parties otherwise mutually agree in writing, shall be no earlier than the fifth Business Day and no later than the tenth Business Day after satisfaction or waiver of the conditions set forth in Article VI, other than those conditions that by their nature are to be satisfied at the Closing, but subject to the fulfillment or waiver of those conditions; provided, however, that the parties may attend the Closing by means of remote communication and shall not be required to personally attend. The date on which the Closing actually takes place is referred to in the Agreement as the “Closing Date.”

A-2 page 1

(c)     Section 8.01(b)(ii) of the Original Agreement is hereby amended by deleting the words “the date that is 120 days after the date hereof (the “Drop Dead Date”)” and substituting in lieu thereof the words “the Drop Dead Date”.

(d)     Section 5.17 of the Original Agreement is hereby amended in its entirety to read as follows:

5.17     Regulatory Matters.

(a)     Subject to the limitations imposed by Section 5.17(b), the parties hereto shall cooperate with each other and use Commercially Reasonable Efforts promptly to prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all Consents of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger); for the avoidance of doubt, the foregoing shall apply to any and all applications, notices, petitions and filings, made by Parent and Merger Sub, in their sole discretion, to any Governmental Entity that regulates the gaming industry and investigation or change in control approval process arising therefrom. Notwithstanding the foregoing, other than with respect to Michigan (as defined in (b) below), if the Company and/or the Company Member, as applicable, reasonably determines, based upon factual information and well-reasoned analysis, that any Governmental Entity is unwilling to grant such Consents based solely upon the prior history of Par-4, Inc., then the Company and/or the Company Member, as applicable, shall not be required under this section to submit any documentation to such Governmental Entity; provided that the Company and/or the Company Member, as applicable, shall provide to the Parent and Merger Sub prompt written notice of its determination, which notice shall include the name of the applicable jurisdiction and a reasonably detailed description of the factual information and analysis used to make such determination. The Company and Parent shall have the right to review in advance, and to the extent practicable each will reasonably consult with the other on, in each case subject to Applicable Laws relating to the exchange of information, all the information relating to the Company, the Company Member, Parent or Merger Sub, as the case may be, which appear in any filing made with or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will reasonably consult with each other with respect to the obtaining of all Consents of all third parties and Governmental Entities necessary to consummate the transactions contemplated by this Agreement and each party will keep the other reasonably apprised of the status of matters relating to completion of the transactions contemplated herein. Parent (or Merger Sub as the case may be) and the Company (or the Company Member, as the case may be) shall promptly furnish each other with copies of written communications received by Parent, Merger Sub, the Company, and the Company Member, as the case may be, from or delivered by any of the foregoing to or from, any Governmental Entity in respect of the transactions contemplated hereby. The parties agree that if any jurisdiction requires the Company and/or the Company Member to withdraw or surrender an application (a “Withdrawal”), such Withdrawal is not deemed to be a Consent hereunder.

A-2 page 2

(b)     (i) The Company and/or the Company Member, as applicable, shall prepare and, on or before August 15, 2016, file all documentation necessary so that Consent to the Merger and related transactions can be obtained from the Michigan Gaming Control Board (“Michigan”) on or before the Drop Dead Date, and the Company and/or the Company Member, as applicable, shall work expeditiously to obtain such Consent from Michigan as soon as practicable, including promptly responding to all follow-up requests; (ii) the Parent and Merger Sub shall use Commercially Reasonable Efforts to file all documentation necessary so that Consent to the Merger and related transactions can be obtained from the New York State Gaming Commission as soon as practicable; and (iii) the Parent and Merger Sub shall prepare and, on or before August 15, 2016, file all documentation necessary to obtain the Consent to the Merger and related transactions from the Delaware Division of Gaming Enforcement (“Delaware”) and Maryland Lottery and Gaming Control Agency (“Maryland”) so that the Parent and Merger Sub can, upon and after Closing of the Merger, continue the business conducted by the Company in Delaware and Maryland prior to the Merger without interruption, and Parent and Merger Sub shall work expeditiously to obtain such Consents from Delaware and Maryland as soon as practicable, including promptly responding to all follow-up requests.

(e)     Schedule 6.01(c)-2 to the Original Agreement, which sets forth certain Consents that Parent and Merger Sub must receive for the mutual condition to Closing set forth in Section 6.01(c) of the Original Agreement to be satisfied, is hereby amended in its entirety to read as follows:

1.     Consent to the Merger by the Michigan Gaming Control Board shall have been obtained by Parent and Merger Sub prior to Closing, which such consent shall include but not be limited to permitting Parent and Merger Sub, after the Closing, to conduct the business being conducted by the Parent and Merger Sub prior to the Closing.

2.     Consent to the Merger by the Delaware Division of Gaming Enforcement and Maryland Lottery and Gaming Control Agency shall have been obtained by the Parent and Merger Sub prior to Closing, which such consent shall include but not be limited to permitting Parent and Merger Sub, after the Closing, to conduct the business being conducted by the Company prior to the Closing.

(f)     Section 6.02(a) of the Original Agreement is hereby amended by adding “3.04(c)” in each place it currently lists “Section 3.01, 3.02, 3.03 and 3.13”

(g)     Section 8.01(b)(v) of the Original Agreement and the definition of “Break-Up Fee” contained in Section 1.01 of the Original Agreement are each hereby deleted in its entirety.

(h)     Section 10.01(a) of the Original Agreement is hereby amended in its entirety to read as follows:

if to Parent, Merger Sub, or the Surviving Entity, to:

AG&E Holdings Inc.

4630 South Arville Street, Suite E

Las Vegas, NV 89103

Attn: Chief Executive Officer

Phone: 708.290.2100

E-mail: aspier@agegaming.com

A-2 page 3

with a copy (which shall not constitute notice) to:

Fox Rothschild LLP

353 N. Clark Street

Suite 3650

Chicago, IL 60654

Phone: 312.517.9215

Facsimile: 312.517.9201

Email: dmore@foxrothschild.com

Attention: Donna More, Esq.

2.     Date of Effectiveness; Limited Effect. This Amendment will be deemed effective as of the date first written above (the “Effective Date”). Except as expressly provided in this Amendment, all of the terms and provisions of the Original Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Original Agreement or as a waiver of or consent to any further or future action on the part of either party that would require the waiver or consent of the other party. On and after the Effective Date, each reference in the Original Agreement to “this Agreement,” “the Agreement,” “hereunder,” “hereof,” “herein” or words of like import, and each reference to the Original Agreement in any other agreements, documents or instruments executed and delivered pursuant to, or in connection with, the Original Agreement, will mean and be a reference to the Original Agreement as amended by this Amendment. If there is a conflict between the terms and conditions of this Amendment and the terms and conditions in the Original Agreement, the terms and conditions of this Amendment shall control.

3.     Preliminary Proxy Statement. As promptly as practicable (but in no event more than 14 days) after the date hereof, Parent shall prepare and shall cause to be filed with the SEC in preliminary form a proxy statement relating to the Original Agreement and the transactions contemplated thereby.

4.     Miscellaneous.

(a)     This Amendment shall be governed by and construed in accordance with the internal laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction).

(b)     This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Amendment delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Amendment.

(c)     This Amendment constitutes the sole and entire agreement of the parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter.

[Signature Page Follows.]

A-2 page 4

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

PARENT:

AG&E HOLDINGS INC.

By: /s/ Anthony Spier

Name: Anthony Spier

Title: Chief Executive Officer

MERGER SUB:

American Gaming & Electronics, Inc.

By:/s/ Anthony Spier

Name: Anthony Spier

Title: Chief Executive Officer

COMPANY:

Advanced Gaming Associates LLC

By:/s/ Anthony Tomasello

Name: Anthony Tomasello

Title: Managing Member, CEO and President

COMPANY MEMBER:

/s/ Anthony Tomasello

Anthony Tomasello

COMPANY REPRESENTATIVE:

/s/ Anthony Tomasello

Anthony Tomasello

[Signature Page to Amendment No. 1 to Agreement and Plan of Merger]

ANNEX B

PROMISSORY NOTE

FOR VALUE RECEIVED, on [●], [●], subject to the terms and conditions set forth herein, AG&E HOLDINGS INC., an Illinois corporation (“Issuer”), hereby unconditionally promises to pay to the order of Anthony Tomasello (the “Noteholder”, and together with Issuer, the “Parties”), the principal amount of $1,000,000 (as the same may be adjusted or modified as provided herein, the “Principal Amount”), together with all accrued interest thereon, as provided in this Promissory Note (this “Note”).

This Note has been executed and delivered pursuant to, and in connection with the closing of the transactions contemplated by, that certain Agreement and Plan of Merger, dated as of April 12, 2016, entered into by and among Issuer, American Gaming & Electronics, Inc., a Nevada corporation and a wholly-owned subsidiary of Issuer, Advanced Gaming Associates LLC, a Pennsylvania limited liability company, the Noteholder and Anthony Tomasello, in his capacity as the company representative (the “Merger Agreement”).

1.     Definitions. Capitalized terms used herein and not otherwise defined herein or in the Merger Agreement shall have the meanings set forth in this Section 1.

“Applicable Law” means all laws, statutes, constitutions, rules, regulations, principles of common law, resolutions, codes, ordinances, requirements, judgments, orders, decrees, injunctions, and writs of any Governmental Entity.

“Applicable Rate” means the rate equal to 5% per annum.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Chicago, Illinois are authorized or required by Applicable Law to be closed for business.

“Debt” of Issuer, means all: (a) indebtedness for borrowed money; (b) obligations for the deferred purchase price of property or services, except trade payables arising in the ordinary course of business; (c) obligations evidenced by notes, bonds, debentures or other similar instruments; (d) obligations as lessee under capital leases; (e) obligations in respect of any interest rate swaps, currency exchange agreements, commodity swaps, caps, collar agreements or similar arrangements entered into by Issuer providing for protection against fluctuations in interest rates, currency exchange rates or commodity prices or the exchange of nominal interest obligations, either generally or under specific contingencies; (f) obligations under acceptance facilities and letters of credit; (g) guaranties, endorsements (other than for collection or deposit in the ordinary course of business), and other contingent obligations to purchase, to provide funds for payment, to supply funds to invest in any Person, or otherwise to assure a creditor against loss, in each case, in respect of indebtedness set out in clauses (a) through (f) of a Person other than Issuer; and (h) indebtedness set out in clauses (a) through (g) of any Person other than Issuer secured by any Lien on any asset of Issuer, whether or not such indebtedness has been assumed by Issuer.

“Default Rate” means, at any time, the Applicable Rate plus two percentage points (2.0%).

“Event of Default” has the meaning set forth in Section 8.

“First Earn-out Period” means the twelve consecutive months commencing on the first day of the first full month following the date hereof.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time and as consistently applied by Issuer.

B page 1

“Governmental Entity” means any national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality, or any quasi-governmental or private body (e.g., stock exchange) exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“Lien” means lien, pledge, mortgage, deed of trust, security interest, charge, claim, easement, encroachment or other similar encumbrance.

“Maturity Date” means the earlier of: (a) fifth anniversary of the date hereof and (b) the date on which all amounts under this Note shall become due and payable pursuant to Section 9.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Entity or other entity.

“Second Earn-out Period” means the twelve consecutive months commencing on the first day following the expiration of the First Earn-out Period.

“Service Revenue” means the aggregate dollar amount of revenue of the Surviving Entity (as defined in the Merger Agreement) following the date hereof, as calculated by Issuer in accordance with GAAP, of the services listed in Exhibit A attached hereto.

2.     Adjustments to the Principal Amount.

2.1     Post-Closing Working Adjustment. The Principal Amount shall be increased or reduced, as applicable, in accordance with the terms of Section 2.08 (Post-Closing Adjustment to Parent Note Amount) of the Merger Agreement.

2.2     Principal Amount Escalators and Procedure.

(a)     Escalators.

(i)     The Principal Amount shall be increased by an additional $1,000,000 (the “First Earn-out Amount”) if the Surviving Entity exceeds $5,000,000 in Service Revenue during the First Earn-out Period (the “First Earn-out Target”).

(ii)     The Principal Amount shall be increased by an additional $1,000,000 (the “Second Earn-out Amount”) if the Surviving Entity exceeds $7,000,000 in Service Revenue during the Second Earn-out Period (the “Second Earn-out Target”).

(iii)     For greater certainty, in no event shall the application of Section 2.2 cause the Principal Amount due under this Note to exceed $3,000,000 (except to the extent such Principal Amount is increased as a result of the application of Section 2.1).

(b)     Procedure. Within 30 days after the end of the First Earn-out Period and Second Earn-out Period, as applicable, Issuer shall prepare and deliver to the Noteholder a statement setting forth its calculation of (x) the Service Revenue earned by the Surviving Entity during the First Earn-out Period or Second Earn-out Period, as applicable and (y) the amount of the resulting increase, if any, to the Principal Amount by virtue of the First Earn-out Target or Second Earn-out Target, as applicable, being satisfied (the “Earn-out Statement”). No increase to the Principal Amount by virtue of the First Earn-out Target or Second Earn-out Target, as applicable, being satisfied shall occur until the date that Issuer receives the Noteholder’s unequivocal acceptance of the applicable Earn-out Statement.

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2.3     Issuer’s Set-off Rights. Notwithstanding anything to the contrary in this Note, and without prejudice to any other right or remedy it has or may have, Issuer may set off any amount it owes the Noteholder hereunder against any Damages (as defined in the Merger Agreement) for which the Noteholder is liable to Issuer under Article VII (Indemnification) of the Merger Agreement.

3.     Final Payment Date; Optional Prepayments.

3.1     Monthly Payments. Subject to the terms of Section 9, commencing on the first day of the calendar month immediately subsequent to the date of this Note and continuing on the same day of each calendar month thereafter for the next following sixty (60) months, Issuer shall pay to the Noteholder the principal and interest amount of $29,971 (the “Monthly Payments”). The Monthly Payments may be increased or reduced to account for the Post-Closing Adjustment to the Parent Note Amount.

3.2     Final Payment Date. The aggregate unpaid Principal Amount, all accrued and unpaid interest and all other amounts payable under this Note, shall be due and payable on the applicable Maturity Date.

3.3     Optional Prepayment. Issuer may prepay the Principal Amount, in whole or in part, at any time or from time to time (but if in part only in amounts of $50,000 or integral multiples of $25,000 in excess thereof) at any time upon three (3) Business Days’ written notice to the Noteholder, without penalty or premium by paying the principal to be prepaid together with accrued interest thereon to the date of prepayment. Any partial payments of principal shall not reduce the Monthly Payments, shall be applied to the Monthly Payments last falling due, and no partial prepayment shall postpone or interrupt payments of the Monthly Payments, or the payment of the remaining Principal Amount, all of which shall continue to be due and payable at the time and in the manner set forth herein; provided however the amount of interest accruing shall be so adjusted based on the then outstanding amount of principal due.

4.     Interest.

4.1     Interest Rate. Except as otherwise provided herein, any outstanding Principal Amount shall bear interest at the Applicable Rate from the date such amount was outstanding until such amount is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise; provided that, for greater certainty, the First Earn-out Amount and the Second Earn-out Amount shall not be considered outstanding Principal Amount unless and until the Noteholder is entitled to the First Earn-out Amount and/or the Second Earn-out Amount in accordance with the applicable Earn-out Statement prepared by Issuer, and Issuer receives the Noteholder’s unequivocal acceptance of the applicable Earn-out Statement, in each case in accordance with the Section 2.2.

4.2     Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall bear interest at the Default Rate from the date of such non-payment until such amount is paid in full.

4.3     Computation of Interest. All computations of interest shall be made on the basis of a year of 365 days and the actual number of days elapsed, with monthly compounding.

4.4     Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable hereunder shall exceed the maximum rate of interest permitted to be charged by the Noteholder to Issuer under Applicable Law, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by Applicable Law shall be deemed a voluntary prepayment of principal by Issuer.

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5.     Payment Mechanics.

5.1     Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America no later than 1:00 P.M. (prevailing Eastern Time) on the date on which such payment is due by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to Issuer from time to time.

5.2     Application of Payments. All payments made hereunder shall be applied first to the payment of any costs or expenses incurred by the Noteholder, second to fees or charges (including without limitation late charges) outstanding hereunder, third to accrued interest, and fourth to the payment of principal of the Principal Amount outstanding under the Note.

5.3     Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and each such non-Business Day shall be included for purposes of calculating the amount of interest payable under this Note.

5.4     Rescission of Payments. If at any time any payment made by Issuer under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of Issuer or otherwise, Issuer’s obligation to make such payment shall be reinstated as though such payment had not been made.

5.5     Late Charges. Issuer acknowledges that the failure of Issuer to make any payment of the Monthly Payments, or of the payment due at the applicable Maturity Date, within (3) Business Days after such payments are due and payable, will cause the Noteholder to incur additional expense in servicing the indebtedness evidenced by this Note and will deprive the Noteholder of the use of the monies so due to the Noteholder, the precise measure of which expense and loss is not susceptible to exact determination. Accordingly Issuer agrees that in the event any Monthly Payments, including the payment due at the applicable Maturity Date, shall be overdue for a period in excess of three (3) Business Days, Issuer shall pay to the Noteholder a late charge of five ($0.05) cents for each dollar so overdue, which Issuer acknowledges is a reasonable basis on which to compensate the Noteholder for the additional expense incident to such delinquency. This shall not be construed to obligate the Noteholder to accept any overdue installment nor to limit the Noteholder’s rights and remedies for Issuer’s default, as hereinafter set forth.

6.     Representations and Warranties of Issuer. Issuer hereby represents and warrants to the Noteholder on the date hereof as follows:

6.1     Existence. Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Illinois.

6.2     Power and Authority. Issuer has the power and authority, and the legal right, to execute and deliver this Note and to perform its obligations hereunder.

6.3     Authorization; Execution and Delivery. The execution and delivery of this Note by Issuer and the performance of its obligations hereunder have been duly authorized by all necessary corporate action. Issuer has duly executed and delivered this Note.

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6.4     Enforceability. The Note is a valid, legal and binding obligation of Issuer, enforceable against Issuer in accordance with its terms, subject to the effect of any applicable bankruptcy, reorganization, insolvency (including, without limitation, all laws relating to fraudulent transfers), moratorium or similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

7.     Covenants. During such time as any amount is outstanding under this Note, the Noteholder acknowledges and agrees that: (a) Issuer may incur, create or assume any other Debt in its sole discretion; (b) Issuer may incur, create, assume or suffer to exist any Lien on any of its property or assets in its sole discretion; and (c) upon the request of any holder of any such other Debt incurred, created or assumed by Issuer (a “Senior Lender”), the Noteholder shall subordinate its rights to any and all amounts due under this Note to the extent and in the manner required by any Senior Lender (but only up to $5,000,000 of the Debt held by all Senior Lenders), including, without limitation the Noteholder’s entering into and execution of a subordination agreement with such Senior Lender at such time, and on such terms and conditions, as such Senior Lender deems necessary or otherwise requires (a “Subordination Agreement”).

8.     Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

8.1     Failure to Pay. Issuer fails to make any payment required by this Note, including, without limitation, the Monthly Payments, within (3) Business Days of the due date thereof and such failure continues, and is not cured by Issuer, within 30 days after written notice is made to Issuer of such failure.

8.2     Breach of Representations and Warranties. Any representation or warranty made by Issuer to the Noteholder herein is incorrect in any material respect on the date as of which such representation or warranty was made.

8.3     Bankruptcy.

(a)     Issuer commences any case, proceeding or other action: (i) under any existing or future Applicable Law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts; or (ii) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Issuer makes a general assignment for the benefit of its creditors;

(b)     there is commenced against Issuer any case, proceeding or other action of a nature referred to in Section 8.3(a) above which: (i) results in the entry of an order for relief or any such adjudication or appointment; or (ii) remains undismissed, undischarged or unbonded for a period of 90 days;

(c)     there is commenced against Issuer any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within 90 days from the entry thereof; or

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(d)     Issuer takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in Section 8.3(a), Section 8.3(b) or Section 8.3(c) above.

8.4     Judgments. One or more judgments or decrees (in each case in excess of $250,000) shall be entered against Issuer and all of such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 180 days from the entry thereof.

9.     Remedies. Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to Issuer: (a) declare the entire outstanding principal under this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable; and (b) exercise any or all of its rights, powers or remedies under Applicable Law; provided, however that, if an Event of Default described in Section 8.3 shall occur, the entire outstanding principal under this Note, and all accrued interest thereon and all other amounts payable hereunder, shall become immediately due and payable without any notice, declaration or other act on the part of the Noteholder. Notwithstanding the foregoing, in all cases the Noteholder’s rights under this Section 9 shall be subject to any and all rights of a Senior Lender, including rights of a Senior Lender under a Subordination Agreement with the Noteholder.

10.     Miscellaneous.

10.1     Notices.  All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (postage prepaid, receipt requested); (c) on the date sent by facsimile or e-mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective Parties at the addresses set forth on the signature page hereto (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 10.1).

10.2     Governing Law. This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of Illinois, without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction).

10.3     Submission to Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS OR THE COURTS OF THE STATE OF ILLINOIS LOCATED IN COOK COUNTY. EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT.

10.4     Venue. Each Party irrevocably and unconditionally waives, to the fullest extent permitted by Applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 10.3 and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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10.5     Waiver of Jury Trial. EACH OF ISSUER AND THE NOTEHOLDER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

10.6     Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

10.7     Successors and Assigns. Neither Party hereto may assign this Note or any of the rights and obligations hereunder without the prior written consent of the other Party. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

10.8     Waiver of Notice. Issuer hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder, and all other notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note; liability hereunder shall be unconditional and shall not be affected in any manner by any indulgence, extension, of time, renewal, waiver, or modification granted or consented to by the Noteholder.

10.9     Interpretation. For purposes of this Note: (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (y) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

10.10     Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the Parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

10.11     Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

10.12     No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of any Party, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Applicable Law. The failure of the Noteholder to exercise any such right or remedy shall in no event be construed as a waiver or release of any such right or remedy.

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10.13     Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the Parties have executed and delivered this Note as of the date above first written above.

ISSUER:		AG&E HOLDINGS INC.

Address for Notices:		By:
9500 West 55th Street, Suite A		Name:
McCook, Illinois 60525		Title:

Attention:	Board of Directors

NOTEHOLDER:		Anthony Tomasello

Address for Notices:
109 E. Wilmont Ave.
Somers Point NJ 08244-2735

Attention:	Anthony Tomasello
E-mail:	tony@advancedgamingassociates.com

Exhibit A

Service Revenue

“Service Revenue” is the aggregate dollar amount of revenue generated by the Surviving Entity (as defined in the Merger Agreement) to install or repair slot machines, video game terminals, video lottery terminals, machine parts, or other similar gaming devices or non-gaming devices installed and used for gaming purposes, performed by a service technician of the Surviving Entity, and maintenance contract revenue for casinos and manufacturers where the work is performed at the casino site or manufacturing sites.

ANNEX C

EMPLOYMENT AGREEMENT

THIS EMPLOYMENT AGREEMENT (this “Agreement”) is made as of [●], [●] (the “Effective Date”), by and between AG&E HOLDINGS INC., an Illinois corporation (“Company”), and Anthony Tomasello, an individual resident in the State of New Jersey (“Executive”).

RECITALS

WHEREAS, this Agreement has been executed and delivered pursuant to, and in connection with the closing of the transactions contemplated by, that certain Agreement and Plan of Merger, dated as of April 12, 2016, entered into by and among Company, American Gaming & Electronics, Inc., a Nevada corporation and a wholly-owned subsidiary of Company, Advanced Gaming Associates LLC, a Pennsylvania limited liability company, and Executive (the “Merger Agreement”);

WHEREAS, Company desires to employ Executive as the Interim Chief Executive Officer of Company as of the Effective Date, subject to the terms and conditions of this Agreement; and

WHEREAS, Executive desires to be employed by Company in the aforesaid capacity, subject to the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the foregoing premises, of the mutual agreements and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows, effective as of the Effective Date:

AGREEMENT

1.     Employment.

Company hereby agrees to employ Executive, and Executive hereby accepts employment, as Interim Chief Executive Officer of Company, pursuant to the terms of this Agreement. Executive shall have the duties and responsibilities and perform such administrative and managerial services customary to the position of Interim Chief Executive Officer or as shall be reasonably delegated or assigned to Executive by the Board of Directors of Company (the “Board”) from time to time. Executive shall report directly to the Board. Executive shall devote Executive’s full business time and attention to his responsibilities hereunder.

2.     Effective Date and Term.

The term of Executive’s employment by Company under this Agreement shall commence on the Effective Date and shall continue until the first anniversary of the Effective Date (the “Employment Period”). Executive and the Company shall negotiate in good faith, taking into consideration any and all relevant factors, for any extension to such Employment Period.

3.     Compensation and Benefits.

In consideration for the services Executive shall render under this Agreement, Company shall provide to Executive the following compensation and benefits:

3.1     Base Salary. During the Employment Period, Company shall pay to Executive an annual base salary at a rate of $385,000 per annum, subject to all appropriate withholding taxes, which base salary shall be payable in accordance with Company’s normal payroll practices and procedures (but no less frequently than monthly). Executive’s base salary shall be reviewed annually prior to the beginning of each fiscal year of Company during the Employment Period by the Board, and may be adjusted, in the sole discretion of the Board. For purposes of this Agreement, the term “Fiscal Year” shall mean the fiscal year of Company. Executive’s base salary, as in effect from time to time, is hereinafter referred to as the “Base Salary.”

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3.2     Bonus. During the Employment Period, Executive shall be entitled to a bonus equal to 2% of the Company’ EBITDA (as calculated by the Company’s chief financial officer) upon the Company exceeding $600,000 in EBITDA for the first 12 calendar months after the Effective Date; provided however if the Company later adopts a bonus program for the Company, such new program shall supersede and replace the bonus program described herein.

3.3     Benefits. During the Employment Period and as otherwise provided hereunder, Executive shall be entitled to the following:

3.3.1     Paid Time-Off. Executive shall be entitled to 28 days per Fiscal Year of paid time-off, such paid time-off not to be cumulative (i.e., paid time-off not taken in any Fiscal Year shall not be carried forward and used in any subsequent Fiscal Year) plus all Company holidays observed.

3.3.2     Participation in Benefit Plans. Executive shall be entitled to participate in all employee benefit plans, practices and programs maintained by Company and generally available to Company’s senior executive employees, as in effect from time to time (collectively, “Employee Benefit Plans”) to the extent consistent with applicable law and the terms of the applicable Employee Benefit Plans. Company reserves the right to amend or cancel any Employee Benefit Plans at any time in its sole discretion subject to the terms of such Employee Benefit Plan and applicable law.

3.3.3     Perquisites. Executive shall be entitled to such other benefits and perquisites that are generally available to Company’s senior executive employees and as provided in accordance with Company’s plans, practices, policies and programs for senior executive employees of Company.

3.3.4     Indemnification. To the fullest extent permissible under applicable law, Executive shall be entitled to indemnification by the Company and Board and officers’ insurance coverage, to the extent made available to other Board members and senior executives, in accordance with applicable policies and procedures of Company for expenses incurred or damages paid or payable by Executive with respect to a claim against Executive based on actions or inactions by Executive in his capacity as a senior executive or member of the Board of Company.

3.4     Expenses. Company shall reimburse Executive for business expenses incurred by Executive in the performance of his duties under this Agreement from time to time, including, without limitation, reimbursement for travel expenses, automobile expenses, mobile phone devices and data plans, upon Executive’s submission to Company of invoices of such expenses in reasonable detail and subject to all standard policies and procedures of Company with respect to such expenses.

4.     Termination of the Services.

Executive’s employment hereunder and the Employment Period may be terminated for cause at any time as follows (the effective date of such termination hereinafter referred to as the “Termination Date”).

4.1     Termination upon Death or Disability of Executive.

4.1.1     Death. Executive’s employment hereunder and the Employment Period shall terminate immediately upon the death of Executive. In such event, all rights of Executive and/or Executive’s estate (or named beneficiary) shall cease except for the right to receive payment of the amounts set forth in Section 4.5 of this Agreement.

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4.1.2     Disability. Company may terminate Executive’s employment hereunder and the Employment Period upon the disability of Executive. For purposes of this Agreement, Executive shall be deemed to be “disabled” if Executive suffers any physical or mental incapacity that renders him unable to engage in any substantial gainful activity by reason of any medically-determinable physical or mental impairment which can either be expected to result in death or can be expected to last for a continuous period of not less than six months, as determined by Company in good faith, in consultation with a qualified medical professional. In the event of a dispute as to whether Executive is disabled, Company may refer Executive to a licensed practicing board certified medical doctor (in the field of dispute) selected by Company and Executive jointly, and Executive agrees to submit to such tests and examination as such medical doctor shall deem appropriate to determine Executive’s capacity to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can either be expected to result in death or can be expected to last for a continuous period of not less than six months. In such event, the parties hereby agree that the decision of such medical doctor as to the disability of Executive shall be final and binding on the parties. Any termination of the Employment Period under this Section 4.1.2 shall be effected without any adverse effect on Executive’s rights to receive benefits under any disability policy of Company, but shall not be treated as a termination without Cause. If the Company and Executive cannot jointly agree on such medical doctor, each shall submit two such qualified medical doctors and such reviewing medical doctor shall be selected by lot.

4.2     Termination by Company for Cause. Company may terminate Executive’s employment hereunder and the Employment Period for Cause (as defined herein) upon written notice to Executive, which termination shall be effective on the date specified by Company in such notice. The Board shall use its commercially reasonable efforts to determine if “Cause” exists, in each such instance using Company’s customary human resource policies and procedures. For purposes of this Agreement, the term “Cause” shall mean Executive:

4.2.1     engaged in any act of material dishonesty, willful malfeasance, gross negligence, or breach of fiduciary duty related to his employment;

4.2.2     indictment for or conviction of, or plea of guilty or nolo contendere to an act of fraud, embezzlement, moral turpitude or constituting a felony, or otherwise engaged in conduct that materially diminishes Executive’s credibility or reputation or is injurious to Company, as reasonably determined by the Board;

4.2.3      refused to perform specific directives from the Board that are consistent with the scope and nature of Executive’s responsibilities

4.2.4     used or been under the influence of illegal drugs or alcohol at the workplace or while performing Company business, or refused to submit for a drug or alcohol test upon Company’s request;

4.2.5     failed to obtain the Board's consent prior to causing Company or any of its subsidiaries to engage in any business with any family members, their affiliates or any entities they work with;

4.2.6     caused, directed or permitted Company to grant incentive equity to any person on terms and conditions not specifically approved by the Board, caused, directed or permitted Company to pay bonuses or grant raises to employees or other service providers of Company not in line with Company’s budget, as approved by the Board; or

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4.2.7     after notice and a 10 day opportunity to cure, failed to meet Executive’s other duties and obligations in this Agreement or any policy of Company or any other agreement between Executive and Company, or took or failed to take any action in contravention of the Board charters.

4.3     Termination without Cause; Termination by Executive without Good Reason. Executive may terminate his employment and the Employment Period at any time for any reason upon 90 days’ prior written notice to Company. Company may terminate Executive’s employment and the Employment Period without Cause, upon 30 days’ prior written notice to Executive; provided that, Company shall have the option to provide Executive with a lump sum payment equal to 30 days’ Base Salary in lieu of such notice, which shall be paid in a lump sum within 30 days’ of the date of delivery of such notice of termination to Executive, and for all purposes of this Agreement, Executive’s Termination Date shall be the date on which such notice of termination is delivered to Executive. Upon termination of Executive’s employment with Company for any reason, Executive shall be deemed to have resigned from all positions with Company and its subsidiaries, the Board and any boards of directors or managers of any of Company’s subsidiaries (provided that any such deemed resignations shall not affect Executive’s entitlement (if any) to severance pay and benefits hereunder).

4.4     Termination by Executive for Good Reason.

4.4.1     Executive may terminate Executive’s employment and the Employment Period, in accordance with the process set forth below for Good Reason. For purposes of this Agreement “Good Reason” shall mean the occurrence of any of the following after the Effective Date:

(i)     a failure to pay or material and permanent reduction in the Base Salary (other than an across-the-board salary reduction applicable on a consistent basis to Company’s other senior executive officers) or benefits;

(ii)     a material diminution in or other substantial adverse alteration in the nature or scope of Executive’s authority, duties and responsibilities (including reporting responsibilities) with Company as set forth in this Agreement; provided however for the avoidance of doubt, the hiring of a new chief executive officer or any other senior executive shall not be considered “Good Reason”; or

(iii)     Executive has been asked to relocate his principal place of business to a location that is more than 75 miles from Company’s offices located at 223 Pratt Street, Hammonton, New Jersey.

4.4.2     Upon the occurrence of an event constituting Good Reason, Executive shall have the right to terminate his employment hereunder and receive the benefits set forth in Section 4.5 below, upon delivery of written notice to Company no later than the close of business on the tenth day following the date of the first occurrence of the event or condition that would constitute Good Reason; provided, however, that such termination shall only be effective upon the expiration of 30 days after receipt by Company of such written notice (the “Cure Period”) if Company has not cured such Good Reason within the Cure Period. If Company so effects a cure, the Good Reason notice shall be deemed rescinded and of no force or effect. Executive shall otherwise have been deemed to terminate the Employment Period as a result of a Good Reason no later than five days after the lapse of the Cure Period without the necessity of any action, and the effective date of a Good Reason termination shall be the date of Executive’s “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)).

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4.5     Rights upon Termination. Upon termination of Executive’s employment and the Employment Period, the following shall apply:

4.5.1     Termination by Company Without Cause or for Good Reason. If Company terminates Executive’s employment and the Employment Period without Cause, or if Executive terminates Executive’s employment and the Employment Period for Good Reason, Executive shall be entitled to receive payment of the Accrued Amounts in lump sum form no later than thirty days after the Termination Date. The term “Accrued Amounts” means (A) any Base Salary amounts that have accrued but have not been paid as of the Termination Date and (B) any accrued but unused vacation, reimbursement for any expense reimbursable under this Agreement, and any vested benefits payable to Executive hereunder accrued through the Termination Date. In addition, subject to Section 4.7 and Section 4.10 below, Company shall, subject to Section 6.14, be obligated to pay Executive (or provide Executive with) the following benefits as severance:

(i)     an amount equal to the balance of Executive’s Base Salary as of the Termination Date for the remainder of the Employment Period, payable in equal monthly installments commencing on the Termination Date, with the first installment to be paid on the 30th day following the Termination Date and the remaining installments being paid on the following monthly anniversaries of the Termination Date; and

(ii)     if Executive timely and properly elects continuation coverage under COBRA, Company shall reimburse Executive for the monthly COBRA premium paid by Executive and his dependents, and such reimbursement shall be paid to Executive on the tenth day of the month immediately following the month in which Executive timely remits the premium payment; provided that Executive shall be eligible to receive such reimbursement until the earliest of (A) expiration of the Employment Period; and (B) the date on which Executive becomes eligible to receive similar medical coverage from another employer.

The treatment of any outstanding equity awards shall be determined in accordance with the terms of the equity incentive plan of Company (whether in effect as of the date hereof or hereafter) and the applicable award agreement.

4.5.2     Termination With Cause by Company or Without Good Reason by Executive. If Company terminates Executive’s employment and the Employment Period with Cause, or if Executive terminates Executive’s employment and the Employment Period other than as a result of a Good Reason, Company shall, subject to Section 6.14, be obligated to pay Executive the Accrued Amounts in lump sum form no later than thirty days after the Termination Date.

4.5.3     Termination Upon Death or Disability. If Executive’s employment and the Employment Period are terminated because of the death or disability of Executive, Company shall, subject to Section 6.14, be obligated to pay Executive or, if applicable, Executive’s estate, the Accrued Amounts in lump sum form no later than thirty days after the Termination Date.

4.6     Effect of Notice of Termination. Any notice of termination by Company, whether for Cause or without Cause, may specify that, during the notice period, Executive need not attend to any business on behalf of Company.

4.7     Requirement of a Release; Exclusivity of Severance Payments under this Agreement. As a condition to the receipt of the severance payments to be provided to Executive pursuant to Section 4.5.1, upon termination of Executive’s employment, Executive shall (i) execute and deliver to Company a general release of employment claims against Company and its affiliates in a form reasonably satisfactory to Company within 21 days (the “Release Period”) following the Termination Date and (ii) continue to comply with the restrictive covenants set forth in the Nondisclosure, Intellectual Property, Noncompetition and Non-Solicitation Agreement attached hereto as Exhibit A (the “Restrictive Covenant Agreement”). In the event Executive challenges or threatens to challenge the validity of these covenants or has breached any provision of the Restrictive Covenant Agreement, (i) all severance payments under this Section 4 shall cease immediately, (ii) Executive shall forfeit his right to any future severance payments and (iii) any and all unvested and/or unexercised equity awards made to Executive under any equity incentive plan of the Company (whether in effect as of the date hereof or hereafter), notwithstanding anything to the contrary in the terms and conditions of such plan or the award of such equity compensation to Executive thereunder, shall be forfeited immediately. In addition, the severance payments and termination benefits to be provided to Executive pursuant to this Section 4 upon termination of Executive’s employment shall constitute the exclusive payments in the nature of severance or termination pay or salary continuation which shall be due to Executive upon a termination of employment and shall be in lieu of any other such payments under any severance plan, program, policy or other arrangement which has heretofore been or shall hereafter be established by Company or any of its affiliates.

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4.8     Return of Property. Except as otherwise permitted by Company in writing, all property of Company, including, without limitation, records, designs, plans, manuals, guides, computer programs, memoranda, pricing lists, devices, processes, pricing policies or methods and other property used by or delivered to Executive by or on behalf of Company or Company’s clients (including, without limitation, clients obtained for Company by Executive), all records and data compiled by Executive that pertain to the business of Company and all cell phones, computers and other devices owned or leased by Company shall be and remain the property of Company, shall be subject at all times to Company’s discretion and control, and shall be delivered and tendered to Company by Executive without the necessity of Company’s request following the termination of Executive’s employment hereunder; provided however Executive shall retain copies of his personal records and files and any other material necessary to enforce this Agreement. Likewise, all correspondence with clients or representatives, reports, records, charts, files, advertising materials and any data collected by Executive, or by or on behalf of Company or its representatives and in Executive’s possession or control, shall be delivered by Executive promptly to Company without the necessity of Company’s request following the termination of Executive’s employment hereunder.

4.9     Cooperation. Executive agrees that during the Employment Period and for a period during which Executive is being compensated under Section 4.5.1 or otherwise following termination of employment for any reason, Executive shall, at Company’s sole expense, upon reasonable advance notice, reasonably assist and cooperate with Company with regard to any investigation or litigation related to a matter or project in which Executive was involved during Executive’s employment so long as such assistance does not unreasonably interfere with Executive’s time or other responsibilities. Company shall reimburse Executive for all reasonable and necessary out-of-pocket expenses related to Executive’s services under this Section 4.9 within 30 business days after Executive submits to Company appropriate receipts and expense statements.

4.10     Mitigation. If, after termination of Executive’s employment, Executive earns compensation of any kind on account of consulting service or employment with another firm, any severance amounts otherwise payable under this Section 4 to Executive shall be reduced dollar-for-dollar by such compensation of Executive with such other firm.

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5.     Restrictive Covenant Agreement.

Executive expressly acknowledges and agrees that, as a condition to Executive’s employment with Company pursuant to this Agreement, Executive shall execute the Restrictive Covenant Agreement attached hereto as Exhibit A and comply with the provisions thereof.

6.     Miscellaneous.

6.1     Valid Obligation. This Agreement has been duly authorized, executed and delivered by Company and has been duly executed and delivered by Executive and is a legal, valid and binding obligation of Company and of Executive, enforceable in accordance with its terms.

6.2     No Conflicts. Executive represents and warrants that the performance by him of his duties hereunder will not violate, conflict with, or result in a breach of any provision of, any agreement to which he is a party. Executive has previously provided to Company the agreements and details regarding Executive’s most recent employment.

6.3     Applicable Law. This Agreement shall be construed in accordance with the laws of the State of Illinois, without reference to Illinois’s choice of law statutes or decisions.

6.4     Severability. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any one or more of the provisions hereof shall not affect the validity or enforceability of any other provision. In the event any clause of this Agreement is deemed to be invalid, the parties shall endeavor to modify that clause in a manner which carries out the intent of the parties in executing this Agreement.

6.5     No Waiver. The waiver of a breach of any provision of this Agreement by any party shall not be deemed or held to be a continuing waiver of such breach or a waiver of any subsequent breach of any provision of this Agreement or as nullifying the effectiveness of such provision, unless agreed to in writing by the parties.

6.6     Notices. All demands, notices, requests, consents and other communications required or permitted under this Agreement shall be in writing and shall be (i) personally delivered or (ii) sent in PDF form by electronic mail (with a confirmation copy sent by one of the other methods authorized in this Section), or (iii) by commercial overnight delivery service or certified or registered mail (return receipt requested), to the parties at the addresses set forth below (postage prepaid):

To Company:                       AG&E Holdings Inc.

9500 West 55th Street, Suite A

McCook, Illinois 60525

Attn: Chairman of Compensation Committee

To Executive:	At the address, electronic mail or fax number most recently contained in Company’s records.

Notices shall be deemed given upon the earliest to occur of (i) receipt by the party to whom such notice is directed, if hand delivered; (ii) if sent by electronic mail, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) such notice is sent (and if sent via electronic mail, evidenced by an electronic “return receipt” or confirmation reply by the recipient or if sent after 5:00 p.m. Central Time, on the day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) after which such notice is sent; or (iii) on the first business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited with the commercial carrier if sent by commercial overnight delivery service or the third business day (other than a Saturday, Sunday or legal holiday in the jurisdiction to which such notice is directed) following the day the same is deposited in the United States mail if sent by certified or registered mail. Each party, by notice duly given in accordance therewith may specify a different address for the giving of any notice hereunder.

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6.7     Assignment of Agreement. This Agreement shall be personal to Executive for all purposes and shall not be assigned by Executive. Company may assign this Agreement to any successor to all or substantially all of the business or assets of Company. This Agreement shall inure to the benefit of Company and permitted successors and assigns.

6.8     Entire Agreement; Amendments. Unless specifically provided herein, this Agreement contains the entire understanding between the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous understandings, agreements, representations and warranties, both written and oral, with respect to such subject matter, including, without limitation, any term sheet between Company or any of its affiliates and Executive. Executive acknowledges that he is not relying upon any representations or warranties concerning his employment by Company except as expressly set forth herein. No amendment or modification to this Agreement shall be valid except by a subsequent written instrument executed by the parties hereto.

6.9     Dispute Resolution and Arbitration. The following procedures shall be used in the resolution of disputes:

6.9.1     Dispute. In the event of any dispute or disagreement between the parties under this Agreement, the disputing party shall provide written notice to the other party that such dispute exists. Executive and the Chairman of the Compensation Committee of the Board of Company will then make a good faith effort to resolve the dispute or disagreement. If the dispute is not resolved upon the expiration of 15 days from the date a party receives such notice of dispute, the entire matter shall then be submitted to arbitration as set forth in Section 6.9.2.

6.9.2     Arbitration. If the dispute or disagreement between the parties has not been resolved in accordance with the provisions of Section 6.9.1 above, then, except for disputes relating to the Restrictive Covenant Agreement described in Section 5, any such controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration to be held in Chicago, Illinois in accordance with the rules of the American Arbitration Association then in effect. Any decision rendered thereby shall be final and binding on each of the parties and judgment may be entered thereon in the appropriate state or federal court. The arbitrators shall be bound to strict interpretation and observation of the terms of this Agreement. Each party shall pay its own costs of arbitration. Each party shall also be responsible for any fees and costs imposed by tribunal in connection with the arbitration, if any.

6.10     Survival. For avoidance of doubt, the provisions of Sections 4.5, 4.7, 5 and 6 of this Agreement shall survive the expiration or earlier termination of the Employment Period.

6.11     Headings. Section headings used in this Agreement are for convenience of reference only and shall not be used to construe the meaning of any provision of this Agreement.

6.12     Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Any executed counterpart returned by facsimile or PDF shall be deemed an original executed counterpart.

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6.13     Taxes. Executive shall be solely responsible for taxes imposed on Executive by reason of any compensation and benefits provided under this Agreement and all such compensation and benefits shall be subject to applicable withholding.

6.14     Section 409A of the Code. It is intended that this Agreement will comply with Section 409A of the Internal Revenue Code (and any regulations and guidelines issued thereunder) (the “Code”) to the extent this Agreement is subject thereto, and this Agreement shall be interpreted on a basis consistent with such intent. If an amendment of this Agreement is necessary in order for it to comply with Section 409A of the Code, the parties hereto will negotiate in good faith to amend this Agreement in a manner that preserves the original intent of the parties to the extent reasonably possible. No action or failure by Company in good faith to act, pursuant to this Section 6.14, shall subject Company to any claim, liability, or expense, and Company shall not have any obligation to indemnify or otherwise protect Executive from the obligation to pay any taxes pursuant to Section 409A of the Code.

In addition, notwithstanding any provision to the contrary in this Agreement, if Executive is deemed on the date of his “separation from service” (within the meaning of Treas. Reg. Section 1.409A-1(h)) to be a “specified employee” (within the meaning of Treas. Reg. Section 1.409A-1(i)), then with regard to any payment that is required to be delayed pursuant to Section 409A(a)(2)(B) of the Code (the “Delayed Payments”), such payment shall not be made prior to the earlier of (i) the expiration of the six-month period measured from the date of his “separation from service” and (ii) the date of his death. Any payments due under this Agreement other than the Delayed Payments shall be paid in accordance with the normal payment dates specified herein. In no case will the delay of any of the Delayed Payments by Company constitute a breach of Company’s obligations under this Agreement. For the provision of payments and benefits under this Agreement upon termination of employment, to the extent necessary to comply with Section 409A of the Code, reference to Executive’s “termination of employment” (and corollary terms) with Company shall be construed to refer to Executive’s “separation from service” from Company (as determined under Treas. Reg. Section 1.409A-1(h) with the work threshold of less than 50% of the prior level of services, as uniformly applied by Company) in tandem with Executive’s termination of employment with Company. For purposes of this Agreement, all rights to payments and benefits hereunder shall be treated as rights to receive a series of separate payments and benefits to the fullest extent allowed by Section 409A of the Code.

In addition, to the extent that any reimbursement or in-kind benefit under this Agreement or under any other reimbursement or in-kind benefit plan or arrangement in which Executive participates during the term of Executive’s employment under this Agreement or thereafter provides for a “deferral of compensation” within the meaning of Section 409A of the Code, (i) the amount eligible for reimbursement or in-kind benefit in one calendar year may not affect the amount eligible for reimbursement or in-kind benefit in any other calendar year, (ii) the right to reimbursement or an in-kind benefit is not subject to liquidation or exchange for another benefit, and (iii) subject to any shorter time periods provided herein or in the expense reimbursement policies of Company, any such reimbursement of an expense or in-kind benefit must be made on or before the last day of the calendar year following the calendar year in which the expense was incurred.

If the Release Period following a “separation from service” begins in one calendar year and ends in a second calendar year (a “Crossover Release Period”), then any severance payments contingent upon a release and that would otherwise occur during the portion of the Crossover Release Period that falls within the first year will be delayed and paid in a lump sum during the portion of the Crossover Release Period that falls within the second year.

6.15     280G Excise Tax. Anything in this Agreement to the contrary notwithstanding, if any payment or benefit Executive would receive from Company under this Agreement or otherwise (“Payment”) would (i) constitute a “parachute payment” within the meaning of section 280G of the Code, and (ii) but for this sentence, be subject to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then such Payment shall be equal to the Reduced Amount. The “Reduced Amount” shall be either (1) the largest portion of the Payment that would result in no portion of the Payment being subject to the Excise Tax or (2) the Payment or a portion thereof after payment of the applicable Excise Tax, whichever amount after taking into account all applicable federal, state and local employment taxes, income taxes, and the Excise Tax (all computed at the highest applicable marginal rate), results in such Participant’s receipt, on an after-tax basis, of the greatest amount of the Payment to the Executive. The accounting firm engaged by Company for general audit purposes as of the day prior to the change of control shall perform the foregoing calculations.

[Signatures continued on next page]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written, to be effective at the Effective Date.

EXECUTIVE

Anthony Tomasello

AG&E HOLDINGS, INC.

By:
Title:

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Exhibit A

AG&E Holdings, Inc.
Nondisclosure, Intellectual Property, Noncompetition and Nonsolicitation Agreement

THIS NONDISCLOSURE, INTELLECTUAL PROPERTY, NONCOMPETITION AND NONSOLICITATION AGREEMENT (this “Agreement”) is entered into between Anthony Tomasello (“Employee”) and AG&E HOLDINGS, INC. (the “Company”) and is effective as of the Effective Date of the employment agreement entered into by Employee and the Company of even date herewith (the “Employment Agreement”).

WHEREAS, the Company possesses certain valuable confidential, proprietary and trade secret information (collectively, “Confidential Information” as further defined below), and customer relationships, that gives the Company a competitive advantage;

WHEREAS, as a result of being employed by the Company, and as a result of the equity interests paid to Employee in connection with the closing of the transactions contemplated by the Merger Agreement (as defined in the Employment Agreement), Employee will be given access to and will assist in the development of the Company’s Confidential Information and its customer base and relationships, and it is the intent of this Agreement to safeguard the Confidential Information and the Company’s customer relationships both during and after the term of Employee’s employment by the Company; and

WHEREAS, the Company’s reputation and present and future competitive position are largely dependent upon the protection of the Confidential Information and Employee’s performance of the terms of this Agreement.

NOW, THEREFORE, in consideration of the Company’s (i) employing Employee, (ii) providing Employee access to the Company’s Confidential Information and customers and (iii) payment of certain equity interests in the Company under the terms of the Merger Agreement, and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties agree as follows:

1.     Nondisclosure. Employee acknowledges that, during (i) the period of his employment with the Company and (ii) the longer of the period of time he is being paid under the Employment Agreement or 12 months after the termination of Employee’s employment under the Employment Agreement (the “Restricted Period”) and solely by reason of his employment and relationship with the Company, he will have access to and knowledge of, the Company’s services, products and programs, computers, software, source code, object code, program libraries, interface specifications, analyses, tests, notes, designs, diagrams, customer lists, customer contracts, prospects, compiled historic customer information, sales support and end user support practices and procedures, quality assurance, business plans and strategies, tactics, methods, pricing, fees, pricing and profitability factors, marketing materials, training materials, research, marketing strategies, personnel information, including, without limitation, personnel lists, resumes, personnel data, salary information, organizational structure and performance evaluations, other confidential information concerning the Company’s business, and information from or about the Company’s customers that the Company’s customers expressly wish, and may reasonably expect, to be kept confidential (collectively, “Confidential Information”). As used herein, the term “Confidential Information” shall not include any knowledge or information gained without a breach of this Agreement on a non-confidential basis from a person who is not legally prohibited from transmitting the information to Employee, general industry and other knowledge previously known by Employee, information required to be disclosed by Employee because of legal process, subpoena or other similar method or is or becomes publicly known through no wrongful act of the Employee. Employee acknowledges that the Confidential Information including, without limitation, trade secrets, is the property of the Company and is a valuable and unique asset of the Company’s business. Employee also acknowledges that disclosure or misuse of Confidential Information from or about the Company or the Company’s customers may harm the Company and its customers. Therefore, Employee agrees that during the Restricted Period, except as part of his duties and responsibilities as an employee of the Company, he:

(a)     will not, at any time, in whole or in part, directly, divulge or disclose any Confidential Information to any person or entity, unless in response to a subpoena or similar legal process or to discovery proceedings, in each case brought or initiated by a third party concerning a matter in litigation or based upon advice of counsel that such disclosure is necessary under applicable law or regulation; provided, however, that Employee shall promptly notify the Company of any such request and reasonably cooperate with efforts by the Company, at the Company’s sole expense, to obtain an appropriate protective order or other assurance satisfactory to the Company of confidential treatment for the information required to be so disclosed;

(b)     will not, at any time, in whole or in part, directly or indirectly, use any Confidential Information for his own benefit or for the benefit of any other person or entity;

(c)     will take all commercially reasonable steps to safeguard Confidential Information that is within his possession or control and to protect such information against disclosure, misuse, loss or theft;

(d)     will not, at any time, make unauthorized copies of any portion of any Confidential Information;

(e)     will adopt and implement all procedures prescribed from time to time by the Company to prevent unauthorized use or disclosure of Confidential Information; and

(f)     will, upon termination of his employment for any reason, immediately cease to use the Confidential Information, and will return to the Company (or destroy, if so directed by the Company) all Confidential Information (originals and copies including, without limitation, all Confidential Information stored electronically or otherwise) in his possession, custody and/or control; provided however Employee shall retain such information necessary to enforce this Agreement.

2.     Noncompetition and Nonsolicitation; Non-Disparagement.

(a)     Employee covenants and agrees that, during the Restricted Period, he shall not, directly or indirectly, for his own benefit or for the benefit of others, provide the same or similar senior level managerial executive services that he provided to the Company for a Competing Organization in connection with Competing Products or Services anywhere within the Restricted Territory.

(i)     “Competing Products or Services” means products for, or services provided to, casinos, gaming business or other persons, organizations or locations providing gaming products, equipment or services or that are in the gaming or gaming service or gaming products or equipment business.

(ii)     “Competing Organization” means persons or organizations, including, without limitation, the Employee himself, engaged in, or about to become engaged in the marketing, providing or selling of a Competing Product or Service.

(iii)     “Restricted Territory” means within the United States (including its territories) any metropolitan area where Employee conducted business during the term of his employment.

(b)     Employee covenants and agrees that, during the Restricted Period, he will not, directly or indirectly, whether for his own benefit or for the benefit of any other person or entity, solicit, induce, or attempt to induce any customer of the Company with which the Employee had substantive and material contact or supervisory responsibility to stop doing business with the Company.

(c)     Employee further covenants and agrees that, during the Restricted Period, he will not, directly or indirectly, whether for his own benefit or for the benefit of any other person or entity hire, any executive, employee or independent contractor of the Company with whom Employee directly supervised or with whom reported directed to Employee for a Competing Organization.

(d)     Employee covenants and agrees that, during the Restricted Period, he will not at any time make, publish or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning the Company or its businesses, or any of its senior officers, directors or managers, provided however the recitation of the truth shall not be a violation of this Section.

(e)     The Company covenants and agrees that, during the Restricted Period, it will not at any time make, publish, or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments or statements concerning Employee provided however the recitation of the truth shall not be a violation of this Section.

(f)     Employee agrees that in the event a court determines the length of time or the geographic area or activities prohibited under this Section 2 are too restrictive to be enforceable, the court may reduce the scope of the restriction to the extent necessary to make the restriction enforceable, to the extent authorized by applicable law.

3.     Assignment of Intellectual Property.

(a)     Employee agrees to and hereby does grant and assign to the Company any interest in and all rights and title to (including, without limitation, rights to patents, copyrights and all other proprietary interests) any and all inventions, original works of authorship, developments, concepts, improvements, designs, discoveries, software, source code, object code, creations, developments, ideas, or trade secrets that Employee (either alone or with others) makes, creates, conceives, invents, discovers, develops, or reduces to practice during the Employment Period under the Employment Agreement that (i) relates to the business of the Company or the Company’s actual or demonstrably anticipated research or development, (ii) results from any work Employee performed for the Company, or (iii) results from the use of the Company’s time, equipment, supplies, facilities, property, trade secrets or other Confidential Information (“Intellectual Property”). Any such assignment of Intellectual Property shall occur regardless whether or not it is patentable or registrable under copyright or similar statutes or subject to analogous protection. Any such assignment shall be without additional compensation to Employee. Employee acknowledges that he has and shall have no intellectual property or other right, title or interest in or to any such Intellectual Property. Employee will promptly disclose and deliver such Intellectual Property to the Company and, at the request of and without charge to the Company, Employee will do all things deemed by the Company to be reasonably necessary to perfect title to the Intellectual Property in the Company and to assist in obtaining for the Company such patents, copyrights or other protection as may be provided under law and desired by the Company, including, without limitation, executing and signing any and all relevant applications, assignments, or other instruments. Employee further agrees to provide, at the Company’s request, declarations and affidavits and to give testimony, in depositions, hearings, or trials, in support of any of the Company’s rights hereunder. These obligations continue even after any termination of the employment relationship. In the event the Company is unable, after reasonable effort, to secure Employee’s signature on any document or documents needed to apply for or prosecute any patent, copyright or other right or protection, for any reason whatsoever, Employee hereby irrevocably designates and appoints the Company and its duly authorized officers and agents as his agent and attorney-in-fact to act for and on his behalf to execute and file any such application or other document and to do all other lawfully permitted acts to further the prosecution and issuance of patents, copyrights, or similar protections thereon with the same legal force and effect as if executed by his.

(b)     Employee acknowledges that all original works of authorship, including, without limitation, software, manuals and documentation, that have been or may be created by Employee during and within the scope of employment are and shall be “works-for-hire” and the sole property of the Company.

(c)     Notwithstanding any provision of this Agreement, Employee understands and agrees that Employee is not being required to assign, and will not be deemed to have assigned, the following:

(i)     any inventions that the Employee developed entirely on his own time without using the Company’s equipment, supplies, facilities, or trade secret information except for those inventions that either: (1) relate at the time of conception or reduction to practice of the invention to the Company’s business, or actual or demonstrably anticipated research or development of the Company; or (2) result from any work performed by the Employee for the Company.

(ii)     Inventions, developments and intangible interests and properties (i.e., patents, patent applications, intellectual property, copyrights, trade secrets, and trademarks) that Employee made prior to starting employment with the Company. To avoid any uncertainty, Employee agrees to set forth as an Exhibit to this Agreement, any inventions, developments and intangible interests that he owns or has an interest in at the time of execution of this Agreement.

4.     Prior Employment. The Company does not want, and Employee is not permitted to bring to the Company or use any confidential information of a prior employer or its clients. Employee hereby represents and warrants to the Company that the execution, delivery and performance of this Agreement by Employee does not and shall not conflict with, breach, violate or cause a default under any contract or agreement, to which Employee is a party or by which he is bound. The Company acknowledges receipt of the employment agreement and related terms and conditions of Employee’s current employment.

5.     Remedy for Breach. Employee expressly acknowledges and agrees that any breach or threatened breach of the provisions of this Agreement shall, to the extent permitted by a court with jurisdiction therefor, entitle the Company, in addition to any other legal remedies available to it, to seek injunctive relief, to prevent any violation of this Agreement without the necessity of the Company posting bond or furnishing other security and without proving special damages or irreparable injury. Employee recognizes, acknowledges and agrees that such injunctive relief may be necessary to protect the Company’s legitimate business interests. Employee further acknowledges that the restrictions set forth above in Sections 1 and 2 including, without limitation, the time periods and activity limitations, are reasonable and necessary for the protection of the Company’s legitimate business interests; that such restrictions do not impose an undue hardship on Employee or otherwise preclude Employee from obtaining gainful employment; that irreparable injury will result to the Company if Employee violates such restrictions; and that, in the event of Employee’s actual violation of such restrictions, monetary damages may not be an adequate remedy for any such breach and the Company may have no adequate remedy at law. Employee further acknowledges and agrees that the existence of any claims which Employee may have against the Company, whether under this Agreement or otherwise, will not be a defense to the enforcement by the Company of any of its rights under this Agreement. For the avoidance of doubt, this Agreement is not subject to the arbitration provisions of Section 6.9.2 of the Employment Agreement.

6.     Expenses. In any dispute arising under or related to this Agreement (including an alleged breach thereof) or any proceeding relating to the enforcement of this Agreement, the prevailing party will be entitled to an award of its costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) incurred in such action from the non-prevailing party within 30 days following the final settlement of such dispute.

7.     Tolling of Restrictive Periods. If Employee is found by a non-appealable order by a court in the relevant jurisdiction to have violated any of the restrictions set forth in this Agreement, the time period for such restrictions shall be extended for a period of time equal to the period during which Employee is found to be in violation of this Agreement.

8.     Invalidity of Any Provision. It is the intention of the parties hereto that this Agreement shall be enforced to the fullest extent permissible under the laws and public policies of each state and jurisdiction in which such enforcement is sought, but that the unenforceability (or the modification to conform with such laws or public policies) of any provision hereof shall not render unenforceable or impair the remainder of this Agreement which shall be deemed amended to delete or modify, as necessary, the invalid or unenforceable provisions. Further, in the event that any part or provision hereof shall be declared by a court of competent jurisdiction to exceed the maximum time period or restriction such court deems reasonable and enforceable, then the parties expressly authorize the court to modify such part or provision so that it may be enforced to the maximum extent permitted by law.

9.     Applicable Law; Forum. This Agreement shall be construed and enforced in accordance with the internal laws of the State of Illinois, without giving effect to the conflicts laws of such state. Employee and the Company agree that the exclusive venue of any action, proceeding, claim, counterclaim, cross-claim or other litigation arising out of or relating to this Agreement shall be in the Circuit Court of Cook County, Illinois which shall retain jurisdiction over the parties for that purpose, and the parties will consent to the personal jurisdiction of such court for such purpose.

10.     Waiver of Breach. The waiver by the Company of a breach of any provision of this Agreement by Employee shall not operate or be construed as a waiver of any subsequent breach by Employee.

11.     Successors and Assigns; Meaning of “Company”. This Agreement shall inure to the benefit of and be binding upon Employee and his estate, the Company, its subsidiaries and affiliates, and each of their respective successors and assigns, including any successor to the Company. For purposes of this Agreement, the term “Company” shall include any subsidiary, division, predecessor, successor or assign of the Company.

12.     Entire Agreement. This Agreement contains the entire agreement of the parties. This Agreement may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, changes, modification, extension, or discharge is sought.

13.     Assistance of Counsel. Employee acknowledges that he has read and understands this Agreement in its entirety before signing this Agreement, and that Employee has had an opportunity to consult with counsel of his choice before doing so and has so consulted with such counsel.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement to be effective as of the date first above written.

EMPLOYEE:	AG&E HOLDINGS, INC.

By:
Anthony Tomasello
Title:

Date:	Date:

ANNEX D

VOTING AGREEMENT

This VOTING AGREEMENT (this “Agreement”), dated as of [●], [●], is entered into by and between AG&E HOLDINGS INC., an Illinois corporation (the “Company”), and Anthony Tomasello (“Shareholder).

RECITALS

WHEREAS, this Agreement has been executed and delivered pursuant to, and in connection with the closing of the transactions contemplated by, that certain Agreement and Plan of Merger, dated as of April 12, 2016, entered into by and among the Company, American Gaming & Electronics, Inc., a Nevada corporation and a wholly-owned Subsidiary of the Company, Advanced Gaming Associates LLC, a Pennsylvania limited liability company, and Shareholder, both in his individual capacity and in his capacity as the company representative (the “Merger Agreement”).

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01     Definitions.

“Affiliate” means, with respect to any Person, (a) any Controlled Person of such Person, (b) any other Person directly or indirectly controlling, controlled by or under common control with such Person or (c) any Person (and its Subsidiaries) in relation to which such Person or any of its Controlled Persons is required, from time to time, whether alone or as part of a group, to make or maintain a filing with the SEC on Schedule 13D. For the purpose of this definition, the term “control ” (including, with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise; provided, that in no event, for purposes of this Agreement, shall the Company or any of its Subsidiaries or controlled Affiliates be considered an Affiliate of Shareholder, nor shall Shareholder or any of his Affiliates be considered to be an Affiliate of the Company or any of its Subsidiaries or controlled Affiliates.

“Applicable Law” means all laws, statutes, constitutions, rules, regulations, principles of common law, resolutions, codes, ordinances, requirements, judgments, orders, decrees, injunctions and writs of any Governmental Entity.

“beneficially own” or “beneficial ownership” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act; provided that: (a) the words “within 60 days” in Rule 13d-3(d)(1)(i) shall be disregarded for the purposes of this Agreement and (b) a Person shall also be deemed to be the beneficial owner of, without duplication, (i) all Common Shares which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to the exercise of any rights in connection with any securities or any agreement, arrangement or understanding (whether or not in writing), regardless of when such rights may be exercised and whether they are conditional, (ii) all Common Shares which such Person has or shares the right to vote or dispose, and (iii) all Common Shares to which such Person has economic exposure through any derivative transaction that gives such Person the economic equivalent of ownership of an amount of Common Shares due to the fact that the value of the derivative is explicitly determined by reference to the price or value of Common Shares, or which provides such Person an opportunity, directly or indirectly, to profit, or to share in any profit, derived from any increase in the value of Common Shares, in any case without regard to whether (x) such derivative conveys any voting rights in Common Shares to such Person, (y) the derivative is required to be, or capable of being, settled through delivery of Common Shares, or (z) such Person may have entered into other transactions that hedge the economic effect of such beneficial ownership of Common Shares.

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“Board” means, subject to Section 1.02(b), the board of directors of the Company.

“Business Day” means any day except Saturday, Sunday or any other day on which commercial banks located in Chicago, Illinois are authorized or required by Applicable Law to be closed for business.

“Change of Control Transaction” means, subject to Section 1.02(b), (a) a transaction whereby any Person or group would acquire, directly or indirectly, Voting Securities representing more than 50% of the Total Voting Power; (b) the sale of all or substantially all of the consolidated assets of the Company and its Subsidiaries; or (c) a merger, consolidation, recapitalization or reorganization of the Company, unless securities representing more than 50% of the Total Voting Power of the Successor Company are immediately thereafter beneficially owned, directly or indirectly, by the Persons who beneficially owned the Company’s outstanding Voting Securities immediately prior to such transaction.

“Closing” has the meaning ascribed to such term in the Merger Agreement.

“Common Share” means, subject to Section 1.02(b), a share of common stock of the Company.

“Company” has the meaning, subject to Section 1.02(b), in the preamble.

“Company Securities” means, subject to Section 1.02(b), (a) the Common Shares, (b) securities convertible or exercisable into, or exchangeable for, Common Shares, (c) any other Voting Securities, (d) any other equity or equity-linked security issued by the Company, (e) options, warrants or other rights to acquire any of the foregoing, and (f) Subsidiary Securities (in each case whether or not issued by the Company or its Subsidiaries). For the avoidance of doubt, each of the foregoing (a) through (f) shall include any securities exposure to which is held in derivative form.

“Controlled Person” means, with respect to any Person, any other Person controlled by such Person. For the purpose of this definition, the term “control” (including, with a correlative meaning, the term “controlled by”), as used with respect to any Person, means either (a) beneficial ownership, directly or indirectly, of securities of any Person that represent 50% or more of the vote in the election of directors (or equivalent) or otherwise entitle the holder to nominate or designate a majority of the directors (or equivalent), or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Disinterested Directors” means the members of the Board, other than: (a) Shareholder; (b) any Affiliate of Shareholder; (c) any Person who was nominated for election to the Board by Shareholder; and (d) any Person who was proposed by Shareholder to the Nominating and Governance Committee of the Board in accordance with Section 3.02(b) below for nomination for election to the Board.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Governmental Entity” means any national, state, municipal, local or foreign government, any instrumentality, subdivision, court, administrative agency or commission or other governmental authority or instrumentality, or any quasi-governmental or private body (e.g., stock exchange) exercising any regulatory, taxing, importing or other governmental or quasi-governmental authority.

“group” has meaning within the meaning of Section 13(d)(3) of the Exchange Act.

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“Merger Agreement” has the meaning in the recitals.

“Person” means any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Entity or other entity.

“Qualifying Sale Process Offer” means any bona fide written proposal submitted on a confidential basis to the Board (subject to any mandatory disclosure requirements under applicable securities laws) by Shareholder in connection with an ongoing Sale Process relating to the acquisition (whether by tender offer, merger, consolidation, business combination or otherwise) of all of the outstanding Company Securities and, upon the consummation of which, Shareholder together with his Controlled Persons would acquire: (a) more than 50% of the Total Voting Power and (b) more than 50% of the outstanding Common Shares.

“Recommended Transaction” has the meaning set forth in Section 2.02.

“Sale Process” means:

(a)     a process initiated by a majority of Disinterested Directors pursuant to which the Board, management or one or more financial advisors, representatives or agents appointed by the Company invite, encourage or facilitate the submission of bona fide written proposals from third parties relating to the acquisition (whether by tender offer, merger, consolidation, business combination or otherwise) of all of the outstanding Company Securities or all or substantially all of the assets of the Company; or

(b)     a majority of Disinterested Directors having authorized management or one or more financial advisors, representatives or agents appointed by the Company to negotiate with any Person with respect to a proposal that, if consummated, would result in a Change of Control Transaction (it being agreed that, to the extent that any such Sale Process is initiated in connection with a proposal by Shareholder or any of his Controlled Persons, Shareholder and his Controlled Persons shall not be entitled to make or consummate a proposal pursuant to Section 2.02(b) in connection with such Sale Process).

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Shareholder” has the meaning in the preamble.

“Standstill Period” has the meaning set forth in Section 2.01.

“Stock Consideration” has the meaning ascribed to such term in the Merger Agreement.

“Subsidiary” means, with respect to any Person, any entity of which securities or other ownership interests having voting power to elect a majority of the board of directors or other persons performing similar functions are directly or indirectly owned by such Person; provided that none of the Company or any Subsidiary or controlled Affiliate of the Company shall be considered a Subsidiary of Shareholder or any of his Affiliates for purposes of this Agreement.

“Subsidiary Securities” means, subject to Section 1.02(b), (a) the common stock of any Subsidiary of the Company, (b) securities convertible or exercisable into, or exchangeable for, the common stock of any such Subsidiary, (c) any shares of common stock or other voting securities of any such Subsidiary entitled, in the ordinary course, to vote in the election of directors of any such Subsidiary, (d) any other equity or equity-linked security issued by any such Subsidiary and (e) options, warrants or other rights to acquire any of the foregoing (in each case whether or not issued by the Company or any such Subsidiary). For the avoidance of doubt, each of the foregoing (a) through (e) shall include any securities exposure to which is held in derivative form.

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“Successor Company” means any entity: (a) that is the issuer of any securities into which any Company Securities or Subsidiary Securities are converted, exchanged, changed or reclassified (including by operation of law); or (b) the securities of which are distributed in respect of Company Securities or Subsidiary Securities (including in connection with a spin off transaction).

“Total Voting Power” means the aggregate number of votes which may be cast by all holders of outstanding Voting Securities in the election of directors.

“Transfer” means, with respect to any Company Securities, (a) when used as a verb, to sell, assign, dispose of, exchange or otherwise transfer such Company Securities or any participation or interest therein, or create or permit a lien, charge or encumbrance with respect to, whether directly or indirectly (including pursuant to a derivative transaction), or agree or commit to do any of the foregoing, and (b) when used as a noun, a direct or indirect sale, assignment, disposition, exchange or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

“Voting Power” means the aggregate number of votes which may be cast by a holder of outstanding Voting Securities in the election of directors.

“Voting Securities” means, subject to Section 1.02(b), Common Shares and all other securities of the Company entitled to vote in the election of directors of the Company.

“5% Transfer” means a Transfer, or series of related Transfers, of Company Securities that would result in or involve: (a) a transferee acquiring a number of such Company Securities that would result in such Person, together with its Affiliates and any Person that is a member of a group with such Person or any of its Affiliates with respect to Company Securities, becoming a beneficial owner of 5% or more of: (i) the Total Voting Power or (ii) the outstanding Common Shares (or having the exposure to 5% or more of the Common Shares in derivative form); (b) the Transfer of Company Securities to any Person who at such time beneficially owns, together with its Affiliates and any Person that is a member of a group with such Person or any of its Affiliates with respect to Company Securities, 5% or more of: (i) the Total Voting Power or (ii) the outstanding Common Shares (or having the exposure to 5% or more of the Common Shares in derivative form); or (c) Company Securities being acquired by an Affiliate of Shareholder or any Person that is a member of a group with such Person or any of its Affiliates with respect to Company Securities.

Section 1.02     Other Definitional and Interpretive Provisions.

(a)     The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and to any rules or regulations promulgated thereunder. References to any agreement or contract are, unless expressly stated otherwise, to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms hereof and thereof. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. References to one gender include all genders. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

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(b)     The terms Board, Change of Control Transaction, Common Shares, Company, Company Securities, Subsidiary Securities and Voting Securities shall be deemed to include applicable references to any Successor Company and such terms (including as used in other defined terms) shall be construed accordingly.

ARTICLE II
STANDSTILL

Section 2.01     Standstill.

(a)     On and after the date hereof until the second anniversary of the Closing (the “Standstill Period”):

(i)     Shareholder will not, and shall ensure that his Controlled Persons and any Person acting on behalf of, or in concert with, him or any of his Controlled Persons will not, facilitate or encourage any other Person to, directly or indirectly, in any manner, effect any acquisition of ownership (including by operation of law and including the acquisition of the right to vote or direct the voting of any Company Securities) of Company Securities; provided that such prohibition shall not apply to the Stock Consideration initially received by Shareholder under the Merger Agreement; and

(ii)     Shareholder will not, and shall ensure that his Controlled Persons and any Person active on behalf of, or in concert, with him or any of his Controlled Persons will not, Transfer any Company Securities.

(b)     During the Standstill Period, Shareholder will not, and shall ensure that his Controlled Persons and any Person acting on behalf of, or in concert with, him or his Controlled Persons will not, facilitate or encourage any other Person to, directly or indirectly, in any manner:

(i)     effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or otherwise participate in, any tender offer, take-over bid, plan of reorganization, merger, exchange offer, consolidation, business combination, recapitalization, restructuring or other similar transaction involving the Company or any of its Subsidiaries (or any of their respective assets);

(ii)     (A) effect or seek, offer or propose (whether publicly or otherwise) to effect, or announce any intention to effect or otherwise participate in, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC or other Applicable Law) to vote, or withhold from voting, or seek to advise or influence any Person with respect to the voting, or withholding from voting, of, or conduct any other type of referendum (binding or non-binding) with respect to, any Voting Securities, (B) solicit, knowingly facilitate or knowingly encourage, directly or indirectly, any third party to engage in any such solicitation, (C) make any public statement in support of any such third-party solicitation, (D) form, join or in any way participate in a group with respect to any Voting Securities or (E) seek or propose the election or appointment of, except as permitted by Section 3.02 hereof, any person to, or representation on, or nominate or propose the nomination of any candidate to, the Board, or seek or propose the removal of, except as permitted by Section 3.03 hereof, any member of the Board;

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(iii)     (A) call, request the calling of or otherwise seek or assist in the calling of a meeting of the shareholders of the Company, or (B) seek, propose or submit, any proposal or matter of business (whether binding or not) to be considered or voted upon at a meeting of the shareholders of the Company, including pursuant to Rule 14a-8 under the Exchange Act or submit, or participate in, any “shareholder access” proposal;

(iv)     publicly seek or propose to control the management or policies of the Company, except in accordance with the terms of any employment agreement entered into by Shareholder and the Company at the Closing and from time to time thereafter;

(v)     disclose any intention, plan or arrangement prohibited by or inconsistent with the foregoing;

(vi)     request that the Company (or its directors, officers, employees or agents), directly or indirectly, amend or waive any provision of this Section (including this sentence);

(vii)     take any action which would reasonably be expected to result in or require public disclosure regarding any of the types of matters set forth in clauses (i) through (vi); or

(viii)     agree or commit to any of the foregoing.

Section 2.02     Suspension of Standstill. Notwithstanding the Standstill Period and anything to the contrary set forth herein, the provisions of Section 2.01 shall not apply to Shareholder:

(a)     solely to the extent such restrictions would prohibit Shareholder either alone or as part of a group from publicly proposing and consummating a Change of Control Transaction (it being understood that the restrictions contained in Section 2.01 shall continue to apply to Shareholder for all other purposes), from and after the Company entering into a definitive agreement with respect to, or the Board recommending to the Company’s shareholders, a Change of Control Transaction (including, for the avoidance of doubt, pursuant to a tender offer) that has not resulted from any actions taken by Shareholder or any other Person in breach of this Article II (a “Recommended Transaction”); provided that the effect of this Section 2.02(a) shall continue only for so long as a Recommended Transaction is pending; and

(b)     solely to the extent such restrictions would prohibit Shareholder either alone or as part of a group from proposing a Qualifying Sale Process Offer (and, if approved by a majority of the Disinterested Directors, entering into a definitive agreement with the Company providing for such Qualifying Sale Process Offer and thereafter taking actions to consummate, and consummating, such Qualifying Sale Process Offer on the terms and conditions of such definitive agreement) (it being understood that the restrictions contained in Section 2.01 shall continue to apply to Shareholder for all other purposes); provided that the effect of this Section 2.02(b) shall continue to apply only for so long as a Sale Process is pending.

ARTICLE III
VOTING ARRANGEMENTS

Section 3.01     Size of the Board. Shareholder agrees to, and shall cause his Controlled Persons to, as applicable, cause the Voting Securities beneficially owned by him and such Persons (other than Voting Securities beneficially owned solely as a result of clause (b)(i) or (b)(iii) of the proviso in the definition of “beneficial ownership”) to be voted to ensure that the size of the Board shall be set and remain at five directors.

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Section 3.02     Board Composition.

(a)     Shareholder agrees to, and shall cause his Controlled Persons to, as applicable, cause the Voting Securities beneficially owned by him and such Persons (other than Voting Securities beneficially owned solely as a result of clause (b)(i) or (b)(iii) of the proviso in the definition of “beneficial ownership”) to: (i) be voted to ensure that, at each annual or special meeting of shareholders of the Company at which an election of directors is held or pursuant to any written consent of the shareholders of the Company, the individuals nominated for election by the Nominating and Governance Committee of the Board be elected to the Board; and (ii) be present at any such meeting of shareholders of the Company for quorum purposes.

(b)     The Company agrees that it shall cause the Nominating and Governance Committee of the Board to give due consideration to the nomination of two individuals proposed by Shareholder as the Nominating and Governance Committee’s nominees for election to the Board, provided that such individuals meet the qualifications required of directors of the Company as set forth in the Company’s Articles of Incorporation and Bylaws and are otherwise qualified and independent of the Shareholder and his Controlled Persons.

Section 3.03     Removal of Board Members; Vacancies. Shareholder agrees to, and shall cause his Controlled Persons to, as applicable, cause the Voting Securities beneficially owned by him and such Persons (other than Voting Securities beneficially owned solely as a result of clause (b)(i) or (b)(iii) of the proviso in the definition of “beneficial ownership”) to: (i) be voted to ensure that no director elected in accordance with this Agreement is removed from office unless such removal is for cause and directed or approved by the Board; and (ii) be voted to ensure that any vacancy on the Board created by the resignation, removal or death of a director is filled by the then-remaining persons on the Board with due consideration given to any recommendation of the Nominating and Governance Committee.

Section 3.04     Other Matters. Shareholder agrees to, and shall cause his Controlled Persons to, as applicable, cause the Voting Securities beneficially owned by him and such Persons (other than Voting Securities beneficially owned solely as a result of clause (b)(i) or (b)(iii) of the proviso in the definition of “beneficial ownership”) to: (i) be voted to ensure that, at each annual or special meeting of shareholders of the Company or pursuant to any written consent of the shareholders of the Company, any proposed transaction or other action which otherwise receives majority approval of the Board, including a Change of Control Transaction or other strategic transaction involving the Company, is approved, adopted and not opposed; and (ii) be present at any such meeting of shareholders of the Company for quorum purposes.

ARTICLE IV
OTHER ARRANGEMENTS

Section 4.01     Agreement to be Bound. After the Standstill Period, no Shareholder or any of his Controlled Persons shall, directly or indirectly, Transfer any Company Securities unless the transferee, at the time of and as a condition to such Transfer, agrees to be bound by the terms of this Agreement as if it were Shareholder by executing and delivering such documents as may be necessary in the reasonable discretion of the Company; provided that this Section 4.01 shall not apply to a Transfer of Company Securities that would not constitute a 5% Transfer.

Section 4.02     Applicability of Insider Trading Policies of Company and other Applicable Law. None of the provisions or restrictions contained herein shall derogate from Shareholder’s obligation to, and Shareholder agrees to (and shall cause his Controlled Persons to, as applicable), fully comply with: (a) all insider trading and other policies established and maintained by the Company with respect to ownership of Company Securities by its directors, officers and other insiders; and (b) the Securities Act, the Exchange Act and any other Applicable Law.

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Section 4.03     Consequences of Breach. Upon the occurrence of a breach or threaten breach by Shareholder of this Agreement or any of his Controlled Persons, in addition to any and all other remedies that may be available to any other party, and without any further action by any Person, the rights, benefits and entitlements of Shareholder and his Controlled Persons under this Agreement and any registration rights agreement that Shareholder has entered into with the Company, if any, shall cease and be of no further force or effect; provided that the obligations and agreements of, and restrictions and limitations on, Shareholder shall remain binding upon Shareholder and shall continue in full force and effect.

Section 4.04     Legended Certificates. Any certificate representing Company Securities beneficially owned by Shareholder or any of his Controlled Persons shall be imprinted with a legend that reflects the restrictions and voting arrangements contained in this Agreement.

Section 4.05     Irrevocable Proxy and Power of Attorney. Shareholder hereby constitutes and appoints as the proxies of Shareholder, and hereby grants a power of attorney to, each Disinterested Director, with full power of substitution, with respect to the matters set forth herein, including, without limitation, the voting arrangements described in Article III hereof, and hereby authorizes each of them to represent and vote, if and only if Shareholder (a) fails to vote, or (b) attempts to vote (whether by proxy, in person or by written consent) in a manner which is inconsistent with the terms of this Agreement, all of the Voting Securities of Shareholder and his Controlled Persons pursuant to and in accordance with the terms and provisions of this Agreement. Each of the proxy and power of attorney granted pursuant to the immediately preceding sentence is given in consideration of the agreements and covenants of the Company and Shareholder in connection with the transactions contemplated by this Agreement and, as such, each is coupled with an interest and shall be irrevocable unless and until this Agreement terminates pursuant to Article V hereof. Shareholder hereto hereby revokes any and all previous proxies or powers of attorney with respect to any Company Securities and shall not hereafter, unless and until this Agreement terminates pursuant to Article V hereof, purport to grant any other proxy or power of attorney with respect to any Company Securities, deposit any Company Securities into a voting trust or enter into any agreement (other than this Agreement), arrangement or understanding with any Person, directly or indirectly, to vote, grant any proxy or give instructions with respect to the voting of any Company Securities, in each case, with respect to any of the matters set forth herein.

ARTICLE V
TERMINATION

Section 5.01     Termination. This Agreement shall automatically terminate, without any further action by any Person, upon: (a) the written agreement of each party hereto to terminate this Agreement; or (b) Shareholder’s and his Controlled Persons’ ceasing to have any beneficial ownership of any Company Securities.

Section 5.02     Effect of Termination. Upon any termination of this Agreement in accordance with the provisions of Section 5.01 hereof, this Agreement shall become void and of no further effect; provided that: (i) the provisions of this Section 5.02 and Article VI shall survive any termination pursuant to Section 5.01; and (ii) any breach occurring prior to such termination shall survive such termination.

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ARTICLE VI
MISCELLANEOUS

Section 6.01     Successors and Assigns.

(a)     This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns.

(b)     Except as expressly provided herein, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise.

(c)     Except as expressly set forth in this Agreement, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 6.02     Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given: (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (postage prepaid, receipt requested); (c) on the date sent by facsimile or e-mail (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient; or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses set forth on the signature page hereto (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.02).

Section 6.03     Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law. In no event shall Shareholder be entitled to recover from the Company punitive damages or consequential damages.

Section 6.04     Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction).

Section 6.05     Jurisdiction. ANY LEGAL SUIT, ACTION OR PROCEEDING ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA FOR THE NORTHERN DISTRICT OF ILLINOIS OR THE COURTS IN THE STATE OF ILLINOIS LOCATED IN COOK COUNTY, AND EACH PARTY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF SUCH COURTS IN ANY SUCH SUIT, ACTION OR PROCEEDING. SERVICE OF PROCESS, SUMMONS, NOTICE OR OTHER DOCUMENT BY MAIL TO SUCH PARTY’S ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY SUIT, ACTION OR OTHER PROCEEDING BROUGHT IN ANY SUCH COURT. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR ANY PROCEEDING IN SUCH COURTS AND IRREVOCABLY WAIVE AND AGREE NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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Section 6.06     WAIVER OF JURY TRIAL. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES AND, THEREFORE, EACH SUCH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LEGAL ACTION ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT SEEK TO ENFORCE THE FOREGOING WAIVER IN THE EVENT OF A LEGAL ACTION, (B) SUCH PARTY HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (D) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.06.

Section 6.07     Specific Performance. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond or other security, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

Section 6.08     Counterparts; Effectiveness; Third Party Beneficiaries. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement. Until and unless each party has received a counterpart hereof signed by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No provision of this Agreement is intended to confer any rights, benefits, remedies, obligations, or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

Section 6.09     Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties hereto with respect to the subject matter hereof and thereof.

Section 6.10     Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

[Signature Page Follows]

D page 10

IN WITNESS WHEREOF, the parties have executed this Voting Agreement as of the date first written above.

COMPANY:		AG&E HOLDINGS INC.

Address for Notices:		By:
9500 West 55th Street, Suite A		Name:
McCook, Illinois 60525		Title:

Attention:	Special Committee of the Board of Directors c/o Michael Levin
E-mail:	m.levin@comcast.net

SHAREHOLDER:	Anthony Tomasello

Address for Notices:

Attention:
E-mail:

[●]1

1 Note to Draft: To append AG&E Audited Financials.

ANNEX E-1

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10-K

ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2015

Commission File Number 001-8250

AG&E HOLDINGS INC.

(Exact name of registrant as specified in its charter)

ILLINOIS (State or other jurisdiction of incorporation or organization)	36-1944630 (IRS Employer Identification Number)

4630 S. Arville Street, Suite E

Las Vegas, NV 89103

(Address of principal executive offices)

Registrant’s telephone number, including area code: 702-798-5752

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $1.00 par value	NYSE MKT
Title of each class	Name of each exchange on which registered

Securities registered pursuant to Section 12(g) of the Act: None

Indicate by check mark if the registrant is a well-known seasoned issuer as defined in Rule 405 of the Securities Act. Yes ☐ No ☒

Indicate by check mark if the registrant is not required to file reports pursuant to Section 13 or 15(d) of the Act. Yes ☐    No ☒

Indicate by check mark whether the registrant has (1) filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (ss 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark if disclosure of delinquent filers in response to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K ☒

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a Smaller Reporting Company)	Smaller Reporting Company ☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

The aggregate market value of the registrant’s voting stock held by non-affiliates of the registrant (assuming for the purposes hereof, that directors, executive officers and 10% or greater stockholders of the registrant are affiliates of the registrant), based upon the closing sale price of the registrant’s Common Stock on March 16, 2016 was approximately $4,543,000.

The number of shares of the registrant’s Common Stock outstanding as of March 16, 2016, was approximately 11,649,000.

As used in this Annual Report on Form 10-K, the terms “we,” “us,” “our” and “the Company” mean AG&E Holdings Inc., an Illinois corporation, and its subsidiaries, unless the context indicates a different meaning, and the term “common stock” means our common stock, $1.00 par value per share.

E-1 page 1

Consent of Plante & Moran PLLC
Certification of Principal Executive and Financial Officer Pursuant to Section 302
Certification of Principal Executive and Financial Officer Pursuant to Section 302
Statement of Principal Executive and Financial Officer Pursuant to Section 906

E-1 page 2

PART I

Item 1. BUSINESS

OVERVIEW

AG&E Holdings Inc. (the “Company”) through its wholly owned subsidiary American Gaming & Electronics, Inc. (“AG&E”) distributes parts and repairs and services gaming equipment and provides replacement monitors to casinos throughout the United States with offices in Las Vegas, Nevada, Hialeah, Florida and McCook, Illinois.

Originally founded in 1925 as an Illinois corporation, the Company previously was a global distributor and manufacturer of liquid crystal display (LCD) video monitors and other related parts for a variety of markets including, but not limited to, gaming machine manufacturers, coin-operated video game manufacturers and other display integrators. On September 12, 2014, the Company sold its LCD monitor business operations, and on October 30, 2014, changed its name to AG&E Holdings Inc. On June 15, 2015, the Company’s distribution agreement for video gaming terminals or VGTs in Illinois with GTech expired and as a result, the Company wound down this business.

Going forward, the continuing operations portion of our financial statements will reflect only the AG&E distribution operations plus public company and other corporate expenses. The Company’s prior LCD monitor business operations will be shown as discontinued operations. The Company continues to explore strategic alternatives.

The Company’s common stock is publicly traded on the NYSE MKT exchange under the symbol “WGA.”

PRODUCTS

The Company’s primary business is the distribution and service of electronic components which consist of LCD displays, gaming supplies and components and the distribution of VGTs in Illinois through June 2015. These video products, gaming parts and services, and VGTs accounted for all of our revenue in 2015, 2014 and 2013 as the revenue for our sold LCD monitor business moved to discontinued operations.

MARKETING AND SALES

The Company sells products primarily in the United States with limited distribution in Europe and Asia. The Company maintains its own internal sales staff for a majority of its sales for products and for repair and service of its products.

The Company’s business is generally not seasonal, but sales generally are a little higher during the first half of the year and a little lower the second half of the year.

The Company believes it has no unique or unusual practices or policies relating to working capital items and believes its practices are consistent with other comparable companies in its served markets. The Company currently believes that its financial requirements during the foreseeable future can be met with funds on hand and generated from operating activities.

E-1 page 3

The Company did not have any customers that accounted for more than 10% of sales in 2015. The Company’s largest customer in the continuing operations accounted for 10% and 17% of total revenues in 2014 and 2013, respectively, and 10% and 16% of total accounts receivable as of December 31, 2014 and 2013. No other customer accounted for more than 10% of sales in 2014 or 2013.

The Company’s parts orders normally are shipped within two weeks, so there is minimal backlog in this category.

No material portion of the Company’s business is subject to re-negotiation of profits or termination of contracts or subcontracts at the election of any governmental entity.

The Company’s market for its products and services is highly competitive with low barriers to entry.

Our efforts to comply with federal, state and local laws and regulations applicable to the discharge of materials into the environment, or otherwise relating to the protection of the environment, has had no material effect upon our capital expenditures, earnings and competitive position.

As of December 31, 2015, the Company employed a total of approximately 20 full time employees at all of its locations. The Company believes its relationship with its employees is satisfactory.

Available Information

The Company files reports with the Securities and Exchange Commission (the “SEC”) and files all required reports under the Exchange Act of 1934, as amended (the “Exchange Act”). We make available, free of charge, on our Internet website (www.agegaming.com), our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act as soon as reasonably practicable after we electronically file such material with SEC.

In addition, the reports we file with the SEC are available at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

Item 1A. RISK FACTORS

The loss or interruption of supply from our key parts suppliers could limit our ability to distribute our products.

We purchase certain products from various suppliers, some of which are located outside of the United States. Any loss or interruption of supply from our key parts suppliers may require us to find new suppliers. The number of suppliers for certain electronic components is limited. We could experience delays while we seek new suppliers and could have difficulty finding new suppliers, which would substantially impair our operating results and business.

The loss of the Illinois VGT contract with GTech will reduce our revenues and our profitability and the Company will continue to incur losses.

We had an exclusive contract to distribute VGT’s in Illinois for GTech. This exclusive contract expired on June 15, 2015. Since the contract was not renewed, we are no longer able to sell Spielo VGT’s in Illinois which will significantly reduce our future revenues and profitability. The Company has incurred losses in 2014 and 2015 and expects to continue to incur losses for the foreseeable future.

E-1 page 4

The Company has lost employees and executives.

On December 8, 2015, the Company’s prior chief financial officer resigned. The Company has not hired a replacement. Other accounting staff has resigned since that date. During the review of strategic alternatives, in September 2015, the Special Committee of the Board of Directors placed the Chief Executive Officer on paid leave. The lack of management personnel may have an adverse impact on the operations and profitability of the Company.

The gaming business is heavily regulated and we depend on our ability to obtain/maintain regulatory approvals.

Nearly all of the jurisdictions in the United States require licenses, permits, documentation of qualification, including evidence of financial stability, and other forms of approval for distributors of gaming equipment and supplies and for their key personnel. The revocation or denial of a license in a particular jurisdiction could adversely affect our ability to obtain or maintain licenses in other jurisdictions. In addition, laws and regulations applicable to our business could be changed or repealed. These changes could affect our business and results of operations.

The Company is pursuing certain strategic transactions that involve significant risks and uncertainties.

The Company expects to continue incurring costs in pursuing, evaluating and negotiating particular strategic transactions, but its efforts might not prove successful. For example, such transactions might not be available on terms acceptable to the Company or at all. Or, if such a transaction is entered into by the Company, the Company might not ever close such transaction or realize the anticipated benefits of such transaction. For example, some transactions may require shareholder approval or regulatory approvals, which may not be received.

Certain strategic transactions that the Company is pursuing might dilute the equity interests of our common shareholders.

Certain strategic transactions that the Company is pursuing might involve, through one or more transactions, the issuance of our capital stock, which will dilute (either economically or in percentage terms, or both) the ownership interests of our existing shareholders.

If the Company is unable to enter into one or more other strategic transactions, the Company will have to consider liquidation.

If we are unable to enter into a strategic transaction on terms acceptable to the Company and realize certain benefits from such transaction, the Company might be required to dispose of or liquidate its assets at some future date at values less than what we believe their current values to be and at which they are carried on our financial statements.

The Company might not meet listing requirements during 2016 and therefore might be subject to delisting.

It is a requirement of NYSE MKT that the Company maintain shareholder equity of more than $5 million in order to remain listed. The Company’s equity at year end was $5,358,000. The Company’s equity will likely drop below $5.0 million during the first half of 2016. As a result, the Company could become subject to delisting by the NYSE.

E-1 page 5

The market price for our shares is susceptible to significant changes in market price.

Historically, the volume of trading of our shares has been relatively low. As a result, larger than average buy or sell orders on a given day, or news about us or the gaming industry, has had and may in the future have a significant impact on the trading price for our shares.

Intense competition in our industry could impair our ability to grow and achieve profitability.

We may not be able to compete effectively with current or future competitors. The market for our products and services is intensely competitive and constantly attracts new competitors even as others leave the industry due to low barriers to entry to our business. Some of our competitors are large companies with greater financial, marketing and product development resources. In addition, new competitors may enter our key markets. This may place us at a disadvantage in responding to our competitors’ pricing strategies, technological advances and other initiatives.

The current economic conditions might cause sales to decline without warning making it difficult to reduce costs fast enough to maintain profitability.

Our customers’ business (and their customers’ business) might decline more than we or our customers are forecasting making it difficult for us to reduce our expenses as fast as our sales decline. Although the Company strives to keep our expenses in line with current sales, we could experience periods where the sales decline occurs so rapidly that we are unprofitable for a period of time.

Item 1B. UNRESOLVED STAFF COMMENTS

None.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Because we want to provide you with more meaningful and useful information, this Annual Report on Form 10-K includes forward-looking statements that reflect our current expectations and projections about our future results, performance, prospects and opportunities. You can find many of these statements by looking for words such as “may,” “will,” “expect,” “anticipate,” “believe,” “intend,” “estimate” and similar expressions. These forward-looking statements are based on information currently available to us and are subject to a number of risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities in 2015 and beyond to differ materially from those expressed in, or implied by, these forward-looking statements. These risks, uncertainties and other factors include but are not limited to the factors described under the heading “Risk Factors” above. We caution you not to place undue reliance on any forward-looking statements. Except as otherwise required by federal securities laws, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this Annual Report on Form 10-K.

Item 2. PROPERTIES

The Company leases its headquarters which are located at 9500 West 55th Street, Suite A, McCook, Illinois 60525. The Company’s leased McCook facility has approximately 104,000 square feet of floor space. There is excess, unused space of approximately 23,000 square feet. The Company’s McCook facility lease expires on April 30, 2016. The Company will not renew the lease. It will close the Midwest warehouse and consolidate the inventory in Nevada. The Company’s administrative staff will move to a temporary office in Burr Ridge, Illinois. The Company also has other leased facilities to support its operations in Nevada and Florida. Effective April 29, 2016 the Company’s headquarters will move to its leased facility at 4630 S. Arville Street, Suite E, Las Vegas, NV 89103.

E-1 page 6

Item 3. LEGAL PROCEEDINGS

The Company is or may be subject to various legal proceedings and actions arising in the normal course of our business. In the opinion of management, based upon the information presently known, the ultimate liability, if any, arising from such pending legal proceedings, as well as from asserted legal claims and known potential legal claims which are likely to be asserted, taking into account established accruals for estimated liabilities (if any), are not expected to be material individually and in the aggregate to our consolidated financial position, results of operations or cash flows.

Item 4. MINE SAFTETY DISCLOSURES

Not Applicable.

E-1 page 7

PART II

Item 5. MARKET FOR REGISTRANT’S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES,

COMMON SHARE MARKET PRICE

The Company's common shares are traded on the NYSE MKT Stock Exchange under the symbol “WGA”. On December 31, 2015, there were approximately 512 holders of record of the common shares of the Company. High and low prices for the last two years were:

	2015 Prices		2014 Prices
	High	Low	High	Low
Quarter ended:
March 31	$0.95	$0.65	$1.99	$1.64
June 30	$0.95	$0.70	$1.99	$1.21
September 30	$1.00	$0.42	$1.49	$1.11
December 31	$0.62	$0.41	$1.34	$0.63

On September 15, 2015, the Company paid a $0.45 per share cash distribution to shareholders, which as of December 31, 2015, was determined to be a return of capital. The Company paid no other distributions to shareholders during the two most recent fiscal years.

During the fiscal year covered by this Annual Report on Form 10-K, we have not repurchased any shares of our common stock or sold any unregistered securities.

Item 6. SELECTED FINANCIAL DATA

Not applicable.

Item 7. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

MANAGEMENT’S DISCUSSION & ANALYSIS OF FINANCIAL CONDITION & RESULTS OF OPERATIONS

Year Ended December 31, 2015 Compared to Year Ended December 31, 2014

Net sales from continuing operations decreased $8.0 million or 37% to $13.9 million in 2015 compared to $21.9 million in 2014. Parts sales increased approximately 9% while VGT sales declined by 58% compared to prior year due to the expiration of our distribution agreement with GTech for the Illinois VGT market.

Gross margin for 2015 decreased $843,000 to $3.4 million or 24.6% of sales compared to $4.3 million or 19.4% of sales in 2014. Gross margins decreased by $843,000 primarily due to the lower VGT sales. Although margin dollars are down due to reduced volume, the gross margin percentage increased to 24.6% of sales in 2015 from 19.4% of sales in 2014 due to the lower VGT margin percentage compared to the much higher parts and service margin percentage.

E-1 page 8

Operating expenses decreased $828,000 to $4.0 million in 2015 compared to $4.8 million in 2014. These 2015 decreases were primarily due to lower administrative expenses during this year compared to transaction expenses associated with the exit of the LCD business in the second half 2014 and the VGT business in the second half 2015. The savings from these lower administrative expenses were partially offset by costs associated with the Company pursuing strategic alternatives in 2015. The Company continues to place emphasis on operating expense control.

Operating loss before goodwill impairment was a loss of $582,000 in 2015 compared to a loss of $567,000 in 2014.

In 2014, the Company reviewed its future projections for the AG&E distribution operations. With lower anticipated future VGT sales and higher operating expense due to absorbing all the public company and other corporate expense previously charged to its discontinued operations, it anticipated lower future cash flows. As a result, the Company determined that one hundred percent of the AG&E goodwill was impaired which resulted in a charge of $1.3 million in 2014.

Operating loss from continuing operations was $0.6 million in 2015 compared to an operating loss of $2.4 million in 2014 primarily due to the goodwill impairment.

Interest expense was zero in 2015 compared to $29,000 in 2014 due to cancelling the line of credit on October 30, 2014. Other income & expense was an $3,000 credit in 2015 compared to an $18,000 credit in 2014.

Income tax expense was $8,000 in 2015 compared to $539,000 in 2014. The large income tax expense increase in 2014 was due to an increase in the deferred tax valuation allowance resulting from the Company determination that its future profit would not support the deferred tax asset of $497,000. The Company has available a net operating loss carry forward of approximately $11.0 million as of December 31, 2015.

Net loss from continuing operations was $0.6 million in 2015 compared to a net loss of $2.4 million in 2014. For 2015 basic and diluted loss per share was $0.05 compared to basic and diluted loss per share of $0.21 in 2014.

The gain from discontinued operations for 2015 was $0.1 million compared to a loss of $3.1 million in 2014, which included a loss on the sale of the assets of $2.1 million.

Net loss including discontinued operations was $0.5 million in 2015 compared to net loss of $5.5 million in 2014. For 2015 basic and diluted loss per share was $0.04 compared to basic and diluted loss per share of $0.47 in 2014.

Year Ended December 31, 2014 Compared to Year Ended December 31, 2013

Net sales from continuing operations decreased $6.3 million or 22% to $21.9 million in 2014 compared to $28.2 million in 2013. Parts sales increased slightly while VGT sales declined by 31% compared to prior year due to the slowdown in the Illinois VGT market.

E-1 page 9

Gross margin for 2014 decreased $575,000 to $4.3 million or 19.4% of sales compared to $4.8 million or 17.1% of sales in 2013. Gross margins decreased by $885,000 primarily due to the lower VGT sales. Although margin dollars are down due to reduced volume, the gross margin percentage increased to 19.4% of sales in 2014 from 17.1% of sales in 2013 due to the lower VGT margin percentage compared to the much higher parts margin percentage.

Operating expenses decreased $740,000 to $4.8 million in 2014 compared to $5.6 million in 2013. These 2014 decreases were primarily due to lower administrative expenses due to the sale of the LCD business including occupancy, IT network and accounting services. As well, bonus expenses were lower by $190,000 compared to prior year. The Company continues to place great emphasis on operating expense control.

Operating loss before goodwill impairment was a loss of $567,000 in 2014 compared to a loss of $732,000 in 2013.

In 2014, the Company reviewed its future projections for the AG&E distribution operations. It appears that the City of Chicago will not approve VGTs for the foreseeable future and that no new states will be added until at least the second half of 2016 or sometime in 2017. AG&E also has higher operating expense, since it will be absorbing all the public company and other corporate expense previously charged to its discontinued operations. As a result, the Company determined that the AG&E goodwill was impaired which resulted in a charge of $1.3 million.

Operating loss from continuing operations was $1.9 million in 2014 compared to an operating loss of $732,000 in 2013 primarily due to the goodwill impairment.

Interest expense was $29,000 in 2014 compared to $77,000 in 2013 due to cancelling the line of credit on October 30, 2014. Other income & expense was an $18,000 credit in 2014 compared to a $10,000 credit in 2013.

Income tax expense was $539,000 in 2014 compared to a benefit of $8,000 in 2013. The large income tax expense increase was due to an increase in the deferred tax valuation allowance resulting from the Company determining its future profit would not support the deferred tax asset of $497,000. The Company has available a net operating loss carry forward of approximately $9.8 million as of December 31, 2014.

Net loss from continuing operations was $2.4 million in 2014 compared to a net loss of $791,000 in 2013. For 2014 basic and diluted loss per share was $0.21 compared to basic and diluted loss per share of $0.06 in 2013.

The loss from discontinued operations for 2014 was $3.1 million which included a loss on the sale of the assets of $2.1 million compared to a profit in 2013 of $1.4 million.

Net loss including discontinued operations was $5.5 million in 2014 compared to net income of $651,000 in 2013. For 2014 basic and diluted loss per share was $0.47 compared to basic and diluted earnings per share of $0.06 in 2013.

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Critical Accounting Policies

The preparation of the Company’s consolidated financial statements in accordance with accounting principles generally accepted in the United States of America requires the Company’s management to adopt accounting policies and to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities and the reported amounts of revenue and expenses. Management periodically evaluates its policies, estimates and assumptions related to, among others: revenue recognition, receivables and provision for bad debt, inventory obsolescence and costing methods, provision for warranty, goodwill, income taxes and valuation allowance for deferred taxes, and contingencies. The Company’s management bases its estimates on historical experience and expectations of the future. Actual reported and future amounts could differ from those estimates under different conditions and assumptions.

Revenue Recognition

In general, the Company recognizes revenue when the following criteria are met: evidence of an arrangement between the Company and its customer exists, shipment has occurred or services have been rendered, the sales price is fixed and determinable and collectability is reasonably assured. Revenue from video gaming terminal sales with standard payment terms is recognized upon the passage of title and transfer of the risk of loss. The Company recognizes revenue even if it retains a form of title to products delivered to customers, provided the sole purpose is to enable the Company to recover the products in the event of a customer payment default and the arrangement does not prohibit the customer’s use of the product in the ordinary course of business.

Receivables & Provision for Bad Debt

The Company is exposed to credit risk on certain assets, primarily accounts receivable. The Company provides credit to customers in the ordinary course of business and performs ongoing credit evaluations. Concentrations of credit risk with respect to trade receivables are limited. The Company currently believes its allowance for doubtful accounts is sufficient to cover customer credit risks.

Inventory Obsolescence & Costing Methods

The Company uses an average cost method to value inventory. The Company provides an allowance for estimated obsolete or excess inventory based on assumptions about future demands for its products.

Income Taxes & Valuation Allowance for Deferred Taxes

The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, deferred tax assets and liabilities are recognized for the future tax consequences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The amount of deferred tax asset we recognize is based upon our expected income for the next twelve to eighteen months. We record a valuation allowance to reduce deferred tax assets to an amount for which the realization is more likely than not.

Contingencies

When applicable, the Company assesses its exposures to loss contingencies including legal and other matters and provides for an exposure if it is judged to be probable and estimable. If the actual loss from a contingency differs from management’s estimates, operating results could be impacted.

Liquidity & Capital Resources

For continuing operations, accounts receivable decreased by $1.3 million to $0.7 million in 2015 compared to $2.0 million in 2014. Days sales in accounts receivable decreased to 39 days at year end 2015 compared to 54 days at year end 2014.

Inventory decreased by $3.5 million to $0.6 million in 2015 compared to $4.1 million in 2014. Days cost of sales in inventory decreased to 62 days at year end 2015 compared to 171 days cost of sales at year end 2014.

Accounts payable decreased to $0.5 million in 2015 compared to $0.8 million in 2014, a $0.3 million use of cash to due to no VGT activity the second half of the year. Days payables outstanding decreased to 29 days at year end 2015 compared to 27 days at year end 2014.

Prepaid expenses decreased $0.1million and accrued expenses decreased $1.5 million, primarily due to settling all the transaction expenses associated with the sale of the LCD business operations.

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Discontinued operating activities provided zero cash in 2015 compared to $0.4 million of cash in 2014.

The net of our 2015 loss, depreciation and amortization, and other non cash adjustments to earnings resulted in a $0.4 million use of cash in operations. The net of earnings and non cash adjustments plus the working capital changes noted above resulted in $2.7 million of cash being provided by operations.

Cash provided by the sales of discontinued operations was $0.1 million in 2015 compared to $7.1 million in 2014. Capital expenditures were minimal in 2015 and 2014. This resulted in a provision of cash by investing activities of $0.1 million in 2015 and $7.1 million in 2014.

Cash provided by sales of stock issued under the employee stock grant plan was minimal in 2015 and 2014. The Company paid a cash dividend of $5.3 million in 2015 and zero in 2014. These three items resulted in $5.3 million of net cash used by financing activities in 2015 and $1.6 million in 2014.

Cash at the beginning of the year was $6.9 million and at the end of the year was $4.4 million.

Shareholders’ equity was $5.4 million in 2015 compared to $11.1 million in 2014 or a decrease of $5.7 million. This decrease was attributed to the Company’s net earnings in 2015 and the cash return of capital of $5.25 million during 2015.

Off Balance Sheet Arrangements and Contractual Obligations

The Company has no off balance sheet arrangements other than the McCook building lease that expires on April 30, 2016 and one copier lease that expires in 2016 and a second copier lease that expires in 2017.

The following table summarizes the Company’s contractual commitments as of December 31, 2015. The commitments are discussed in the indicated notes to the Company’s consolidated financial statements:

Payments Due In Year Ending December 31,

(in $000’s)	Total	2016	2017	2018	2019		Thereafter
Operating Leases (Note 11)	$258	$232	$22	$4	$	---	$	---
	$258	$232	$22	$4	$	---	$	---

Inflation

In 2015 and 2014, inflation has not had a material effect on the Company’s results of operations.

Item 7A. QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

Not applicable.

E-1 page 12

Item 8. FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

The 2015 annual financial statements together with the notes thereto follow:

-	Independent Auditors’ Reports	14
-	Consolidated Balance Sheets as of December 31, 2015 and 2014	15
-	Consolidated Statements of Operations for years ended December 31, 2015, 2014, and 2013	16
-	Consolidated Statements of Shareholders’ Equity for years ended December 31, 2015, 2014, and 2013	17
-	Consolidated Statements of Cash Flows for years ended December 31, 2015, 2014, and 2013	18
-	Notes to the Consolidated Financial Statements	19

Quarterly financial data for the four quarters ended December 31, 2015 and 2014 are set forth in Note 12 of Notes to the Consolidated Financial Statements.

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Report of Independent Registered Public Accounting Firm

To The Board of Directors and Shareholders of

AG&E Holdings Inc.

McCook, Illinois

We have audited the accompanying consolidated balance sheets of AG&E Holdings Inc. and Subsidiary as of December 31, 2015 and 2014, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the years in the three-year period ended December 31, 2015. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of AG&E Holdings Inc. as of December 31, 2015 and 2014 and the results of its operations and its cash flows for each of the years in the three-year period ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

/s/ Plante & Moran, PLLC

Chicago, Illinois

March 23, 2016

E-1 page 14

CONSOLIDATED BALANCE SHEETS

As of December 31,

(in $000’s except for share information)

	2015	2014
ASSETS
Current Assets:
Cash	$4,394	$6,859
Accounts receivable, net of allowances of $4 in 2015 and $110 in 2014	723	2,019
Inventory	584	4,079
Prepaid expenses & other assets	290	432
Total current assets	$5,991	$13,389

Property, Plant & Equipment (at cost):
Leasehold improvements	550	550
Machinery, equipment & software	2,728	2,863
less: Accumulated depreciation & amortization	(3,246)	(3,344)
Property, plant & equipment, net	$32	69

Other Assets:
Other long term receivable	0	96
Total other assets	$0	$96
Total Assets	$6,023	$13,554

LIABILITIES & SHAREHOLDERS' EQUITY
Current Liabilities:
Accounts payable	457	783
Accrued expenses	208	1,687
Total current liabilities	$665	$2,470

Shareholders' Equity:
Common shares:
$1 par value; 25,000,000 shares authorized;
11,649,360 shares issued and outstanding at December 31, 2015
11,680,395 shares issued and outstanding at December 31, 2014	11,649	11,680
Capital in excess of par value	5,090	5,118
Accumulated deficit	(11,330)	(5,580)
Unearned compensation	(51)	(134)
Total Shareholders' Equity	$5,358	$11,084
Total Liabilities & Shareholders’ Equity	$6,023	$13,554

See accompanying notes to the consolidated financial statements.

E-1 page 15

CONSOLIDATED STATEMENTS OF OPERATIONS

Years Ended December 31,

(in $000’s except for share & per share data)

	2015	2014	2013
Net sales	$13,880	$21,924	$28,227
Cost of sales	10,471	17,672	23,400
Gross margin	3,409	4,252	4,827
Engineering, selling & administrative	3,991	4,819	5,559
Goodwill impairment	0	1,329	0
Operating loss	(582)	(1,896)	(732)
Other expense (income):
Interest	0	29	77
Other income	(3)	(18)	(10)
Loss before income tax	(579)	(1,907)	(799)
Income tax expense (benefit)	8	539	(8)
Net loss from continuing operations	$(587)	$(2,446)	$(791)
Discontinued operations:
Earnings (loss) from discontinued operations	88	(916)	1,442
Loss on sale of assets	0	(2,145)	0
Discontinued operations, net of income taxes	88	(3,061)	1,442
Net (loss) income	$(499)	$(5,507)	651

Basic and Diluted net earnings per common share
Continuing operations	$(0.05)	$(0.21)	$(0.06)
Discontinued operations	$0.01	$(0.26)	$0.12
Net (loss) income per share	$(0.04)	$(0.47)	$0.06

Basic common weighted shares outstanding	11,675,674	11,738,867	11,707,043
Diluted common weighted shares outstanding	11,675,674	11,738,867	11,707,887

See accompanying notes to the consolidated financial statements.

E-1 page 16

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(in $000’s)

		Capital In			Total
	Common	Excess Of	Accumulated	Unearned	Shareholders'
	Shares	Par Value	Deficit	Compensation	Equity
December 31, 2012	$11,666	$5,132	$(725)	$(247)	$15,826

Net earnings			651		651
Issuance / forfeiture of stock awards (net)	22	19		(54)	(13)
Stock options exercised	11	7			18
Amortization of unearned compensation				85	85
December 31, 2013	$11,699	$5,158	$(74)	$(216)	$16,567

Net earnings			(5,507)		(5,507)
Issuance / forfeiture of stock awards (net)	(20)	(39)		(6)	(65)
Amortization of unearned compensation				89	89
December 31, 2014	$11,679	$5,119	$(5,581)	$(133)	$11,084

Net earnings			(499)		(499)
Forfeiture of stock awards (net)	(30)	(29)		34	(25)
Distribution			(5,250)		(5,250)
Amortization of unearned compensation				47	48
December 31, 2015	$11,649	$5,090	$(11,330)	$(52)	$5,358

See accompanying notes to the consolidated financial statements.

E-1 page 17

CONSOLIDATED STATEMENTS OF CASH FLOWS

Years Ended December 31,

(in $000’s)

	2015	2014	2013
Cash flows from operating activities:
Net (loss) earnings	$(499)	$(5,507)	$651
Net earnings (loss) from discontinued operations	88	(3,061)	1,442
Net loss from continuing operations	$(587)	$(2,446)	$(791)

Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	39	49	127
Bad debt recoveries	(10)	(20)	(32)
Amortization of unearned compensation	24	9	72
Goodwill impairment	0	1,329	0
Loss on sale of fixed assets	0	7	0
Increase (decrease) in long term receivable	96	135	(182)
Deferred income tax	0	497	(28)
Changes in current assets & liabilities:
Accounts receivable, net	1,306	2,635	(1,607)
Inventory	3,495	(130)	511
Prepaid expenses & other	142	(61)	107
Accounts payable, net	(315)	(1,860)	(853)
Accrued expenses	(1,479)	313	405
Discontinued operations:
Net cash provided by discontinued operating activities	0	416	4,082
Net cash provided by operating activities	$2,711	$873	$1,811

Cash flows provided by (used in) investing activities:
Proceeds from sale of discontinued operations	77	7,146	0
Additions to property, plant & equipment, net	(2)	(26)	(30)
Net cash provided by (used in) investing activities	$75	$7,120	$(30)

Cash flows from financing activities:
Repayments from note payable	0	(1,598)	(2,103)
Cash dividend paid	(5,251)	0	0
Proceeds from stock issued & options exercised	0	0	18
Net cash used in financing activities	(5,251)	$(1,598)	$(2,085)

Net (decrease) increase in cash	(2,465)	6,395	(304)
Cash at beginning of year	6,859	464	768
Cash at end of year	$4,394	6,859	$464

Supplemental cash flows disclosure:
Income taxes paid	$4	$0	$2
Interest paid	$0	$30	$77

See accompanying notes to the consolidated financial statements.

E-1 page 18

NOTES TO THE FINANCIAL STATEMENTS

Note 1. DESCRIPTION OF THE BUSINESS

AG&E Holdings Inc. (the “Company”) through its wholly owned subsidiary American Gaming and Electronics, Inc. (“AG&E”) distributes parts and repairs and services gaming equipment and provides replacement monitors to casinos throughout the United States with offices in Las Vegas, Nevada, Hialeah, Florida and McCook, Illinois.

Originally founded in 1925 as an Illinois corporation, the Company previously was a global distributor and manufacturer of liquid crystal display (LCD) video monitors and other related parts for a variety of markets including, but not limited to, gaming machine manufacturers, coin-operated video game manufacturers and other display integrators. On September 12, 2014, the Company sold its LCD monitor business operations and on October 30, 2014 changed its name to AG&E Holdings Inc. On June 15, 2015, the Company’s distribution agreement for video gaming terminals or VGTs in Illinois with GTech expired and as a result, the Company wound down this business.

Going forward, the continuing operations portion of our financial statements will reflect only the AG&E distribution operations plus public company and other corporate expenses. The Company’s prior LCD monitor business operations will be shown as discontinued operations. The Company continues to explore strategic alternatives.

Note 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The financial statements of the Company include the accounts of AG&E Holdings Inc. and its wholly-owned subsidiary, American Gaming & Electronics, Inc. All significant intercompany accounts and transactions have been eliminated in consolidation.

Management Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP USA) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses, during the reporting period. Actual results could differ from those estimates.

Revenue Recognition

In general, the Company recognizes revenue when the following criteria are met: evidence of an arrangement between the Company and its customer exists, shipment has occurred or services have been rendered, the sales price is fixed and determinable and collectability is reasonably assured. Generally, these terms are met upon shipment.

Revenue from video gaming terminal sales with standard payment terms is recognized upon the passage of title and transfer of the risk of loss. The Company recognizes revenue even if it retains a form of title to products delivered to customers, provided the sole purpose is to enable the Company to recover the products in the event of a customer payment default and the arrangement does not prohibit the customer’s use of the product in the ordinary course of business.

E-1 page 19

Financial Instruments

The fair value of the Company’s financial instruments does not materially vary from the carrying value of such instruments.

Receivables

Receivables are carried at original invoice or closing statement amount less estimates made for doubtful receivables. Management determines the allowances for doubtful accounts by reviewing and identifying troubled accounts on a monthly basis and by using historical experience applied to an aging of accounts. A receivable is considered to be past due if any portion of the receivable balance is outstanding past terms which are normally 30 to 60 days. Receivables are written off when deemed uncollectible. Recoveries of receivables previously written off are recorded when received.

Inventory Obsolescence & Costing Methods

The Company uses an average cost method to value inventory. The Company provides an allowance for estimated obsolete or excess inventory based on assumptions about future demands for its products.

Property, Plant & Equipment

Property, plant and equipment are stated at cost and are depreciated and amortized for financial reporting purposes over the estimated useful lives on a straight-line basis as follows: machinery & equipment - five to fifteen years and leasehold improvements - shorter of lease term or estimated useful life. Capitalized software costs are amortized on a straight-line basis over the expected economic life of the software of three to seven years.

Goodwill

The Company accounted for its goodwill resulting from its purchase of American Gaming and Electronics, Inc. in conformity with GAAP USA. GAAP USA requires that goodwill not be amortized, but instead be tested for impairment at least annually, which the Company did annually in the fourth quarter or more often if circumstances warrant. The Company reviewed its future projections for the AG&E distribution operations at the end of the third quarter 2014. At that time, it appeared that Chicago would not approve video gaming terminals for the foreseeable future and that no new states will be added for the foreseeable future. AG&E also has higher operating expense, since it will be absorbing all the public company and other corporate expense previously charged to its discontinued operations. By utilization of a discounted cash flow analysis which takes into account projected sales and expenses, the Company determined that the AG&E goodwill was impaired, which resulted in a charge to the third quarter 2014 of $1.33 million.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes. Under the asset and liability method, the Company recognizes deferred tax assets and liabilities for the future tax consequences attributable to differences between the financial statement carrying amounts and the tax basis of existing assets and liabilities. The Company records a valuation allowance to reduce deferred tax assets to an amount for which realization is more likely than not.

Earnings Per Share

Basic earnings per share is based on the weighted-average number of common shares outstanding whereas diluted earnings per share includes the dilutive effect of unexercised common stock options and warrants. Potentially dilutive securities are excluded from diluted earnings per share calculations for periods with a net loss.

E-1 page 20

Stock Based Compensation

At December 31, 2015, the Company has one stock-based compensation plan, which is described more fully in Note 6. The Company accounts for these plans under the recognition and measurement principles of GAAP USA.

Subsequent Events

The Company evaluated subsequent events through the date the financial statements were issued.

Recently Issued Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (FASB) issued guidance on the recognition of revenue from contracts with customers. Revenue recognition will depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. The guidance also requires disclosures regarding the nature, amount, timing and uncertainty of revenue and cash flows arising from contracts with customers. The guidance permits two methods of adoption: retrospectively to each prior reporting period presented or retrospectively with the cumulative effect of initially applying the guidance recognized at the date of initial application. The guidance is effective January 1, 2018 and early adoption is not permitted. The Company is currently evaluating the impact of the new guidance and the method of adoption in the consolidated financial results.

In April 2015, the FASB issued ASU No. 2015-03, Simplifying the Presentation of Debt Issuance Cost. The ASU requires debt issuance costs associated with a recognized debt liability to be presented on the balance sheet as a direct deduction from the carrying amount of the corresponding debt liability. This new guidance is effective for interim and annual reporting periods beginning after December 15, 2015, with early adoption permitted. An entity should apply the new guidance on a retrospective basis. We adopted this ASU effective with the first quarter of fiscal year 2015. The adoption of this accounting standard update did not have a material impact to our consolidated financial statements.

In July 2015, the FASB issued ASU 2015-11, Simplifying the Measurement of Inventory. Under this ASU, inventory will be measured at the “lower of cost and net realizable value” and options that currently exist for “market value” will be eliminated. The ASU defines net realizable value as the “estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation.” No other changes were made to the current guidance on inventory measurement. ASU 2015-11 is effective for interim and annual periods beginning after December 15, 2016. Early application is permitted and should be applied prospectively. We do not expect the adoption of this accounting standard update to impact our consolidated financial statements.

In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes, to eliminate the current requirements to classify deferred income tax assets and liabilities between current and noncurrent. To simplify the presentation of deferred income taxes, the amendments in this update require that deferred tax liabilities and assets be classified as noncurrent in a classified statement of financial position. For public business entities, the amendments in this update are effective for financial statements issued for annual periods beginning after December 15, 2016, and interim periods within those annual periods. Earlier application is permitted for all entities as of the beginning of an interim or annual reporting period. We have elected to adopt this standard early and have implemented the change prospectively as of the fourth quarter of fiscal 2015; prior periods were not adjusted. The impact of early adoption on prior years is not significant due to our valuation allowance.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), aimed at making leasing activities more transparent and comparable. The new standard requires substantially all leases be recognized by lessees on their balance sheet as a right-of-use asset and corresponding lease liability, including today’s operating leases. For public business entities, the standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. For all other entities, the standard is effective for fiscal years beginning after December 15, 2019, and interim periods within fiscal years beginning after December 15, 2020. Early application is permitted for all entities. We are currently evaluating the impact of ASU 2016-02 on our consolidated financial statements and related disclosures.

E-1 page 21

Note 3. DISCONTINUED OPERATIONS

On September 12, 2014, the Company sold its LCD monitor business operations to HT Precision Technologies U.S., Inc a wholly owned subsidiary of HT Precision Technologies, Inc. of Taiwan for approximately $7.2 million in cash ($7.1 million cash received as of December 31, 2014). Due to the divestiture of the LCD business, reporting of this business has been included in discontinued operations for all periods presented.

The following is a reconciliation of the net loss on the sale of the assets:

(in $000’s)
Accounts receivable	$4,791
Inventory	$6,043
Other assets	$170
Liabilities transferred	$(1,624)
Net assets transferred	$9,380
Cash purchase price	$7,235
Net loss on sale of assets	$(2,145)

The following amounts related to the discontinued operations were derived from historical financial information and have been segregated from continuing operations and reported as discontinued operations in the Condensed Consolidated Statement of Earnings:

Years Ended December 31,

(in $000’s )

	2015	2014	2013
Net sales	$0	$14,498	$29,688

Earnings (loss) from discontinued operations (1)	88	(916)	1,442
Loss on sale of assets	0	(2,145)	0
Discontinued operations, net of $0 income taxes	88	(3,061)	1,442
(1)	Including transaction costs

Note 4. INVENTORY

Net inventory, which includes a valuation reserve of $66, $100 and $1,463 in 2015 and 2014, respectively, consisted of the following components:

	December 31,
(in $000's)	2015	2014
Raw materials	$584	$597
Intransit finished goods	$0	$0
Finished goods	$0	$3,482
Total	$584	$4,079

Note 5. DEBT

On October 30, 2014, the Company terminated the credit facility with Wells Fargo Bank. Therefore, as of December 31, 2015, the Company had no outstanding bank debt.

E-1 page 22

Note 6. STOCK PLANS

The Company maintains an Incentive Stock Option Plan and a Stock Award Plan under which officers and key employees may acquire up to a maximum of 2,155,028 common shares. Vesting under the Incentive Stock Option Plan expired in April 2014.

Stock Options

Under the Incentive Stock Option Plan, which expired in 2008, no options have been awarded since 2004. At December 31, 2015 there are no options outstanding as all remaining options expired unexercised in April 2014.

Restricted Shares

All shares granted are governed by the Company’s Stock Award Plan, which was approved by shareholders in 2000 and amended in 2009. The employees can earn the restricted shares in exchange for services to be provided to the Company over a three year or five-year vesting period. The fair value of restricted shares is based on the market price on the grant date. In 2015 and 2014, the Company granted 0 and 71,000 restricted shares, respectively, with weighted average grant date fair values of $0.00 and $1.78, respectively. The compensation cost related to the stock awards is expensed on a straight-line basis over the vesting period. The Company recorded $47,000, $89,000 and $85,000 in related net compensation expense for the years ended December 31, 2015, 2014 and 2013, respectively. As of December 31, 2015, 56,283 restricted shares are outstanding on a stock dividend adjusted basis. Total unrecognized compensation cost related to unvested stock awards is approximately $52,000 and is expected to be recognized over a weighted average period of 3 years.

The following table summarizes information regarding restricted share activity for the twelve months ending December 31, 2015:

		Weighted average
		Grant Date
	Shares	Fair Value
Unvested at December 31, 2014	107,639	$2.00
Granted	0	$0.00
Vested	(20,321)	$2.09
Forfeited	(31,035)	$1.91
Unvested, December 31, 2015	56,283	$2.02

Note 7. ACCRUED EXPENSES

Accrued expenses consisted of the following items:

	December 31,
(in $000's)	2015	2014
Rent	$68	$262
Legal Fees	$53	$16
Sales commissions	$36	$69
Payroll & related costs	$25	$256
Union Pension Withdrawal	$0	$661
Ocean Freight	$0	$189
Sales Tax	$0	$10
Other accrued expenses	$26	$224
Total	$208	$1,687

E-1 page 23

Note 8. SIGNIFICANT CUSTOMERS AND SUPPLIERS – Continuing Operations

The Company did not have any customers that accounted for more than 10% of sales in 2015. The Company’s largest customer in the continuing operations accounted for 10% and 17% of total revenues in 2014 and 2013, respectively, and 10% and 16% of total accounts receivable as of December 31, 2014 and 2013. No other customer accounted for more than 10% of sales in 2014 or 2013.

Note 9. INCOME TAXES

The effective income tax rates differed from the expected Federal income tax rate (34%) for the following reasons:

(in $000's)	2015	2014
Computed expected tax (benefit) expense	$(167)	$(1,689)
State income tax expense, net of Federal tax effect	$(23)	$(234)
Other, net (primarily change in prior estimates)	$(163)	$59
Change in valuation allowance (regarding current year activity)	$363	$2,403
Income Tax (Benefit) Expense	$10	$539

Deferred income taxes reflect the impact of temporary differences between the amounts of assets and liabilities for financial reporting purposes and as measured by income tax regulations. Temporary differences which gave rise to deferred tax assets and deferred tax liabilities consisted of:

	December 31:
(in $000's)	2015	2014
Deferred tax assets:
Allowance for doubtful accounts	$2	$41
Warranty provision	$0	$0
Inventory reserve	$27	$40
Property, plant, equipment and software, principally depreciation	$109	$120
Net operating loss carry forwards	$4,758	$4,269
Alternative minimum tax credit carry forwards	$148	$148
Other	$22	$85
Total gross deferred tax assets	$5,066	$4,703
Less valuation allowance	$(5,066)	$(4,703)
Total deferred tax assets	$0	$0
Deferred tax liabilities:
Goodwill	$0	$0
Total deferred tax liabilities	$0	$0
Net deferred taxes	$0	$0

E-1 page 24

An income tax valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has historically provided a partial valuation allowance on its net deferred tax benefits. However, the Company increased the valuation allowance in 2015 by $363,000 and 2014 by $2,400,000 and reduced the valuation allowance by $225,000 in 2013 in order to recognize the portion of deferred tax assets expected to be realized in the near future. As of December 31, 2015, the Company has net operating loss carry forwards for Federal income tax purposes of approximately $10,971,000, which are available to offset future Federal taxable income, if any, that begin to expire in 2021. The Company also has a net operating loss carry forward for Illinois state income tax purposes of approximately $10,825,000 as of December 31, 2015. The Company also has alternative minimum tax credit carry forwards of approximately $148,000, which are available to reduce future Federal regular income taxes, if any, over an indefinite period. No unrecognized tax benefits are set to expire in the next twelve months that may have an impact upon the Company’s effective tax rate.

The Company files tax returns in the U.S. federal jurisdiction and various state jurisdictions. The tax years 2012, 2013, 2014 and 2015 remain open to examinations. Our policy is to recognize interest and penalties related to uncertain tax positions in income tax expense. During the twelve months ended December 31, 2015, the Company did not recognize expense for interest or penalties related to income tax, and does not have any amounts accrued at December 31, 2015, as the Company does not believe it has taken any uncertain tax positions.

Note 10. RELATED PARTY

The Company engages a law firm to provide legal services to the Company which employed as a partner a family member of the Company’s President and Chief Executive Officer. Total fees paid to this firm were approximately $46,000, $93,000 and $55,000 in 2015, 2014 and 2013, respectively. The amount due to the firm included in accounts payable was $0 as of December 31, 2015 and 2014, respectively.

Note 11. LEASE COMMITMENTS

The Company leases certain buildings, data processing and other equipment under operating lease agreements expiring through the year 2017. The future minimum lease payments required under operating leases are as follows:

Years ending
December 31	(in $000's)
2016	$304
2017	$60
2018	$0
2019	$0
$364

Rent expense related to operating leases was approximately $763,000, $757,000 and $716,000 during the years ended December 31, 2015, 2014 and 2013, respectively.

E-1 page 25

Note 12. UNAUDITED QUARTERLY FINANCIAL DATA

Selected quarterly data for 2015 and 2014 are as follows:

	2015
(in $000's except per share data)	First	Second	Third	Fourth
Net sales	$4,605	$5,443	$2,155	$1,677
Gross margin	$1,021	$1,305	$638	$446
Net earnings (loss) from continuing operations	$6	$177	$(334)	$(435)
Earnings from discontinued operations	$73	$14	$0	$0
Net earnings (loss)	$79	$191	$(334)	$(435)

Basic net earnings (loss) per share:
Continuing operations	$0.00	$0.02	$(0.03)	$(0.04)
Discontinued operations	$0.01	$0.00	$0.00	$0.00
Net income (loss) per share	$0.01	$0.02	$(0.03)	$(0.04)

Diluted net earnings (loss) per share:
Continuing operations	$0.00	$0.02	$(0.03)	$(0.04)
Discontinued operations	$0.01	$0.00	$0.00	$0.00
Net earnings (loss) per share	$0.01	$0.02	$(0.03)	$(0.04)

	2014
(in $000's except per share data)	First	Second	Third	Fourth
Net sales	$7,073	$6,178	$5,261	$3,411
Gross margin	$1,341	$1,150	$1,064	$697
Net (loss) from continuing operations	$(11)	$(53)	$(2,319)	$(63)
(Loss) earnings from discontinued operations	$82	$279	$(3,595)	$173
Net (loss) earnings	$71	$226	$(5,914)	$110

Basic net earnings (loss) per share:
Continuing operations	$(0.00)	$(0.00)	$(0.20)	$0.00
Discontinued operations	$0.01	$0.02	$(0.30)	$0.01
Net earnings (loss) per share	$0.01	$0.02	$(0.50)	$0.01

Diluted net earnings (loss) per share:
Continuing operations	$(0.00)	$(0.00)	$(0.20)	$0.00
Discontinued operations	$0.01	$0.02	$(0.30)	$0.01
Net earnings (loss) per share	$0.01	$0.02	$(0.50)	$0.01

E-1 page 26

Item 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 9A. CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures.

The Company maintains internal controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) designed to provide reasonable assurance that the information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the SEC’s rules and forms. These include controls and procedures designed to ensure that this information is accumulated and communicated to the Company’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

Our Disclosure Committee, which is made up of the Company’s Chief Executive Officer and other management staff meets on a quarterly basis and has overview responsibility for these controls and procedures. The Disclosure Committee conducted an evaluation of the effectiveness of the Company’s disclosure controls and procedures as of December 31, 2015.

Based on the evaluation, the Disclosure Committee concluded that as of December 31, 2015, the Company’s disclosure controls are not effective due to the material weaknesses described in “Management’s Annual Report on Internal Control over Financial Reporting”.

Management’s Annual Report on Internal Control over Financial Reporting

Management of the Company is responsible for establishing and maintaining adequate internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act). The Company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes of accounting principles generally accepted in the United States.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance of achieving their control objectives.

The Company's Chairman, President and Chief Executive Officer and other members of the Disclosure Committee conducted an assessment of the effectiveness of the Company's internal control over financial reporting. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control – Integrated Framework.

Based on such assessment, the Company's Disclosure Committee has concluded that, as of December 31, 2015, the Company’s internal control over financial reporting was not effective due to a material weakness in our internal control over financial reporting as of December 31, 2015, with respect to segregation of duties and related information technology controls regarding user access and change management activities. Specifically, the controls were not designed to provide reasonable assurance that incompatible access within the system, including the ability to record financial and accounting transactions, was appropriately segregated. The lack of segregation also extends to controls over wire transfers. The controls in question and possible remediation alternatives are currently being reviewed by the Company.

E-1 page 27

Except for our review of controls and remediation alternatives described above, there have been no changes in the Company’s internal controls and procedures during the fiscal quarter ended December 31, 2015, that has materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

Item 9B. OTHER INFORMATION

None

E-1 page 28

PART III

Item 10. DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERANCE

DIRECTORS

Our Bylaws provide that the number of directors of the Company shall be from three to seven, as fixed from time to time by our Board of Directors. The Board currently consists of three directors. Our shareholders are entitled to cumulative voting in the election of directors. Persons elected as directors will hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified, or until their earlier death or resignation.

During 2015, the Board of Directors met nine times. All of our directors attended all nine of the Board meetings, except Michael Levin who attended all seven meetings held after his election, as well as our 2015 annual meeting of shareholders. Mr. Merle Banta was a Director throughout 2015. However Mr. Banta resigned effective February 1, 2016.

A description of each of our directors and their business experiences which qualify them to serve on our Board is set forth below:

ANTHONY SPIER	Director since April 1990

Anthony Spier, age 72, has been Chairman of the Board, President and Chief Executive Officer since April 1994. Before joining the Company, Mr. Spier was President of Bruning Corporation, a manufacturer of drafting equipment and supplies, from 1989 to 1994. Prior thereto, he was Vice President of AM International, and President of the International Division of AM International. Mr. Spier’s extensive business and operational experience and knowledge of the Company and the gaming industry are highly valued by the Board of Directors.

FRANK R. MARTIN	Director since August 1997

Frank R. Martin, age 69, is an attorney with the law firm Righeimer, Martin and Cinquino, P.C. Mr. Martin has been associated with that firm since 1974. He is Chairman of our Audit Committee and a member of our Compensation and Nominating and Governance Committees. In addition to his legal experience, Mr. Martin collaborates with our independent auditors and senior management team on financial matters. Mr. Martin’s strong knowledge of the Company and its history, including the strategic shift in its business from being an amusement manufacturer to a gaming company, is also highly valued by the Board of Directors.

MICHAEL R. LEVIN	Director since February 2015

Michael R. Levin, age 54, currently serves on the Board of Directors and chairs the Audit Committee of Comarco, Inc. a manufacturer of consumer electronics. Previously, he served as a finance executive at Nicor Gas Company, a natural gas utility, from 2003 to 2006, and was Chief Risk and Credit Officer of CNH Industrial N.V., a U.K.-based farm and construction equipment manufacturer, from 2002 to 2003. Mr. Levin is a member of our Audit, Compensation and Nominating and Governance Committees. Mr. Levin brings strong financial and management skills to the Board of Directors.

E-1 page 29

EXECUTIVE OFFICERS

Mr. Spier serves as the Company’s President and Chief Executive Officer. Mr. Spier has served as Chief Executive Officer of the Company for more than five years.

Renee Zimmerman resigned as Senior Vice President, Chief Financial Officer, Secretary and Treasurer of the Company on December 8, 2015. As a result, Mr. Spier now also serves as Principal Financial and Accounting Officer of the Company.

Committees of the Board of Directors

The Board of Directors has standing Audit, Compensation and Nominating and Governance Committees.

In September 2015, the Board of Directors formed a Special Committee, consisting of Messrs. Martin, Levin and Banta to examine strategic alternatives.

Audit Committee

The Audit Committee is comprised of Frank R. Martin (Chairman) and Michael R. Levin. Our Board of Directors has determined that all members of the Audit Committee are independent and Michael R. Levin is considered the financial expert of the Committee. In making this determination, our Board of Directors considered the rules of the New York Stock Exchange MKT Exchange (the “NYSE”) and the SEC. The Board also reviewed information provided by the directors and nominees in questionnaires and other certifications concerning their relationships to our Company (including relationships of each director’s immediate family members and other associates to our Company).

The Audit Committee assists the Board of Directors in its oversight of the Company’s accounting and financial reporting principles and policies and internal controls and procedures; the integrity of the Company’s financial statements and the independent audit thereof; compliance with legal and regulatory requirements and the Company’s compliance programs; and the evaluation of the qualifications, independence and performance of the Company’s independent registered public accountants.

The Audit Committee met four times during 2015, all four times as separate meetings from regular board meetings. The Committee has a charter, referred to as the “Audit Committee Charter” posted on the Investor Relations section of the Company’s website (www.agegaming.com). See “Report of the Audit Committee” herein.

Compensation Committee

The Compensation Committee is comprised of Frank R. Martin (Chairman) and Michael R. Levin. Our Board of Directors has determined that all of the members of the Compensation Committee are independent. In making this determination, our Board of Directors considered the rules of the NYSE and the SEC. The Board also reviewed information provided by the directors and nominees in questionnaires and other certifications concerning their relationships to our Company (including relationships of each director’s immediate family members and other associates to our Company).

E-1 page 30

The Compensation Committee met one time during 2015 in connection with a regular Board meeting. The Compensation Committee administers the Company’s equity compensation plans. The Compensation Committee also makes recommendations to the Board with respect to the compensation paid to the Chief Executive Officer and other executive officers.

The Committee has a charter, referred to as the “Compensation Committee Charter” posted on the Investor Relations section of the Company’s website (www.agegaming.com).

Neither the Compensation Committee nor the Company has retained or does retain any compensation consultant.

Nominating and Governance Committee

The Nominating and Governance Committee is comprised of Frank R. Martin (Chairman) and Michael R. Levin. Our Board of Directors has determined that all of the members of the Nominating and Governance Committee are independent. In making this determination, our Board of Directors considered the rules of the NYSE and the SEC. The Board also reviewed information provided by the directors and nominees in questionnaires and other certifications concerning their relationships to our Company (including relationships of each director’s immediate family members and other associates to our Company).

The Nominating and Governance Committee, in conjunction with a regular board meeting, met one time during 2015.

The duties of the Nominating and Governance Committee include proposing director nominees for election by the shareholders at our annual shareholder meetings and proposing candidates to fill vacancies on the Board. The Committee has a charter, referred to as the “Corporate Governance Guidelines” posted on the Investor Relations section of the Company’s website (www.agegaming.com), which includes the process the Committee considers when evaluating nominees for directorships. This process includes an assessment of whether each board member is independent, as well as consideration of diversity, age, skills and experience in the context of the needs of the Company. The Board of Directors seeks directors who represent a mix of backgrounds that will enhance the quality of the Board of Directors’ deliberations and experience. Although diversity, in a broad sense, is considered in the selection of nominees to the Board of Directors, the Company has not specifically adopted a policy with regard to the consideration of diversity in identifying director nominees.

When appropriate, the Nominating and Governance Committee will conduct research to identify suitable candidates for Board membership. Candidates for the Board must be licensable by various gaming authorities and willing to submit all their detailed personal financial information in support thereof. Any shareholder wishing to propose a candidate for consideration should forward the candidate’s name and a detailed background of the candidate’s qualifications to the Secretary of the Company in accordance with the proxy rules promulgated by the SEC and the procedures set forth in our Bylaws, as summarized under “Proposals of Security Holders” and “Notice of Business to be Conducted at a Special or Annual Meeting” herein.

BUSINESS CONDUCT AND CODE OF ETHICS

The Company maintains a “Code of Business Conduct & Ethics including a Whistleblower Policy” governing the behavior of the Company’s employees, including its officers, which is available for review on the Company’s website (www.agegaming.com) under our Investor Relations Corporate Governance section.

E-1 page 31

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

To our knowledge, based solely upon a review of copies of reports received by us pursuant to Section 16(a) of the Exchange Act, and written representations that no other reports were required to be filed, we believe that all filing requirements applicable to our directors and executive officers under Section 16(a) with respect to 2015 were satisfied, and all such reports were timely filed.

RISK OVERSIGHT

The Board of Directors administers its risk oversight function both directly and through the Audit Committee. The Board regularly meets with management to discuss the Company’s potential risk exposures, their potential financial impact on the Company, and steps taken to manage these risks. In addition, the Compensation Committee periodically reviews the compensation programs of the Company to ensure that they do not encourage excessive risk-taking.

NOTICE OF BUSINESS TO BE CONDUCTED AT A SPECIAL OR ANNUAL MEETING

Our Bylaws set forth the procedures by which a shareholder may properly bring business before a meeting of shareholders. In the case of an annual meeting, our Bylaws provide an advance notice procedure for a shareholder to properly bring notice to the Secretary of the Company not less than 90 days and not more than 120 days prior to the anniversary of the preceding annual meeting of shareholders. In the case of a special meeting, a shareholder must bring notice to the Secretary of the Company not earlier than 30 days nor later than 60 days prior to the date of the special meeting.

The advance notice by shareholders must include (i) a brief description of the business to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name, business and residence address of the shareholder submitting the proposal, (iii) the principal occupation or employment of such shareholder, (iv) the number of shares of the Company which are beneficially owned by such shareholder, and (v) any material interest of the shareholder in such business. In addition, in the case of shareholder proposals for the nomination of candidates for election to our Board of Directors, our Bylaws require additional information to be provided in the advance notice about each person whom the shareholder proposes to nominate, which additional information includes information we are required disclose in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act.

Nothing in this paragraph shall be deemed to require the Company to include in its proxy statement or proxy relating to any annual meeting any shareholder proposal which does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.

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Item 11. EXECUTIVE COMPENSATION

COMPENSATION MATTERS

2015 SUMMARY COMPENSATION TABLE

Set forth on the following table is each component of compensation paid during 2015, 2014 and 2013 to the Chief Executive Officer and the Chief Financial Officer, who qualify as the only highly compensated executive officers of the Company.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Anthony Spier - a)	2015	203,808	0	0	0	0	0	46,439	250,247
Chairman of the Board,	2014	357,678	0	35,600	0	0	0	41,506	434,784
President & Chief Executive Officer	2013	399,984	50,000	40,000	0	74,460	0	41,486	605,930

James F. Brace – b)	2015	0	0	0	0	0	0	0	0
Executive Vice President,	2014	260,582	0	21,360	0	0	0	20,839	302,781
Secretary, Treasurer & Chief Financial Officer	2013	258,538	0	24,000	0	47,096	0	21,780	351,414

Renee Zimmerman – c)	2015	141,061	6,000	0	0	0	0	13,911	160,972
Senior Vice President,	2014	139,984	32,500	16,020	0	0	0	13,879	202,383
Secretary, Treasurer & Chief Financial Officer

a)

All Other Compensation for Mr. Spier includes the following for 2015: $22,419 automobile allowance, $6,788 company match 401K contribution, $13,942 insurance premiums and $3,290 other personal benefits. Effective October 1, 2014, Mr. Spier voluntarily reduced his salary by 50% to $200,000 per year. All Other Compensation for Mr. Spier includes the following for 2014: $21,996 automobile allowance, $7,650 company match 401K contribution, $8,595 insurance premiums and $3,265 other personal benefits. All Other Compensation for 2013 includes: $21,996 automobile allowance, $7,650 company match 401K contribution, $8,595 insurance premiums and $3,245 other personal benefits. Stock awards for all three years are shown as the aggregate grant date fair value, computed in accordance with ASC 718.

b)

All Other Compensation for Mr. Brace includes the following for 2014: $7,093 automobile allowance, $6,096 insurance premiums and $7,650 company match 401K contribution. All Other Compensation for 2013 includes. $8,996 automobile allowance, $6,096 insurance premiums and $6,688 company match 401K contribution. Stock awards for all three years are shown as the aggregate grant date fair value, computed in accordance with ASC 718. Mr. Brace retired from his position as Executive Vice President, Secretary, Treasurer and Chief Financial Officer as of September 30, 2014.

c)

All Other Compensation for Ms. Zimmerman includes the following for 2015: $8,996 automobile allowance, $414 insurance premiums and $4,501 company match 401K contribution. All Other Compensation for Ms. Zimmerman includes the following for 2014: $8,996 automobile allowance, $414 insurance premiums and $4,469 company match 401K contribution. Stock awards for are shown as the aggregate grant date fair value, computed in accordance with ASC 718. Effective October 1, 2014, Ms. Zimmerman was appointed Senior Vice President, Secretary, Treasurer and Chief Financial Officer. Ms. Zimmerman resigned from her position as Senior Vice President, Secretary, Treasurer and Chief Financial officer effective December 8, 2015.

The Compensation Committee of the Board of Directors did not approve a non-equity incentive compensation plan for the fiscal year 2015. In February, 2014 and 2013, the Compensation Committee of the Board of Directors approved a non-equity incentive compensation plan for officers of the Company, with one component of any payments under such plan being determined based on achievement of pretax income goals of the Company for 2014 and 2013 respectively (as calculated after giving effect to any management bonus allocation), and the other portion of the plan being based on individual achievement by each officer of quantifiable, but not directly financial, personal objectives established between Mr. Spier (or, in the case of Mr. Spier, the Compensation Committee) and each officer at the beginning of 2014 and 2013 respectively. The Company performance provision provided for a payment to each officer ranging from 5% to a maximum of 22.5% of each officer’s base salary, depending upon the Company’s final net income for 2014 and 2013 respectively relative to the established goals, and subject to possible further reduction based on each officer’s performance rating. The personal objectives provision provided for a payment to each officer of up to a maximum of 7.5% of his base salary, with the exact amount of the payment determined based on the percentage of his or her individual personal objectives actually achieved in 2014 and 2013 respectively. For example, an officer who achieved all of his or her personal performance objectives would receive a payment equal to 7.5% of his or her base salary; an officer who achieved 50% of his personal performance objectives would receive a payment equal to 3.75% of his or her base salary under the personal objectives provision.

E-1 page 33

For 2015, the Company did not pay any bonus, other than a non incentive plan bonus of $6,000 to Ms. Zimmerman.

For 2014, the Company did not pay any bonus amounts as the Company did not achieve its minimum corporate performance provisions. For 2014, the minimum corporate performance objectives were a minimum pretax income of $322,000, target pretax income of $403,000, and maximum pretax income of $1,000,000. For 2014, the minimum financial objectives to earn the personal objectives provision also were not achieved.

For 2013, the Company did pay bonus amounts as the Company did achieve its minimum corporate performance provisions. For 2013, the minimum corporate performance objectives were a minimum pretax income of $468,000, target pretax income of $585,000, and maximum pretax income of $1,170,000. For 2013 the officers were awarded 13.5% of the potential 22.5% of the Company performance provision and 5% of the potential 7.5% of their personal objectives.

2015 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

Set forth on the following table are the outstanding equity awards at December 31, 2015 for the Chief Executive Officer and the Chief Financial Officer.

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#)	Number of Securities Underlying Unexercised Options (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Name	Exercisable	Unexercisable	(#)	($)		(#)	($)	(#)	($)
Anthony Spier – a)	0	0	0	0	n/a	56,283	27,579	0	0

Renee Zimmerman	0	0	0	0	n/a	0	0	0	0

a)

Shares for Mr. Spier which have not vested have the following vesting dates: 8,000 shares vest on 2/20/16, 12,283 shares vest on 2/28/16, 12,000 shares vest on 2/23/17, 12,000 shares vest on 2/21/18 and 12,000 shares vest on 2/20/19.

E-1 page 34

2015 DIRECTOR COMPENSATION TABLE

Set forth on the following table is each component of compensation paid to each director during 2015 that was not a member of management.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Merle Banta	30,500	0	0	0	0	0	30,500

Frank Martin	30,500	0	0	0	0	0	30,500

Michael Levin	27,000	0	0	0	0	0	27,000

Employee directors do not receive additional compensation for serving on the Board of Directors. For 2015, each non-employee director received a $1,250 monthly retainer, $750 for each Board meeting attended, $500 for each Committee meeting attended. All fees are paid in cash on a quarterly basis. During 2015, the Board of Directors met nine times and all directors, except Michael Levin who was not a member for the first two meetings but was thereafter, attended all the Board meetings.

Item 12. SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

SECURITIES BENEFICIALLY OWNED BY

PRINCIPAL SHAREHOLDERS

The following table sets forth, as of March 3, 2015, the number and percentage of outstanding shares of the Company’s Common Stock beneficially owned by each person known to the Company to beneficially own more than 5% of such stock. Except as otherwise indicated, the Company believes that each of the beneficial owners of the Common Stock listed below, based on information furnished by such owners, has sole investment and voting power with respect to such shares, subject to community property laws if and where applicable.

	Shares Beneficially Owned	% of Class
Norman H. and Sandra F. Pessin (a)	659,893	5.66%
Principal shareholders owning more than 5% as a group	659,893	5.66%

(a)

Based on information set forth on an amended Schedule 13D filed by Norman H. and Sandra F. Pessin with the SEC on March 2, 2012 and as updated by Mr. Pessin to the Company. Mr. Pessin reported that SEP IRA FBO Norman H. Pessin has sole power to vote and dispose of 585,677 shares of Common Stock and Sandra F. Pessin has the sole power to vote and dispose of 74,216 shares of Common Stock. The address for each of Norman H. Pessin and Sandra F. Pessin is listed as 366 Madison Avenue, 14th Floor, New York, New York 10017.

E-1 page 35

SECURITIES BENEFICIALLY OWNED BY

EXECUTIVE OFFICERS AND DIRECTORS

The following table sets forth, as of March 3, 2016, the number and percentage of outstanding shares of the Company’s Common Stock beneficially owned by the Chief Executive Officer, the Chief Financial Officer, each director and all executive officers and directors as a group.

	Shares Beneficially Owned	% of Class
Anthony S. Spier (a) (b)	576,792	4.95%
Frank R. Martin (c)	75,345	0.65%
Michael R. Levin	12,000	0.10%
Executive Officers and Directors as a group (3 persons)(d)	664,137	5.70%

(a)	The amounts shown include the following restricted share grants that have been awarded pursuant to the stock awards plan: Mr. Spier, 36,000 shares and the executive officers as a group, 36,000 shares.
(b)

The amounts shown for Mr. Spier include 170,123 shares owned through The Lauren Blondis Spier Trust dated September 8, 2010, Lauren Blondis Spier, Trustee (of which Mr. Spier is a joint beneficiary with Lauren Blondis Spier, Mr. Spier’s spouse).

(c)	The amounts shown for Mr. Martin exclude 1,789 shares owned by Mr. Martin’s wife for which he disclaims beneficial ownership.
(d)	Includes Messrs. Spier, Martin, and Levin.

The business address for all of our executive officers and directors is 4630 S. Arville Street, Suite E, Las Vegas, NV 89103.

Regarding the hedging and pledging of Company stock by our directors and executive officers, the Company does not have a policy to prohibit hedging and pledging. However, none of our directors or executive officers hedged or pledged any Company stock in 2015, 2014 or 2013. The Company will consider instituting such a policy during 2016.

Item 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

CERTAIN TRANSACTIONS WITH MANAGEMENT

The law firm of Gould & Ratner LLP provided legal services for the Company in 2015. Peter C. Spier, the son of Anthony Spier, is a Partner at Gould & Ratner LLP. The engagement of Gould & Ratner LLP has the consent of the Board of Directors and is on an arms-length basis at prevailing market rates. In 2015, the Company paid Gould & Ratner approximately $46,000 for legal services.

E-1 page 36

Item 14. PRINCIPAL ACCOUNTING FEES AND SERVICES

REPORT OF THE AUDIT COMMITTEE

The Audit Committee held four meetings during 2015. The meetings were designed to facilitate and encourage communication between the Audit Committee and Plante Moran, PLLC, the Company’s independent public accountants, outside the presence of management.

During these meetings, the Audit Committee reviewed and discussed the engagement of Plante & Moran, PLLC as the Company’s auditors, approval of the Audit Fees and Audit Related Fees, and the audited financial statements with management and Plante Moran. The discussions with Plante Moran also included the matters required by PCAOB Auditing Standards, as amended. The Audit Committee received written disclosures and the letter regarding the accountants’ independence as required by PCAOB Standards and under the Sarbanes-Oxley Act of 2002. This information was discussed with Plante Moran representatives.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors approved) that the audited financial statements be included in the Company’s Annual Report on Form 10-K.

AUDIT COMMITTEE

Frank R. Martin (Chairman)

Michael R. Levin

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Audit Committee appointed the firm of Plante & Moran, PLLC to serve as independent certified public accountants of the Company for the fiscal year ending December 31, 2015. Although shareholder ratification is not required, the Board of Directors believes that the shareholders should be afforded the opportunity to ratify the appointment and has directed that such appointment be submitted to the shareholders of the Company for ratification at the Meeting. If the shareholders do not ratify the appointment of Plante Moran, the Audit Committee may reconsider the appointment.

A representative of Plante Moran will be present at the Meeting and will have the opportunity to make a statement if he or she desires and will be available to answer appropriate questions.

Fees charged or to be charged by Plante Moran, the Company’s independent accountants for the 2015 and 2014 fiscal years ended for audit and tax services are as follows:

Fiscal Year 2015
Audit Fees	$146,000
Tax Fees	$20,000
Audit Related Fees	$0
All Other Fees	$0

Fiscal Year 2014
Audit Fees	$199,000
Tax Fees	$20,000
Audit Related Fees	$0
All Other Fees	$0

With respect to tax services, the Audit Committee has determined that such services are compatible with maintaining the independent accountant’s independence.

E-1 page 37

PART IV

Item 15. EXHIBITS, FINANCIAL STATEMENT SCHEDULES

(a)(1) The following financial statements required by Part II, Item 8 of this annual report and are included hereto:

-	Consolidated Balance Sheets as of December 31, 2015 and 2014

-	Consolidated Statements of Operations for years ended December 31, 2015, 2014, and 2013

-	Consolidated Statements of Shareholders’ Equity for years ended December 31, 2015, 2014, and 2013

-	Consolidated Statements of Cash Flows for years ended December 31, 2015, 2014, and 2013

-	Notes to the Consolidated Financial Statements

-	Independent Auditors’ Reports

(3) (c) The following exhibits are incorporated by reference or filed herewith:

3.1	Articles of Incorporation of the Company, as amended, filed as Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.

3.2

Articles of Amendment to the Company’s Articles of Incorporation dated October 24, 2014, filed as Exhibit 3.1 of the Company’s Current Report on Form 8-K dated October 28, 2014 and incorporated herein by reference.

3.3

By-Laws of the Company, as amended and restated and in force February 18, 2010, filed as Exhibit 3.2 of the Company’s Current Report on Form 8-K dated February 23, 2010 and incorporated herein by reference.

3.4

First Amendment to the By-Laws for the Company as amended and restated and in force February 18, 2010, dated March 10,2014, filed as Exhibit 3.3 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and incorporated herein by reference.

10.1

Wells-Gardner Electronics Corporation Employee 401K Plan dated January 1, 1990, as amended, filed as Exhibit 10.10 of the Company’s Annual Report on Form 10-K for the year ended December 31, 1993 and incorporated herein by reference.

10.2

Wells-Gardner Electronics Corporation Amended and Restated Incentive Stock Plan, as amended and filed as Exhibit 4.1 of the Company’s Form S-8, dated August 21, 1998 and incorporated herein by reference.

10.3

Wells-Gardner Electronics Corporation Amended and Restated Executive Stock Award Plan, as amended and filed as Exhibit A to the Definitive Proxy Statement filed March 26, 2009 and incorporated herein by reference.

10.4	Executive Stock Award Plan, filed as Exhibits 4.1 and 4.2 of the Company’s Form S-8, dated May 12, 2000 and incorporated herein by reference.

10.5	Agreement dated July 3, 2006, between the Company and Local 1031, I.B.E.W., AFL-CIO filed as Exhibit 10.9 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2006 and incorporated herein by reference.

10.6	Agreement dated June 30, 2010 between the Company and Local 1031, I.B.E.W., AFL-CIO extending the collective bargaining agreement to June 30, 2011, filed as Exhibit 10.11 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and incorporated herein by reference.

10.7	Agreement dated June 28, 2011 including Contract Considerations dated July 19, 2011 between the Company and Local 1031, I.B.E.W., AFL-CIO, extending the collective bargaining agreement to June 30, 2012, filed as Exhibit 10.12 of the Company's Annual Report on Form 10-K for the year ended December 31, 2011 and incorporated herein by reference.

E-1 page 38

10.8

Agreement dated July 2, 2012 including Contract Considerations between the Company and Local 1031, I.B.E.W., AFL-CIO, extending the collective bargaining agreement to June 30, 2013, filed as Exhibit 10.13 of the Company's Annual Report on Form 10-K for the year ended December 31, 2012 and incorporated herein by reference.

10.9

Agreement between Wells-Gardner Electronics Corporation and Local 1031 of the International Brotherhood of Electrical Workers, AFL-CIO dated July 28, 2013 to July 3, 2016, filed as Exhibit 10.14 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and incorporated herein by reference.

10.10

Asset Purchase Agreement between Wells-Gardner Electronics Corporation, as Seller and HT Precision Technologies U.S., Inc., as Purchaser dated as of September 12, 2014, filed as part of the Company’s 10-Q for the quarter ended September 30, 2014 and incorporated herein by reference.

14.0	Wells-Gardner Code of Business Conduct and Ethics filed as Exhibit 14.0 of the Company's Annual Report on Form 10-K for the year ended December 31, 2008 and incorporated herein by reference.

23.0	Consent of Plante & Moran, PLLC.

31.1	Certification of Principal Executive and Financial Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	Statement of Principal Executive and Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

101.INS**	XBRL Instance

101.SCH**	XBRL Taxonomy Extension Schema

101.CAL**	XBRL Taxonomy Extension Calculation

101.DEF**	XBRL Taxonomy Extension Definition

101.LAB**	XBRL Taxonomy Extension Labels

101.PRE**	XBRL Taxonomy Extension Presentation

**XBRL

information is furnished and not filed or a part of a registration statement or prospectus for purposes of sections 11 or 12 of the Securities Act of 1933, as amended, is deemed not filed for purposes of section 18 of the Securities Exchange Act of 1934, as amended, and otherwise is not subject to liability under these sections.

E-1 page 39

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AG&E HOLDINGS INC.

By:	/s/ ANTHONY SPIER	Chairman of the Board,	March 28, 2015
	Anthony Spier	President & Principal Executive and Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities on the dates indicated.

/s/ ANTHONY SPIER	Chairman of the Board,	March 28, 2016
Anthony Spier	President & Chief Executive Officer

/s/ MICHAEL LEVIN	Director	March 28, 2016
Michael Levin

/s/ FRANK R. MARTIN	Director	March 28, 2016
Frank R. Martin

E-1 page 40

FINANCIAL SCHEDULE

Schedules not included with this additional financial data have been omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

SCHEDULE II

UNAUDITED VALUATION AND QUALIFYING ACCOUNTS (in $000’s)

	Year Ended December 31,
ALLOWANCE FOR DOUBTFUL ACCOUNTS	2015	2014	2013
Beginning balance	$103	$141	$173
Additions charged to expense	$109	$68	$44
Deductions	$(108)	$(106)	$(76)
Balance at end of year	$4	$103	$141

INVENTORY OBSOLESCENCE RESERVE:
Beginning balance	$100	$1,463	$1,377
Additions charged to expense	$138	$83	$1,822
Deductions	$(172)	$(1,446)	$(1,736)
Balance at end of year	$66	$100	$1,463

DEFERRED TAX ASSET VALUATION ALLOWANCE:
Beginning balance	$4,703	$2,303	$2,528
Additions charged (credited to) to expense	$363	$2,400	$(225)
Balance at end of year	$5,066	$4,703	$2,303

E-1 page  41

Exhibit 31.1

CERTIFICATION OF PRINCIPAL EXECUTIVE AND FINANCIAL OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Anthony Spier, certify that:

(1)	I have reviewed this Annual Report on Form 10-K of AG&E Holdings Inc.;

(2)

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

(3)

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

(4)

I am responsible for establishing and maintaining disclosure controls and procedures and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the registrant and have:

(a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

(b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

(d)

Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant's fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

(5)

I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):

(a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: March 28, 2016	By:	/s/ ANTHONY SPIER
Anthony Spier
Chairman, President & Chief Executive Officer
(Principal Executive and Financial Officer)

ANNEX E-2

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 10-Q

[X]	Quarterly Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the quarterly period ended March 31, 2016
or
[ ]	Transition Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 for the transition period from ____________ to ____________

Commission File Number 1-8250

AG&E Holdings Inc.

(Exact name of registrant as specified in its charter)

Illinois	36-1944630
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

4630 S. Arville St. Suite E, Las Vegas, NV	89103
(Address of principal executive offices)	(Zip Code)

(702) 798-5752

(Registrant's telephone number, including area code)

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

YES	☒	NO	☐

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulation S-T (§ 232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

YES	☒	NO	☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definitions of "large accelerated filer", "accelerated filer", and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

YES	☐	NO	☒

As of May 10, 2016 approximately 11,649,000 shares of the Common Stock, $1.00 par value of the registrant were outstanding.

AG&E HOLDINGS INC.

FORM 10-Q TABLE OF CONTENTS

For The Three Months Ended March 31, 2016

i

PART I – FINANCIAL INFORMATION

Item 1. Financial Statements

AG&E HOLDINGS INC.
Condensed Consolidated Statements of Earnings (unaudited)
Three Months Ended March 31, 2016 and 2015

	Three Months Ended March 31
	2016	2015
Net sales	$1,948,000	$4,605,000
Cost of sales	1,477,000	3,584,000
Gross margin	471,000	1,021,000
Selling & administrative expenses	1,193,000	1,011,000
Operating (loss) earnings	(722,000)	10,000
Other income, net	(4,000)	0
Income tax expense	1,000	4,000
(Loss) earnings from continuing operations	$(719,000)	$6,000
Discontinued Operations:
Earnings from discontinued operations	0	73,000
Discontinued operations, net of income taxes	0	73,000
Net (loss) earnings	$(719,000)	$79,000

Basic and Diluted earnings per share:
Continuing operations	$(0.06)	$0.00
Discontinued operations	$0.00	$0.01
Net (loss) income per share	$(0.06)	$0.01

Basic and diluted average common shares outstanding	11,649,360	11,680,395

See accompanying notes to the unaudited condensed consolidated financial statements

E-2 page 1

AG&E HOLDINGS INC.
Condensed Consolidated Balance Sheets

	March 31,	December 31,
	2016	2015
	(unaudited)
Assets:
Current assets:
Cash	$3,873,000	$4,394,000
Accounts receivable, net	682,000	723,000
Inventory	510,000	584,000
Prepaid expenses & other assets	220,000	290,000
Total current assets	$5,285,000	$5,991,000

Property, plant & equipment, net	26,000	32,000

Total assets	$5,311,000	$6,023,000

Liabilities:
Current liabilities:
Accounts payable	$549,000	$457,000
Accrued expenses	116,000	208,000
Total current liabilities	$665,000	$665,000

Total liabilities	$665,000	$665,000

Shareholders' Equity:
Common stock: authorized 25,000,000 shares $1.00 par value; shares issued and outstanding:
11,649,360 shares as of March 31, 2016 11,649,360 shares as of December 31, 2015	$11,649,000	$11,649,000
Additional paid-in capital	5,090,000	5,090,000
Accumulated deficit	(12,049,000)	(11,330,000)
Unearned compensation	(44,000)	(51,000)
Total shareholders' equity	4,646,000	5,358,000
Total liabilities & shareholders' equity	$5,311,000	$6,023,000

E-2 page 2

AG&E HOLDINGS INC.
Condensed Consolidated Statements of Cash Flows (unaudited)
Three Months Ended March 31, 2016 and 2015

	Three Months Ended
	March 31,	March 31,
	2016	2015
Cash flows from operating activities:
Net (loss) earnings	$(719,000)	$79,000
Net earnings from discontinued operations	0	73,000
Net (loss) earnings from continuing operations	$(719,000)	$6,000
Adjustments to reconcile net ( loss) earnings to net cash used in operating activities:
Depreciation and amortization	6,000	11,000
Bad debt expense	0	7,000
Amortization of unearned compensation	7,000	14,000
Decrease of long term receivable	0	18,000
Changes in current assets & liabilities
Accounts receivable	41,000	(1,323,000)
Inventory	74,000	1,519,000
Prepaid expenses & other	70,000	152,000
Accounts payable	92,000	99,000
Accrued expenses	(92,000)	(873,000)
Net cash used in operating activities	$(521,000)	$(370,000)
Cash provided by investing activities:
Proceeds from sale of discontinued operations	0	77,000
Additions to plant & equipment	0	(2,000)
Net cash provided by investing activities	$0	$75,000
Net decrease in cash	(521,000)	(295,000)
Cash at beginning of period	4,394,000	6,859,000
Cash at end of period	$3,873,000	$6,564,000
Supplemental cash flow disclosure:
Interest paid	0	0
Taxes paid	0	4,000

See accompanying notes to the unaudited condensed consolidated financial statements

E-2 page 3

AG&E HOLDINGS INC.

Notes to the Unaudited Condensed Consolidated Financial Statements

1.     AG&E Holdings Inc. (the “Company”) through its wholly owned subsidiary American Gaming & Electronics, Inc. (“AG&E”) distributes parts and repairs and services gaming equipment and provides replacement monitors to casinos throughout the United States with offices in Las Vegas, Nevada and Hialeah, Florida.

2.     In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments, consisting of normal recurring adjustments, which are necessary for a fair presentation of the financial position and results of operations for the periods presented. These condensed consolidated financial statements were prepared in accordance with the instructions for Form 10-Q and, therefore, do not include all information or footnotes necessary for a complete presentation in conformity with accounting principles generally accepted in the United States. These condensed consolidated financial statements should be read in conjunction with the audited financial statements and notes included in the Company's Annual Report on Form 10-K for the year ended December 31, 2015. The results of operations for the three months ended March 31, 2016 are not necessarily indicative of the operating results for the full year.

3.     Basic earnings per share are based on the weighted average number of shares outstanding whereas diluted earnings per share include the dilutive effect of unexercised common stock equivalents. Potentially dilutive securities are excluded from diluted earnings per share calculations for periods with a net loss.

4.     Revenue from video gaming terminal sales with standard payment terms is recognized upon the passage of title and transfer of the risk of loss. The Company recognizes revenue even if it retains a form of title to products delivered to customers, provided the sole purpose is to enable the Company to recover the products in the event of a customer payment default and the arrangement does not prohibit the customer’s use of the product in the ordinary course of business.

5.     The fair value of the Company’s financial instruments does not materially vary from the carrying value of such instruments.

6.     Certain amounts in previously issued financial statements have been reclassified to conform to the current year’s presentation.

7.     Discontinued Operations - On September 12, 2014, the Company sold its LCD monitor business for approximately $7.2 million in cash. Due to the divestiture of the LCD business, reporting of this business has been included in discontinued operations for all periods presented.

The following amounts related to the discontinued operations were derived from historical financial information and have been segregated from continuing operations and reported as discontinued operations in the Condensed Consolidated Statement of Earnings:

	Three Months Ended March 31
	2016	2015
Net sales	$0	$0

Earnings from discontinued operations	0	73,000
Discontinued operations, net of income taxes	$0	$73,000

E-2 page 4

The earnings of $73,000 in the three months ended March 31, 2015 is related to a reduction of the bad debt accruals of $60,000, a reduction in general accruals of $23,000 and an additional $10,000 of union pension settlement expense.

8.       The Company maintains a Stock Award Plan under which officers and key employees may acquire up to a maximum of 2,155,028 restricted common shares.

Restricted Shares

All restricted shares granted are governed by the Company’s Stock Award Plan, which was approved by shareholders in 2000 and amended in 2009. As of March 31, 2016, 36,000 restricted shares were outstanding on a stock dividend adjusted basis. Employees can earn the restricted shares in exchange for services to be provided to the Company over a three-year or five-year vesting period. Total unrecognized compensation cost related to unvested stock awards is approximately $44,000 and is expected to be recognized over a weighted average period of 1.5 years.

The following table summarizes information regarding restricted share activity for the three months ending March 31, 2016:

	Shares	Weighted Average Grant Date Fair Value
Unvested at December 31, 2015	56,283	$2.02
Granted	0	$0.00
Vested	(20,283)	$2.12
Forfeited	0	$0.00
Unvested, March 31, 2016	36,000	$2.00

E-2 page 5

9.     Our inventory detail as of March 31, 2016 and December 31, 2015 was as follows:

	March 31,	December 31,
(in $000's)	2016	2015
	(unaudited)
Inventory:
Raw materials	$510	$584
Total	$510	$584

10.     On October 30, 2014, the Company terminated its credit facility with Wells Fargo Bank, N.A. Therefore, as of March 31, 2016, the Company had no outstanding bank debt.

11.     An income tax valuation allowance is provided when it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company has net deferred tax assets of approximately $5.3 million at March 31, 2016, which are completely offset by a valuation allowance. As of March 31, 2016, the Company has net operating loss carry forwards for Federal income tax purposes of approximately $11,461,000, which are available to offset future Federal taxable income, if any, that begin to expire in 2021. The Company also has a net operating loss carry forward for Illinois state income tax purposes of approximately $11,221,000 as of March 31, 2016. The Company also has alternative minimum tax credit carry forwards of approximately $160,000, which are available to reduce future Federal regular income taxes, if any, over an indefinite period. No unrecognized tax benefits are set to expire in the next twelve months that may have an impact upon the Company’s effective tax rate.

The Company files tax returns in the U.S. federal jurisdiction and various state jurisdictions. The tax years 2012, 2013, 2014 and 2015 remain open to examinations. Our policy is to recognize interest and penalties related to uncertain tax positions in income tax expense. During the three months ended March 31, 2016, the Company did not recognize expense for interest or penalties related to income tax, and do not have any amounts accrued at March 31, 2016, as the Company does not believe it has taken any uncertain income tax positions.

12.     The Company has evaluated subsequent events through the date the condensed consolidated financial statements were issued for the three months ended March 31, 2016.

E-2 page 6

Item 2. Management's Discussion & Analysis of Financial Condition & Results of Operations

AG&E Holdings Inc. (the “Company”) through its wholly owned subsidiary American Gaming and Electronics, Inc. (“AG&E”) distributes parts and repairs and services gaming equipment and provides replacement monitors to casinos throughout the United States with offices in Las Vegas, Nevada, and Hialeah, Florida.

Strategic Review Status

As a result of the Company’s strategic alternatives review process and as previously reported in its public filings with the Securities and Exchange Commission (the “SEC”), the Company entered into a definitive merger agreement on April 12, 2016 to acquire Advanced Gaming Associates LLC (“AGA”) by virtue of a merger of AGA with and into AG&E. The agreement was approved by the Company’s Board of Directors and the Company intends to file relevant materials with the SEC, including a proxy statement in preliminary and definitive form, in connection with the solicitation of proxies to approve such proposed transaction.

Three Months Ended March 31, 2016 & 2015

For the first quarter ended March 31, 2016, net sales from continuing operations decreased $2.7 million or 58% to $1.9 million compared to $4.6 million in the first quarter 2015. The decline is primarily attributable the Company’s exit from the video gaming terminal (VGT) business in the state of Illinois at the end of the second quarter 2015. The parts distribution business sales actually increased slightly in the first quarter 2016 compared to the first quarter 2015.

Gross margin for the first quarter 2016 decreased $550,000 or 54% to $471,000 or 24.2% of sales compared to $1,021,000 or 22.2% of sales in the first quarter 2015. Parts gross margin decreased in the quarter compared to last year due to a one very large order the Company chose to take at a significantly lower margin than normal.

Operating expenses increased $182,000 to $1,193,000 in the first quarter 2016 compared to $1,011,000 in the first quarter 2015. The operating expense increase was primarily due to transaction costs associated with the negotiation of the merger agreement with AGA, higher personnel expense due to staff turnover, and higher McCook expense due to no VGT business in the first quarter 2016 compared to the first quarter 2015. In addition, the parts business employee benefits expense increased significantly.

Operating loss was $(722,000) in the first quarter 2016 compared to an operating income of $10,000 in the first quarter 2015 resulting in a $732,000 operating earnings decrease.

Interest expense was $0 in the first quarter 2016 and in the first quarter 2015. Other income was $4,000 in the first quarter 2016 and $0 in the first quarter 2015.

Income tax expense was $1,000 in the first quarter 2016 compared to $4,000 in the first quarter 2015.

E-2 page 7

Loss from continuing operations was $(719,000) in the first quarter 2016 compared to income of $6,000 in the first quarter 2015. For the first quarter 2016 and 2015, basic and diluted earnings per share from continuing operations was $(0.06) loss in the first quarter 2016 and $0.00 in the first quarter 2015.

The earnings from discontinued operations for the first quarter 2016 was $0 compared to a profit in the first quarter 2015 of $73,000. The earnings of $73,000 in the three months ended March 31, 2015 is related to a reduction of the bad debt accrual of $60,000, a reduction in general accruals of 23,000 and an additional $10,000 of union pension settlement expense.

Net loss including discontinued operations was $(719,000) for the first quarter 2016 compared to a profit of $79,000 for the first quarter 2015. For the first quarter 2016, basic and diluted loss per share including discontinued operations were $(0.06) compared to $0.01 basic and diluted earnings per share in the first quarter 2015.

Liquidity & Capital Resources

For continuing operations, accounts receivable decreased $41,000 to $682,000 in the first quarter 2016. Day’s sales in accounts receivable decreased to 32 days at March 31, 2016 compared to 39 days at year end 2015.

Inventory decreased $74,000 to $510,000 in the first quarter 2015. Days cost of sales in inventory decreased to 35 days at March 31, 2015 compared to 62 days cost of sales at year end 2015 due to higher cost of goods sold in the first quarter 2016 compared to the fourth quarter 2015 and lower inventory levels.

Accounts payable increased $92,000 to $549,000 in the first quarter 2016 compared to $457,000 at year end 2015. Day’s payables outstanding decreased to 23 days at March 31, 2016 compared to 29 days at year end 2015.

Prepaid expenses decreased $70,000 in the first quarter 2016. Accrued expenses decreased $92,000 in the first quarter 2016 primarily due to lower accrued professional fees and sales commissions.

Discontinued operating activities used zero cash in the first quarter 2016.

The net of our first quarter 2016 loss, depreciation and amortization, and other non cash adjustments to earnings resulted in a $706,000 use of cash in operations. The net of earnings and non cash adjustments plus the working capital changes noted above resulted in $521,000 of cash being used by operations.

Cash provided by provided by investing activities and cash used in financing activities were both zero in the first quarter 2016.

Cash at the beginning of the year (January 1, 2016) was $4.4 million and at the end of the first quarter (March 31, 2016) was $3.9 million.

Shareholders’ equity was $4.65 million in the first quarter 2016 compared to $5.36 million at year end 2015 or a decrease of $0.71 million. This decrease was attributed to corporate expense including transaction expenses incurred related to the Company’s strategic alternatives review process.

E-2 page 8

Forward Looking Statements

Because the Company endeavors to provide shareholders and potential investors with more meaningful and useful information, this report may contain certain forward-looking statements (as such term is defined in the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that reflect the Company’s current expectations regarding the future results of operations, performance and achievements of the Company. Such forward-looking statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. The Company has tried, wherever possible, to identify these forward-looking statements by using words such as "anticipate," "believe," "estimate," "expect" and similar expressions. These statements reflect the Company’s current beliefs and are based on information currently available to it. Accordingly, these statements are subject to certain risks, uncertainties and assumptions which could cause the Company’s future results, performance or achievements to differ materially from those expressed in, or implied by, any of these statements, which are more fully described in our Annual Report on Form 10-K for the year ended December 31, 2015. The Company undertakes no, and hereby disclaims any, obligation to release publicly the results of any revisions to any such forward-looking statements that may be made to reflect events or circumstances after the date of this report or to reflect the occurrence of unanticipated events.

Item 3. Quantitative & Qualitative Disclosures about Market Risk

Not applicable.

E-2 page 9

Item 4. Controls & Procedures

Evaluation of Disclosure Controls and Procedures.

The Company maintains internal controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) designed to provide reasonable assurance that the information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized, and reported within the time periods specified in the Securities and Exchange Commission’s rules and forms. These include controls and procedures designed to ensure that this information is accumulated and communicated to the Company’s management, including its Chief Executive Officer and Principal Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

Our Disclosure Committee, which is comprised of the Company’s Chief Executive Officer and other management staff meets on a quarterly basis and has overview responsibility for these controls and procedures. The Disclosure Committee conducted an evaluation of the effectiveness of the Company’s disclosure controls and procedures as of March 31, 2016.

Based on the evaluation, the Disclosure Committee concluded that as of March 31, 2016, the Company’s disclosure controls were not effective due to the material weakness described in the “Management’s Annual Report on Internal Control over Financial Reporting” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015. The controls in question and possible remediation alternatives remain under review by the Company.

Changes in Internal Control Over Financial Reporting

There have been no changes in the Company’s internal controls and procedures during our most recent fiscal quarter that has materially affected, or are reasonably likely to materially affect, the Company’s internal control over financial reporting.

E-2 page 10

PART II - OTHER INFORMATION

Item 1. Legal Proceedings

None

Item 1A. Risk Factors

There have been no material changes to the description of the risk factors associated with the Company's business previously disclosed in Part I, Item 1 "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2015, other than the additional or different risk factors set forth below. In addition to the other information set forth in this report, you should carefully consider the risk factors discussed in the Company's Annual Report on Form 10-K as they could materially affect our business, financial condition and future results. The risks described in the Company's Annual Report on Form 10-K and this report are not the only risks facing the Company. Additional risks and uncertainties not currently known, or that are currently deemed to be immaterial, also may materially and adversely affect the Company's business, financial condition or operating results.

The Company is pursuing a strategic transaction with AGA, the closing of which involves significant risks and uncertainties.

The Company expects to continue incurring costs in pursuing a strategic transaction with AGA, but its efforts might not prove successful. For example, the Company might not be able to close the transaction contemplated by the merger agreement with AGA or realize the anticipated benefits of such transaction.

The strategic transaction contemplated with AGA will dilute the equity interests of our common shareholders.

The strategic transaction that the Company is pursuing with AGA will involve, through a series of transactions, the issuance of our capital stock, which will dilute (either economically or in percentage terms, or both) the ownership interests of our existing shareholders.

If the Company is unable to close the strategic transaction with AGA, the Company could become insolvent or be forced to declare bankruptcy.

If we are unable to close the strategic transaction with AGA on terms acceptable to the Company and realize certain benefits from such transaction, the Company might be required to dispose of or liquidate its assets at values significantly less than what we believe their values to be and at which they are carried on our financial statements.

The Company has identified a material weakness in our internal control over financial reporting, and our business and stock price may be adversely affected if we do not adequately address that issue.

As discussed in “Part I – Item 4. – Controls and Procedures,” we determined that a material weakness continued to exist in our internal control over financial reporting as of March 31, 2016, with respect to segregation of duties and related information technology general controls regarding user access and change management activities. Specifically, the controls were not designed to provide reasonable assurance that incompatible access within the system, including the ability to record financial and accounting transactions, was appropriately segregated, impacting the validity, accuracy and completeness of all key accounts and disclosures.

E-2 page 11

The Company is not currently in compliance with certain NYSE MKT listing requirements and, therefore, might be delisted in the near future.

It is a requirement of NYSE MKT that the Company maintain shareholder equity of more than $5 million in order to remain listed. At March 31, 2016, the Company’s shareholder equity was $4,646,000.

The Company will continue to incur losses.

The Company has incurred losses in 2014, 2015 and the three months ended March 31, 2016 and expects to continue to incur losses for the foreseeable future. If the Company cannot correct this problem, at some point it will run out of cash. If the Company is unable to procure additional funding at that point, the Company may cease operations.

The Company has lost employees and executives.

On December 8, 2015, the Company’s prior chief financial officer resigned. The Company has not hired a replacement. Other accounting staff members have resigned since that date. The Company’s lack of management personnel may have an adverse impact on the operations and profitability of the Company.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

(a) We did not sell any equity securities that were not registered under the Securities Act of 1933, as amended, during the periods covered by this Form 10-Q.

(b) Not applicable.

(c) During the three months ended March 31, 2016, we redeemed no shares of the Company.

Item 3. Defaults Upon Senior Securities

None.

Item 4. Mine Safety Disclosures

None.

Item 5. Other Information

The 2016 Annual Meeting of Shareholders of the Company has not been scheduled. The Company expects to hold a special meeting in lieu of the 2016 Annual Meeting for shareholders to elect directors and vote on the merger agreement with AGA. Because the date of this meeting is expected to be more than 30 days after the anniversary date of the Company’s 2015 Annual Meeting of Shareholders, the Company is informing stockholders of the change in this report.

E-2 page 12

Item 6. Exhibits

(a).	Exhibits:

	Exhibit 3.1	-	Articles of Incorporation of the Company, as amended, filed as Exhibit 3.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 1994 and incorporated herein by reference.

	Exhibit 3.2	-

Articles of Amendment to the Company’s Articles of Incorporation dated October 24, 2014, filed as Exhibit 3.1 of the Company’s Current Report on Form 8-K dated October 28, 2014 and incorporated herein by reference.

	Exhibit 3.3	-

By-Laws of the Company, as amended and restated and in force February 18, 2010 filed as Exhibit 3.2 of the Company’s Current Report on Form 8-K dated February 23, 2010 and incorporated herein by reference.

	Exhibit 3.4	-

First Amendment to the By-Laws for the Company as amended and restated and in force February 18, 2010, dated March 10, 2014, filed as Exhibit 3.3 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2013 and incorporated herein by reference.

	Exhibit 31.1	-	Certification of Chief Executive Officer Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

	Exhibit 32.1	-	Statement of Chief Executive Officer and Chief Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

	Exhibit 101.INS	-	XBRL Instance Document

	Exhibit 101.SCH	-	XBRL Taxonomy Extension Schema

	Exhibit 101.CAL	-	XBRL Taxonomy Extension Calculation Linkbase

	Exhibit 101.DEF	-	XBRL Taxonomy Extension Definition Linkbase

	Exhibit 101.LAB	-	XBRL Taxonomy Extension Label Linkbase

	Exhibit 101.PRE		XBRL Taxonomy Extension Presentation Linkbase

E-2 page 13

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

AG&E HOLDINGS INC.
May 16, 2016	By:
Anthony S. Spier
Chairman, President and Chief Executive Officer
(Principle Executive and Financial Officer)

E-2 page 14

Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER

PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Anthony Spier, certify that:

(1)	I have reviewed this Quarterly Report on Form 10-Q of AG&E Holdings Inc.;

(2)

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this Report;

(3)

Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this Report;

(4)

The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-(f)) for the registrant and have:

(a)

Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this Report is being prepared;

(b)

Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

(c)

Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this Report based on such evaluation; and

(d)

Disclosed in this Report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

(5)

The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the Audit Committee of the registrant’s Board of Directors (or persons performing the equivalent functions):

(a)

All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

(b)	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting;

Date: May 16, 2016	By:
Anthony Spier
Chairman, President & Chief Executive Officer
(Principle Executive and Financial Officer)

ANNEX F

ADVANCED GAMING ASSOCIATES

LLC FINANCIAL STATEMENTS

DECEMBER 31,2015

 INDEX

PAGE

ACCOUNTANT'S AUDIT REPORT	1

FINANCIAL STATEMENT:

BALANCE SIIEET	2-3

STATEMENT OF INCOME	4-5

STATEMENT OF CASH FLOWS	6

STATEMENT OF MEMBERS' EQUITY	7

NOTES TO FINANCIAL STATEMENTS.	8-10

PORTOCK, BYE, WEISS & CO., LLC

CERTIFIED PUBLIC ACCOUNTANTS JAMES F. PORTOCK, C.P.A. KIRK D. BYE, C.P.A. BRIAN C. WEISS, C.P.A.	2701 NEW ROAD, P.O. BOX 159 NORTHFIELD, NEW JERSEY 08225 (609) 646-6676 • 646-0006 FAX 484-0572

MARCH 21, 2016

TO THE MEMBERS

ADVANCED GAMING ASSOCIATES LLC

109 EAST WILMONT AVE

SOMERS POINT, NEW JERSEY 08244

ACCOUNTANT'S AUDIT REPORT

WE HAVE AUDITED THE ACCOMPANYING BALANCE SHEET OF ADVANCED GAMING ASSOCIATES LLC, AS OF DECEMBER 31, 2015 AND THE RELATED STATEMENTS OF INCOME, MEMBERS' EQUITY AND CASH FLOWS FOR THE YEAR THEN ENDED. THESE FINANCIAL STATEMENTS ARE THE RESPONSIBILITY OF THE MANANGEMENT OF ADVANCED GAMING ASSOCIATES LLC. OUR RESPONSIBILITY IS TO EXPRESS AN OPINION ON THESE FINANCIAL STATEMENTS BASED ON OUR AUDIT.

WE CONDUCTED THE AUDIT IN ACCORDANCE WITH GENERALLY ACCEPTED AUDITING STANDARDS. THOSE STANDARDS REQUIRE THAT WE PLAN AND PERFORM THE AUDIT TO OBTAIN REASONABLE ASSURANCE ABOUT WHETHER THE FINANCIAL STATEMENTS ARE FREE OF MATERIAL MISSTATEMENT. AN AUDIT INCLUDES EXAMINING, ON A TEST BASIS, EVIDENCE SUPPORTING THE AMOUNTS AND DISCLOSURES IN THE FINANCIAL STATEMENTS. AN AUDIT ALSO INCLUDES ASSESSING THE ACCOUNTING PRINCIPLES USED AND SIGNIFICANT ESTIMATES MADE BY MANAGEMENT, AS WELL AS EVALUATING THE OVERALL FINANCIAL STATEMENT PRESENTATION. WE BELIEVE OUR AUDIT PROVIDES A REASONABLE BASIS FOR OUR OPINION.

IN OUR OPINION, THE FINANCIAL STATEMENTS REFERRED TO ABOVE PRESENT FAIRLY, IN ALL MATERIAL ASPECTS, THE FINANCIAL POSITION OF ADVANCED GAMING ASSOCIATES LLC, AS OF DECEMBER 31, 2015, AND THE RESULTS OF ITS OPERATIONS AND ITS CASH FLOWS. FOR THE YEAR THEN ENDED, IN CONFORMITY WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

RESPECTFULLY S.UBMITTED,

{}t,/ii71 ,     /;I/     "'●

PORTOC K ,-;fE: WEISS & CO.

CERTIFIED PUBLIC ACCOUNTANTS

MEMBER

AMERICAN INSITUTE OF CERTIFIED PUBLIC ACCOUNTANTS

NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS

F page 1

ADVANCED GAMING ASSOCIATES LLC

BALANCE SHEET

AS OF DECEMBER 31,2015

ASSETS

2015

CURRENT ASSETS
CASH IN BANKS	$7,238.24
ACCOUNTS RECEIVABLE	723,013.92
EMPLOYEE LOANS - R GELMAN	1,000.00
LOAN REC - M MCCORKLE	400.00
INVENTORY	705,512.60

TOTAL CURRENT ASSETS	1,437,164.76

PROPERTY AND EQUIPMENT
LEASEHOLD IMPROVEMENTS	44,448.42
TRUCKS & AUTOS	99,330.59
MACHINERY & EQUIPMENT	4,723.50
FURNITURE & FIXTURES	25,718.59
OFFICE EQUIPMENT	5,882.15
LESS: ACCUMULATED DERPRECIATION	(54,442.00)

NET PROPERTY AND EQUIPMENT	125,661.25

OTHER ASSETS
ORGANIZATION EXPENSE	5,000.00
LOAN FEES	12,400.00
LESS: ACCUMULATED AMORT.	(10,939.00)

TOTAL OTHER ASSETS	6,461.00

TOTAL ASSETS	$1,569,287.01

SEE ACCOMPANYING NOTES AND ACCOUNTANT'S AUDIT REPORT

F page 2

ADVANCED GAMING ASSOCIATES LLC

BALANCE SHEET

AS OF DECEMBER 31,2015

 LIABILITIES AND CAPITAL

2015

CURRENT LIABILITIES
SALES TAX PAYABLE	$4,412.09
ACCOUNTS PAYABLE	552,147.36
NOTE PAYABLE - BMW	6,396.19
NOTE PAYABLE- FULTON BANK	189,368.22
NOTE PAYABLE - CAPE BANK	19,039.04
NOTE PAYABLE- ALLY	3,725.25

TOTAL CURRENT LIABILITIES	775,088.15

NON-CURRENT LIABILITIES
NOTE PAYABLE - CAPE BANK	166,995.67
NOTE PAYABLE - ALLY	13,895.51
NOTE PAYABLE - BMW	3,923.75

TOTAL NON-CURRENT LIABILITIES	184,814.93

TOTAL LIABILITIES	959,903.08

CAPITAL
BEGINNING CAPITAL	786,941.42
WITHDRAWS	(580,687.40)
NET PROFIT YEAR TO DATE	403,129.91

TOTAL CAPITAL	609,383.93

TOTAL LIABILITIES AND CAPITAL	$1,569,287.01

SEE ACCOMPANYING NOTES AND ACCOUNTANT'S AUDIT REPORT

F page 3

ADVANCED GAMING ASSOCIATES LLC

STATEMENT OF INCOME

FOR THE 12 MONTHS ENDED DECEMBER 31,2015

12 MONTHS ENDED
DECEMBER 31, 2015
CONTRACT INCOME
SALES	$6,706,710.91

TOTAL CONTRACT INCOME	6,706,710.91

COST OF CONTRACTS
PURCHASES	2,013,651.05
FREIGHT	41,986.04
PAYROLL	2,970,195.21
PAYROLL TAX	307,680.35
SUBCONTRACTORS	232,318.12
INVENTORY ENDING	(705,512.60)

TOTAL COST OF CONTRACTS	4,860,318.17

GROSS PROFIT	1,846,392.74

OPERATING EXPENSES (SCHEDULE)	1,443,555.34

NET OPERATING PROFIT	402,837.40

OTHER INCOME INTEREST	292.51

TOTAL OTHER INCOME	292.51

NET PROFIT	$403,129.91

SEE ACCOMPANYING NOTES AND ACCOUNTANT'S AUDIT REPORT

F page 4

ADVANCED GAMING ASSOCIATES LLC

STATEMENT OF INCOME

FOR THE 12 MONTHS ENDED DECEMBER 31, 2015

12 MONTHS ENDED
DECEMBER 31, 2015

OPERATING EXPENSES
ADVERTISI NG	$5,685.52
AUTO EXPENSE	43,505.27
AUTO LEASE	9,236.88
AMORTIZATION	1,810.00
BAD DEBTS	126,324.52
BANK CHARGES	4,936.69
CONSULTATION	5,000.00
COMMISSIONS	135.00
DEPRECIATION	12,932.00
DUES & SUBSCRIPTION	1,723.61
EDUCATION	2,820.99
ELECTRIC	11,501.46
EQUIPMENT LEASING	45,460.69
GAS	6,527.22
HOSPITALIZATION	321.13
INSURANCE	113,820.11
INSURANCE - LIFE	41,153.45
INTEREST	17,451.38
JANITORIAL	5,000.00
LEGAL & PROFESSIONAL	148,696.30
LICENSES	97,040.14
MAINTENANCE	10,206.50
MEALS & ENTERTAINMENT	146,630.02
OFFICE EXPENSE	27,124.58
OUTSIDE SERVICE	3,558.80
PAYROLL SERVICE	13,609.21
PENSION EXPENSE	31,225.12
POLITICAL CONTRIBUTION	1,000.00
PROMOTION	938.45
RENT	39,726.75
STATUTORY REPRESENTATION	4,683.85
SUPPLIES	22,522.75
TAXES - OTHER	394.47
TELEPHONE	17,224.31
TRAVEL	418,553.84
UNIFORMS	4,958.76
WATER & SEWERAGE	115.57

TOTAL OPERATING EXPENSES	$1,443,555.34

SEE ACCOMPANYING NOTES AND ACCOUNTANT'S AUDIT REPORT

F page 5

ADVANCED GAMING ASSOCIATES LLC

STATEMENT OF CASH FLOWS

FOR THE 12 MONTHS ENDED DECEMBER 31,2015

2015
CASH FLOWS FROM OPERATING ACTIVITIES
NET INCOME (LOSS)	$403,129.91

NON-CASH ITEMS INCLUDED IN NET INCOME DEPRECIATION	12,932.00
AMORTIZATION	1,810.00

CHANGES IN:
ACCOUNTS RECEIVABLE	159,876.88
INVENTORY	(705,512.60)
401K PAYABLE	(113.50)
ACCOUNTS PAYABLE	538,569.51
SALES TAX PAYABLE	3,959.82

TOTAL ADJUSTMENTS	11,522.11

NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	414,652.02

CASH FLOWS FROM INVESTING ACTIVITIES
TRUCKS & AUTOS	(24,762.46)
FURNITURE & FIXTURES	(3,251.00)
OFFICE EQUIPMENT	(3,480.00)

NET CASH PROVIDED BY (USED IN)
INVESTING ACTIVITIES	(31,493.46)

CASH FLOWS FROM FINANCING ACTIVITIES
EMPLOYEE LOANS • R GELMAN	(1,000.00)
LOAN REC • PAUL	200.00
LOAN REC • M MCCORKLE	(400.00)
NOTE PAYABLE BMW	(6,275.90)
NOTE PAYABLE CAPE BANK	(20,000.00)
NOTE PAYABLE CAPE BANK	(16,493.79)
NOTE PAYABLE ALLY	17,620.76
WITHDRAWS/INVESTMENT	189,368.22
NOTE PAYABLE - FULTON BANK	(580,687.40)

NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES	(417,668.11)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(34,509.55)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	41,747.79

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$7,238.24

CASH PAID FOR INTEREST	$17,451.38

SEE ACCOMPANYING NOTES AND ACCOUNTANT'S AUDIT REPORT

F page 6

ADVANCED GAMING ASSOCIATES LLC

STATEMENT OF MEMBERS' EQUITY

AS OF DECEMBER 31,2015

MEMBERS' EQUITY - DECEMBER 31, 2014	$786,941.42

NET INCOME (SCHEDULE)	403,129.91

MEMBERS' WITHDRAWALS	{580,687.40)

MEMBERS' EQUITY - DECEMBER 31, 2015	$609,383.93

SEE ACCOMPANYING NOTES AND ACCOUNTANTS AUDIT REPORT

F page 7

ADVANCED GAMING ASSOCIATES, LLC

NOTES TO FINANCIAL

STATEMENTS

DECEMBER 31, 2015

NOTE I -SUMMARY OF SIGNIFICANT

ACCOUNTING POLICIES NATURE OF BUSINESS

THE COMPANY IS A DIVERSE SALES AND SERVICE ORGANIZATION FOCUSED ON PROVIDING TURN KEY SERVICES FOR GAMING FLOORS AND SLOT MANUFACTURERS. THE COMPANY'S REVENUE IS PRIMARILY DERIVED FROM FIXED PRICED CONTRACTS, WHICH ARE GENERALLY COMPLETED IN ONE YEAR OR LESS.

ACCOUNTING BASIS FOR RECORDING INCOME

THE COMPANY REPORTS REVENUE AND EXPENSES UNDER THE ACCRUAL BASIS METHOD OF ACCOUNTING. INCOME IS REPORTED WHEN EARNED AND EXPENSES ARE RECORDED WHEN INCURRED.

CASH AND CASH EQUIVALENTS

FOR THE PURPOSES OF THE STATEMENT OF CASH FLOW, THE COMPANY CONSIDERS ALL HIGHLY LIQUID INVESTMENTS WITH A MATURITY OF THREE MONTHS OR LESS TO BE CASH EQUIVALENTS. THE COMPANY, AT TIMES, MAINTAINS CASH BALANCES WHICH MAY EXC;EED FEDERALLY INSURED AMOUNTS AT A SINGLE FINANCIAL INSTITUTION.

ACCOUNTS RECEIVABLE

MANAGEMENT HAS CONSIDERED ACCOUNTS RECEIVABLE TO BE FULLY COLLECTABLE, ACCORDINGLY, NO PROVISION FOR BAD DEBTS HAS BEEN MADE. UNCOLLECTABLE ACCOUNTS ARE CHARGED TO EXPENSES AS INCURRED.

PROPERTY, EOUJPMENT AND DEPRECIATION

EQUIPMENT IS STATED AT COST. DEPRECIATION IS CALCULATED USING THE MODIFIED ACCELERATED COST RECOVERY SYSTEM (MACRS) OVER STATUTORY PERIODS. THESE LIVES MAY BE SHORTER THAN THE ESTIMATED USEFUL LIVES THAT WOULD HAVE BEEN USED UNDER GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. THIS VARIANCE CAUSED BY MACRS IN NOT CONSIDERED TO BE MATERIAL.

ORGANIZATION EXPENSE

ORGANIZATION EXPENSES INCURRED IN THE FORMATION OF THE COMPANY ARE AMORTIZED OVER 5 YEARS ON A STRAIGHT LINE BASIS

LOAN FEES

LOAN FEES INCURRED IN FINANCING THE NEW DEBT AS DESCRIBED IN NOTE 3 ARE BEING AMORTIZED OVER THE IO YEAR LIFE OF THE LOAN

F page 8

INCOME TAXES

IN 2014 THE ENTITY HAD ELECTED WITH THE INTERNAL REVENUE SERVICE TO BE TAXABLE AS A SUBCHAPTER S CORPORATION FOR FEDERAL PURPOSES. THEREFORE, THERE IS NO FEDERAL TAX AT THE CORPORATE LEVEL. PROFITS AND LOSSES ARE PASSED THROUGH TO THE INDIVIDUAL SHAREHOLDERS' INCOME TAX RETURN. FOR STATE PURPOSES THE COMPANY REMAINS A LIMITED LIABILITY COMPANY. THE PROFITS AND LOSSES ARE ALSO PASSED THROUGH TO THE MEMBERS AND THEREFORE TAXED BY THE INDIVIDUAL.

NOTE 2 -PROPERTY AND EQUIPMENT

THE FOLLOWING IS A SUMMARY OF PROPERTY AND EQUIPMENT AT COST LESS ACCUMULATED DEPRECIATION AS OF DECEMBER 31, 2015.

LEASEHOLD IMPROVEMENTS	$44,448.42
TRUCKS & AUTOS	99,330.59
FURNITURE & FIXTURES	25,718.59
MACHINERY & EQUIPMENT	4,723.50
OFFICE EQUIPMENT	5,882.15

TOTAL	$180,103.25
ACCUMULATED DEPRECIATION	54,442.00

NET PROPERTY & EQUIPMENT	$125,661.25

DEPRECIATION EXPENSE FOR 2015 WAS $ 12,932.00

NOTE 3 -NOTES PAYABLE

NOTES PAYABLE CONSIST OF THE FOLLOWING:

ON DECEMBER 16, 2011, THE COMPANY, ALONG WITH OWNER OF THE COMPANY AND THE REAL ESTATE COMPANY, OWNED BY THE OWNER OF THE COMPANY, BORROWED $700,000 FROM CAPE BANK. ALL THREE ARE GUARANTORS OF THE LOAN. THE PROCEEDS WERE USED TO PAY OFF EXISTING DEBT OF THE COMPANY AND MORTGAGES ON PROPERTIES OWNED BY THE OWNER & THE OFFICERS OF THE COMPANY. THE PROCEEDS OF THE $700,000 WHICH WERE UTILIZED BYADVANCED GAMING ASSOCIATES LLC WAS $315,000. THIS IS THE ONLY DEBT REFLECTED ON THE FINANCIAL STATEMENTS OF THIS COMPANY. ON FEBRUARY 7, 2014 THE TERMS OF THE LOAN WERE RENEGOTIATED. THE PRINCIPAL BALANCE WAS CHANGED TO $ 485,000.00 WITH A 5% INTEREST RATE. HOWEVER, THE COMPANY IS ONE OF THE GUARANTORS OF THE TOTAL DEBT. THE BALANCE OWED BY ALL ENTITIES AT DECEMBER 31, 2015 IS $413,410.68 OF WHICH $186,034.81 IS REFLECTED ON THE FINANCIAL STATEMENTS OF ADVANCED GAMING LLC. THE NOTE BEARS INTEREST AT THE RATE OF 5% PER ANNUM WITH A MATURITY DATE OF FEBRUARY 1, 2024. THE TOTAL MONTHLY PAYMENT IS $5,160.45 WHICH WILL CONTINUE THROUGH FEBRUARY 1, 2024 AT WHICH TIME THE PRINCIPAL WILL BE PAID IN FULL.

F page 9

PRINCIPAL MATURITIES ARE SUMMARIZED AS FOLLOWS:

	ADVANCED GAMING LLC REPRESENTING 45% OF THE LOAN	TOTAL LOAN
2016	19,039	42,309
2017	20,013	44,474
2018	21,037	46,749
2019	22,113	49,141
2020	23,245	51,655
THEREAFTER	80,588	179,083

ON APRIL 12, 2014 THE COMPANY ENTERED INTO AN INSTALLMENT NOTE TO PURCHASE A VEHICLE. THE AMOUNT BORROWED WAS $20,615.54 WITH MONTHLY PAYMENTS OF $446.71 AT AN INTEREST RATE OF 1.9%. THE MONTHLY PAYMENTS WILL CONTINUE FOR 48 MONTHS ENDING IN MAY OF 2018.

ON APRIL 7, 2015 THE COMPANY ENTERED INTO AN INSTALLMENT NOTE TO PURCHSE A CARGO VAN. THE AMOUNT BORROWED WAS $20,000 WITH A MONTHLY PAYMENT OF $379.00 AT AN INTEREST RATE OF 5.09%. THE MONTHLY PAYMENTS WILL CONTINUE FOR 60 MONTHS ENDING IN MAY OF 2020.

THE PRINCIPAL MATURITIES OF THE TWO INSTALLMENT LOANS ARE AS FOLLOWS:

2016	10,121
2017	7,846
2018	4,129
2019	4,346
2020	1,499

THE COMPANY ENTERED INTO A CREDIT LINE WITH FULTON BANK OF NEW JERSEY ON OCTOBER 2, 2015. THE CREDIT LIMIT IS $500,000 OF WHICH $189,368.22 WAS UTILIZED AS OF DECEMBER 31,

2015. THE INTEREST RATE IS VARIABLE BASED ON THE WALL STREET JOURNAL U.S. PRIME, WHICH IS THE BASE RATE ON CORPORATE LOANS POSTED BY AT LEAST 75% OF THE NATION'S LARGEST BANKS. THE INTEREST RATE AT DECEMBER 31, 2015 WAS 4.5%.

NOTE 4 -RELATED PARTY TRANSACTIONS

THE COMPANY LEASES ITS OFFICE SPACE ON A MONTH TO MONTH BASIS FROM ITS SOLE MEMBER'S ENTITY. RENT EXPENSE FOR THE TWELVE MONTH PERIOD ENDED DECEMBER 31, 2015 WAS $4,500.00.

NOTE 5 -RETIREMENT PLAN

THE COMPANY MAINTAINS A DEFINED BENEFIT PENSION PLAN IN COMBINATION WITH A DEFINED CONTRIBUTION PROFIT SHARING PLAN WITH A 401K. ELIGIBLE EMPLOYEES INCLUDE FULL-TIME WITH A YEAR OF SERVICE WITH A MINIMUM AGE OF 21. THE CONTRIBUTION BY THE COMPANY FOR THE YEAR IS $31,225.12.

F page 10

ANNEX G

Confidential Special Committee of the Board of Directors of AG&E Holdings Inc. Board of Directors of AG&E Holdings Inc. 4630 S. Arville Street Suite E Las Vegas, NV 89103	April 12, 2016

Ladies and Gentlemen:

AG&E Holdings Inc., an Illinois corporation (the “Company”), has engaged Duff & Phelps, LLC (“Duff & Phelps”) to serve as an independent financial advisor to the Special Committee of the Board of Directors of the Company (the “Special Committee”) and the Board of Directors of the Company (the “Board”) (solely in their capacities as members of the Special Committee or the Board) to provide an opinion (the “Opinion”) as of the date hereof as to the fairness, from a financial point of view, to the public shareholders of the Company of the Merger Consideration (defined herein) to be paid by the Company in the Merger (defined herein), without giving effect to any impact of the Merger on any particular shareholder other than in its capacity as a shareholder.

Description of the Merger. It is Duff & Phelps’ understanding that pursuant to an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, American Gaming & Electronics, Inc., a Nevada corporation and a wholly-owned subsidiary of the Company (“Merger Sub”), Advanced Gaming Associates LLC, a Pennsylvania limited liability company (“Advanced Gaming”), Anthony Tomasello, in his capacity as the member of Advanced Gaming, and Anthony Tomasello, in his capacity as the Advanced Gaming representative (the “Advanced Gaming Representative”), Advanced Gaming shall be merged with and into Merger Sub (the “Merger”). Upon consummation of the Merger, the separate legal existence of Advanced Gaming shall cease, and Merger Sub will continue as the surviving entity of the Merger (the “Surviving Entity”) and will remain a wholly-owned subsidiary of the Company.

Duff & Phelps, LLC 311 South Wacker Drive Suite 4200 Chicago, IL 60606	T F	+1 312 697 4600 +1 312 697 0112	www.duffandphelps.com

AG&E Holdings, Inc.

April 12, 2016

It is Duff & Phelps’ understanding that, pursuant to the Merger Agreement, all equity interests in Advanced Gaming outstanding as of immediately prior to the effective time of the Merger shall be converted into the right to receive (subject to adjustment as provided in the Merger Agreement):

a)	at Closing (as defined in the Merger Agreement), 5,303,816 unregistered shares of Company common stock (the “Closing Stock Consideration”);

b)

within 90 days after the date of the first anniversary of the Closing Date (as defined in the Merger Agreement), 2,121,526 unregistered shares of Company common stock (the “First Earn-out Stock Consideration”); provided that the Surviving Entity exceeds $4 million in Company New Product Revenue (as defined in the Merger Agreement) during the twelve consecutive months following the Closing Date;

c)

within 90 days after the date of the second anniversary of the Closing Date, 2,121,526 unregistered shares of Company common stock (the “Second Earn-out Stock Consideration”); provided that the Surviving Entity exceeds $6 million in Company New Product Revenue during the twelve consecutive months following the date of the first anniversary of the Closing Date (the Closing Stock Consideration, the First Earn-out Stock Consideration and the Second Earn-out Stock Consideration are referred to herein collectively as, the “Stock Consideration”); and

d)

Principal in an amount initially equal to $1,000,000, and interest due thereon, in each case payable, and adjusted, in accordance with the terms of the promissory note delivered by the Company, as issuer, to Anthony Tomasello, as payee (the “Company Note”).

Together, the Stock Consideration and the obligations of the Company under the Company Note constitute, and are referred to herein collectively as, the “Merger Consideration”.

Scope of Analysis

In connection with this Opinion, Duff & Phelps has made such reviews, analyses and inquiries as it has deemed necessary and appropriate under the circumstances to enable Duff & Phelps to render this Opinion. Duff & Phelps also took into account its assessment of general economic, market and financial conditions as they exist and can be evaluated by Duff & Phelps as of the date of this Opinion, as well as its experience in securities and business valuation, in general, and with respect to certain transactions Duff & Phelps deemed relevant, in particular. Duff & Phelps’ procedures, investigations, and financial analysis with respect to the preparation of this Opinion included, but were not limited to, the items summarized below:

1.	Review of the following documents:

a.	Company’s annual report and audited financial statements on Form 10-K filed with the Securities and Exchange Commission (“SEC”) for the years ended December 31, 2014 and 2015;

b.	Accounts receivable aging for the Company as of December 31, 2015 and February 29, 2016;

c.

Advanced Gaming’s audited financial statements for the years ended December 31, 2013, 2014 and 2015, which the Advanced Gaming Representative identified as being Advanced Gaming’s most current financial statements available;

G page 2

AG&E Holdings, Inc.

April 12, 2016

d.

Financial projections for each of the Company and Advanced Gaming for the years ending December 31, 2016 through 2022, which have been reviewed and approved by the Special Committee (the “Projections”);

e.	Other internal documents relating to the history, current operations, and probable future outlook of the Company and Advanced Gaming; and

f.	Drafts of documents related to the Merger, including:

i.	Draft Merger Agreement received April 1, 2016;

ii.	Draft Company Disclosure Schedules to the Merger Agreement received April 1, 2016;

iii.	Draft Advanced Gaming Disclosure Schedules to the Merger Agreement received April 1, 2016;

iv.	Draft Company Note received April 1, 2016;

v.	Draft Voting Agreement by and between the Company and Anthony Tomasello received April 1, 2016; and

vi.	Draft Employment Agreement by and between the Company and Anthony Tomasello received April 1, 2016;

2.	Discussion of the information referred to above and the background and other elements of the Merger with the Special Committee and its representatives and the Advanced Gaming Representative;

3.

Review of the historical trading price and trading volume of the Company’s shares of common stock and the publicly traded securities of certain other public companies that Duff & Phelps deemed relevant;

4.

Performance of certain valuation and comparative analyses using generally accepted valuation and analytical techniques including a discounted cash flow analysis, an analysis of selected public companies that Duff & Phelps deemed relevant, and an analysis of selected transactions that Duff & Phelps deemed relevant; and

5.	Conducting of such other analyses, consideration of such other factors and review of such other documents as Duff & Phelps deemed appropriate.

G page 3

AG&E Holdings, Inc.

April 12, 2016

Assumptions, Qualifications and Limiting Conditions

In performing its analyses and rendering this Opinion with respect to the Merger, Duff & Phelps, with the Company’s, the Special Committee’s and the Board’s consent:

1.

Relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to Duff & Phelps from or at the direction of the Special Committee and/or the Advanced Gaming Representative, and did not independently verify the accuracy or completeness of any such information;

2.

Relied upon the fact that the Special Committee, the Board and the Company have been advised by counsel as to all legal matters with respect to the Merger and the other transactions contemplated by the Merger Agreement, including whether all procedures required by law to be taken in connection with the Merger have been, or will be, duly, validly and timely taken;

3.

Assumed that the Projections furnished to Duff & Phelps were reasonably prepared and based upon the best currently available information and good faith judgment of the person(s) furnishing the same, and Duff & Phelps did not independently verify the Projections and expresses no opinion with respect to the Projections or the underlying assumptions of the Projections;

4.

Assumed that the Company’s existing net operating loss carryforwards are not subject to any limitation of use under §382 of the U.S. Internal Revenue Code and will not be subject to any limitation of use under §382 of the U.S. Internal Revenue Code after giving effect to the Merger and further assumed that the Company’s existing net operating loss carryforwards may be utilized against future income generated by Advanced Gaming’s operations;

5.

Assumed that information supplied and representations made by the Special Committee and its representatives and the Advanced Gaming Representative are substantially accurate regarding the Company, Advanced Gaming and the Merger;

6.	Assumed that the representations and warranties made in Merger Agreement are true and correct in all material respects;

7.	Assumed that the final versions of all documents reviewed by Duff & Phelps in draft form conform in all material respects to the drafts reviewed;

8.

Assumed that there has been no material change in the assets, liabilities, financial condition, results of operations, business, or prospects of the Company or Advanced Gaming since the date of the most recent financial statements and other information made available to Duff & Phelps, and that there is no information or facts that would make the information reviewed by Duff & Phelps incomplete or misleading;

9.

Assumed that all of the conditions required to implement the Merger will be satisfied and that the Merger will be completed in accordance with the Merger Agreement without any amendments thereto or any waivers of any terms or conditions thereof; and

10.

Assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Merger will be obtained without any adverse effect on the Company or the contemplated benefits expected to be derived in the Merger.

G page 4

AG&E Holdings, Inc.

April 12, 2016

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based prove to be incomplete or untrue in any material respect, this Opinion cannot and should not be relied upon. Furthermore, in Duff & Phelps’ analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to industry performance, general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Merger.

Duff & Phelps has prepared this Opinion effective as of the date hereof. This Opinion is necessarily based upon Duff & Phelps’ assessment of market, economic, financial and other conditions as they exist and can be evaluated by Duff & Phelps as of the date hereof, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting this Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof.

In performing its analysis of the Merger and in connection with the preparation of this Opinion, Duff & Phelps did not evaluate the Company’s solvency or conduct an independent appraisal or physical inspection of any specific assets or liabilities (contingent or otherwise). Duff & Phelps has not been requested to, and did not, (i) initiate any discussions with, or solicit any indications of interest from, third parties with respect to the Merger, the assets, businesses or operations of the Company, or any alternatives to the Merger, (ii) negotiate the terms of the Merger, and therefore, Duff & Phelps has assumed that such terms are the most beneficial terms, from the Company’s perspective, that could, under the circumstances, be negotiated among the parties to the Merger Agreement, or (iii) advise the Special Committee, the Board or any other party with respect to alternatives to the Merger.

Duff & Phelps is not expressing any opinion as to the market price or value of the Company’s common stock (or anything else) after the announcement or the consummation of the Merger. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness, as tax advice, or as accounting advice. Duff & Phelps has not made, and assumes no responsibility to make, any representation or independent investigation, or render any opinion, as to any legal matter.

In rendering this Opinion, Duff & Phelps is not expressing any opinion with respect to the amount or nature of any compensation to any of the Company’s or Advanced Gaming’s officers, directors, or employees, or any class of such persons, relative to the consideration to be received by the public shareholders of the Company in the Merger, or with respect to the fairness of any such compensation.

G page 5

AG&E Holdings, Inc.

April 12, 2016

This Opinion is furnished solely for the use and benefit of the Special Committee and the Board in connection with their consideration of the Merger and is not intended to, and does not, confer any rights or remedies upon any other person, and is not intended to be used, and may not be used, by any other person or for any other purpose, without Duff & Phelps’ express prior written consent. This Opinion: (i) does not address the merits of the underlying business decision to enter into the Merger versus any alternative strategy, transaction or transaction structure; (ii) does not address any other transaction related to the Merger; (iii) is not a recommendation as to how the Special Committee, the Board or any shareholder of the Company or Advanced Gaming should vote or act with respect to any matters relating to the Merger, or whether to proceed with the Merger or any related transaction; and (iv) does not indicate that the Merger Consideration paid is the best possibly attainable under any circumstances; instead, it merely indicates whether the Merger Consideration is within a range suggested by certain financial analyses. The decision as to whether to proceed with the Merger or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based. This Opinion should not be construed as creating, and does not create, any fiduciary duty on the part of Duff & Phelps to any party.

This Opinion is solely that of Duff & Phelps, and Duff & Phelps’ liability in connection with this Opinion shall be limited in accordance with the terms set forth in the engagement letter between Duff & Phelps and the Company dated March 7, 2016 (the “Engagement Letter”). This Opinion is confidential, and its use and disclosure is strictly limited in accordance with the terms set forth in the Engagement Letter.

Disclosure of Prior Relationships

Duff & Phelps has acted as financial advisor to the Special Committee and the Board and will receive a fee for its services. No portion of Duff & Phelps’ fee is contingent upon either the conclusion expressed in this Opinion or whether or not the Merger is consummated. Pursuant to the terms of the Engagement Letter, a portion of Duff & Phelps’ fee is payable upon Duff & Phelps giving notice to the Special Committee that Duff & Phelps has completed Duff & Phelps’ work to enable Duff & Phelps to be in a position to deliver this Opinion.

In April of 2015, Duff & Phelps was engaged by the Company to serve as independent financial advisor and provide a fairness opinion to the Board in connection with a transaction unrelated to the Merger. In addition, the Company may engage Duff & Phelps to provide advice to the Board in connection with a potential cash distribution to the Company’s public shareholders, which distribution is expected to occur prior to the closing of the Merger. The April 2015 fairness opinion engagement included and the possible new engagement would include customary fees, expense reimbursement and indemnification.

Other than this engagement as contemplated by the Engagement Letter and the aforementioned possible new engagement and the April 2015 fairness opinion engagement, during the two years preceding the date of this Opinion, Duff & Phelps has not had any material relationship with any party to the Merger for which compensation has been received or is intended to be received, nor is any such material relationship or related compensation mutually understood to be contemplated.

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AG&E Holdings, Inc.

April 12, 2016

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that as of the date hereof, the Merger Consideration to be paid by the Company in the Merger is fair from a financial point of view to the public shareholders of the Company, without giving effect to any impact of the Merger on any particular shareholder other than in its capacity as a shareholder.

This Opinion has been approved by the Opinion Review Committee of Duff & Phelps.

Respectfully submitted,

Duff & Phelps, LLC

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